The information in this preliminary prospectus supplement and the attached prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and attached final prospectus. This preliminary prospectus supplement and the attached prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(B)5
Registration Statement No. 333-142950
Registration Statement No. 333-142950-01
Subject to completion, May 18, 2007
Prospectus Supplement to Prospectus dated May 18, 2007
Capital Auto Receivables Asset Trust 2007-SN1
Issuing Entity
$1,720,007,000 Asset Backed Notes, Class A
$56,250,000 Asset Backed Notes, Class B
$55,000,000 Asset Backed Notes, Class C
$60,000,000 Asset Backed Notes, Class D
Capital Auto Receivables LLC
Depositor
GMAC LLC
Sponsor and Servicer/ Trust Administrator
You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement and on page 2 in the prospectus.
The notes represent obligations of the issuing entity only. The notes do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables LLC, GMAC LLC, Central Originating Lease Trust, Central Originating Lease, LLC or any of their affiliates.
This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.
The issuing entity is offering the following classes of notes:

Class A Notes

	A-2a	A-2b	A-3a	A-3b			Class B	Class C	Class D
	Notes	Notes	Notes	Notes	A-4a Notes	A-4b Notes	Notes	Notes	Notes

Principal Amount	$655,000,000		$660,000,000		$405,007,000		$56,250,000	$55,000,000	$60,000,000

Interest Rate	%	One-Month LIBOR + %	%	One-Month LIBOR + %	%	One-Month LIBOR + %	%	%	%

Final Scheduled Distribution Date	October 15, 2009	October 15, 2009	July 15, 2010	July 15, 2010	February 15, 2011	February 15, 2011	March 15, 2011	March 15, 2011	January 17, 2012

Price to Public	%	%	%	%	%	%	%	%	%

Underwriting Discount	%	%	%	%	%	%	%	%	%

Proceeds to Depositor	%	%	%	%	%	%	%	%	%

The aggregate principal amount of the securities being offered under this prospectus supplement is $1,891,257,000.
The issuing entity will pay interest and principal on the notes on the 15th day of each calendar month, or if that day is not a business day, the next business day, beginning on June 15, 2007.
The issuing entity is also issuing Class A-1 Notes in the principal amount of $415,000,000, but the Class A-1 Notes are not being offered under this prospectus supplement.
Credit Enhancement and Liquidity

•	The Class B Notes are subordinated to the Class A Notes. The Class C Notes are subordinated to the Class A Notes and the Class B Notes. The Class D Notes are subordinated to the Class A Notes, the Class B Notes and the Class C Notes.

•	Overcollateralization in an initial amount of $193,751,486.50, representing the excess of the aggregate ABS Value of the lease assets as of the cut-off date over the aggregate principal amount of all notes issued by the issuing entity.

•	A cash reserve account with a deposit of $18,750,063.65.
The primary assets of the issuing entity will consist of a series of non-recourse secured notes. The secured notes have a security interest in a pool of new automobile and light duty truck leases and the related General Motors leased vehicles. Proceeds of the lease assets and the amounts on deposit in the reserve account are the sole source of payment on the secured notes, which are the sole source of payments on the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC	BNP PARIBAS	Citi	SOCIETE GENERALE
BMO Capital Markets

CIBC World Markets

Daiwa Securities America Inc.

KeyBanc Capital Markets

RBC Capital Markets
The date of this prospectus supplement is                   , 2007

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
      We provide information to you about the notes in two separate documents:

(a)	the prospectus, which provides general information and terms of the notes, some of which may not apply to a particular series of notes, including your series.

(b)	this prospectus supplement, which provides information regarding the secured notes held by the issuing entity and the leases and leased vehicles securing the secured notes, and specifies the terms of your series of notes.
      You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any state where their offer is not permitted.
      You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to Prospectus Supplement”, which appears at the end of this prospectus supplement and in the “Glossary of Terms to Prospectus,” which appears at the end of the accompanying prospectus.

i

Prospectus Supplement

ii

iii

SUMMARY OF TRANSACTION PARTIES*

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description.

**	Together, the CARAT certificates and the COLT certificates represent the Aggregate Overcollateralization Amount. Collections on the secured notes will applied to reach or maintain, as applicable, the Target Aggregate Overcollateralization Amount of $243,750,827.43.

OVERVIEW
Under this prospectus supplement and the accompanying prospectus, we are offering a series of notes that are backed by a pool of new General Motors automobiles and light duty trucks and the related leases of those vehicles. We refer to this pool as the “2007-SN1 pool” and to each leased vehicle and the related lease in the 2007-SN1 pool as a “lease asset.”
GMAC acquires each lease asset in the 2007-SN1 pool by purchasing the beneficial interest in leased vehicle and the legal and beneficial interest in related lease from a dealer. The leases in the 2007-SN1 pool generally are acquired by GMAC under special incentive financing or residual support programs. Each leased vehicle in the 2007-SN1 pool is titled upon acquisition in the name of Vehicle Asset Universal Leasing Trust or V.A.U.L. Trust, which we refer to herein as “VAULT.” GMAC established VAULT for the purpose of holding and facilitating the transfer of legal title to the automobiles and light duty trucks subject to leases acquired by GMAC. GMAC will be noted as first lienholder on all of the certificates of title to the leased vehicles in the 2007-SN1 pool. The issuing entity will hold a perfected security interest in the leased vehicles to secure repayment of the secured notes described below, in which the CARAT Indenture Trustee will hold a perfected security interest on behalf of the noteholders.
On or before the closing date, GMAC will transfer lease assets, including the beneficial interest in the related leased vehicles, to Central Originating Lease Trust, or “COLT.” COLT is a limited purpose trust that is currently wholly-owned by Central Originating Lease, LLC, or “COLT, LLC,” a wholly-owned special purpose subsidiary of GMAC. COLT will finance substantially all of the purchase price of the 2007-SN1 pool by issuing a series of non-recourse secured notes, which we refer to herein as the “secured notes” or the “2007-SN1 secured notes,” back to GMAC. Each secured note will be secured by a perfected security interest in all of the lease assets in the 2007-SN1 pool. Two secured notes will be issued for the lease assets acquired on the closing date. Each of these secured notes will be in the amount of 50% of the secured note percentage of the aggregate ABS Value of the lease assets as of the cut-off date. All secured notes will be paid ratably from aggregate collections on the entire 2007-SN1 pool.
COLT also holds lease assets that are not part of the 2007-SN1 pool, which lease assets COLT has financed with other non-recourse secured notes. Each pool of lease assets that secures a series of secured notes is a separate series interest under the COLT declaration of trust and is not an asset of, or allocated as security to, any other series of secured notes.
On the closing date, GMAC will transfer the 2007-SN1 secured notes to the depositor, which in turn will transfer them to the issuing entity. The issuing entity is issuing the notes described in this prospectus supplement and other securities that are not being offered under this prospectus supplement.
VAULT and COLT have been established to satisfy specific legal and operational requirements for the securitization of the lease assets. The 2007-SN1 secured notes serve the primary purpose of providing the issuing entity with the right to receive the cash flows generated by the 2007-SN1 pool of lease assets on a perfected basis. These cash flows— along with the funds in the reserve account— will provide the primary source of payment on the notes issued by the issuing entity. Accordingly, this prospectus supplement and the accompanying prospectus will principally describe the lease assets, the cash flows on the lease assets and the terms of the notes.

SUMMARY
      The following summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the notes, carefully read this entire document and the accompanying prospectus.
THE PARTIES
Sponsor
GMAC LLC or “GMAC” will be the sponsor of this transaction.
Issuing Entity
Capital Auto Receivables Asset Trust 2007-SN1 will be the issuing entity of the notes and the certificates. The issuing entity will be established by the depositor for the purpose of issuing the notes.
Depositor
Capital Auto Receivables LLC, formerly known as Capital Auto Receivables, Inc. or “CARI,” will be the depositor to the issuing entity.
Servicer, Trust Administrator and Titling Agent
GMAC will be the servicer of the lease assets held by COLT, the trust administrator for the secured notes owned by the issuing entity, and the titling agent for the vehicles titled in the name of VAULT. We refer to GMAC in its role as the servicer for COLT as the “Servicer,” in its role as the trust administrator for the issuing entity as the “Trust Administrator,” and in its role as the titling agent for VAULT as the “Titling Agent.”
Sub-servicer
Semperian LLC, formerly known as Semperian, Inc., a wholly-owned subsidiary of GMAC, will be the sub-servicer providing collection and administrative services for GMAC as described in the accompanying prospectus.
Owner Trustee
Deutsche Bank Trust Company Delaware will be the owner trustee of the issuing entity and the owner trustee of COLT. We refer to Deutsche Bank Trust Company Delaware in its role as the owner trustee for the issuing entity as the “CARAT Owner Trustee” and in its role as the owner trustee for COLT as the “COLT Owner Trustee.”
Indenture Trustee
The Bank of New York Trust Company, N.A. will be the indenture trustee under the indenture pursuant to which the issuing entity will issue the notes and under the indenture pursuant to which COLT will issue the secured notes. We refer to The Bank of New York Trust Company, N.A. in its role as the indenture trustee under the indenture for the notes as the “CARAT Indenture Trustee” and in its role as the indenture trustee for the secured notes as the “COLT Indenture Trustee.”
VAULT
As described under “Overview,” VAULT holds legal title to automobiles and light duty trucks subject to leases acquired by GMAC.
COLT
As described under “Overview,” COLT will acquire the 2007-SN1 pool from GMAC and will issue the secured notes.
THE NOTES

•	We anticipate that the issuing entity will offer the classes of notes listed on the cover page of this prospectus supplement. The notes will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. We sometimes refer to these notes as the “offered notes.”

•	The issuing entity will also issue Class A-1 Notes with the initial principal amount, interest rate and final scheduled distribution date set forth on page S-48 of this prospectus supplement. The Class A-1 Notes are not being offered under this prospectus supplement.
Interest Payments

•	The interest rate for each class of notes will be a fixed rate, a floating rate or the combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class A-3 notes may be divided into fixed and floating rate tranches, in which case the Class A-3a Notes would be the fixed rate notes and the Class A-3b Notes would be the floating rate notes. We refer in this prospectus supplement to notes that bear interest at a floating rate as “floating rate notes,” and to notes that bear interest at a fixed rate as “fixed rate notes.”

•	If the issuing entity issues floating rate notes, the issuing entity will enter into corresponding interest rate swaps.

•	Interest will accrue on the notes from and including the closing date.

•	The issuing entity will pay interest on the notes on the 15th day of each calendar month, or if that day is not a business day, the next business day, beginning on June 15, 2007. We refer to these dates as “distribution dates.”

•	The issuing entity will pay interest on fixed rate notes other than the Class A-1 Notes on each distribution date based on a 360-day year consisting of twelve 30-day months.

•	The issuing entity will pay interest on floating rate notes and the Class A-1 Notes on each distribution date based on the actual days elapsed during the period for which interest is payable and a 360-day year.

•	Interest payments on all classes of Class A Notes will have the same priority. Interest payments on all classes of Class B Notes will have the same priority. Interest payments on all classes of Class C Notes will have the same priority. Interest payments on all classes of Class D Notes will have the same priority.

•	The payment of interest on the Class B Notes is subordinated to the payment of interest on the Class A Notes, the payment of interest on the Class C Notes is subordinated to the payment of interest on the Class A Notes and the Class B Notes and the payment of interest on the Class D Notes is subordinated to the payment of interest on the Class A Notes, the Class B Notes and the Class C Notes, in each case as described in “Priority of Distributions.” No interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full. No interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full. No interest will be paid on the Class D Notes on any distribution date until all interest due and payable on the Class A Notes, Class B Notes and Class C Notes has been paid in full.
Principal Payments

•	The issuing entity will pay principal on the notes monthly on each distribution date.

•	The issuing entity will make principal payments based on the amount of collections, which include lease payments and amounts received upon the sale of leased vehicles, on the lease assets during the related collection period.

•	On each distribution date, except as described below, the amount available to make principal payments will be applied:

(1)	to the Class A-1 Notes, until the Class A-1 Notes are paid in full;

(2)	to the Class A-2 Notes, until the Class A-2 Notes are paid in full;

(3)	to the Class A-3 Notes, until the Class A-3 Notes are paid in full;

(4)	to the Class A-4 Notes, until the Class A-4 Notes are paid in full;

(5)	to the Class B Notes, until the Class B Notes are paid in full;

(6)	to the Class C Notes, until the Class C Notes are paid in full; and

(7)	to the Class D Notes, until the Class D Notes are paid in full.

•	The failure of the issuing entity to pay any class of notes in full by its final scheduled distribution date will constitute an event of default under the CARAT indenture.
THE CERTIFICATES
On the closing date, the issuing entity will issue to the depositor certificates representing the trust overcollateralization amount, which is a portion of the aggregate overcollateralization amount. See “The Transfer and Servicing Agreements— Credit Enhancement” in this prospectus supplement. All of the certificates will initially be retained by the depositor and are not being offered under this prospectus supplement. All or a portion of the certificates may be sold from time to time in private placements.
ISSUING ENTITY PROPERTY
The primary assets of the issuing entity will consist of the 2007-SN1 secured notes. The secured notes will bear interest at a fixed rate that will be the equivalent of the Class D note rate.
Substantially all of the lease assets sold to COLT on the closing date were acquired by GMAC or its subsidiaries under special incentive rate financing or residual support programs. GMAC may be required to repurchase lease assets from COLT in specified circumstances, as detailed in the accompanying prospectus under “Description of Motor Vehicle Business of GMAC— Servicing Procedures.”
The issuing entity will grant a first priority security interest in the secured notes and its other property to the CARAT Indenture Trustee on behalf of the noteholders. The primary property securing the secured notes will be:

•	the lease assets, including payments due under the leases on and after April 1, 2007; we refer to that date as the “cut-off date”;

•	amounts received upon the sale of leased vehicles;

•	proceeds from insurance policies relating to the lease assets;

•	any proceeds from recourse against dealers on the lease assets; and

•	the reserve account.
The issuing entity property will also include all rights of the issuing entity under the various transaction documents.
The aggregate principal balance of the secured notes as of the closing date will be $2,325,007,063.65.
The aggregate ABS Value of the lease assets as of the cut-off date was $2,500,008,486.50.
SERVICER PURCHASE OPTION
If the Servicer exercises its option to purchase the lease assets on a distribution date after the aggregate ABS Value of the lease assets on the last day of the related collection period has declined to 2.00% or less of the aggregate ABS Value of the lease assets as of the cut-off date, then the outstanding notes, if any, will be redeemed in whole, but not in part, on the same distribution date. The redemption price for the notes will be equal to the unpaid principal balance of the notes plus accrued and unpaid interest.
CREDIT ENHANCEMENT
Reserve Account
On the closing date, COLT, LLC will deposit $18,750,063.65, which constitutes the reserve account required amount, in cash or eligible investments into the reserve account. Collections on the lease assets, to the extent available for this purpose, will be added to the reserve account on each distribution date to the extent required to keep the amount in the reserve account from falling below the reserve account required amount. See “The Transfer and Servicing Agreements— Credit Enhancement— Reserve Account” in this prospectus supplement for additional information.
To the extent that funds from collections on the lease assets are not sufficient to make required distributions as described under “Priority of Distributions— COLT Distributions” below, the amount deposited in the reserve account provides an additional source of funds for those payments.
On any distribution date, if the amount in the reserve account exceeds the reserve account required amount, the Servicer will pay the excess to the holder of the equity certificates that COLT issues with respect to the lease assets.
Overcollateralization
The aggregate ABS Value of the lease assets as of the cut-off date will exceed the initial aggregate principal amount of the notes by $193,751,486.50, which is the aggregate overcollateralization amount. A portion of the aggregate overcollateralization amount is represented by equity certificates issued by the issuing entity and the remainder is represented by equity certificates issued by COLT. After the closing date, if collections are sufficient, additional principal payments will be made to increase the total overcollateralization to $243,750,827.43, which we call the “Target Aggregate Overcollateralization Amount.”
Amounts on deposit in the reserve account and the overcollateralization as described in “The Transfer and Servicing Agreements— Credit Enhancement” below provide credit enhancement by absorbing reductions in collections on the lease assets because of defaults and residual value losses. If the total amount of these types of reductions exceeds (1) the amount on deposit in the reserve account and overcollateralization as described above, then the Class D Notes may not be repaid in full; (2) the amount on deposit in the reserve account, overcollateralization as described above and the principal amount of the Class D Notes, then the Class C Notes may not be repaid in full; (3) the amount on deposit in the reserve account, overcollateralization as described above and the principal amount of the Class C Notes and the Class D Notes, then the Class B Notes may not be repaid in full; and (4) the amount on deposit in the reserve account, overcollateralization as described above and the principal amount of the Class B Notes, the Class C Notes and the Class D Notes, then the Class A Notes may not be repaid in full. See “Priority of Distributions— CARAT Distributions” below in this summary and in “The Transfer and Servicing Agreements— Distributions on the Notes” in this prospectus supplement for a description of how losses not covered by credit enhancement will be allocated to the notes.

PRIORITY OF DISTRIBUTIONS
COLT Distributions
On each distribution date, the COLT Indenture Trustee will distribute available funds from the COLT collection account, consisting of collections on the lease assets and funds in the reserve account, in the following order of priority before the CARAT distributions:

(1)	basic servicing fee payments to the Servicer;

(2)	to the issuing entity or any other holder of the secured notes, interest on the secured notes;

(3)	to the issuing entity or any other holder of the secured notes, principal on the secured notes;

(4)	deposits into the CARAT collection account of any shortfall in the amounts required to be paid from the CARAT collection account on that distribution date;

(5)	deposits into the reserve account in the amount necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount;

(6)	additional servicing fee payments to the Servicer; and

(7)	the remainder to the holder of the equity certificates of the COLT series.
CARAT Distributions
Except as specified below under “Acceleration,” the issuing entity will distribute available funds received as holder of the secured notes in the following order of priority:

(1)	administration fee payments to the Trust Administrator;

(2)	the net amount payable, if any, to the swap counterparty, other than any swap termination payments;

(3)	interest on the Class A Notes and any senior swap termination payments on any interest rate swaps related to the Class A Notes, pro rata;

(4)	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes over the aggregate ABS Value of the lease assets;

(5)	interest on the Class B Notes;

(6)	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes and the Class B Notes— reduced by the amount of principal allocated to the notes above— over the aggregate ABS Value of the lease assets;

(7)	interest on the Class C Notes;

(8)	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes, the Class B Notes and the Class C Notes— reduced by the amount of principal allocated to the notes above— over the aggregate ABS Value of the lease assets;

(9)	interest on the Class D Notes;

(10)	principal on the notes in an amount equal to the lesser of either the aggregate principal balance of the notes, or the amount by which the aggregate principal balance of the notes— reduced by the amounts of principal allocated to the notes above— exceeds an amount equal to the aggregate ABS Value of the lease assets minus the sum of the aggregate overcollateralization amount and amounts deposited in the note distribution account under step (13) below on all prior distribution dates;

(11)	if the outstanding principal balance of the notes is equal to or less than the reserve account available amount, an amount equal to the outstanding principal balance of the notes;

(12)	to the reserve account in the amount necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount (after giving effect to any deposits into the reserve account on that distribution date);

(13)	principal on the notes in an amount equal to the lesser of either the outstanding principal balance of the notes, or the amount by which the outstanding principal balance of the notes— reduced by the amounts of principal allocated to the notes above— exceeds an amount equal to the aggregate ABS Value of the lease assets minus the Target Aggregate Overcollateralization Amount;

(14)	any subordinated swap termination payments on any interest rate swaps related to the Class A Notes; and

(15)	the remainder to the holder of the certificates issued by the issuing entity.
Acceleration
If an event of default occurs under the CARAT indenture and the notes are accelerated, the issuing entity will pay interest and principal first on the Class A Notes, pro rata among the Class A Notes. No interest or principal will be paid on the Class B Notes until the Class A Notes have been paid in full, no interest or principal will be paid on the Class C Notes until the Class A Notes and the Class B Notes have been paid in full, and no interest or principal will be paid on the Class D Notes until the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.
REDEMPTION OF THE NOTES
When the aggregate ABS Value of the lease assets declines to 2.00% or less of the aggregate ABS Value of the lease assets as of the cut-off date, the depositor may purchase all assets of the issuing entity (other than certain accounts) on any distribution date. If the depositor purchases the remaining issuing entity assets, the outstanding notes will be redeemed at a price equal to their unpaid principal balance, plus accrued and unpaid interest thereon.
INTEREST RATE SWAPS
If the issuing entity issues one or more classes or tranches of floating rate notes, the issuing entity will enter into an interest rate swap with Citibank, N.A. (which we call “Citibank”) as the “swap counterparty” with respect to each class or tranche of floating rate notes.
Under each interest rate swap, on each distribution date, the issuing entity will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the issuing entity a floating interest rate of one- month LIBOR plus an applicable spread. For each swap, the notional amount will equal the outstanding principal balance of the applicable class of floating rate notes. See “The Transfer and Servicing Agreements— Interest Rate Swaps” in this prospectus supplement for additional information.
SERVICING AND ADMINISTRATION FEES
GMAC will service the lease assets. COLT, as owner of the leases and sole beneficial owner of the related leased vehicles, will pay monthly to GMAC, as Servicer, a basic servicing fee equal to 1.00% per annum based on the aggregate ABS Value of the lease assets as of the first day of the related collection period, and a supplemental servicing fee equal to any late fees, disposition fees, prepayment charges and other administrative fees and expenses collected during the related collection period and investment earnings on the COLT trust accounts. The Servicer will also be entitled to an additional monthly servicing fee of up to 1.00% per annum, which will be subordinated to all payments on the notes and deposits into the reserve account.
GMAC will act as the Trust Administrator for the issuing entity. The issuing entity will pay GMAC a monthly 0.01% per annum fee on the aggregate secured note principal balance as of the first day of the related collection period.
TAX STATUS
Mayer, Brown, Rowe & Maw LLP, special tax counsel, will deliver an opinion that:

•	the offered notes will be characterized as indebtedness for federal income tax purposes; and

•	the issuing entity will not be taxable as an association or publicly traded partnership taxable as a corporation.
Each noteholder, by accepting an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.
ERISA CONSIDERATIONS
Subject to the restrictions and considerations discussed under “ERISA Considerations,” in this prospectus supplement and in the accompanying prospectus, an employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), may purchase the offered notes. See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus for additional information.
We suggest that an employee benefit plan and any other retirement plan or arrangement, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan, consult with its counsel before purchasing the offered notes.
RATINGS
We will not issue the notes offered by this prospectus supplement and the accompanying prospectus unless at least one nationally recognized rating agency rates the notes as follows:

•	Class A-1 Notes in the highest rating category for short-term obligations (i.e., “A-1+,” “F1+” or their respective equivalents);

•	Class A Notes (other than Class A-1 Notes) in the highest rating category for long-term obligations (i.e., “AAA” or its equivalent);

•	Class B Notes in the “AA” category for long-term obligations or its equivalent;

•	Class C Notes in the “A” category for long-term obligations or its equivalent; and

•	Class D Notes in the “BBB” category for long-term obligations or its equivalent.
Neither the depositor nor any other party to the transaction is under any obligation to monitor the ratings of the notes.
RISK FACTORS
Before making an investment decision, you should consider carefully the factors that are set forth in “Risk Factors” beginning on page S-10 of this prospectus supplement and page 2 of the accompanying prospectus.

RISK FACTORS
      In addition to the risk factors beginning on page 2 of the accompanying prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes.

Class B Notes, Class C Notes and Class D Notes are Subject to Greater Risk Because the Class B Notes are Subordinated to the Class A Notes, the Class C Notes are Subordinated to the Class A Notes and the Class B Notes and the Class D Notes are Subordinated to the Class A Notes, Class B Notes and Class C Notes	The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to administration fees, payments of interest and principal on the Class A Notes and any payments due and payable to the swap counterparty, including any senior swap termination payments on interest rate swaps related to the floating rate Class A Notes. The Class C Notes bear greater risk than the Class A Notes and the Class B Notes because payments of interest and principal on the Class C Notes are subordinated, to the extent described below, to administration fees, payments of interest and principal on the Class A Notes and the Class B Notes and any payments due and payable to the swap counterparty, including any senior swap termination payments on interest rate swaps related to the floating rate Class A Notes. The Class D Notes bear greater risk than the Class A Notes, the Class B Notes and the Class C Notes because payments of interest and principal on the Class D Notes are subordinated, to the extent described below, to administration fees, payments of interest and principal on the Class A Notes, the Class B Notes and the Class C Notes and any payments due and payable to the swap counterparty, including any senior swap termination payments on interest rate swaps related to the floating rate Class A Notes.

Interest payments on the Class B Notes on each distribution date will be subordinated to administration fees, interest payments on the Class A Notes, any payments due and payable to the swap counterparty, including any senior swap termination payments on interest rate swaps related to the floating rate Class A Notes, and principal payments on the Class A Notes to the extent the aggregate principal balance of the Class A Notes as of the preceding distribution date exceeds the Aggregate ABS Value of the lease assets as of that distribution date. Interest payments on the Class C Notes on each distribution date will be subordinated to administration fees, interest payments on the Class A Notes and the Class B Notes, any payments due and payable to the swap counterparty, including any senior swap termination payments on interest rate swaps related to the floating rate Class A Notes, and principal payments on the Class A Notes and the Class B Notes to the extent the aggregate principal balance of the Class A Notes and the Class B

Notes as of the preceding distribution date exceeds the Aggregate ABS Value of the lease assets as of that distribution date. Interest payments on the Class D Notes on each distribution date will be subordinated to administration fees, interest payments on the Class A Notes, the Class B Notes and the Class C Notes, any payments due and payable to the swap counterparty, including any senior swap termination payments on interest rate swaps related to the floating rate Class A Notes, and principal payments on the Class A Notes, the Class B Notes and the Class C Notes to the extent the aggregate principal balance of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding distribution date exceeds the Aggregate ABS Value of the lease assets as of that distribution date.

No principal will be paid on the Class B Notes until principal on all classes of the Class A Notes has been paid in full, no principal will be paid on the Class C Notes until principal on all classes of the Class B Notes has been paid in full, and no principal will be paid on the Class D Notes until principal on all classes of the Class C Notes has been paid in full. In addition, on each distribution date after an event of default occurs under the CARAT indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the CARAT indenture, no interest will be paid on the Class B Notes until all principal and interest on the Class A Notes and any senior swap termination payments due and payable to the swap counterparty with respect to the interest rate swaps related to the floating rate Class A Notes have been paid in full, no interest will be paid on the Class C Notes until all principal and interest on the Class A and the Class B Notes and any senior swap termination payments due and payable to the swap counterparty with respect to the interest rate swaps related to the floating rate Class A Notes have been paid in full, and no interest will be paid on the Class D Notes until all principal and interest on the Class A Notes, the Class B Notes and the Class C Notes and any senior swap termination payments due and payable to the swap counterparty with respect to the interest rate swaps related to the floating rate Class A Notes have been paid in full.

This subordination could result in reduced or delayed payments of principal and interest on the Class B Notes, the Class C Notes and the Class D Notes.

Holders of the Class B Notes, the Class C Notes and the Class D Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	The most senior outstanding class of notes will be the “controlling class” under the CARAT indenture. Thus, while any Class A Notes are outstanding, they will be the controlling class. Thereafter, as long as only Class B Notes, Class C Notes and Class D Notes are outstanding, the Class B Notes will be the controlling class. Thereafter, as long as the Class C Notes and Class D Notes are outstanding, the Class C Notes will be the controlling class. Thereafter, as long as the Class D Notes are outstanding, the Class D Notes will be the controlling class.

The rights of the controlling class will include the following:

• following an event of default under the CARAT indenture, to direct the CARAT Indenture Trustee to exercise one or more of the remedies specified in the CARAT indenture relating to the property of the issuing entity, including a sale of the secured notes;

• following a trust administrator default, to waive the trust administrator default or to terminate the Trust Administrator;

• to remove the CARAT Indenture Trustee and appoint a successor; and

• to consent to specified types of amendments to the CARAT indenture and the transfer and servicing agreements for the issuing entity.

In exercising any rights or remedies under the CARAT indenture, the controlling class may act solely in its own interests. Therefore, holders of offered notes that are subordinated to the controlling class will not be able to participate in determining any actions to take that are within the purview of the controlling class, and the controlling class could take actions that will adversely affect the subordinate classes.

Furthermore, the issuing entity’s failure to make a timely payment of interest will constitute an event of default under the CARAT indenture only if the failure relates to the controlling class.

Payments on the Notes Depend on Collections on the Lease Assets and Sale Proceeds from the Sale of Leased Vehicles at Termination of the Lease Assets	The issuing entity will pay principal on the notes monthly, and any remaining principal balance on each note will be due on its final scheduled distribution date.

The issuing entity will pay principal on the notes with funds available from collections on the lease assets, which include lease payments and proceeds from the sale of related leased vehicles, and from the amount on deposit in the reserve account.

The amount of funds available to make payments on the notes will primarily depend upon the amount of collections on the lease assets, the number of leases that default, the amount of the proceeds realized from the sale of related leased vehicles after default, scheduled lease terminations or early lease terminations, the amount on deposit in the reserve account and any payments by the swap counterparty to the issuing entity under the interest rate swaps. COLT expects, but does not guarantee, that the principal portion of the monthly lease payments and the net proceeds it receives from the sale of the leased vehicles upon lease termination, together with related credit enhancement, will be sufficient to repay the secured notes and thus the notes. If there are decreased collections, increased defaults or insufficient funds in the reserve account, you may experience delays or reductions in principal payments on your offered notes. Furthermore, if the net sale proceeds from the leased vehicles received upon default or termination of the leases are less than the lease residuals established upon inception of those leases, there may be insufficient funds to pay the notes in full.

GMAC’s losses on lease assets will be a function of the amount of leases that default and the relationship between the lease residual and the net sale proceeds received for the leased vehicle upon its sale. For a description of how GMAC sets residual values, see “Description of Motor Vehicle Business of GMAC— Determination of Residual Value” in the accompanying prospectus. There can be no assurance as to how closely the lease residual of a leased vehicle at lease inception will approximate the market value or net sale proceeds received upon the sale of that leased vehicle. We expect that, in general, if the market value exceeds the residual value stated in the lease, the lessee or the originating dealer is likely to purchase the leased vehicle rather than return it to GMAC. Conversely, if the market value is less than the residual value stated in the lease, the leased vehicle is generally more likely to be returned to GMAC, resulting in a loss on the sale of that leased vehicle. As a result of such a loss, there may be insufficient funds to pay the notes in full.

The notes, the secured notes and the lease assets will not be insured or guaranteed by GMAC, the depositor, the issuing entity, the CARAT Owner Trustee, the CARAT Indenture Trustee, COLT, COLT, LLC, VAULT, the COLT Owner Trustee, the COLT Indenture Trustee, any of their affiliates or any other person or entity.

If General Motors or GMAC, as Pull Ahead Agent, Offers a Pull Ahead Program, You Must Rely on the Pull Ahead Agent to Deposit Pull Ahead Payments. If the Pull Ahead Agent Fails to Make a Pull Ahead Payment, the Issuing Entity Would Likely Experience a Shortfall in Collections and Consequently, there Might be Reductions or Delays in Payments on the Notes	Under a pull ahead program, General Motors or GMAC, as the “pull ahead agent” for General Motors, may elect to permit a qualified lessee that is purchasing or leasing a new General Motors vehicle to terminate an existing lease prior to its scheduled lease end date without payment by the lessee of all or a portion of its remaining monthly payments under that lease, as described in “Residual Values— Pull Ahead Programs.” As a condition to the modification of a lease included in the lease assets to permit its early termination in a pull ahead program, under the Pull Ahead Funding Agreement the pull ahead agent must deliver the pull ahead payment for that lease asset to the Servicer, and under the COLT Servicing Agreement the Servicer must deposit this payment into the COLT collection account. However, the obligation of the pull ahead agent to pay, and the Servicer’s obligation to deposit, a pull ahead payment will not arise until the collection period after the collection period in which the lessee returned its vehicle to the dealer. Accordingly, as a practical matter, the lessee will have returned the leased vehicle up to a month prior to the time that the pull ahead payment is due from the pull ahead agent. If the pull ahead agent fails to make the pull ahead payment, the issuing entity would likely experience a shortfall in collections and you might experience reductions or delays in payments on your securities, due to several factors:

• it is unlikely that the Servicer or the issuing entity will be able to recover the unpaid monthly lease payments from lessees who have participated in a pull ahead program;

• the Servicer may be unable to prevent further participation in pull ahead programs by lessees even if the pull ahead agent has failed to make the pull ahead payments; and

• if GMAC becomes bankrupt or insolvent, the ability of the issuing entity to obtain unpaid pull ahead payments will be subject to delays and possible reduction.

Failure to Comply with Consumer Protection Laws Governing the Lease Assets Could Reduce or Delay Payments On Your Securities	Numerous federal and state consumer protection laws, including the Michigan Consumer Protection Act, the federal Consumer Leasing Act of 1976 and Regulation M, promulgated by the Board of Governors of the Federal Reserve System, impose requirements on lessors and servicers of retail lease contracts of the type that secure the secured notes. In addition, many states have enacted comprehensive vehicle leasing statutes that, among other things, regulate disclosures to be made at the time a vehicle is leased. Failure to comply with these requirements may give rise to liabilities on the part of the

Servicer, and enforcement of the leases by the lessor may be subject to set-off as a result of noncompliance. Further, many states have adopted “lemon laws” that provide vehicle users, including lessees like those leasing the leased vehicles securing the secured notes, rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the lease of a substandard leased vehicle and/or could require the refund of all or a portion of lease payments previously paid by the lessee.

The depositor, GMAC and their affiliates are generally not obligated to make any payments to you on your securities and do not guarantee payments on the secured notes or your securities. However, GMAC, as seller of the lease assets to COLT, will make representations and warranties to COLT regarding the characteristics of the lease assets, including that these lease assets comply in all material respects with all requirements of law. If GMAC breaches the representations and warranties regarding the lease assets, it must repurchase any affected lease assets from COLT and the payments received from the repurchase will be used to reduce the outstanding secured note principal balance by the corresponding amount. If GMAC fails to repurchase lease assets, you might experience reductions or delays in payments on your securities.

Timing of Principal Payments on Your Securities is Uncertain	Events that could result in principal being paid on your securities sooner than expected include:

• higher than expected rate of early termination of the leases, including early terminations permitted under a pull ahead program; and

• GMAC or the depositor being required to repurchase secured notes from the issuing entity or GMAC being required to repurchase lease assets from COLT as a result of breaches of representations, warranties or covenants as detailed in the accompanying prospectus under “The Transfer and Servicing Agreements— Sale and Assignment of Lease Assets and Secured Notes— Sale and Assignment of Lease Assets” and “— Sale and Assignment of Secured Notes.”

Events that could result in principal being paid on your securities later than expected include:

• delinquencies or losses on the lease assets;.

• lower than expected rate of early termination of the leases; or

• extensions or deferrals on leases and delays in the disposition of any returned vehicles, if not covered by an advance made by the Servicer.

The Servicer may in its discretion but is not obligated to make advances as described in “The Transfer and Servicing Agreements— Advances by the Servicer” in the accompanying prospectus. However, if advances are made, we can make no assurance as to whether these advances will be sufficient to reduce the outstanding principal balance on the notes to zero by the expected maturity date for your securities. The rate at which payments will be made on your securities will still be affected by the payment, early termination, liquidation and extension experience of the lease assets, all of which cannot be predicted.

Early termination of the leases may occur at any time without penalty. Early termination may result from permitted early terminations under a pull ahead program or otherwise, defaults on leases or casualty losses to the leased vehicles. GMAC may also be required to repurchase lease assets from COLT in specified circumstances. In addition, the depositor has the option to purchase all remaining secured notes from the issuing entity after the aggregate ABS Value of the lease assets declines to 2.00% or less of the aggregate ABS Value of the lease assets as of the cut-off date, and the Servicer has the option to purchase all the remaining lease assets from COLT after the aggregate ABS Value of the lease assets declines to 2.00% or less of the aggregate ABS Value of the lease assets as of the cut-off date and after payment in full of all obligations on the notes.

Each early lease termination, repurchase of lease assets or purchase of secured notes described in the preceding paragraph will shorten the average lives of the securities then outstanding, and you will bear all reinvestment risk resulting from it.

Sale of the Lease Assets May Not Be Available as a Remedy for all Events of Default Under the CARAT Indenture	Events of default under the CARAT indenture will not constitute events of default under the COLT indenture. See “The Secured Notes— The COLT Indenture— COLT Events of Default; Rights Upon COLT Event of Default” in the accompanying prospectus. However, because the issuing entity will receive payments from excess collections under the payment priorities for COLT, it is likely that a shortfall in principal or interest under the CARAT indenture will also be a shortfall under the COLT indenture.

If an event of default occurs under both the CARAT indenture and the COLT indenture, the secured notes can be declared due and payable and the lease assets can be foreclosed upon or sold, as described in “The Secured Notes— The COLT Indenture— COLT Events of Default; Rights Upon COLT Event of Default” in the accompanying prospectus. However, if an event of default occurs under the CARAT indenture that is not an event of default under the COLT indenture, the notes can be declared due and payable and only the secured notes can be foreclosed upon or sold, as described in “The Notes— The CARAT Indenture— CARAT Events of Default; Rights Upon CARAT Event of Default” in the accompanying prospectus. The market for sale of the secured notes may be more limited than the market for sale of a portfolio of lease assets. If any sale of the secured notes is delayed or the secured notes cannot be sold, you might experience reductions or delays in payments on your offered notes.

Failure by the Swap Counterparty to Make Payments to the Issuing Entity and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes	As described further in the “The Transfer and Servicing Agreements— Interest Rate Swaps” in this prospectus supplement, the issuing entity will enter into related interest rate swaps because the secured notes owned by the issuing entity will bear interest at a fixed rate while the floating rate notes will bear interest at a floating rate based on one-month LIBOR plus an applicable spread.

If the floating rate payable by the swap counterparty is greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes. In addition, the obligations of the swap counterparty under the interest rate swaps are unsecured. If the swap counterparty fails to pay the net amount due, you may experience delays or reductions in the interest and principal payments on your offered notes.

If the floating rate payable by the swap counterparty is less than the fixed rate payable by the issuing entity, the issuing entity will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the issuing entity for the net amount due, if any, to the swap counterparty under the interest rate swaps. Except in the case of swap termination payments as discussed below, amounts owing to the swap counterparty will be senior to payments on all classes of notes. These payments to the swap counterparty could cause a shortage of funds available on any distribution date, in which case you may experience delays or reductions in interest and principal payments on your offered notes.

In addition, if an interest rate swap terminates as a result of a default by, or other circumstances with respect to the issuing entity, a termination payment may be due to the swap counterparty. Senior swap termination payments to the swap counterparty would be made by the issuing entity out of funds that would otherwise be available to make payments on the notes and would be senior to payments of principal and equal in priority to payments of interest on the applicable class of notes. Senior swap termination payments on the interest rate swap for a particular class of notes would also be senior to payments of principal and interest on any class of notes subordinate to that class of notes. The amount of the senior swap termination payment will be based on the market value of the interest rate swap at the time of termination. The senior swap termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes. In that event, you may experience delays or reductions in interest and principal payments on your offered notes.

The issuing entity will make payments to the swap counterparty out of, and will include receipts from the swap counterparty in, its generally available funds— not solely from funds that are dedicated to the floating rate notes. Therefore, in situations like those described above, the impact would be to reduce the amounts available for distribution to holders of all securities, not just holders of floating rate notes.

Concentrations of the Leases Could Result in Losses or Payment Delays on Your Securities	As of the cut-off date, of the 109,148 leases included in the pool of assets, 29.28%, 12.82%, 9.70%, 9.22%, 7.05% and 5.46% of the leases (in each case based on the aggregate ABS Value of the lease assets as of the cut-off date), are related to lessees with mailing addresses in Michigan, New York, Florida, New Jersey, California and Pennsylvania, respectively. As a result of this geographic concentration, adverse economic factors such as unemployment, interest rates, the rate of inflation, consumer perception of the economy and legislative changes or other factors affecting these states could have a disproportionate impact on defaults on the leases and the ability to sell or dispose of the related leased vehicles for an amount at least equal to their stated residual value.

In addition, GMAC believes that a portion of the lessees under the leases are General Motors employees. Adverse changes in the automotive industry could have an impact on lessees who are employees of automotive manufacturers generally, including General Motors.

Used Car Market and Other Factors May Increase the Risk of Loss on Your Securities	The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing and incentives offered for the purchase of new car and light duty truck models. For instance, introduction of a new model by General Motors or its affiliates may impact the resale value of the existing portfolio of similar model types. Other economic factors that are beyond the control of GMAC, the issuing entity, the depositor, the Servicer, COLT and the Trust Administrator could also have a negative impact on the resale value of a vehicle.

The Ratings of the Notes May be Revised or Withdrawn	The notes will be issued only if they receive the required ratings. A rating is not a recommendation to buy, sell or hold the notes. The ratings may be revised or withdrawn at any time. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full. Ratings on the notes do not address the timing of distributions of principal on the notes prior to their applicable final scheduled distribution date, nor do ratings consider the prices of securities or their suitability for a particular investor. Although the notes will be issued only if they receive the required ratings, a rating may be revised or withdrawn at any time after the notes are issued if the rating agency believes that circumstances have changed. If a rating agency changes its rating on your offered notes, no one has an obligation to provide additional credit enhancement or restore the original rating.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES
      The CARAT Owner Trustee and the COLT Owner Trustee are not affiliates of any of the depositor, the sponsor, the Servicer, the Trust Administrator, the issuing entity, COLT, or either the COLT Indenture Trustee or the CARAT Indenture Trustee. However, the CARAT Owner Trustee and the COLT Owner Trustee and one or more of their affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the Servicer, the Trust Administrator, the issuing entity, COLT, the CARAT Indenture Trustee, the COLT Indenture Trustee or affiliates of any of them, which are distinct from their roles as the CARAT Owner Trustee or the COLT Owner Trustee, including transactions both related and unrelated to the securitization of automotive leases and leased vehicles.
      The CARAT Indenture Trustee and the COLT Indenture Trustee are not affiliates of any of the depositor, the sponsor, the Servicer, the Trust Administrator, the issuing entity, COLT or either the COLT Owner Trustee or the CARAT Owner Trustee. However, the CARAT Indenture Trustee and the COLT Indenture Trustee and one or more of their affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the Servicer, the Trust Administrator, the issuing entity, COLT, the COLT Owner Trustee, the CARAT Owner Trustee or affiliates of any of them, which are distinct from their roles as the COLT Indenture Trustee or the CARAT Indenture Trustee, including transactions both related and unrelated to the securitization of automotive leases and leased vehicles. The CARAT Indenture Trustee and the COLT Indenture Trustee are affiliates of The Bank of New York (Delaware), which is the VAULT Trustee.
      Citigroup Global Markets Inc. (an underwriter of the offered notes) and Citibank (which is the swap counterparty) are affiliates and engage in transactions with each other involving securitizations.
      Citigroup Global Markets Inc. and Citibank are affiliates of Citigroup Inc. (“Citigroup”), which is one of the owners of FIM Holdings LLC. See “The Sponsor” in the accompanying prospectus.
      The sponsor, the Servicer and the depositor are affiliates and engage in transactions with each other involving securitizations of retail automotive installment sales contracts, including public offerings and private placements of asset-backed securities as well as commercial paper conduit financing, including those described in this prospectus and others. In addition, the depositor and GMAC have entered into an intercompany advance agreement, through which the depositor may borrow funds from GMAC. Advances under the intercompany advance agreement are used by the depositor to pay for a portion of the receivables in some securitizations in which the depositor acts as the depositor. Under the intercompany advance agreement, the loans bear a market rate of interest and have documented repayment terms.
      On the closing date, the issuing entity is issuing certificates not offered hereby. The depositor will initially retain the certificates, which represents the equity in the issuing entity. Therefore, the issuing entity is a direct subsidiary of the depositor and an indirect subsidiary of the sponsor and will be included in the consolidated financial statements of the sponsor. The sponsor retains the right to sell all or a portion of the certificates at any time. Following any such sale to an unaffiliated third party, the issuing entity may cease to be an affiliate of either the sponsor or the depositor.

THE ISSUING ENTITY
      The issuing entity, Capital Auto Receivables Asset Trust 2007-SN1, is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The issuing entity will be established and operated pursuant to a trust agreement dated on or before the expected closing date of June 7, 2007, which is the date the issuing entity will issue the notes and certificates.
      The issuing entity will engage in only the following activities:

•	acquire, hold and manage the secured notes and other assets of the issuing entity;

•	issue securities;

•	make payments on the securities; and

•	take any action necessary to fulfill the role of the issuing entity in connection with the notes and the certificates.
      The issuing entity’s principal offices are in Wilmington, Delaware, in care of Deutsche Bank Trust Company Delaware, as CARAT Owner Trustee, at the address listed in “The CARAT Owner Trustee and the COLT Owner Trustee” below.
Capitalization of the Issuing Entity
      The following table illustrates the capitalization of the issuing entity as of April 1, 2007, the cut-off date, as if the issuance of the notes and the certificates had taken place on that date:

Class A-1 Asset Backed Notes	$415,000,000.00
Class A-2 Asset Backed Notes	655,000,000.00
Class A-3 Asset Backed Notes	660,000,000.00
Class A-4 Asset Backed Notes	405,007,000.00
Class B Asset Backed Notes	56,250,000.00
Class C Asset Backed Notes	55,000,000.00
Class D Asset Backed Notes	60,000,000.00
CARAT Overcollateralization Amount	18,750,063.65

Total Trust Capitalization	$2,325,007,063.65
COLT Overcollateralization Amount	175,001,422.85

Total Transaction Capitalization	$2,500,008,486.50

      The Class A-1 Notes and the certificates are not being offered by this prospectus supplement or the accompanying prospectus. The certificates issued by the issuing entity represent the equity of the issuing entity and will be issued under the trust agreement. The depositor will initially retain the certificates. All or a portion of the certificates may be sold from time to time in private placements.

The CARAT Owner Trustee and the COLT Owner Trustee
      Deutsche Bank Trust Company Delaware is the CARAT Owner Trustee under the trust agreement and under the COLT declaration of trust. Deutsche Bank Trust Company Delaware is a Delaware banking corporation and a wholly-owned subsidiary of Deutsche Bank Trust Company Americas, a New York corporation. Its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.
      Deutsche Bank Trust Company Delaware has acted as owner trustee on numerous asset-backed securities transactions, with Deutsche Bank Trust Company Americas providing administrative support, including acting as owner trustee on various motor vehicle retail installment sale contract and lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ from the structure in this offering, Deutsche Bank Trust Company Delaware, and Deutsche Bank Trust Company Americas on its behalf, is experienced in administering asset-backed securities transactions.
THE SPONSOR
      GMAC is the sponsor of the transactions set forth in this prospectus supplement and in the accompanying prospectus.
      GMAC has been securitizing assets actively since 1990 and uses the securitization of receivables generated from retail vehicle instalment sales contracts and leases acquired or originated by it as one means of funding its ongoing operations. To the date of this prospectus supplement, GMAC has originated approximately 65 securitizations of retail vehicle instalment sale contracts, of which 40 were sold to the public under registered transactions and 25 were privately placed. Through those securitizations, GMAC has issued securities with an aggregate initial principal balance of approximately $113.2 billion. During a period from 2000 to 2004, GMAC’s public securitizations consisted entirely of subvented receivables, while before and after that period, GMAC’s securitizations have consisted of a mixture of subvented and nonsubvented receivables. For lease assets, the number of securitizations is 13, of which one was sold to the public and 12 were privately placed, and the aggregate initial principal balance of issued securities is $17.1 billion. In addition to receivables arising from retail automobile instalment sale contracts and leases, GMAC also originates and securitizes the receivables arising from loans to dealers for the financing of dealer inventory. To date, it has originated 15 dealer floorplan securitizations of which 14 were sold to the public and one was privately placed. Through the dealer floorplan securitizations, GMAC has issued securities with an aggregate initial principal balance of approximately $49.3 billion. To date, none of the prior securitizations organized by the sponsor has experienced a servicer default, an event of default or an early amortization event.

THE LEASE ASSETS AND THE SECURED NOTES
Criteria Applicable to the Selection of Lease Assets
      GMAC acquires leases and new vehicles from General Motors franchised dealers under a supplemental dealer agreement. Each lease and the related leased vehicle included by COLT as collateral for the secured notes was selected from GMAC’s portfolio of leases originated in the 24 states in which VAULT operates based on several criteria, including that it must meet the following eligibility criteria:

•	the leased vehicle is a new automobile or light duty truck;

•	the lease has an original scheduled term of 12 to 48 months;

•	the lease was acquired by GMAC or its subsidiaries in its ordinary course of business;

•	the dealer is located in the United States and each lessee has a billing address in the United States;

•	the lease provides for level monthly payments, except that the first and last monthly payments may differ from the level payments;

•	the lease complies with applicable federal, state and local laws;

•	the lease represents a binding obligation of the lessee;

•	the lease is in force and not terminated;

•	as of the cut-off date, the lease was not considered past due, that is, the payments due on that lease in excess of $25.00 had been received within 30 days of the payment date;

•	no lease asset is a Liquidating Lease Asset;

•	the lessee is required to maintain physical damage and liability insurance policies;

•	the lease and the related leased vehicle are legally assigned to the purchaser;

•	the lease was originated in the United States; and

•	the lessee is required to pay all costs relating to taxes, insurance and maintenance for the leased vehicle.
      The pool of lease assets was selected from GMAC’s portfolio of lease assets that meet the criteria described above and other administrative criteria utilized by GMAC from time to time, and no selection procedures believed by GMAC to be adverse to COLT, the COLT Indenture Trustee, the COLT Owner Trustee, the holder of the secured notes, the holder of the equity certificates of the COLT series and the CARAT Indenture Trustee were used in selecting the Series 2007-SN1 pool from those leases of GMAC that meet the above criteria.
Characteristics of Lease Assets
      Except as otherwise noted, each of the percentages and averages in the following tables is computed on the basis of the ABS Value of each lease asset as of the cut-off date. The following tables describe the lease assets as of the cut-off date. The Aggregate ABS Value in the tables may not add up to the total capitalization of the issuing entity due to rounding. In the following tables and elsewhere in this prospectus supplement, “Lease Residual” is the lesser of ALG Residual and the Stated Residual Value set at lease inception; and “Adjusted MSRP” is the MSRP of the leased vehicle plus the value of any dealer installed options minus the value of any equipment removed from the vehicle. A “FICO Score” is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. The amount in the column for “average” in the calculation of “Original FICO Score Range” is based on weighting by ABS Value of each lease asset as of the cut-off date and excludes lease assets for which no FICO Score is available or for which the obligor is a business account. Of the 9,230 FICO Scores excluded from the weighted average FICO Score, 3,603, or 39.04%, are business accounts and the remaining 5,627, or 60.96%, are accounts for which FICO Scores are unavailable. In the table, “Distribution of the Lease Assets by Original FICO Score,” those excluded accounts make up the “Out of Range” category.
      As used in the following table, the average Remaining Term (Months), average Seasoning (Months) and average Original Term (Months) are the weighted averages of such terms weighted by ABS Value of each lease asset as of the cut-off date. The following tables describe the pool of lease assets as of the cut-off date. Percentages may not equal 100.00% due to rounding.
Composition of Lease Asset Pool

	Average	Minimum	Maximum

ABS Value	$22,904.76	$3,646.26	$97,799.51
Lease Residual	$14,392.94	$2,571.40	$63,000.00
Seasoning (Months)	6.01	—	45.00
Remaining Term (Months)	32.28	3.00	48.00
Original Term (Months)	38.29	12.00	48.00
Lease Residual as a % of Initial ABS Value	62.84%
Lease Residual as a % of Adjusted MSRP	42.93%
Percentage of New Vehicles	100.00
Original FICO Score Range	709.43	372.00	897.00
Cut-Off Date	April 1, 2007
Distribution of Lease Assets by Original Term
      The distribution of lease assets as of the cut-off date by original lease term was as follows:

		Percentage
		of Total			Aggregate Lease
	Number	Number		Percentage	Residual as a %
	of Lease	of Lease	Initial	of Initial	of Aggregate
Original Term	Assets	Assets	ABS Value	ABS Value	Adjusted MSRP

0-24	6,749	6.18%	$164,006,836.98	6.56%	52.91%
25-36	31,477	28.84%	$696,833,043.20	27.87%	47.09%
37-39	44,488	40.76%	$1,025,614,281.13	41.03%	41.75%
40-48	26,434	24.22%	$613,554,325.19	24.54%	36.49%

Total	109,148	100.00%	$2,500,008,486.50	100.00%

Distribution of Lease Assets by Remaining Lease Term
      The distribution of the lease assets as of the cut-off date by remaining lease term was as follows:

		Percentage
		of Total			Aggregate Lease
	Number	Number		Percentage	Residual as a %
Scheduled Lease	of Lease	of Lease	Initial	of Initial	of Aggregate
End Date	Assets	Assets	ABS Value	ABS Value	Adjusted MSRP

Apr 2007-Jun 2007	219	0.20%	$2,834,875.19	0.11%	38.86%
Jul 2007-Sep 2007	755	0.69%	$11,408,187.17	0.46%	41.48%
Oct 2007-Dec 2007	1,057	0.97%	$18,367,253.40	0.73%	42.88%
Jan 2008-Mar 2008	1,702	1.56%	$29,741,630.58	1.19%	44.43%
Apr 2008-Jun 2008	2,572	2.36%	$50,568,364.96	2.02%	48.63%
Jul 2008-Sep 2008	4,879	4.47%	$99,906,014.48	4.00%	49.45%
Oct 2008-Dec 2008	8,009	7.34%	$169,048,699.78	6.76%	49.52%
Jan 2009-Mar 2009	8,858	8.12%	$201,252,427.80	8.05%	49.65%
Apr 2009-Jun 2009	5,694	5.22%	$122,266,303.50	4.89%	43.73%
Jul 2009-Sep 2009	9,927	9.09%	$224,364,351.60	8.97%	43.44%
Oct 2009-Dec 2009	13,356	12.24%	$306,328,596.75	12.25%	42.20%
Jan 2010-Mar 2010	11,685	10.71%	$286,555,181.54	11.46%	42.28%
Apr 2010-Jun 2010	22,966	21.03%	$540,419,955.76	21.63%	40.50%
Jul 2010-Sep 2010	6,373	5.84%	$150,274,472.47	6.01%	36.90%
Oct 2010-Dec 2010	2,206	2.02%	$57,699,528.49	2.31%	37.59%
Jan 2011-Mar 2011	8,890	8.14%	$228,972,643.03	9.16%	36.18%

Total	109,148	100.00%	$2,500,008,486.50	100.00%

Distribution of Lease Assets by State
      The distribution of the lease assets as of the cut-off date by state of origination, based on the billing address of the lessee on the lease, was as follows:

		Percentage
		of Total
	Number	Number		Percentage
	of Lease	of Lease	Initial	of Initial
State of Origination	Assets	Assets	ABS Value	ABS Value

Michigan	37,280	34.16%	$732,201,467.33	29.28%
New York	14,262	13.07%	$320,546,716.98	12.82%
Florida	9,155	8.39%	$242,448,193.95	9.70%
New Jersey	9,673	8.86%	$230,451,088.96	9.22%
California	5,678	5.20%	$176,128,576.38	7.05%
Pennsylvania	6,584	6.03%	$136,412,228.88	5.46%
Other	26,516	24.29%	$661,820,214.02	26.47%

Total	109,148	100.00%	$2,500,008,486.50	100.00%

Distribution of Lease Assets by Vehicle Make
      The distribution of the lease assets as of the cut-off date by vehicle make was as follows:

		Percentage
		of Total
	Number	Number		Percentage
	of Lease	of Lease	Initial	of Initial
Vehicle Make	Assets	Assets	ABS Value	ABS Value

Chevrolet	43,883	40.20%	$907,652,659.65	36.31%
Cadillac	18,485	16.94%	$610,512,477.20	24.42%
GMC	12,732	11.66%	$350,118,239.54	14.00%
Pontiac	13,379	12.26%	$220,511,587.18	8.82%
Hummer	6,034	5.53%	$165,085,197.76	6.60%
Buick	8,512	7.80%	$150,492,673.84	6.02%
Saturn	6,102	5.59%	$95,451,075.29	3.82%
Oldsmobile	21	0.02%	$184,576.04	0.01%

Total	109,148	100.00%	$2,500,008,486.50	100.00%

Distribution of Lease Assets by Model
      The distribution of the lease assets as of the cut-off date by models representing 5% or more of the Aggregate ABS Value of the pool of lease assets was as follows:

		Percentage
		of Total
	Number	Number		Percentage
	of Lease	of Lease	Initial	of Initial
Vehicle Model	Assets	Assets	ABS Value	ABS Value

Escalade	4,525	4.15%	$217,695,046.26	8.71%
Trailblazer	9,113	8.35%	$178,658,917.12	7.15%
Yukon	4,443	4.07%	$162,166,493.44	6.49%
Impala	9,415	8.63%	$157,261,582.07	6.29%
Tahoe	4,709	4.31%	$153,280,892.21	6.13%
CTS	5,970	5.47%	$139,522,440.15	5.57%
G6	8,220	7.53%	$135,232,958.47	5.41%
Other	62,753	57.49%	$1,356,190,156.78	54.25%

Total	109,148	100.00%	$2,500,008,486.50	100.00%

Distribution of the Lease Assets by Original FICO Score
      The distribution of the lease assets as of the cut-off date by original FICO score was as follows:

	Number		Percentage
	of Lease	Initial	of Initial
Original FICO Band	Assets	ABS Value	ABS Value

300 to 400	7	$176,449.34	0.01%
401 to 420	14	$265,560.52	0.01%
421 to 440	102	$2,174,653.67	0.09%
441 to 460	176	$3,574,059.73	0.14%
461 to 480	331	$6,856,981.36	0.27%
481 to 500	609	$12,450,194.51	0.50%
501 to 520	1,127	$23,890,529.46	0.96%
521 to 540	1,604	$33,649,718.97	1.35%
541 to 560	2,049	$44,629,187.49	1.79%
561 to 580	2,792	$61,460,324.46	2.46%
581 to 600	3,564	$80,338,046.95	3.21%
601 to 620	4,721	$109,026,498.04	4.36%
621 to 640	6,022	$141,409,679.52	5.66%
641 to 660	6,605	$155,567,391.01	6.22%
661 to 680	6,977	$164,643,613.53	6.59%
681 to 700	7,031	$166,518,931.57	6.66%
701 to 720	7,407	$170,576,530.75	6.82%
721 to 740	7,223	$163,945,536.75	6.56%
741 to 760	7,046	$157,608,325.28	6.30%
761 to 780	6,542	$144,824,337.63	5.79%
781 to 800	7,350	$161,126,714.15	6.44%
801 to 820	7,974	$168,969,831.27	6.76%
821 to 840	7,165	$147,296,010.12	5.89%
841 to 860	4,161	$81,876,302.43	3.27%
861 to 880	1,252	$24,467,748.03	0.98%
881 to 900	67	$1,387,026.03	0.06%

Total	99,918	$2,228,710,182.57	89.15%
Out of Range	9,230	$271,298,303.93	10.85%

Total	109,148	$2,500,008,486.50	100.00%

Terms of the Secured Notes
      The secured notes to be sold by GMAC to the depositor and by the depositor to the issuing entity will be issued by COLT on the closing date. Each secured note:

•	has the benefit of a first priority security interest in the lease assets;

•	contains enforceable provisions to render the rights and remedies of secured noteholders adequate for realization against the collateral of the benefits of security;

•	has a final scheduled distribution date of January 17, 2012; and

•	will bear interest at a rate, which we refer to as the “Secured Note Rate,” which will equal the fixed rate on the Class D Notes, or, if the Class D Notes are floating rate notes, then it will equal the fixed rate payable on the interest rate swap related to the Class D Notes.
      GMAC, as seller of the secured notes, will make representations and warranties to the depositor regarding the terms of the secured notes described above. The representations and warranties regarding the secured notes will then be assigned by the depositor to the issuing entity. If GMAC breaches the representations and warranties regarding the secured notes, it must repurchase any affected secured notes from the issuing entity.
GMAC MOTOR VEHICLE LEASING
Delinquency, Repossession and Credit and Residual Loss Data on GMAC Lease Assets
      For GMAC’s entire U.S. portfolio of new and used retail automobile and light duty truck lease assets, including lease assets sold by GMAC that it continues to service, the tables on the pages below show GMAC’s experience for:

•	delinquencies;

•	repossessions; and

•	credit and residual losses.
      Fluctuations in delinquencies, repossessions and credit and residual losses generally follow trends in the overall economic environment and may be affected by such factors as:

•	competition for lessees;

•	the supply and demand for cars and light duty trucks;

•	consumer debt burden per household;

•	personal bankruptcies; and

•	values at which the residual values are booked.
      Historically, a large proportion of the leases in GMAC’s U.S. portfolio have been three-year leases. In the recent past, the proportion of four-year leases in GMAC’s U.S. portfolio has increased, similar to the U.S. automobile lease portfolios for all automobile manufacturers. Four-year leases in GMAC’s U.S. portfolio have generally had higher credit losses than leases with shorter terms although the residual loss exposure for four-year leases has been less than for shorter-term leases because residual values were set at lower amounts to reflect additional depreciation.
      There can be no assurance that the delinquency, repossession and credit and residual loss experience on the lease assets will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.
      GMAC has not changed its servicing policies or procedures for lease assets in any material respect during the past three years.
GMAC U.S. SmartLease Portfolio
Vehicle Lease Delinquency Information
      “Average Number of Lease Contracts Outstanding” is computed by taking the simple average of the month-end outstanding amount for each period presented. The “Average Daily Delinquency” percentages shown in the following table are each calculated on the basis of the average number of leases delinquent at any time during a month (excluding leases where the related lessee is in bankruptcy), divided by the number of leases outstanding at the end of that month, and averaged for all months in the indicated period. The period of delinquency in this table is based on the number of days that the scheduled monthly payments in excess of $25 are contractually past due.

	At or for the Three		At or for the Twelve
	Months Ended		Months Ended
	March 31,		December 31,

Leases	2007	2006	2006	2005	2004	2003

Average Number of Lease Contracts Outstanding	1,102,823	936,251	1,009,416	855,638	819,204	1,030,600
Average Daily Delinquency
31-60 Days	1.53%	1.28%	1.72%	1.45%	1.74%	1.78%
61-90 Days	0.12%	0.10%	0.17%	0.14%	0.18%	0.19%
91 Days or more	0.01%	0.01%	0.02%	0.01%	0.02%	0.02%
      The Servicer’s current practice is generally to write off leases, other than those with respect to which the related lessee is in bankruptcy, at the point amounts are deemed to be uncollectible, which usually for the Servicer is at the point of repossession. The Servicer will normally begin repossession activity once the lease becomes 60 to 90 days past due. Management believes that, as of the date of this prospectus supplement, the Servicer’s average time to repossess a vehicle was 75 days from the point that payments on a lease were past due. Management believes that after repossession, the Servicer’s average time to disposal during the same period was 41 days.
      Credit fundamentals in our North American consumer automotive portfolio have deteriorated in recent quarters. Delinquencies and loss severity in the North American portfolio deteriorated as compared to 2006. The increase in delinquency trends is the result of a shrinking and aging of the asset base due to an increase in whole loan sales activity and a weaker U.S. economy as compared to the prior year. The increase in loss severity is illustrated by an increase in the average loss per new vehicle repossessed, which increased from $8,248 in the first quarter of 2006 to $8,760 in the first quarter of 2007.

GMAC U.S. SmartLease Portfolio
Default and Loss Experience
      Averages are computed by taking the simple average of the month-end outstanding amount for each period presented. “Number of Repossessions Sold” means the number of repossessed leased vehicles that have been sold by GMAC in a given period. “Number of Repossessions Sold” and “Losses on Repossessions” (in each row where they are used) include losses on “skips,” a circumstance in which the leased vehicle can no longer be found. The number of skips were 341 in 2003, 493 in 2004, 750 in 2005 and 878 in 2006. “Lease Balance Outstanding” means the net book value of GMAC’s outstanding leases. “Losses on Repossessions” represents the difference between the net principal balance, which is the principal portion of the remaining monthly payments plus the Stated Residual Value, of lease contracts determined to be uncollectible in the period and the net proceeds from disposition of the related leased vehicles, and does not include any post-disposition recoveries. “Manufacturer’s Support Payments” includes both interest rate support, where the implied lease rate under the lease, upon lease origination, is lower than current market rates, and residual value support, where the Stated Residual Value is higher than the ALG Residual upon lease origination.
      The “Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding,” “Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding,” “Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) as a Percentage of Ending Dollar Amount of Lease Balance Outstanding” and “Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) as a Percentage of Average Dollar Amount of Lease Balance Outstanding” for the three months ended March 31, 2007 and March 31, 2006 are reported as annualized rates, which may not reflect the actual annual results.

	At or for		At or for
	the Three		the Twelve
	Months Ended		Months Ended
	March 31,		December 31,

	2007	2006	2006	2005	2004	2003

Ending Number of Lease Contracts Outstanding	1,115,046	965,339	1,091,853	909,055	792,207	878,743
Average Number of Lease Contracts Outstanding	1,102,823	936,251	1,009,416	855,638	819,204	1,030,600
Number of Repossessions Sold	4,723	3,318	14,951	11,350	11,926	18,219
Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding	1.69%	1.37%	1.37%	1.25%	1.51%	2.07%
Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding	1.71%	1.42%	1.48%	1.33%	1.46%	1.77%
Ending Dollar Amount of Lease Balance Outstanding (in thousands)	$25,197,225	$21,772,566	$24,775,142	$20,304,218	$17,067,466	$17,117,538
Twelve Month Rolling Average Dollar Amount of Lease Balance Outstanding (in thousands)	$23,800,462	$19,786,644	$22,818,969	$18,887,633	$16,814,211	$19,334,280
Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) (in thousands)	47,563	31,701	153,167	103,416	100,769	146,244
Average Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) Per Vehicle	10,071	9,554	10,245	9,112	8,450	8,027
Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) as a Percentage of Ending Dollar Amount of Lease Balance Outstanding	0.76%	0.58%	0.62%	0.51%	0.59%	0.85%
Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) as a Percentage of Average Dollar Amount of Lease Balance Outstanding	0.80%	0.64%	0.67%	0.55%	0.60%	0.76%

GMAC U.S. SmartLease Portfolio
Vehicle Return Experience
      The information in the following table includes only returned vehicles sold by GMAC and excludes vehicles sold to consumers and repossessed vehicles. GMAC believes that substantially all of the leased vehicles in its U.S. lease portfolio are returned to GMAC upon scheduled or early termination of the leases. “Scheduled Terminations” does not include lease terminations under Pull Ahead Programs, but “Early Terminations” and “All Terminations” include those terminations. “Full Termination Ratio” is the ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by GMAC over the number of leases scheduled to terminate during the stated period. “Loss/(Gain) versus ALG Residual” equals the net principal balance of leases at termination less (1) the portion of the Stated Residual Value in excess of ALG Residual, (2) sales proceeds, (3) other proceeds paid by the lessee before account system termination and (4) any amounts waived pursuant to any Pull Ahead Programs, which does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. For a discussion of recent trends in residual value gains and losses, see “Residual Values— Determination of Residual Value.” We can make no assurances that per unit losses on the leased vehicles will reflect GMAC’s historical experience for its entire lease portfolio, nor can we ascertain whether losses will increase or decrease.

	At or for		At or for
	the Three		the Twelve
	Months Ended		Months Ended
	March 31,		December 31,

	2007	2006	2006	2005	2004	2003

Total Number of Leases Scheduled to Terminate	77,275	80,421	256,341	361,146	392,220	641,511
Scheduled Terminations
Number of Returned Vehicles	27,801	24,426	83,995	99,646	120,383	230,610
Total ALG Residual of Returned Vehicles (in thousands)	$392,113	$324,908	$1,162,235	$1,334,426	$1,548,374	$2,998,132
Total ALG Residual of Returned Vehicles as % of Adjusted MSRP	43.23%	41.45%	41.92%	42.07%	44.06%	47.89%
Full Termination Ratio	35.98%	30.37%	32.77%	27.59%	30.69%	35.95%
Loss/(Gain) versus ALG Residual (in thousands)	$4,879	$(13,437)	$16,665	$(30,711)	$81,185	$465,542
Average Loss/(Gain) versus ALG Residual	$176	$(550)	$198	$(308)	$674	$2,019
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles	1.24%	(4.14%)	1.43%	(2.30%)	5.24%	15.53%
Early Terminations
Number of Returned Vehicles	43,024	38,925	166,084	158,928	264,624	344,217
Total ALG Residual of Returned Vehicles (in thousands)	$591,512	$502,525	$2,268,058	$2,029,092	$3,364,756	$4,280,224
Total ALG Residual of Returned Vehicles as % of Adjusted MSRP	41.38%	40.12%	41.31%	40.91%	42.36%	45.52%
Loss/(Gain) versus ALG Residual (in thousands)	$(35,984)	$(48,732)	$(85,273)	$(148,317)	$(167,620)	$307,369
Average Loss/(Gain) versus ALG Residual	$(836)	$(1,252)	$(513)	$(933)	$(633)	$893
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles	(6.08%)	(9.70%)	(3.76%)	(7.31%)	(4.98%)	7.18%
All Terminations
Average Loss/(Gain) versus ALG Residual	$(439)	$(981)	$(274)	$(692)	$(225)	$1,345
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles	(3.16%)	(7.51%)	(2.00%)	(5.32%)	(1.76%)	10.62%

RESIDUAL VALUES
Determination of Residual Value
      GMAC uses residual values set by Automotive Lease Guide Co. (“ALG”) for the General Motors vehicles that it leases for itself and GMAC Automotive Bank. See “Description of Motor Vehicle Business of GMAC— Determination of Residual Value” in the accompanying prospectus.
      From 2000 to 2003, GMAC, like other motor vehicle lessors, experienced a period of increased residual value losses on returned leased vehicles versus the ALG Residual established at the inception of the related leases. These losses were caused by many factors, including a general downturn in the economy, the prevalence of special incentives offered by General Motors and many other motor vehicle manufacturers for new vehicles, high volumes of motor vehicles for sale in the used vehicle market and high lease origination volumes in the late 1990’s. Recognizing these and other factors, particularly the prevalence of special incentives by motor vehicle manufacturers for new vehicles, ALG modified its methodology used in establishing residual values in 2000 and 2001. For leases originated after ALG adjusted its residual value methodology, GMAC experienced a decline in residual value losses versus the ALG Residual established at lease inception and, in some instances, experienced residual value gains. Beginning in 2004, GMAC experienced an improvement in residual value performance over the 2000 to 2003 period and reported a marginal residual gain versus ALG residual for all terminations in the aggregate. In 2005 and 2006, GMAC also experienced aggregate residual gains and this performance has continued into 2007. During the period 2003 to 2006, the number of returned vehicles declined each year after peaking in 2002. We cannot assure you that this trend towards declining residual value losses and increasing residual value gains will continue or that residual value loss experienced in future periods will be greater or less than residual value losses experienced in previous periods.
Pull Ahead Programs
      General Motors implemented the first Pull Ahead Program in 2000. These programs are employed to promote customer loyalty by offering attractive early termination options for leases and to provide lessees with an incentive to purchase or lease new General Motors vehicles. These programs are also employed in an attempt to shift vehicles out of peak termination months and to increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price for off-lease vehicles tends to be higher. GMAC acts as pull ahead agent for General Motors (in such capacity, the “Pull Ahead Agent”) in administering a Pull Ahead Program. Although General Motors or the Pull Ahead Agent, on behalf of General Motors, may commence a Pull Ahead Program, under the COLT Servicing Agreement only GMAC as Servicer (or any successor servicer) is permitted to extend, waive or modify the leases subject to the Pull Ahead Program. The terms of the leases do not give any lessee the right to instigate or participate in a Pull Ahead Program.
      Under a Pull Ahead Program, General Motors or the Pull Ahead Agent may elect to permit qualified lessees to terminate their leases prior to their respective scheduled lease end dates without having to make all or a portion of their remaining Monthly Lease Payments. In order to qualify for this program, the lessee must return its leased vehicle to a General Motors dealer and purchase or lease a new General Motors vehicle. The lessee remains obligated to pay all accrued and unpaid Monthly Lease Payments and any applicable excess mileage and excess wear charges based on the original lease terms. Under the Pull Ahead Funding

Agreement, a lease becomes a Pull Ahead Lease Asset as of the end of the Collection Period during which the Servicer has received actual notice that the lessee elected to terminate the lease prior to its scheduled lease end date by delivery of the leased vehicle to a dealer in connection with the Pull Ahead Program and the related lessee has made payment of all required Monthly Lease Payments and any other required amount pursuant to the Pull Ahead Program. Under the COLT Servicing Agreement, the Servicer permits a lessee to participate in a Pull Ahead Program and modifies the related lease by accepting the Pull Ahead Payment from the Pull Ahead Agent in lieu of receiving all or a portion of the remaining monthly payments from the lessee as described below. On the first business day of each Collection Period, the Servicer (if the Servicer is not GMAC) will notify the Pull Ahead Agent of the identity of all lease assets that have become Pull Ahead Lease Assets during the immediately preceding Collection Period and the aggregate amount of Pull Ahead Payments paid and remaining to be paid for the preceding Collection Period.
      The Pull Ahead Funding Agreement will require the Pull Ahead Agent to pay an amount equal to the aggregate amount of the Pull Ahead Payments to the Servicer (whether GMAC or any successor servicer) for deposit into the COLT collection account. Pull Ahead Payments will be due on the second business day of the Collection Period following any Collection Period in which a lease asset is deemed to have become a Pull Ahead Lease Asset or, if the Monthly Remittance Condition is satisfied, on the third business day preceding the related distribution date. The Servicer, whether GMAC or any successor servicer, will be required to deposit the Pull Ahead Payments into the COLT collection account on the same day that it is received. The Servicer may also direct the Pull Ahead Agent to deposit Pull Ahead Payments directly into the COLT Collection Account. Any failure by GMAC, as Servicer, to obtain and deposit the Pull Ahead Payments would be a servicer default under the COLT Servicing Agreement. For a successor servicer, the failure to obtain a Pull Ahead Payment from the Pull Ahead Agent will not be a servicer default, but the failure to deposit any Pull Ahead Payment it receives will be a servicer default. If a servicer default has occurred and remains unremedied, the COLT Indenture Trustee may terminate the Servicer. See “The Transfer and Servicing Agreements— Servicer Default” in the accompanying prospectus. No lessee under a lease asset will be permitted to participate in any Pull Ahead Program unless: (1) the lessee has paid all amounts due and payable by the lessee under the lease on or before the date of the lessee’s election to terminate the lease (other than (A) excess wear and excess mileage charges, which will be charged to the lessee to the extent applicable in accordance with the lease and customary servicing practices and (B) any remaining Monthly Lease Payments that have been waived pursuant to the Pull Ahead Program); and (2) the Pull Ahead Agent has made all Pull Ahead Payments that were due and payable as described above for all previous Pull Ahead Lease Assets on or prior to the date that is five business days before the date that the lease asset is deemed to have become a Pull Ahead Lease Asset. If the Pull Ahead Agent does not pay all Pull Ahead Payments to or at the direction of the Servicer in a timely manner for deposit into the COLT collection account, the Servicer, whether GMAC or any successor servicer, will be required to use commercially reasonable efforts to collect any such unpaid Pull Ahead Payments and deposit them into the COLT collection account.

Pull Ahead Experience
      The average amount of monthly payments collected under the Pull Ahead Program and number of leases with waived payments by the Pull Ahead Agent for the fiscal quarters set forth below are as follows:

	Average Amount	Number of Pull
	Per Vehicle	Ahead Lease
Date	Collected	Contracts Waived

Third Quarter 2002	1,368.43	55,391
Fourth Quarter 2002	1,083.76	26,173
First Quarter 2003	1,035.21	40,231
Second Quarter 2003	1,040.78	43,565
Third Quarter 2003	1,217.38	44,078
Fourth Quarter 2003	1,559.88	43,102
First Quarter 2004	1,475.57	51,399
Second Quarter 2004	1,926.63	52,458
Third Quarter 2004	2,164.80	44,027
Fourth Quarter 2004	2,044.50	50,833
First Quarter 2005	1,486.65	24,301
Second Quarter 2005	1,386.46	27,037
Third Quarter 2005	1,386.65	24,670
Fourth Quarter 2005	1,263.91	19,532
First Quarter 2006	1,255.80	24,333
Second Quarter 2006	1,512.78	27,638
Third Quarter 2006	1,410.78	29,850
Fourth Quarter 2006	1,279.65	24,669
First Quarter 2007	1,170.29	23,960
      Pull Ahead experience varies based on the length of the program, the number of Monthly Lease Payments to be waived and the “pull from” period targeted. Over the past few years, General Motors has shifted from assuming all Monthly Lease Payments remaining on a lease during a Pull Ahead Program to assuming less than all remaining Monthly Lease Payments. The number of Monthly Lease Payments assumed by General Motors has steadily declined since 2005 to two Monthly Lease Payments in the most recent Pull Ahead Program in 2007. Any Monthly Lease Payments beyond those assumed by General Motors are solely the lessee’s responsibility.
      The reduction in the number of Monthly Lease Payments waived by General Motors has reduced the corresponding Pull Ahead Payments collected by GMAC from General Motors for waived Monthly Lease Payments. The number of lessees participating in the Pull Ahead Programs is also lower than historical levels due to the increased lessee responsibility for remaining Monthly Lease Payments. This is particularly true for lessees with scheduled lease end dates during the later months of the pull from period.

      The overall length of the pull from periods has increased over time. Current Pull Ahead Programs allow for customers to terminate leases up to 12 months early with General Motors waiving up to two payments. Historical programs would typically have had pull from periods of seven to eight months in duration with General Motors waiving all remaining Monthly Lease Payments. The amount collected per vehicle will also vary based on the current mix of vehicles returned during a given Pull Ahead Program.
STATIC POOL DATA
      Static pool data (1) regarding all of the sponsor’s publicly offered securitized pools of motor vehicle leases acquired since March 25, 2004, which is the date when the sponsor began securitizing motor vehicle leases similar to the lease assets, as well as one privately offered securitized pool, and (2) by vintage years for purchases by the sponsor of motor vehicle leases similar to the lease assets during the preceding four years, is included in Appendix A of this prospectus supplement.
WEIGHTED AVERAGE LIFE OF THE NOTES
      The rate of payment of principal on the notes is uncertain. Events that could affect the timing of the repayment of principal include (1) GMAC’s repurchase of the lease assets in specified circumstances, (2) early termination of leases, including defaults on the lease assets and casualty losses on the lease vehicles, (3) extensions or deferrals on leases, and delays in the disposition of any returned vehicles, if payments are not advanced by the Servicer, (4) early termination of leases under a Pull Ahead Program, (5) the depositor’s optional purchase of all remaining secured notes after the Aggregate ABS Value of the lease assets declines to 2.00% or less of the Initial ABS Value of the lease assets, and (6) the Servicer’s optional purchase of the remaining lease assets after the Aggregate ABS Value of the lease assets declines to 2.00% or less of the Initial ABS Value of the lease assets. None of these events can be predicted with certainty. The proceeds of early terminations (including payment in respect of the Stated Residual Value of the lease asset) may be in the form of proceeds resulting from early lease terminations, insurance proceeds, liquidation proceeds, Pull Ahead Payments or repurchase payments made by GMAC.
      The following information is provided solely to illustrate the effect of early terminations of the leases on the unpaid principal amounts of the notes and the weighted average lives of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the lease assets.
      Prepayments on motor vehicle leases can be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is expressed in terms of percentages of the Absolute Prepayment Model, or “ABS,” a prepayment model that assumes a constant percentage of the original number of leases in the pool prepays each month. The base prepayment assumption, which we refer to in this prospectus supplement as the “100% Prepayment Assumption,” assumes that the lease assets will prepay as follows:
      (1) In month one, prepayments will occur at 0.025% ABS and increase by approximately 0.0298% (0.775%/26) ABS each month until reaching 0.80% ABS in the 27th month of the lease term;
      (2) Prepayments will then increase by approximately 0.1214% (0.850%/7) ABS each month until reaching 1.65% ABS in the 34th month of the lease term; and

      (3) Prepayments will remain at 1.65% ABS in months 34 through 36 of the lease term and decrease to 1.35% ABS in the 37th month of the lease term and remain at that level until the lease has been paid in full.
      Neither any ABS nor the 100% Prepayment Assumption purports to be a historical description of the prepayment or a prediction of the anticipated rate of prepayment of the lease assets. We cannot assure you that the leases will prepay at the levels of the 100% Prepayment Assumption or at any other rate.
      The tables below under the heading “Percentage of Initial Note Principal Balance Outstanding at Various ABS Percentages” have been prepared on the basis of the indicated percentage of the 100% Prepayment Assumption. The indicated percentages have been applied to an initial hypothetical pool of lease assets.
      The “hypothetical pool of lease assets” is a pool of uniform lease assets with aggregate remaining Monthly Lease Payments in each month, measured as of the cut-off date, equal to those of the lease assets owned by the issuing entity on the closing date. The table below under the heading “Schedule of Remaining Monthly Lease Payments and Residual Values” sets forth the remaining Monthly Lease Payments and projected Lease Residual values in each month on the lease assets owned by COLT on the closing date.
      In addition, the tables below were prepared on the basis of certain assumptions, including that:
      (1) as of the cut-off date, at least 6 months have elapsed since the inception of each lease;
      (2) all Monthly Lease Payments are timely received and no lease is ever delinquent;
      (3) no repurchase payment is required to be made by the Servicer in respect of any lease asset except as set forth below;
      (4) no repurchase payment is required to be made by the Trust Administrator in respect of any secured note except as set forth below;
      (5) each payment on the leases is made on the last day of each month, whether or not that day is a business day and each month has 30 days;
      (6) there are no credit losses in respect of the lease assets;
      (7) all terminated leases are payments in full of all outstanding Monthly Lease Payments and realization in full of all Lease Residuals;
      (8) payments on the notes are made on each distribution date, and each distribution date is assumed to be the 15th day of each applicable month whether or not that day is a business day;
      (9) interest accrues on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4, the Class B Notes, the Class C Notes and the Class D Notes at a fixed interest rate of 5.341%, 5.180%, 5.110%, 5.130%, 5.290%, 5.550%, and 5.940% per annum, respectively;
      (10) interest accrues on all notes (other than the Class A-1 Notes) based on a 360-day year consisting of twelve 30-day months and interest accrues on the Class A-1 Notes based on actual days elapsed during the period for which interest is payable and a 360-day year;

      (11) except as indicated in the following tables, the Servicer does not exercise its option to purchase the lease assets after the Aggregate ABS Value of the lease assets has declined to 2.00% or less of the Initial ABS Value of the lease assets and the depositor does not exercise its 2.00% repurchase option with respect to the secured notes;
      (12) the closing date occurs on June 7, 2007;
      (13) no event of default occurs under the CARAT Indenture or the COLT Indenture;
      (14) the Initial ABS Value of the lease assets as of the cut-off date is $2,500,008,486.50, based on the Discount Rate of 10.00%;
      (15) the Basic Servicing Fee is equal to 1.00% per annum, based on twelve 30-day months. All other fees and expenses are equal to zero;
      (16) the notes will have the initial principal amounts set forth in this prospectus supplement; and
      (17) the Mandatory Prepayment Amount is paid.
      There can be no assurance as to what the actual levels of losses and delinquencies on the lease assets will be. Because payments on the leases and sale proceeds of the related leased vehicles will differ from those used in preparing the following tables, distributions of principal on the notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.
      Additional information on the effect of prepayment on the notes can be found under “Weighted Average Life of the Securities” in the accompanying prospectus.
Percentage of Initial Note Principal Balance Outstanding at Various ABS Percentages
      The following tables set forth the percentages of the unpaid principal balance of each class of notes that would be outstanding after each of the dates shown, based on the rates equal to 0%, 50%, 75%, 100%, 125%, 150% and 175% of the 100% Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the 100% Prepayment Assumption and so forth.
      The weighted average life of a class of notes as set forth in each of the tables below is determined by (a) multiplying the amount of each principal payment on a note of that class by the number of years from the date of the issuance of the related note to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note. The calculation in the row in each of the tables below labeled “Weighted Average Life (Years) to Call” assumes that the Servicer has the option and exercises its option to purchase the lease assets on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life (Years) to Maturity” assumes that the Servicer has the option and does not exercise its option to purchase the lease assets and the depositor does not exercise its 2.00% repurchase option to purchase the notes. If the Servicer were to exercise its 2.00% clean-up call option or if the depositor were to exercise its repurchase option, noteholders would receive all unpaid principal on their notes at the time of the call and the notes would cease to be outstanding.

Percentage of the Initial Principal Balance Outstanding— Class A-1 Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2007	78.73%	77.43%	76.78%	76.12%	75.46%	74.79%	74.12%
July 2007	69.69%	67.65%	66.61%	65.57%	64.52%	63.46%	62.39%
August 2007	61.17%	58.29%	56.83%	55.35%	53.87%	52.37%	50.87%
September 2007	53.57%	49.80%	47.88%	45.95%	44.01%	42.04%	40.06%
October 2007	46.41%	41.68%	39.28%	36.86%	34.41%	31.94%	29.44%
November 2007	38.61%	32.87%	29.96%	27.01%	24.03%	21.02%	17.97%
December 2007	30.93%	24.13%	20.67%	17.16%	13.62%	10.03%	6.40%
January 2008	22.86%	14.94%	10.91%	6.82%	2.68%	0.00%	0.00%
February 2008	14.93%	5.85%	1.22%	0.00%	0.00%	0.00%	0.00%
March 2008	6.35%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2008	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)	0.37	0.33	0.31	0.30	0.28	0.27	0.26
Weighted Average Life To Call (years)	0.37	0.33	0.31	0.30	0.28	0.27	0.26

Percentage of the Initial Principal Balance Outstanding— Class A-2 Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2008	100.00%	100.00%	100.00%	100.00%	100.00%	99.04%	96.34%
February 2008	100.00%	100.00%	100.00%	97.80%	94.77%	91.71%	88.59%
March 2008	100.00%	97.52%	94.19%	90.81%	87.38%	83.89%	80.33%
April 2008	98.04%	90.77%	87.05%	83.25%	79.39%	75.46%	71.46%
May 2008	92.14%	84.08%	79.94%	75.72%	71.42%	67.03%	62.55%
June 2008	85.83%	76.98%	72.42%	67.77%	63.02%	58.16%	53.19%
July 2008	78.90%	69.27%	64.29%	59.21%	54.00%	48.66%	43.20%
August 2008	71.64%	61.23%	55.84%	50.32%	44.65%	38.83%	32.85%
September 2008	63.56%	52.40%	46.61%	40.66%	34.54%	28.25%	21.76%
October 2008	53.85%	42.03%	35.87%	29.53%	23.00%	16.25%	9.28%
November 2008	39.60%	27.35%	20.94%	14.34%	7.51%	0.44%	0.00%
December 2008	27.98%	15.23%	8.54%	1.63%	0.00%	0.00%	0.00%
January 2009	20.99%	7.55%	0.47%	0.00%	0.00%	0.00%	0.00%
February 2009	12.58%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2009	0.85%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2009	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)	1.39	1.29	1.24	1.20	1.16	1.11	1.07
Weighted Average Life To Call (years)	1.39	1.29	1.24	1.20	1.16	1.11	1.07

Percentage of the Initial Principal Balance Outstanding— Class A-3 Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	93.16%
December 2008	100.00%	100.00%	100.00%	100.00%	94.50%	87.11%	79.41%
January 2009	100.00%	100.00%	100.00%	93.18%	85.61%	77.71%	69.45%
February 2009	100.00%	98.42%	90.97%	83.20%	75.07%	66.53%	57.51%
March 2009	100.00%	86.18%	78.34%	70.10%	61.38%	52.10%	42.13%
April 2009	86.41%	71.31%	63.13%	54.44%	45.11%	34.95%	23.70%
May 2009	79.76%	63.62%	54.75%	45.17%	34.67%	22.87%	9.11%
June 2009	72.79%	55.57%	45.92%	35.30%	23.30%	9.17%	0.00%
July 2009	63.17%	45.07%	34.69%	22.97%	9.20%	0.00%	0.00%
August 2009	52.77%	33.85%	22.73%	9.77%	0.00%	0.00%	0.00%
September 2009	42.60%	23.06%	11.33%	0.00%	0.00%	0.00%	0.00%
October 2009	31.19%	11.39%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2009	14.47%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2009	0.27%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2010	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)	2.23	2.10	2.02	1.95	1.88	1.81	1.75
Weighted Average Life To Call (years)	2.23	2.10	2.02	1.95	1.88	1.81	1.75

Percentage of the Initial Principal Balance Outstanding— Class A-4 Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	85.58%
July 2009	100.00%	100.00%	100.00%	100.00%	100.00%	86.53%	43.18%
August 2009	100.00%	100.00%	100.00%	100.00%	89.66%	51.93%	0.00%
September 2009	100.00%	100.00%	100.00%	95.63%	66.12%	20.33%	0.00%
October 2009	100.00%	100.00%	98.85%	74.87%	42.94%	0.00%	0.00%
November 2009	100.00%	93.04%	74.33%	51.64%	21.72%	0.00%	0.00%
December 2009	100.00%	71.45%	53.67%	32.14%	4.00%	0.00%	0.00%
January 2010	89.54%	60.61%	42.85%	21.37%	0.00%	0.00%	0.00%
February 2010	77.53%	49.00%	31.47%	10.31%	0.00%	0.00%	0.00%
March 2010	57.54%	30.93%	14.57%	0.00%	0.00%	0.00%	0.00%
April 2010	36.28%	12.13%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2010	22.78%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2010	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)	2.84	2.70	2.62	2.51	2.38	2.24	2.13
Weighted Average Life To Call (years)	2.84	2.70	2.62	2.51	2.38	2.24	2.13

Percentage of the Initial Principal Balance Outstanding— Class B Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 2009	100.00%	100.00%	100.00%	100.00%	100.00%	33.48%	0.00%
November 2009	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
December 2009	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 2010	100.00%	100.00%	100.00%	100.00%	53.50%	0.00%	0.00%
February 2010	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 2010	100.00%	100.00%	100.00%	62.89%	0.00%	0.00%	0.00%
April 2010	100.00%	100.00%	80.34%	0.00%	0.00%	0.00%	0.00%
May 2010	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2010	5.22%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2010	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)	3.03	3.02	2.92	2.82	2.65	2.38	2.19
Weighted Average Life To Call (years)	3.03	3.02	2.92	2.82	2.65	2.38	2.19

Percentage of the Initial Principal Balance Outstanding— Class C Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 2009	100.00%	100.00%	100.00%	100.00%	100.00%	14.63%	0.00%
December 2009	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 2010	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
February 2010	100.00%	100.00%	100.00%	100.00%	77.76%	0.00%	0.00%
March 2010	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 2010	100.00%	100.00%	100.00%	50.34%	0.00%	0.00%	0.00%
May 2010	100.00%	100.00%	99.00%	0.00%	0.00%	0.00%	0.00%
June 2010	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2010	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)	3.11	3.02	3.02	2.90	2.75	2.45	2.19
Weighted Average Life To Call (years)	3.11	3.02	3.02	2.90	2.75	2.45	2.19

Percentage of the Initial Principal Balance Outstanding— Class D Notes

	Prepayment Assumption

Distribution Date	0%	50%	75%	100%	125%	150%	175%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 2009	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 2010	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
February 2010	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
March 2010	100.00%	100.00%	100.00%	100.00%	80.48%	0.00%	0.00%
April 2010	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 2010	100.00%	100.00%	100.00%	76.84%	0.00%	0.00%	0.00%
June 2010	100.00%	82.27%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2010	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)	3.11	3.09	3.02	3.00	2.84	2.52	2.19
Weighted Average Life To Call (years)	3.11	3.09	3.02	3.00	2.84	2.52	2.19

Schedule of Remaining Monthly Lease Payments and Residual Values

Monthly Lease Payments
Collection Period	and Residual Values

April 2007	$46,517,766.84
May 2007	$46,517,766.84
June 2007	$49,149,787.31
July 2007	$49,363,438.03
August 2007	$51,022,378.72
September 2007	$48,938,703.03
October 2007	$51,342,295.30
November 2007	$50,584,329.34
December 2007	$51,934,480.37
January 2008	$51,069,392.82
February 2008	$53,453,629.53
March 2008	$56,706,462.37
April 2008	$55,902,322.74
May 2008	$58,180,764.42
June 2008	$61,886,650.73
July 2008	$63,663,716.25
August 2008	$68,626,680.55
September 2008	$78,721,638.95
October 2008	$107,715,101.59
November 2008	$89,898,220.79
December 2008	$59,095,652.30
January 2009	$68,026,284.31
February 2009	$89,079,808.71
March 2009	$106,751,072.03
April 2009	$55,047,549.80
May 2009	$56,756,837.02
June 2009	$73,672,843.55
July 2009	$78,316,699.30
August 2009	$76,207,147.99
September 2009	$83,840,331.67
October 2009	$117,883,129.14
November 2009	$100,489,164.67
December 2009	$50,585,743.61
January 2010	$54,694,572.74
February 2010	$86,318,773.64
March 2010	$90,722,855.30
April 2010	$58,885,703.94
May 2010	$148,554,298.19
June 2010	$139,081,577.82
July 2010	$41,555,921.56
August 2010	$36,136,067.73
September 2010	$11,778,597.54
October 2010	$11,545,483.82
November 2010	$12,125,023.34
December 2010	$16,769,036.36
January 2011	$18,569,456.28
February 2011	$45,129,184.81
March 2011	$38,637,488.41

THE NOTES
      The notes will be issued pursuant to the terms of the CARAT Indenture. A sample CARAT Indenture was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the sample CARAT Indenture does not describe the specific terms of the notes. A copy of the final CARAT Indenture under which the notes are issued will be available to noteholders from the depositor upon request and will be filed with the SEC following the issuance of the notes. The following summary, when read in conjunction with the section titled “The Notes” in the accompanying prospectus, describes the material terms of the notes and the CARAT Indenture. Where particular provisions or terms used in the CARAT Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.
      The Bank of New York Trust Company, N.A., will be the CARAT Indenture Trustee and the COLT Indenture Trustee. The Bank of New York Trust Company, N.A. is a national banking association organized under the laws of the United States. The Bank of New York Trust Company, N.A. has served and currently is serving as indenture trustee and trustee for numerous transactions and programs involving pools of auto receivables.
      All payments required to be made on the notes will be made monthly on each distribution date.
      The principal amount, interest rate and the final scheduled distribution date for the offered notes are as set forth on the cover of this prospectus supplement. The corresponding information for the Class A-1 Notes which are not offered hereby, is set forth in the following table:

	Class A-1 Notes

Principal amount	$415,000,000.00
Interest rate		%
Final scheduled distribution date	June 16, 2008
LIBOR
      The interest rates for the floating rate notes and the floating rate payments received by the issuing entity on the related interest rate swap will be based on “One-Month LIBOR” plus an applicable spread. One-Month LIBOR will be the rate for deposits in U.S. Dollars for a period of one month that appears on the Reuters Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR Business Days prior to the closing date. If that rate does not appear on the Reuters Telerate Service Page 3750— or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the CARAT Indenture Trustee for consultation with the depositor— then One-Month LIBOR will be the Reference Bank Rate.
Payments of Interest
      Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be paid monthly on each distribution date.

      Each distribution date will be a payment date as described in the accompanying prospectus. For the first distribution date, interest will accrue on the notes from and including the closing date to but excluding the first distribution date. For each subsequent distribution date, interest will accrue on the notes from and including the immediately preceding distribution date to but excluding the next distribution date. For each class of notes, interest will be payable on each distribution date in an amount equal to the Note Class Interest Distributable Amount for that distribution date. Interest on floating rate notes and the Class A-1 Notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on fixed rate notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
      Interest payments on all classes of notes sharing an alphabetical designation will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as applicable, on any distribution date. In that case, each class of noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on this class of notes. Each class’ ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date and any Senior Swap Termination Payments payable with respect to that class of notes. See “The Transfer and Servicing Agreements— Distributions on the Notes” in this prospectus supplement. No interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full, no interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full and no interest will be paid on the Class D Notes on any distribution date until all interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes has been paid in full.
      Failure to pay the full Note Class Interest Distributable Amount for the Controlling Class on any distribution date will constitute an event of default under the CARAT Indenture after a five-day grace period. While any of the Class A Notes remain outstanding, failure to pay interest due on the Class B Notes, the Class C Notes or the Class D Notes, in each case, after a five-day grace period, will not be an event of default under the CARAT Indenture. While any of the Class B Notes remain outstanding, failure to pay interest due on the Class C Notes or the Class D Notes, in each case, after a five-day grace period, will not be an event of default under the CARAT Indenture. While any of the Class C Notes remain outstanding, failure to pay interest due on the Class D Notes, after a five-day grace period, will not be an event of default under the CARAT Indenture. See “The Notes— The CARAT Indenture— CARAT Events of Default; Rights Upon CARAT Event of Default” in the accompanying prospectus.
      If an event of default occurs under the CARAT Indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the CARAT Indenture or following the deposit into the CARAT collection account of the proceeds of the sale or other disposition of the issuing entity assets after an event of default occurs under the CARAT Indenture, the issuing entity will pay interest and principal first on the Class A Notes, pro rata among the classes of the Class A Notes based on their respective unpaid principal balances. No interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full. No interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. No interest will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full. See “The Transfer and Servicing Agreements— Distributions on the Notes— Priorities for Distributions from CARAT Collection Account” below.
Payments of Principal
      On each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority, which means that no principal payments will be made on any class of notes until all notes with a lower alphabetical and, with respect to the Class A Notes only, lower numerical designation have been paid in full. Thus, on each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to the notes as follows:

•	First, to the Class A-1 Notes until the Class A-1 Notes are paid in full;

•	Second, to the Class A-2 Notes until the Class A-2 Notes are paid in full;

•	Third, to the Class A-3 Notes until the Class A-3 Notes are paid in full;

•	Fourth, to the Class A-4 Notes, until the Class A-4 Notes are paid in full;

•	Fifth, to the Class B Notes, until the Class B Notes are paid in full;

•	Sixth, to the Class C Notes, until the Class C Notes are paid in full; and

•	Seventh, to the Class D Notes, until the Class D Notes are paid in full.
      If any of the notes in one of the classes listed above is split into two tranches, such as the Class A-2 notes being split into Class A-2a Notes and Class A-2b Notes, then all such notes will be paid pro rata and without distinction as to tranche. At any time that the principal balances of the notes have been declared due and payable following the occurrence of an event of default under the CARAT Indenture or following the deposit into the CARAT collection account of the proceeds of the sale or other disposition of the issuing entity assets, principal payments on each class of notes will be made, first on any Senior Swap Termination Payments, second on the Class A Notes, pro rata among all classes based on their respective unpaid principal balances until those notes have been paid in full, and then in the order set forth above for the Class B Notes, the Class C Notes and the Class D Notes, until all events of default have been cured or waived as provided in the CARAT Indenture.
      The remaining outstanding principal amount of each class of notes will be due on the applicable final scheduled distribution date. Failure to pay the full principal amount of a class of notes on or before the applicable final scheduled distribution date will constitute an event of default under the CARAT Indenture.
Servicer Purchase Option
      If the Servicer exercises its option to purchase the lease assets on a distribution date after the Aggregate ABS Value of the lease assets on the last day of the related Collection Period has declined to 2.00% or less of the Initial ABS Value of the lease assets, then the outstanding notes, if any, will be redeemed in whole, but not in part, on the same distribution date. The Servicer’s option is described in the accompanying prospectus under “The Transfer and Servicing Agreements— Termination— Servicer Purchase Option.” The redemption price for the notes will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest.
Delivery of Notes
      The notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and the Euroclear System against payment in immediately available funds. See “Book Entry Registration; Reports to Securityholders— Book-Entry Registration” in the accompanying prospectus.
Controlling Class
      For purposes of the Transfer and Servicing Agreements, the “Controlling Class” will be (a) so long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes, (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes and (d) if the Class A Notes, the Class B Notes and the Class C Notes are no longer outstanding but the Class D Notes are outstanding, the Class D Notes. During an event of default under the CARAT Indenture, the holders of a majority of the principal amount of the Controlling Class have the right to direct the CARAT Indenture Trustee to exercise one or more of the available remedies specified in the CARAT Indenture relating to the property of the issuing entity, including selling the secured notes. See “The Notes— The CARAT Indenture— CARAT Event of Default; Rights Upon CARAT Event of Default” in the accompanying prospectus. The holders of a majority of the principal amount of the Controlling Class, under specified circumstances, also have the right to waive Trust Administrator Defaults, as defined in “The Transfer and Servicing Agreements— Trust Administrator Default” in the accompanying prospectus or to terminate the Trust Administrator. See “The Transfer and Servicing Agreements— Rights Upon Trust Administrator Defaults” and “—Waiver of Past Defaults of Trust Administrator” in the accompanying prospectus. The Controlling Class has other rights, as specified in the accompanying prospectus.
THE TRANSFER AND SERVICING AGREEMENTS
      The parties will enter into the Transfer and Servicing Agreements. See “The Transfer and Servicing Agreements” in the accompanying prospectus. The depositor has filed sample forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement forms a part, but the sample agreements do not describe the specific terms of the notes. A copy of the final Transfer and Servicing Agreements for the notes will be available to noteholders from the depositor upon request and will be filed with the SEC following the issuance of the notes. The following summary, when read in conjunction with the section titled “The Transfer and Servicing Agreements” in the accompanying prospectus, describes the material terms of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Servicing and Administration Compensation and Payment of Expenses
      Compensation for Servicing the Lease Assets. GMAC acts as the Servicer of the lease assets. In that capacity, to the extent of available funds, GMAC will be entitled to receive the Basic Servicing Fee and the Additional Servicing Fee. The “Basic Servicing Fee,” with respect to any distribution date, is the product of (1) the Aggregate ABS Value of the lease assets at the opening of business on the first day of the related Collection Period, (2) 1/12 (or with respect to the first distribution date, a fraction, the numerator of which is the actual number of days from the cut-off date through the end of the first Collection Period and the denominator of which is 360, and (3) 1.00%. The “Additional Servicing Fee,” with respect to any distribution date, is the additional fee payable to the Servicer for services rendered during the related Collection Period, which will be equal to the sum of (1) 1/12th of 1.00% multiplied by the Aggregate ABS Value of the lease assets at the opening of business on the first day of the related Collection Period (or, for the first distribution date, 1.00% multiplied by a fraction, the numerator of which is the actual number of days from the cut-off date through the end of the first Collection Period and the denominator of which is 360, multiplied by the initial Aggregate ABS Value of the lease assets) and (2) any unpaid Additional Servicing Fee from any prior distribution date.
      As the Servicer, GMAC also receives a Supplemental Servicing Fee, which includes investment earnings on COLT trust accounts and any late fees, disposition fees, prepayment charges and other administrative fees and expenses or similar charges, and certain other proceeds from lease assets that have terminated. The COLT Servicing Agreement requires the Servicer to pay from its own funds, which includes any servicing fees paid to it, but does not include the COLT trust estate, all expenses incurred by the Servicer in connection with its activities as the Servicer, including the fees and expenses of the COLT Owner Trustee, the COLT Indenture Trustee, the VAULT trustee, fees and disbursements of independent accountants retained in connection with the COLT Servicing Agreement, taxes imposed upon the Servicer in connection with distributions and reports by or on behalf of the Servicer to the holders of the secured notes or the COLT equity certificates and expenses incurred in connection with servicing Liquidating Lease Assets. The Servicer is, however, entitled to reimbursement of certain expenses incurred in connection with the servicing of Liquidating Lease Assets. See “The Transfer and Servicing Agreement— Servicing and Administration Compensation and Payment of Expenses— Servicing of Underlying Leases and Leased Vehicles” in the accompanying prospectus.
      Servicing of Liquidating Lease Assets. The Transfer and Servicing Agreements provide that GMAC, as the Servicer, can exercise discretion, consistent with its customary servicing procedures and the terms of the Transfer and Servicing Agreements, in servicing Liquidating Lease Assets so as to maximize the collection of these Liquidating Lease Assets. In addition, the Transfer and Servicing Agreements also provide GMAC, as the Servicer, with broad discretion to choose to sell, or not to sell, any of the Liquidating Lease Assets. See “Description of the Motor Vehicle Business of GMAC” in the accompanying prospectus for a discussion of the Servicer’s customary servicing procedures.
      Compensation for Administering the Issuing Entity. GMAC will act as the Trust Administrator for the issuing entity. In that capacity, GMAC will handle all payments, administer defaults and delinquencies and perform other duties relating to the issuing entity. On each distribution date, the issuing entity will pay GMAC, as the Trust Administrator, the administration fee for providing the services. The administration fee consists of the administration fee for the previous Collection Period and unpaid administration fees from prior distribution dates. The monthly administration fee rate is one-twelfth of 0.01% of the aggregate Secured Note Principal Balance at the opening of business on the first day of the Collection Period. See “The Transfer and Servicing Agreements— Servicing and Administration Compensation and Payment of Expenses— Administering the Issuing Entity” in the accompanying prospectus.
Summary of Monthly Deposits to and Withdrawals
from COLT and CARAT Accounts*

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the accompanying prospectus for a further description.

Summary of Monthly Deposits to and Withdrawals
from COLT and CARAT Accounts*

GMAC,
as Trust Administrator
COLT
Repurchase Payments
Administrative Payments
& Warranty Payments
Administrative Fees
CARAT Collection Account
Shortfall Amount
Payments on Secured Notes
CARAT
Collection
Account
Floating Swap Payments
Swap Termination Payments
Fixed Swap Payments
Swap Counterparty
Withdrawals
Deposits
Excess Funds
Reserve
Account
Interest and
Principal
Note
Disribution
Account
Certificateholders
Interest and
Principal
Noteholders

  See “The Transfer and Servicing Agreements— Distributions on the Notes— Priorities for Distributions from CARAT Collection Account“ for a description of the relative priorities of each class.

Distributions on the Secured Notes
      On or before each distribution date, the Servicer will transfer all collections on the lease assets for the related Collection Period to the COLT collection account. The secured notes will be paid ratably from aggregate collections on the entire pool of lease assets and withdrawals from the reserve account.
      The COLT Indenture Trustee, based solely upon a certificate provided by the Servicer, will make distributions to the CARAT collection account out of the amounts on deposit in the COLT collection account. The amounts to be distributed to the CARAT collection account will be determined in the manner described below.
      The charts titled “Summary of Monthly Deposits to and Withdrawals from COLT and CARAT Accounts” which appear on pages S-53 and S-54 of this prospectus supplement, provide a summary of the monthly distributions from collections on the lease assets. These summary charts provide only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the accompanying prospectus to understand the monthly flow of funds.
      Determination of COLT Collections. The “COLT Collections” for a distribution date will be the sum of:

(1) the Monthly Lease Payments received with respect to the lease assets (including Applied Payments Ahead but excluding Excess Payments made during the related Collection Period that are treated as Payments Ahead);

(2) all Pull Ahead Payments received or deposited by the Servicer since the preceding distribution date (or with respect to the first distribution date, since the cut-off date) with respect to any lease assets that became Pull Ahead Lease Assets during or prior to the related Collection Period;

(3) all Warranty Purchase Payments received or deposited by the Servicer in respect of lease assets during the related Collection Period;

(4) all Administrative Purchase Payments received or deposited by the Servicer in respect of lease assets during the related Collection Period;

(5) all Sale Proceeds received or deposited by the Servicer in respect of the lease assets during the related Collection Period;

(6) any Monthly Payment Advances and Residual Advances with respect to that distribution date;

(7) all Extended Lease Payments received or deposited by the Servicer with respect to Extended Leases during the related Collection Period;

(8) if the Servicer has exercised its right to purchase the lease assets as described in “The Trust Sale and Servicing Agreements— Termination— Servicer Purchase Option” in the accompanying prospectus, the purchase price for the lease assets that was deposited into the COLT collection account by the Servicer on that distribution date;

(9) all Insurance Proceeds received with respect to the lease assets during the related Collection Period;

(10) without double counting any amounts set forth above, the portion of any security deposits with respect to the lease assets deemed to be included as part of COLT Collections for the related Collection Period under the COLT Servicing Agreement;

(11) all recoveries and early termination payments in respect of the lease assets; and

(12) any other amounts received by the Servicer during the related Collection Period with respect to the lease assets, other than Excluded Amounts, Supplemental Servicing Fees, Excess Payments and Sales and Use Tax Amounts.
      Determination of Available Distribution Amount. The “Available Distribution Amount” for a distribution date will be the sum of:

(1) the excess of (A) the sum of (i) all COLT Collections received by the Servicer on the lease assets during the related Collection Period and (ii) the Applied Extended Lease Payment Amount for that distribution date, over (B) the Unapplied Extended Lease Payment Amount for that distribution date; plus

(2) the amounts transferred from the reserve account to the COLT collection account on that distribution date as described under “—Monthly Withdrawals from and Deposits to the COLT Collection Account” below; minus

(3) any Outstanding Advances and liquidation expenses for which the Servicer is entitled to reimbursement under the COLT Servicing Agreement.
      Determination of Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the Servicer will calculate the Available Distribution Amount. On that day, the Servicer will also calculate the following amounts, among others, based on activity during the related Collection Period:

(1) the Basic Servicing Fee and the Additional Servicing Fee for the Servicer;

(2) the Aggregate Noteholders’ Principal Distributable Amount;

(3) the Reserve Account Required Amount;

(4) the Reserve Account Available Amount;

(5) the Secured Note Principal Balance for each secured note;

(6) the aggregate Secured Note Principal Balance;

(7) the Secured Note Monthly Accrued Interest;

(8) the Secured Note Interest Distributable Amount;

(9) the Secured Note Principal Distributable Amount;

(10) the aggregate Outstanding Advances made by the Servicer; and

(11) all other amounts required to determine the amounts, if any, to be deposited into or paid from each of the COLT collection account, the reserve account and the Payment Ahead Servicing Account.
      Based on those calculations, the Servicer will deliver to the COLT Indenture Trustee a certificate specifying these amounts.

      Monthly Withdrawals from and Deposits to the COLT Collection Account. On or before each distribution date, the COLT Indenture Trustee, based solely upon a certificate provided by the Servicer, will:

•	withdraw Excess Payments made during the preceding month from the COLT collection account and pay these amounts to the Servicer or, if required under the COLT Servicing Agreement, to the Payment Ahead Servicing Account;

•	transfer from the Payment Ahead Servicing Account (or, if the Servicer is not required to make deposits to the Payment Ahead Servicing Account on a daily basis under the COLT Servicing Agreement, the Servicer will deposit) to the COLT collection account the aggregate Applied Payments Ahead for that distribution date;

•	withdraw from the COLT collection account and pay to the Servicer any Outstanding Advances and liquidation expenses for which the Servicer is entitled to reimbursement under the COLT Servicing Agreement; and

•	withdraw from the reserve account and deposit into the COLT collection account an amount equal to the lesser of;

(I) the Reserve Account Available Amount on that distribution date; and

(II) the excess, if any, of

(A) the sum, for that distribution date, of the Basic Servicing Fee for the Servicer for that distribution date and any unpaid Basic Servicing Fees from prior distribution dates, the Aggregate Secured Note Interest Distributable Amount, the Secured Note Principal Distributable Amount and the CARAT Collection Account Shortfall Amount on that distribution date, over

(B) the excess of (i) the sum of (x) the COLT Collections with respect to the lease assets for that distribution date, plus (y) the Applied Extended Lease Payment Amount for that distribution date, over (ii) the sum of (x) the amount of any Outstanding Advances and liquidation expenses for which the Servicer is entitled to reimbursement under the COLT Servicing Agreement which have been withdrawn and paid to the Servicer on that distribution date, plus (y) the Unapplied Extended Lease Payment Amount for that distribution date.
      Priorities for Distributions from the COLT Collection Account. On each distribution date, after the withdrawals, deposits and transfers described in “—Monthly Withdrawals from and Deposits to the COLT Collection Account” in this prospectus supplement have been made, to the extent of the Available Distribution Amount for that distribution date, the COLT Indenture Trustee, based solely upon a certificate provided by the Servicer, will make the following distributions from amounts deposited into the COLT collection account in the following order of priority:

(1) to the Servicer, the Basic Servicing Fee and any unpaid Basic Servicing Fees from any preceding distribution date;

(2) to the issuing entity, as holder of the secured notes, pro rata based on the Secured Note Interest Distributable Amount due on each secured note, the Aggregate Secured Note Interest Distributable Amount;

(3) to the issuing entity, as holder of the secured notes, pro rata based on the Secured Note Principal Balance of each secured note, the Secured Note Principal Distributable Amount;

(4) to the CARAT collection account, the CARAT Collection Account Shortfall Amount, if any;

(5) to the reserve account, an amount necessary to cause the Reserve Account Available Amount (after giving effect to any withdrawal from the reserve account on that distribution date) to equal the Reserve Account Required Amount for that distribution date;

(6) to the Servicer, an amount equal to the Additional Servicing Fee, if any; and

(7) the remainder to the certificateholder.
Credit Enhancement
      Noteholders will have the benefit of credit enhancement from overcollateralization, a reserve account and, except for the Class D Notes, subordination of junior classes of notes.
      Overcollateralization. The “Aggregate Overcollateralization Amount” will be $193,751,486.50, which is the excess of the Aggregate ABS Value on the cut-off date over the initial outstanding principal amount of the notes. Collections on the secured notes will be applied to reach or maintain, as applicable, the Target Aggregate Overcollateralization Amount of $243,750,827.43. The Aggregate Overcollateralization Amount consists of both CARAT Overcollateralization Amount and the COLT Overcollateralization Amount.
      The “CARAT Overcollateralization Amount” is $18,750,063.65, which equals the excess of the initial aggregate principal amount of secured notes over the initial principal balance of the notes. The “COLT Overcollateralization Amount” is $175,001,422.85, which equals the excess of the Aggregate ABS Value of the lease assets on the cut-off date over the initial outstanding principal amount of the secured notes. The CARAT Overcollateralization Amount is represented by the certificates issued by the issuing entity, and the COLT Overcollateralization Amount is represented by the COLT certificates.
      Reserve Account. Pursuant to the COLT Servicing Agreement, the Servicer will establish the reserve account with the COLT Indenture Trustee. The reserve account will be funded by an initial deposit by COLT, LLC on the closing date of $18,750,063.65, which equals 0.75% of the Initial ABS Value of the lease assets. On each distribution date, (1) amounts available after the payments described in priorities (1) through (4) in “—Priorities for Distributions from the COLT Collection Account” above will be deposited into the reserve account if necessary to increase the amount on deposit in the reserve account to the Reserve Account Required Amount, and (2) the amount withdrawn from the reserve account as described under “—Distributions on the Secured Notes— Monthly Withdrawals from and Deposits to the COLT Collection Account” above will constitute part of the amounts available to make payments on the secured notes under the COLT Servicing Agreement.
      The “Reserve Account Required Amount” for any distribution date is an amount equal to $18,750,063.65.
      If the amount on deposit in the reserve account on any distribution date, after giving effect to all other deposits or withdrawals from the reserve account on that distribution date, is greater than the Reserve Account Required Amount for that distribution date, the Servicer will pay the amount of the excess to the holder of the COLT certificate, which initially will be COLT, LLC. Upon this distribution, none of the issuing entity or the noteholders will have any rights in, or claims to, those amounts.
      Subordination of Junior Note Classes. Payments of principal and interest on the Class B Notes are subordinated to payments of principal and interest on the Class A Notes, payments of principal and interest on the Class C Notes are subordinated to payments of principal and interest on the Class A Notes and the Class B Notes and payments of principal and interest on the Class D Notes are subordinated to payments of principal and interest on the Class A Notes, the Class B Notes and the Class C Notes, in each case to the extent described below in “—Distributions on the Notes— Priorities for Distributions from CARAT Collection Account: Revolving Period” and “—Distributions on the Notes— Priorities for Distributions from CARAT Collection Account.”
      Amounts on deposit in the reserve account and the overcollateralization as described above provide credit enhancement by absorbing reductions in collections on the lease assets because of defaults. If the total amount of these types of reductions exceeds (1) the amount on deposit in the reserve account and the overcollateralization as described above, then the Class D Notes may not be repaid in full; (2) the amount on deposit in the reserve account, the overcollateralization as described above and the principal amount of the Class D Notes, then the Class C Notes may not be repaid in full; (3) the amount on deposit in the reserve account, the overcollateralization as described above and the principal amount of the Class C Notes and the Class D Notes, then the Class B Notes may not be repaid in full; and (4) the amount on deposit in the reserve account, the overcollateralization as described above and the principal amount on the Class B Notes, the Class C Notes and the Class D Notes, then the Class A Notes may not be repaid in full. See “Summary— Priority of Distributions— CARAT Distributions” and in “—Distributions on the Notes” below for a description of how losses not covered by credit enhancement or support will be allocated to the notes.
Distributions on the Notes
      On each distribution date, the Trust Administrator will transfer all payments on the secured notes for that distribution date to the CARAT collection account. The CARAT Indenture Trustee, based solely upon a certificate provided by the Trust Administrator, will make distributions to the note distribution account out of the amounts on deposit in the CARAT collection account. The amounts to be distributed to the note distribution account will be determined in the manner described below.
      The charts titled “Summary of Monthly Deposits to and Withdrawals from COLT and CARAT Accounts” which appear on pages S-53 and S-54 of this prospectus supplement, provide a summary of the monthly distributions. These summary charts provide only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the accompanying prospectus to understand the monthly flow of funds.
      Determination of Available Amounts. The “Total Available Amount” for a distribution date will be the sum of:

(1) amounts deposited in the CARAT collection account with respect to the CARAT Collection Account Shortfall Amount on or before that distribution date;

(2) all payments on the secured notes held by the issuing entity during the period from the last distribution date to but excluding the current distribution date;

(3) the amount, if any, paid by the swap counterparty to the issuing entity under any interest rate swap; and

(4) amounts paid for any secured notes repurchased by the depositor.
      Determination of Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the Trust Administrator will calculate the Total Available Amount based on activity during the related Collection Period. On that day, the Trust Administrator will also calculate the following amounts, among others:

(1) the administration fee for the Trust Administrator;

(2) the Aggregate Noteholders’ Interest Distributable Amount, including the Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount, the Aggregate Class C Interest Distributable Amount and the Aggregate Class D Interest Distributable Amount;

(3) the First Priority Principal Distributable Amount, the Second Priority Principal Distributable Amount and the Third Priority Principal Distributable Amount;

(4) the Noteholders’ Regular Principal Distributable Amount;

(5) the net amount, if any, payable by the issuing entity under any interest rate swaps and Senior Swap Termination Payments and Subordinated Swap Termination Payments, if any, required to be paid on that distribution date;

(6) the amounts to be paid to the reserve account and to the certificateholders; and

(7) all other amounts required to determine the amounts, if any, to be deposited into or paid from each of the CARAT collection account and the note distribution account.
      Based on those calculations, the Trust Administrator will deliver to the CARAT Indenture Trustee a certificate specifying those amounts and instructing the CARAT Indenture Trustee to make withdrawals, deposits and payments of the amounts specified below under “Priorities for Distributions from CARAT Collection Account.”
      On each distribution date, all amounts on deposit in the note distribution account will be distributed to the noteholders as described in this prospectus supplement and in the accompanying prospectus.
      Priorities for Distributions from CARAT Collection Account. On each distribution date, except as provided below, the CARAT Indenture Trustee, based solely upon a certificate provided by the Trust Administrator, will make the distributions and payments in the following priority, to the extent that funds are available therefor after all prior applications, from the Total Available Amount:

(1) to the Trust Administrator, the administration fee for that distribution date and any unpaid administration fees from any preceding distribution date;

(2) to the swap counterparty, the net amount, if any, due under the interest rate swaps, other than any swap termination payments;

(3) to the note distribution account for payment to the Class A Noteholders, the Aggregate Class A Interest Distributable Amount and any Senior Swap Termination

Payments due to the swap counterparty on any interest rate swaps related to the Class A Notes allocated ratably between the Aggregate Class A Interest Distributable Amount and these Senior Swap Termination Payments in proportion to their respective amounts;

(4) to the note distribution account for payment to the noteholders, the First Priority Principal Distributable Amount, if any;

(5) to the note distribution account for payment to the Class B Noteholders, the Aggregate Class B Interest Distributable Amount;

(6) to the note distribution account for payment to the noteholders, the Second Priority Principal Distributable Amount, if any;

(7) to the note distribution account for payment to the Class C Noteholders, the Aggregate Class C Interest Distributable Amount;

(8) to the note distribution account for payment to the noteholders, the Third Priority Principal Distributable Amount, if any;

(9) to the note distribution account for payment to the Class D Noteholders, the Aggregate Class D Interest Distributable Amount;

(10) to the note distribution account for payment to the noteholders, the Noteholders’ Regular Principal Distributable Amount;

(11) if the outstanding principal balance of the notes (after giving effect to payments of principal from the note distribution account as contemplated by the foregoing clauses (1) through (10)) is equal to or less than the Reserve Account Available Amount, then to the note distribution account for payment to the noteholders, the outstanding principal balance of the notes (the amount of such outstanding principal balance of the notes being the “Mandatory Prepayment Amount”);

(12) to the reserve account, the amount necessary to cause the Reserve Account Available Amount to equal the Reserve Account Required Amount;

(13) to the note distribution account for payment to the noteholders, the Noteholders’ Additional Principal Distributable Amount;

(14) to the swap counterparty, any Subordinated Swap Termination Payments on any interest rate swaps related to the Class A Notes; and

(15) to the certificateholders, all remaining amounts.

      Amounts deposited in the note distribution account for the payment of principal on the notes will be paid to the noteholders in the order specified above in “The Notes— Payments of Principal.”
      Notwithstanding the foregoing, if an event of default occurs under the CARAT Indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the CARAT Indenture, or following the deposit into the CARAT collection account of the proceeds of the sale or other disposition of the issuing entity assets following the occurrence of an event of default under the CARAT Indenture, after payment of the costs and expenses of collection to the CARAT Indenture Trustee, the administration fee to the Trust Administrator and the net amount payable, if any, to the swap counterparty, other than any swap termination payments, the issuing entity will pay interest and principal first on the Class A Notes, pro rata among the Class A Notes. No interest or principal will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, no interest or principal will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full and no interest or principal will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.
Investment of Funds
      Collections on the receivables are held in accounts with eligible depositary institutions, which accounts are subject to the security interest of the CARAT Indenture Trustee for the benefit of the noteholders. Such accounts will be established with the CARAT Indenture Trustee. All amounts held in the transaction accounts will be invested at the written direction of the Trust Administrator.
      The Trust Administrator will invest and reinvest collections in specified eligible investments. Eligible investments include obligations of the United States of America, specified demand deposits, time deposits or certificates of deposit of (subject to specified eligibility requirements) any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies that is rating both the notes and the commercial paper in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; investments in money market or common trust funds having a rating from each of the rating agencies that is rating both the notes and the commercial paper in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; certain bankers’ acceptances issued by any depository institution or trust company and repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America; commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations; and in any other investment permitted by each of the rating agencies rating the notes.
      Unless otherwise permitted by the rating agencies rating the notes, any such eligible investments must mature (A) not later than the business day immediately preceding the next distribution date, or (B) on such next distribution date if either (x) such investment is issued by the institution with which the note distribution account is then maintained or (y) the CARAT Indenture Trustee (so long as the short-term unsecured debt obligations of the CARAT Indenture Trustee are rated at least “F1” by Fitch, “A-1” by Standard & Poor’s and “R-1 (high)” by DBRS on the date such investment is made) shall advance funds on such distribution date to the note distribution account in the amount payable on such investment on such distribution date pending receipt thereof to the extent necessary to make distributions on the notes on such distribution date. Unless the CARAT Indenture Trustee objects prior to the time an investment is made, the CARAT Indenture Trustee shall be deemed to have agreed to make such advance with respect to such investment.

      The Trust Administrator is entitled to receive all investment earnings (net of losses and investment expenses).
      The activity in the transaction accounts will be verified by the Trust Administrator and the CARAT Indenture Trustee.
Interest Rate Swaps
      General. On the closing date, the issuing entity will enter into an interest rate swap with a swap counterparty with respect to each class of floating rate notes. We refer to each of these interest rate swaps as a “primary swap.” Each primary swap is designed to provide the issuing entity protection against adverse movements in interest rates associated with interest paid on the related class of floating rate notes.
      Primary Swaps. Under each primary swap, on each distribution date, the issuing entity will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the issuing entity a floating interest rate of One-Month LIBOR plus an applicable spread, in each case based upon a notional amount equal to the outstanding principal balance on the related class of floating rate notes. The amount the issuing entity is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under each primary swap. Only the net amount will be due from the issuing entity or the swap counterparty, as applicable. The obligations of the issuing entity and the swap counterparty under each primary swap are unsecured.
      Events of Default/Termination Events. Each primary swap will provide for specified events of default and termination events. Events of default applicable to the issuing entity include:

•	the issuing entity’s failure to make payments due under that primary swap;

•	a merger by the issuing entity without an assumption of its obligations under the primary swap;

•	the occurrence of an event of default (other than a bankruptcy related event of default) by the issuing entity under the CARAT Indenture after which the notes are declared due and payable or the CARAT Indenture Trustee sells the assets of the issuing entity or the occurrence of a bankruptcy related event of default with respect to the issuing entity under the CARAT Indenture, as described in the accompanying prospectus under “The Notes— The CARAT Indenture— CARAT Events of Default; Rights Upon CARAT Event of Default;” and

•	the issuing entity amends the CARAT Related Documents in a manner that materially and adversely affects the swap counterparty without the prior written consent of the swap counterparty.
      Events of default applicable to the swap counterparty include:

•	the failure by the swap counterparty to make payments due under that primary swap;

•	the breach by the swap counterparty of the agreement evidencing that primary swap;

•	the existence of a misrepresentation by the swap counterparty in the agreement evidencing that primary swap;

•	the occurrence of bankruptcy and insolvency events with respect to the swap counterparty; and

•	a merger by the swap counterparty without an assumption of its obligations under the primary swap.
      In addition, termination events, including illegality and specified tax events, will apply to both the issuing entity and the swap counterparty.
      If an event of default occurs under the primary swap, the non-defaulting party may elect to terminate the applicable primary swap. If a termination event occurs, as to which the swap counterparty is the affected party, the applicable primary swap will terminate unless the swap counterparty is able to arrange the substitution of another counterparty that is satisfactory to the issuing entity within 20 days following the occurrence of the termination event. The swap counterparty must use its best efforts, not involving any material expenditure, to make the substitution.
      However, upon the occurrence of an event of default as to which the issuing entity is the non-defaulting party or a termination event as to which the swap counterparty is the affected party, if no substitute swap counterparty is arranged for, as described above, the issuing entity will replace the swap counterparty with the contingent swap counterparty as described below under “—Contingent Swap Counterparty.” If the contingent swap counterparty replaces the swap counterparty, the primary swap will continue.
      In the event of the termination of a primary swap, a termination amount may be due, either to the swap counterparty by the issuing entity out of funds that would otherwise be available to make payments on the notes or to the issuing entity by the swap counterparty. The termination amount will be based on market quotations of the cost of entering into a swap transaction on substantially the same terms as the primary swap, in accordance with the procedures set forth in the applicable primary swap. The termination amount could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes.
      Amendments to Transaction Documents. The swap counterparty will have the right to consent to amendments under the CARAT Indenture and the CARAT Transfer and Servicing Agreements, other than amendments that do not materially and adversely affect the interests of the swap counterparty.
      Contingent Swap Counterparty. Under a contingent assignment agreement entered into by the issuing entity, GMAC and the swap counterparty, upon the occurrence of a designated event, as described below, GMAC, which we refer to in this capacity as the “contingent swap counterparty,” will accede to the rights and obligations of the swap counterparty and that designated event will be deemed not to exist. Each of the following occurrences is a “designated event”:

•	an event of default under the primary swap has occurred, the swap counterparty is the defaulting party and the issuing entity has declared a designated event;

•	a termination event has occurred where the swap counterparty is the affected party and no transfer of the swap counterparty’s responsibilities, as described above, is effected;

•	a credit downgrade, as described below, has occurred and no appropriate arrangements, as described below, are made; and

•	the issuing entity receives notice from the swap counterparty that it will be unable to make a swap payment on the next distribution date.
      If the contingent swap counterparty has accepted the rights and obligations of the swap counterparty, upon satisfying any delinquent payments due to the issuing entity under each primary swap and making the assignment payment required under the contingent assignment agreement, the original swap counterparty will have no further liabilities, obligations or duties under each primary swap.
      Credit Downgrade. As a result of the contingent swap counterparty arrangement, in certain circumstances, the issuing entity may enter into a primary swap with a swap counterparty that, by itself, is rated lower than the stand-alone rating required by Standard & Poor’s for a counterparty providing interest rate protection for an asset-backed security receiving their highest respective ratings. Generally, Standard & Poor’s believes that the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty is less than the probability of a default under a primary swap by the swap counterparty alone. On the basis of this belief, Standard & Poor’s assigns a “joint probability rating,” which is designed to reflect the probability of a default under a primary swap by both the swap counterparty and the contingent swap counterparty.
      As of the date of this prospectus supplement, the long-term debt obligations of the contingent swap counterparty are rated “BB+” by Standard & Poor’s “BB+” by Fitch and “BBB (low)” by DBRS. If the issuing entity enters into one or more interest rate swaps, it will do so with a swap counterparty with a long-term debt rating by Standard & Poor’s sufficient to result in a joint probability rating of at least “AA-” by Standard & Poor’s.
      If the joint probability rating is reduced below “AA-” by Standard & Poor’s, the swap counterparty under a primary swap will be obligated to take one of the following actions, and receive written confirmation from the applicable rating agency that the action will not result in a downgrade of any of the notes, within 30 calendar days of the date on which the swap counterparty receives notice from the contingent swap counterparty that the joint probability rating has been reduced below that threshold:

•	post collateral or make other appropriate credit support arrangements; or

•	obtain a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the primary swap or of the contingent swap counterparty under the contingent assignment agreement, in either case so that the substitution would be acceptable to the issuing entity, which acceptance is not to be unreasonably withheld, and would result in a joint probability of at least “AA-” by Standard & Poor’s.
      If the joint probability rating is reduced below “A-” by Standard & Poor’s, the swap counterparty will be obligated to undertake the actions described in the second bullet above and may not cure the effect of the reduction by undertaking those actions described in the first bullet. If the swap counterparty fails to take either of those actions, a termination event will occur under the primary swap and the swap counterparty will be replaced.
      The contingent swap counterparty will not be eligible to accede to the rights and obligations of the swap counterparty following a designated event triggered by a credit downgrade of the swap counterparty at any time when the contingent swap counterparty is not itself rated at least “AA-” by Standard & Poor’s, “AA (low)” by DBRS and “AA-” by Fitch or, with the posting of collateral or provision of other appropriate credit support, at least “A-” by Standard & Poor’s, “A (low)” by DBRS and “A-” by Fitch. Following the

occurrence of any other designated event with respect to the swap counterparty, the contingent swap counterparty shall accede to the rights and obligations of the swap counterparty irrespective of its then current ratings, except that immediately upon such accession the contingent swap counterparty will be subject to the same credit downgrade provisions as are stated above to apply to the joint probability rating.
      If the swap counterparty’s long-term debt rating is reduced below “A” or its short-term debt rating is reduced below “F1” by Fitch, but remains at a rating at least equal to “BBB-” (long-term) or “F3” (short-term) by Fitch, then the swap counterparty under the primary swap will be obligated to take one of the following actions within 30 calendar days of the date of such downgrade:

•	post collateral pursuant to an ISDA Credit Support Annex on terms satisfactory to Fitch to be negotiated between the parties at such time; or

•	obtain a substitute swap counterparty with Fitch ratings of at least “A” (long-term) and “F1” (short-term) to assume the rights and obligations of the swap counterparty under the primary swap acceptable to the issuing entity, which acceptance is not unreasonably withheld; or

•	provide an unconditional guaranty from an entity with a Fitch rating of at least “A” (long-term) and “F1” (short-term); or

•	make other appropriate credit support arrangements acceptable to Fitch.
      If the swap counterparty’s long-term debt rating is reduced below “BBB-” or its short-term debt rating is reduced below “F3” by Fitch, the swap counterparty will be obliged to undertake actions described in the second, third or fourth bullet points above and may not cure the effect of the ratings reduction by posting collateral pursuant to the first bullet point. If the swap counterparty fails to take the actions set forth above, a termination event will occur under the primary swap and the swap counterparty will be replaced.
      Back-to-Back Swaps. On the closing date, GMAC may also enter into an interest rate swap with the swap counterparty with respect to each primary swap between the swap counterparty and the issuing entity. We refer to each of these interest rate swaps as a “back-to-back swap.” The back-to-back swaps allow for protection of the swap counterparty against prepayment risk, which reduces the cost to the issuing entity of entering into the related primary swap with the swap counterparty.
      Each back-to-back swap entered into by GMAC will be separate and independent from the primary swap. Accordingly, an event of default or termination event under a back-to-back swap resulting in early termination of that back-to-back swap will not cause an early termination of the related primary swap.
      The information under “—The Swap Counterparty” below relates to and has been provided by the swap counterparty for use in this prospectus supplement. Except for the information under “—The Swap Counterparty” below, the swap counterparty and its affiliates have not prepared and do not accept responsibility for this prospectus supplement.
      Based on a reasonable good faith estimate of maximum probable exposure calculated in accordance with GMAC’s general risk management procedures, the significance percentage of the interest rate swap agreement is less than 10.00%.

      The Swap Counterparty. Citibank is the swap counterparty. Citibank was originally organized on June 16, 1812, and now is a national banking association organized under the National Bank Act of 1864. Citibank is an indirect, wholly owned subsidiary of Citigroup. As of December 31, 2006 the total assets of Citibank and its consolidated subsidiaries represented approximately 54% of the total assets of Citigroup and its consolidated subsidiaries. Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As of December 31, 2006, Citibank had consolidated assets of approximately $1,019,497 million, consolidated deposits of approximately $665,743 million and stockholder’s equity of approximately $73,153 million. Moody’s currently rates Citibank’s long-term senior debt and short-term debt as “Aaa” and “P1,” respectively. Standard & Poor’s currently rates Citibank’s long-term senior debt and short-term debt as “AA+” and A-1+,” respectively. Fitch currently rates Citibank’s long-term senior debt and short-term debt as “AA+” and “F1+,” respectively. DBRS currently rates Citibank’s long-term senior debt and short-term debt as “R-1(high)/AA(high),” respectively. Further information regarding these ratings may be obtained from Moody’s, Standard & Poor’s, Fitch and DBRS, respectively. No assurances can be given that the current ratings of Citibank’s instruments will be maintained.
      The obligations of Citibank under the primary swap will not be guaranteed by Citigroup or insured by the Federal Deposit Insurance Corporation (“FDIC”). Citibank may, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured depository institutions. Citibank is an affiliate of Citigroup Global Markets Inc., one of the underwriters.
Depositor Repurchase Option
      The depositor has an option to purchase the secured notes. The option may be exercised on any distribution date on which, and for both of (but not less than both of) the secured notes at such time as, the Aggregate ABS Value of the lease assets is equal to or less than 2.00% of the Initial ABS Value. The purchase price will equal or be greater than the unpaid principal balance of the secured notes, plus accrued and unpaid interest on the secured notes through the end of the calendar month in which the repurchase occurs, plus any unpaid administration fee plus any payments due to any swap counterparty after giving effect to a redemption of the secured notes. The amount paid by the depositor for the repurchase will constitute collections on the secured notes, and will be applied in the same fashion as other collections.
Distribution of Assets Following Payment in Full of the Securities
      Following payment in full of the notes and payment of all liabilities of the issuing entity in accordance with the applicable law, any remaining assets in the issuing entity will be distributed to the certificateholders.
CERTAIN FEES AND EXPENSES
Basic Servicing Fee
      The Basic Servicing Fee will be 1.00% per annum.
Additional Servicing Fee
      The Additional Servicing Fee will be 1.00% per annum.

Trust Administration Fee
      The Trust Administration Fee will be 0.01% per annum.
      Only the Basic Servicing Fee, the Additional Servicing Fee and the Trust Administration Fee will be paid out of collections from the lease assets. The Servicer will also be entitled to a Supplemental Servicing Fee, which will not be paid out of collections, and will include late fees, disposition fees, prepayment charges, other administrative fees and expenses collected during the month and investment earnings on the COLT trust accounts. The Servicer is entitled to be reimbursed out of cash flows on the lease assets for liquidation expenses and other out-of-pocket costs related to liquidation, in the amount that the Servicer determines necessary in accordance with its customary procedures to refurbish and dispense of a repurchased financed vehicle. See “The Transfer and Servicing Agreements— Servicing and Administration Compensation and Payment of Expenses— Servicing of Liquidating Lease Assets.”
ERISA CONSIDERATIONS
      The accompanying prospectus describes the general rules that apply to the purchase of offered notes by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds and insurance company general accounts or separate accounts in which these plans and accounts are invested. We refer to these investors as “benefit plans,” and each benefit plan that is considering an investment in the offered notes should review “ERISA Considerations” in the accompanying prospectus. We use terms in this section of the accompanying prospectus supplement that have been defined in that section of the accompanying prospectus.
Offered Notes
      Although there is little guidance on the subject, the depositor believes that, at the time of their issuance, the offered notes should not be treated as an equity interest in the issuing entity for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurred losses. The risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities.
      However, without regard to whether the offered notes are treated as an equity interest for purposes of the plan assets regulation, the acquisition or holding of offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the Trust Administrator, the CARAT Indenture Trustee, the CARAT Owner Trustee, COLT, COLT, LLC, the Servicer, the COLT Owner Trustee, the COLT Indenture Trustee, the swap counterparty or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Certain exemptions from prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to that benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes, and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain foreign plans and church plans (as defined in Section 3(33) of ERISA are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.
      By acquiring an offered note, each purchaser and transferee will be deemed to represent and warrant that either (1) it is not acquiring the offered note with the plan assets of a benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or other plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or (2) the acquisition and holding of the offered note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA, Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law.
      The issuing entity and the underwriters are not relying on the underwriter’s exemption with respect to the purchase of the offered notes by a benefit plan.
      A benefit plan fiduciary considering the purchase of offered notes should consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
LEGAL PROCEEDINGS
      There are no current legal proceedings pending or, to the best knowledge of that entity, threatened against the issuing entity, the sponsor, VAULT, the Servicer, the Trust Administrator, COLT or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes or on its ability to perform under the related transaction documents.
      Each of the COLT Owner Trustee, the CARAT Owner Trustee, the COLT Indenture Trustee, the CARAT Indenture Trustee, the VAULT Trustee and the swap counterparty has represented to the issuing entity that there were no material pending legal or other proceedings involving that entity, which, for that entity, individually or in the aggregate, would have a material adverse impact on investors in the notes.

FEDERAL INCOME TAX CONSEQUENCES
      Mayer, Brown, Rowe & Maw LLP, special tax counsel to the depositor, will deliver its opinion that for U.S. federal income tax purposes the offered notes will constitute indebtedness. Each noteholder, by the acceptance of an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.
      Mayer, Brown, Rowe & Maw LLP will deliver its opinion that the issuing entity will not be taxable as an association or publicly traded partnership taxable as a corporation. See “Federal Income Tax Consequences” and “State and Local Tax Consequences” in the prospectus.
STATE AND LOCAL TAX CONSEQUENCES
      The above discussion does not address the tax treatment of the issuing entity, the offered notes or the holders of offered notes under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the lease assets and by the Trust Administrator in administering the secured notes will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisers regarding the state and local tax treatment of the issuing entity as well as any state and local tax consequences for them of purchasing, holding and disposing of the offered notes. See “State and Local Tax Consequences” in the accompanying prospectus.
RATINGS
      We will not issue the notes offered by this prospectus supplement and the accompanying prospectus unless at least one nationally recognized rating agency rates the notes as follows:

•	the Class A-1 Notes in the highest rating category for short-term obligations (i.e., “A-1+,” “F1+” or their respective equivalents);

•	the Class A-2, Class A-3 and Class A-4 Notes in the highest rating category for long-term obligations (i.e., “AAA” or its equivalent);

•	the Class B Notes in the “AA” category for long-term obligations or its equivalent;

•	the Class C Notes in the “A” category for long-term obligations or its equivalent; and

•	the Class D Notes in the “BBB” category for long-term obligations or its equivalent.
      Neither the depositor nor any other party to the transaction is under any obligation to monitor the ratings of the notes. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. There is no assurance that a rating will not be downgraded or withdrawn by a rating agency if circumstances so warrant. If a rating initially assigned to the notes is subsequently downgraded for any reason, no person or entity is obligated to provide any additional enhancement.

UNDERWRITING
      Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the depositor, the principal amount of the offered notes set forth opposite its name below:
Aggregate Principal Amount to be Purchased

	Class A-2	Class A-3	Class A-4	Class B	Class C	Class D

Banc of America Securities LLC
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
SG Americas Securities, LLC
BMO Capital Markets Corp.
CIBC World Markets Corp.
Daiwa Securities America Inc.
KeyBanc Capital Markets Inc.
RBC Capital Markets Corporation

Total	$	$	$	$	$	$

      Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc. and SG Americas Securities, LLC are responsible for jointly leading and managing the offering of the offered notes.
      The depositor has been advised by the underwriters that the several underwriters propose initially to offer the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for each class of offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of offered notes. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession	Reallowance

Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
Class B Notes	%	%
Class C Notes	%	%
Class D Notes	%	%
      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.
      Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

      Covered short sales are sales made in an amount not greater than the underwriters over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes in the open market. In determining the source of the offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase the offered notes through the over-allotment option.
      Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.
      Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.
      Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.
      Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the depositor nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.
      The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

As a Percent of
Initial Aggregate
Principal Amount
	Aggregate Amount	of the Notes

Sale of the Offered Notes Proceeds	$		%
Underwriting Discount of the Offered Notes	$		%
Additional Offering Expenses	$		%
Net Proceeds to Depositor	$		%
NOTICE TO RESIDENTS OF THE UNITED KINGDOM AND OF OTHER EUROPEAN COUNTRIES
      Residents of the United Kingdom are advised to read “Plan of Distribution — Matters Related to the Offering of the Notes in the United Kingdom” on page 114 in the accompanying prospectus. Residents of other countries in Europe are advised to read “Plan of Distribution — Matters Related to the Offering of the Notes in Europe” on page 113 in the accompanying prospectus.

LEGAL OPINIONS
      Specified matters relating to the notes will be passed upon for the issuing entity, the depositor and GMAC by Richard V. Kent, Esq., general counsel of the depositor and Assistant General Counsel of GMAC, and by Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, the issuing entity and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, 1 2/3 par value. Certain federal income tax matters will be passed upon for GMAC, the issuing entity and the depositor by Mayer, Brown, Rowe & Maw LLP. Specified matters relating to the transaction will be passed upon for the underwriters by Kirkland & Ellis LLP. Kirkland & Ellis LLP has represented, and is currently representing, GMAC and its affiliates in matters unrelated to the offering of the notes described in this prospectus supplement and the accompanying prospectus.
REPORTS AND ADDITIONAL INFORMATION
      For a summary of reports to be provided to securityholders, see “Book Entry Registration; Reports to Securityholders— Reports to Securityholders” in the prospectus.
      The Trust Administrator will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports relating to the issuing entity under Capital Auto Receivables Asset Trust 2007-SN1, SEC file number 333-142950. These reports will be made available on the world wide web at http://www.gmacfs.com/us/en/business/investing/securitization/sectoc.htm. For further information on how to obtain these reports, see “Where You Can Find More Information” in the accompanying prospectus.

GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT
      The following are definitions of terms used in this prospectus supplement:
      “ABS Value”: with respect to a lease asset and any distribution date and the last day of the related Collection Period:

(a) for each lease asset for which the Servicer has paid the Administrative Purchase Payment as of the close of business on the last day of the related Collection Period under the COLT Servicing Agreement, zero;

(b) for each lease asset for which GMAC has paid the Warranty Purchase Payment as of the close of business on the last day of the related Collection Period under the COLT Sale and Contribution Agreement, zero;

(c) for each lease asset that (i) terminated during or prior to the related Collection Period and reached its scheduled lease end date during or prior to the related Collection Period, (ii) became a Pull Ahead Lease Asset during or prior to the related Collection Period, or (iii) became an Extended Lease during or prior to the related Collection Period but, in each case, that did not become a Liquidating Lease Asset during or prior to the related Collection Period, the Lease Residual;

(d) for each lease asset that became a Liquidating Lease Asset during or prior to the related Collection Period, zero; and

(e) for each other lease asset, the sum of (i) the present value, as of the close of business on the last day of the related Collection Period (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of each Monthly Lease Payment for that lease asset due after the last day of the related Collection Period, discounted from the first day of the Collection Period in which the Monthly Lease Payment is due to the last day of the related Collection Period, (ii) the aggregate amount of past due and unpaid Monthly Lease Payments for which no Advances have been made, and (iii) the present value, as of the close of business on the last day of the related Collection Period (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of the Lease Residual for that lease asset, discounted from the first day of the Collection Period in which the scheduled lease end date for that lease asset occurs to the last day of the related Collection Period.
      “Actual Payment”: with respect to any distribution date and a lease, all payments received by the Servicer from or for the account of the lessee during the related Collection Period, except for any Overdue Payments, Supplemental Servicing Fees, Excluded Amounts or payments with respect to Sales and Use Tax Amounts. Actual Payments do not include Applied Payments Ahead.
      “Additional Servicing Fee”: is defined on page S-52.
      “Adjusted Principal Balance”: with respect to a lease asset and a date of determination, the ABS Value of the lease asset, determined using a discount rate of zero percent.
      “Administrative Purchase Payment”: with respect to a lease asset, the ABS Value of that lease asset determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which the Servicer is required, or, if earlier, elects, to purchase the lease asset.

      “Advance”: with respect to any lease asset and distribution date, the amount that the Servicer has advanced under the COLT Servicing Agreement.
      “Aggregate ABS Value”: with respect to any group of lease assets, as of any date of determination, an amount equal to the sum of the ABS Value of those lease assets on that date.
      “Aggregate Adjusted MSRP”: with respect to any group of lease assets, an amount equal to the sum of the Adjusted MSRP value of those lease assets.
      “Aggregate Class A Interest Distributable Amount”: with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for each class of the Class A Notes as of that distribution date and (2) the Class A Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Class B Interest Distributable Amount”: with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for the Class B Notes as of that distribution date and (2) the Class B Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Class C Interest Distributable Amount”: with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for the Class C Notes as of that distribution date and (2) the Class C Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Class D Interest Distributable Amount”: with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for the Class D Notes as of that distribution date and (2) the Class D Interest Carryover Shortfall as of the preceding distribution date.
      “Aggregate Class Interest Distributable Amounts”: the Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount, the Aggregate Class C Interest Distributable Amount and the Aggregate Class D Interest Distributable Amount, as the context requires.
      “Aggregate Noteholders’ Interest Distributable Amount”: for any distribution date, the sum of (1) the Aggregate Class A Interest Distributable Amount as of that distribution date, (2) the Aggregate Class B Interest Distributable Amount as of that distribution date, (3) the Aggregate Class C Interest Distributable Amount as of that distribution date and (4) the Aggregate Class D Interest Distributable Amount as of that distribution date.
      “Aggregate Noteholders’ Principal Distributable Amount”: for any distribution date, the sum of (1) the Noteholders’ Regular Principal Distributable Amount as of that distribution date, (2) the Aggregate Noteholders’ Priority Principal Distributable Amount as of that distribution date, (3) the Noteholders’ Additional Principal Distributable Amount and (4) the Mandatory Prepayment Amount.
      “Aggregate Noteholders’ Priority Principal Distributable Amount”: with respect to any distribution date, the sum of (1) the First Priority Principal Distributable Amount, (2) the Second Priority Principal Distributable Amount and (3) the Third Priority Principal Distributable Amount.
      “Aggregate Original Adjusted Principal Balance”: with respect to a pool of lease assets, the aggregate of the Original Adjusted Principal Balance of each lease asset.

      “Aggregate Overcollateralization Amount”: is defined on page S-58.
      “Aggregate Secured Note Interest Distributable Amount”: with respect to each distribution date, an amount equal to the sum of the Secured Note Interest Distributable Amounts for all secured notes on that distribution date.
      “ALG Residual”: is defined in the accompanying prospectus.
      “Applied Extended Lease Payment Amount”: with respect to each distribution date, the amount of any Extended Lease Payments received or deposited by the Servicer into the COLT collection account during or prior to the related Collection Period in respect of Applied Extended Leases for that distribution date.
      “Applied Extended Leases”: with respect to each distribution date, any Extended Lease that became a Liquidating Lease Asset during the related Collection Period.
      “Applied Payments Ahead”: with respect to a distribution date and a lease on which the Actual Payment made by the lessee during the related Collection Period was less than the Monthly Lease Payment, an amount equal to the lesser of (i) the Payments Ahead with respect to that lease and (ii) the amount by which the Monthly Lease Payment exceeds the actual payment made by the lessee during the related Collection Period.
      “Available Distribution Amount”: is defined in page S-56.
      “Basic Servicing Fee”: is defined on page S-52.
      “CARAT Collection Account Shortfall Amount”: for any distribution date, the excess of (x) the amounts payable from the CARAT collection account on that distribution date as described under “The Transfer and Servicing Agreements— Distributions on the Notes— Priorities for Distributions from CARAT Collection Account” in this prospectus supplement or following the acceleration of the notes or the sale or other disposition of the assets of the issuing entity following the occurrence of an event of default under the CARAT Indenture, the amounts required to be paid from the CARAT collection account as described under “The Transfer and Servicing Agreements— Distributions on the Notes— Priorities for Distributions from CARAT Collection Account” in this prospectus supplement, in each case other than deposits to the reserve account and payments to the certificateholder, over (y) the Total Available Amount for that distribution date, other than any amounts deposited in the CARAT collection account with respect to the CARAT Collection Account Shortfall Amount for that prior distribution date.
      “CARAT Indenture”: the CARAT 2007-SN1 Indenture, dated as of the closing date, between the issuing entity and the CARAT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “CARAT Overcollateralization Amount”: $18,750,063.65, which is the excess of the aggregate Secured Note Principal Balance on the cut-off date over the initial outstanding principal balance of the notes.
      “CARAT Related Documents”: is defined in the accompanying prospectus.
      “Citigroup” is defined on page S-20.
      “Class A Interest Carryover Shortfall”: as of the close of any distribution date, the excess of the Aggregate Class A Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class A Notes as described under “The Transfer and Servicing Agreements— Distributions on the Notes— Priorities for Distributions from CARAT Collection Account.”
      “Class A Notes”: collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
      “Class A-1 Notes”: the asset backed notes, Class A-1 issued by the issuing entity.
      “Class A-2 Notes”: the asset backed notes, Class A-2 issued by the issuing entity.
      “Class A-3 Notes”: the asset backed notes, Class A-3 issued by the issuing entity.
      “Class A-4 Notes”: the asset backed notes, Class A-4 issued by the issuing entity.
      “Class B Interest Carryover Shortfall”: as of the close of any distribution date, the excess of the Aggregate Class B Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class B Notes as described under “The Transfer and Servicing Agreements— Distributions on the Notes— Priorities for Distributions from CARAT Collection Account.”
      “Class B Notes”: the asset backed notes, Class B issued by the issuing entity.
      “Class C Interest Carryover Shortfall”: as of the close of any distribution date, the excess of the Aggregate Class C Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class C Notes as described under “The Transfer and Servicing Agreements— Distributions on the Notes— Priorities for Distributions from CARAT Collection Account.”
      “Class C Notes”: the asset backed notes, Class C issued by the issuing entity.
      “Class D Interest Carryover Shortfall”: as of the close of any distribution date, the excess of the Aggregate Class D Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class D Notes as described under “The Transfer and Servicing Agreements— Distributions on the Notes— Priorities for Distributions from CARAT Collection Account.”
      “Class D Notes”: the asset backed notes, Class D issued by the issuing entity.
      “Collection Period”: each calendar month (or, in the case of the first Collection Period, the period from and including the cut-off date to and including May 31, 2007). With respect to any distribution date, the “related Collection Period” is the Collection Period preceding the calendar month in which that distribution date occurs.
      “COLT Collections”: is defined on page S-55.
      “COLT Custodian”: GMAC, or another custodian named from time to time in the COLT Custodian Agreement.
      “COLT Custodian Agreement”: the COLT 2007-SN1 Custodian Agreement, dated as of the closing date, between the COLT Custodian and the COLT Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      “COLT Indenture”: the COLT 2007-SN1 Indenture, dated as of the closing date, between COLT and the COLT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “COLT Overcollateralization Amount”: $175,001,422.85, which is equal to the excess of the Initial ABS Value over the initial aggregate Secured Note Principal Balance.
      “COLT Sale and Contribution Agreement”: the COLT 2007-SN1 Sale and Contribution Agreement, dated as of the closing date, between COLT and GMAC, as the same may be amended, supplemented or otherwise modified from time to time.
      “COLT Servicing Agreement”: the COLT 2007-SN1 Servicing Agreement, dated as of the closing date, between GMAC, as the Servicer, COLT and the COLT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “Controlling Class”: is defined on page S-51.
      “cut-off date”: means is defined on page S-5.
      “Discount Rate”: 10.00% per annum.
      “distribution dates”: is defined on page S-4.
      “DBRS”: DBRS Inc. or any successor.
      “ERISA”: the Employee Retirement Income Security Act of 1974, as amended.
      “Excess Payment”: with respect to any lease asset and any Collection Period, the excess, if any, of (x) the amount of the payments by or on behalf of the related lessee and received during that Collection Period (other than prepayments in full in connection with an early termination of a lease) that are not Supplemental Servicing Fees, Excluded Amounts, Sales and Use Tax Amounts or Applied Payments Ahead, over (y) the amounts applied towards any Outstanding Advances and the Monthly Lease Payment for that lease asset in accordance with the COLT Servicing Agreement.
      “Excluded Amounts”: with respect to any distribution date and any lease asset, the sum of (i) any amounts received by the Servicer during the related Collection Period with respect to any administrative fees and parking tickets and fines on the related vehicle, (ii) premiums paid by the Servicer or due to the related insurer during the related Collection Period in connection with the maintenance of insurance with respect to that lease asset, and (iii) any amounts required under applicable law to be paid or refunded to the lessee during the related Collection Period (including any rebates of premiums with respect to cancellation of any insurance policy or service contract entered into by the lessee).
      “Extended Lease”: any lease that has reached its scheduled lease end date, for which the lessee (x) has paid all Monthly Lease Payments required under the original terms of the lease and (y) has agreed with the Servicer to extend the term of the lease and to continue making Monthly Lease Payments under that lease in an amount as agreed between the lessee and the Servicer.
      “Extended Lease Payments”: with respect to any Extended Lease and any Collection Period prior to the Collection Period in which the related vehicle was sold or otherwise disposed of by the Servicer, any Monthly Lease Payments due under that Extended Lease after its scheduled lease end date and received by the Servicer during the related Collection

Period, minus any payments in respect of Sales and Use Tax Amounts required to be paid with respect to that Extended Lease during that Collection Period.
      “Final Scheduled Distribution Date”: the Final Scheduled Distribution Date (1) for the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes as set forth on the front cover page of this prospectus supplement, and (2) for the Class A-1 Notes as set forth on page S-48.
      “First Priority Principal Distributable Amount”: with respect to any distribution date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of the Class A Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes on that date) (or with respect to the first distribution date, on the closing date), over (ii) the Aggregate ABS Value of the lease assets at the close of business on the last day of the related Collection Period.
      “Fitch”: Fitch, Inc. or any successor thereto.
      “fixed rate notes”: is defined on page S-4.
      “floating rate notes”: is defined on page S-4.
      “General Motors”: is as defined in the accompanying prospectus.
      “GMAC”: is as defined in the accompanying prospectus.
      “Initial ABS Value”: means the Aggregate ABS Value of the lease assets as of the cut-off date, which is $2,500,008,486.50.
      “Insurance Proceeds”: with respect to a distribution date and a lease asset, the sum of (1) all amounts received by the Servicer during the related Collection Period with respect to any insurance policies maintained with respect to that lease asset pursuant to the COLT Servicing Agreement and (2) all amounts required to be deposited by the Servicer under the COLT Servicing Agreement during the related Collection Period.
      “Lease”: any automobile or light duty truck lease sold, assigned, transferred or conveyed to COLT, including all other agreements related thereto and all rights and obligations thereunder.
      “Lease Asset”: a lease and the related vehicle.
      “Lease Residual” is as defined on page S-23.
      “LIBOR Business Day”: any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.
      “Liquidating Lease Asset”: a lease asset with respect to which the first of the following has occurred during a Collection Period:

(a) the related vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of the related lease;

(b) the related lease terminated prior to the related Collection Period and reached its scheduled lease end date more than 120 days prior to the end of that Collection Period and as of the end of that Collection Period, the related vehicle remained unsold;

(c) the related lease became an Extended Lease on its scheduled lease end date, which scheduled lease end date shall have occurred more than 120 days prior to the end of that Collection Period and as of the end of that Collection Period, the related vehicle remained unsold; or

(d) the Servicer’s records, in accordance with its customary servicing procedures, disclose that all Insurance Proceeds expected to be received have been received by the Servicer following a casualty or other loss with respect to the related vehicle.
      “Mandatory Prepayment Amount”: is defined on page S-61.
      “Monthly Lease Payment”: with respect to any lease asset, the amount required to be paid by the lessee under the related lease on or prior to each monthly lease payment date (as that amount may be modified in connection with any permitted modification or extension), minus any payments with respect to Sales and Use Tax Amounts required to be paid pursuant to that lease on or prior to the monthly lease payment date.
      “Monthly Payment Advance”: as of the last day of each Collection Period, with respect to each lease asset (other than an administrative lease asset or a warranty lease asset), an amount advanced by the Servicer equal to any shortfall in the Monthly Lease Payment for that lease asset remaining after application of the Applied Payments Ahead under the COLT Servicing Agreement.
      “Monthly Remittance Condition”: a condition that will be satisfied if (A) GMAC is the Servicer, (B) no servicer default has occurred and is continuing, and (C) the short-term unsecured debt of the Servicer is rated at least “A-1” by Standard & Poor’s, “F1” by Fitch and “R-1” by DBRS.
      “Moody’s”: Moody’s Investors Service or any successor.
      “MSRP” is as defined in the accompanying prospectus.
      “Note Class Interest Distributable Amount”: for any class of notes and any distribution date, the product of (1) the outstanding principal balance of that class as of the close of the preceding distribution date, or, in the case of the first distribution date, the outstanding principal balance of that class on the closing date, and (2) in the case of (A) the fixed rate notes other than the Class A-1 Notes, 1/12 of the interest rate for that class, or, in the case of the first distribution date, the interest rate for that class multiplied by a fraction, the numerator of which is 8 and the denominator of which is 360, and (B) the floating rate notes and the Class A-1 Notes, the product of the interest rate for that class for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date, or, in the case of the first distribution date, from and including the closing date, to but excluding that distribution date and the denominator of which is 360.
      “Noteholders’ Additional Principal Distributable Amount”: for any Distribution Date, the lesser of:

(A) the outstanding principal balance of the notes as of the close of the immediately preceding distribution date or, in the case of the first distribution date, the outstanding principal balance of the notes on the closing date; and

(B) the excess, if any, of:

(1) the outstanding principal balance of the notes on that distribution date (after giving effect to any Noteholders’ Regular Principal Distributable Amount and

any Aggregate Noteholders’ Priority Principal Distributable Amount for that date), over (2) the result of the Aggregate ABS Value as of the close of business on the last day of the related Collection Period, minus the Target Aggregate Overcollateralization Amount.

      “Noteholders’ Interest Distributable Amount”: for any Distribution Date, the Aggregate Class Interest Distributable Amount for the Controlling Class.
      “Noteholders’ Regular Principal Distributable Amount”: for any Distribution Date, the lesser of:

(A) the outstanding principal balance of the notes as of the close of the immediately preceding distribution date or, in the case of the first distribution date, the outstanding principal balance of the notes on the closing date; and

(B) the excess, if any, of:

(1) the outstanding principal balance of the notes on that distribution date (after giving effect to any Aggregate Noteholders’ Priority Principal Distributable Amount for that date), over (2) the result of the Aggregate ABS Value as of the close of business on the last day of the related Collection Period, minus the sum of the Aggregate Overcollateralization Amount and the total of all amounts deposited in the note distribution account on all prior Distribution Dates, if any, pursuant to step (13) as described under “The Transfer and Servicing Agreements— Distributions on the Notes— Priorities for Distributions from the CARAT Collection Account” (or in the case of the first Distribution Date, $0).
      Notwithstanding the foregoing, on the Final Scheduled Distribution Date for any class of the notes, the Noteholders’ Regular Principal Distributable Amount shall equal the greater of (1) the amount specified above and (2) the excess of (x) the outstanding principal balance of that class of notes as of the preceding distribution date, over (y) the Aggregate Noteholders’ Priority Principal Distributable Amount allocable to that class on that distribution date in accordance with the priorities specified in the CARAT Indenture.
      “offered notes”: is defined on page S-4.
      “One-Month LIBOR”: is defined on page S-48.
      “Original Adjusted Principal Balance”: with respect to a lease asset, the Adjusted Principal Balance of such lease asset at its date of origination.
      “Outstanding Advance”: as of the last day of a Collection Period and with respect to a lease asset, the sum of all Monthly Payment Advances and Residual Advances made on or prior to that date, minus all payments made or collections received on or prior to that date that are specified in the COLT Servicing Agreement as reducing Outstanding Advances with respect to that lease asset.
      “Overdue Payment”: with respect to each distribution date and a lease asset, all payments, other than Supplemental Servicing Fees, Excluded Amounts and Sales and Use Tax Amounts, received by the Servicer from or for the account of the related lessee during the related Collection Period, to the extent of the portion of any Outstanding Advances made with respect to that lease asset.
      “Payment Ahead Servicing Account”: the account established and maintained by the Servicer, for the benefit of the lessees, in the name of the COLT Indenture Trustee, into which the Servicer or the COLT Indenture Trustee will deposit Excess Payments to the extent required by the COLT Servicing Agreement. The Payment Ahead Servicing Account will not be property of COLT.
      “Payments Ahead”: with respect to each distribution date and any lease, the aggregate of all Excess Payments on that lease received during or prior to the related Collection Period minus the aggregate of all Applied Payments Ahead on that lease that were applied on any prior distribution date.
      “Pull Ahead Agent”: is defined on page S-14.
      “Pull Ahead Funding Agreement”: the COLT 2007-SN1 Pull Ahead Funding Agreement, dated as of the closing date, between COLT, the Pull Ahead Agent and the COLT Indenture Trustee.
      “Pull Ahead Lease Asset”: a lease asset for which the lessee has elected to terminate the related lease prior to its scheduled lease end date by delivering the related vehicle to a dealer in connection with a Pull Ahead Program.
      “Pull Ahead Payment”: with respect to any lease and any related distribution date, the sum of (1) all remaining Monthly Lease Payments due in accordance with the terms of the lease, (2) all due and unpaid Monthly Lease Payments, and (3) any Pull Ahead Payment that was due but not paid in full on any prior distribution date.
      “Pull Ahead Program”: any program instituted by the Pull Ahead Agent or by General Motors pursuant to which the lessee is permitted to terminate a lease prior to its scheduled lease end date without payment by the lessee of all or a portion of the remaining Monthly Lease Payments due in accordance with the terms of the related lease.
      “Reference Bank Rate”: for any distribution date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of 11:00 a.m., London time, on the date that is two LIBOR Business Days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of the applicable class of floating rate notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the CARAT Indenture Trustee after consultation with the depositor. The CARAT Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the CARAT Indenture Trustee after consultation with the depositor, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the principal amount of the then outstanding floating rate notes. If no quotation can be obtained, then One-Month LIBOR will be the rate from the prior distribution date.
      “Reserve Account Available Amount”: as of any date of determination, the cash and other eligible investments on deposit in the reserve account on that date of determination.
      “Reserve Account Required Amount”: is defined on page S-58.

      “Residual Advance”: on the related distribution date, with respect to any Collection Period and any lease (1) which terminated by reason of having reached its scheduled lease end date 120 days or more prior to the last day of that Collection Period, and (2) for which the related vehicle has not been sold during or prior to that Collection Period, an amount advanced by the Servicer equal to or less than the Lease Residual for the related vehicle, reduced in the case of any Extended Lease, by the aggregate amount of any Extended Lease Payments with respect to that lease asset received by the Servicer since the scheduled lease end date of that lease asset.
      “Sale Proceeds”: with respect to any lease asset and the distribution date following the Collection Period in which the related vehicle was sold or otherwise disposed of by the Servicer, an amount equal to the sum of the following:

(1) all proceeds from the sale of the related vehicle following the termination of the lease, including any amounts realized from sales to dealers, during the related Collection Period, plus

(2) if the lease terminated prior to its scheduled lease end date (other than by reason of being a Pull Ahead Lease Asset), all amounts paid by the lessee in connection with the early termination of the lease, plus

(3) without duplication of any amounts described in clause (1) or (2), any other amounts (other than Excluded Amounts, Supplemental Servicing Fees, Excess Payments, any Extended Lease Payments on that lease asset and Sales and Use Tax Amounts) received by the Servicer during the related Collection Period with respect to the lease after its scheduled lease end date, including all amounts collected by the Servicer in respect of excess wear and excess mileage charges for the related vehicle, minus

(4) the sum of (a) any liquidation expenses with respect to that lease asset, (b) any amounts that are required to be paid or refunded to the lessee or any other person or entity under applicable law and (c) any Sales and Use Tax Amounts payable under the lease.
      “Sales and Use Tax Amount”: the portion of each payment under a lease asset that is allocable to fees and sales, use or other taxes or payments due under the lease.
      “Second Priority Principal Distributable Amount”: with respect to any distribution date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes and the Class B Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that date) (or with respect to the first distribution date, on the closing date), over (b) the Aggregate ABS Value of the lease assets at the close of business of the related Collection Period, and (ii) the First Priority Principal Distributable Amount, if any, with respect to that distribution date.
      “Secured Note Interest Distributable Amount”: with respect to each secured note and any distribution date, the sum of:

(a) the Secured Note Monthly Accrued Interest for that secured note on that distribution date;

(b) any Secured Note Interest Distributable Amount due but not paid with respect to that secured note on the preceding distribution date; and

(c) interest on any unpaid Secured Note Interest Distributable Amount specified in clause (b) determined by multiplying

(1) the Secured Note Rate, by

(2) the amount of the unpaid Secured Note Interest Distributable Amount, and by

(3) 1/12.
      “Secured Note Monthly Accrued Interest”: with respect to any distribution date and each secured note, the product of (1) the Secured Note Principal Balance of the secured note at the close of business on the preceding distribution date (after giving effect to the distribution of the Secured Note Principal Distributable Amount on that date or, with respect to the first distribution date, the initial Secured Note Principal Balance of the note), (2) 1/12 (or, with respect to the first distribution date, the actual number of days from and including the closing date to but excluding that distribution date, divided by 360), and (3) the Secured Note Rate.
      “Secured Note Percentage”: 93.00%.
      “Secured Note Principal Balance”: with respect to each secured note on any date of determination, an amount equal to (a) 50% of 93.00% of the Initial ABS Value reduced by (b) all payments prior to the date of determination in respect of principal made to the holder of that secured note.
      “Secured Note Principal Carryover Shortfall”: with respect to any distribution date, the excess, as of the close of business on that distribution date of (1) the Secured Note Principal Distributable Amount for that distribution date, over (2) the amount that was actually paid on that distribution date in respect of principal on the secured notes.
      “Secured Note Principal Distributable Amount”: for any distribution date, the lesser of:

(a) the aggregate Secured Note Principal Balance at the close of business on the immediately preceding distribution date (after giving effect to any principal payments made on the secured notes on that date) (or with respect to the first distribution date, on the closing date); and

(b) an amount equal to the excess, if any, of (i) the aggregate Secured Note Principal Balance as of the close of business on the immediately preceding distribution date (after giving effect to any principal payments made on the secured notes on that date) (or with respect to the first distribution date, on the closing date), over (ii) the result of the Aggregate ABS Value as of the close of business on the last day of the related Collection Period minus the COLT Overcollateralization Amount.
      Notwithstanding the foregoing, on the final maturity date for the secured notes, the Secured Note Principal Distributable Amount will also include the amount that is necessary, after giving effect to other amounts withdrawn on the distribution date and allocable to payments of principal, to reduce the outstanding principal balance of the secured notes to zero.
      “Secured Note Rate”: is defined on page S-28.
      “Senior Swap Termination Payments”: any swap termination payments payable by the issuing entity as a result of the termination on an interest rate swap relating to the Class A

Notes due to (i) a tax event or illegality under that interest rate swap or (ii) any other event of default or termination event under that interest rate swap, unless, in the case of this clause (ii), the applicable swap counterparty is the defaulting party or the sole affected party.
      “Servicer”: is defined on page S-3.
      “SmartLease Plus Lease”: has the meaning specified in the accompanying prospectus.
      “Standard & Poor’s”: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor.
      “Stated Residual Value”: with respect to a lease asset, the residual value of the related vehicle as set forth in the related lease.
      “Subordinated Swap Termination Payments”: any swap termination payments other than Senior Swap Termination Payments payable by the issuing entity as a result of the early termination of the interest rate swap relating to the Class A Notes.
      “Supplemental Servicing Fee”: with respect to a Collection Period, all investment earnings on the COLT collection account, the reserve account and the Payment Ahead Servicing Account during that Collection Period and any late fees, NSF check charges, disposition fees, purchase option fees, prepayment charges and other administrative fees and expenses or similar charges with respect to the lease assets, collected (from whatever source) on the lease assets during that Collection Period.
      “Target Aggregate Overcollateralization Amount”: $243,750,827.43.
      “Third Priority Principal Distributable Amount”: with respect to any distribution date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on that date) (or with respect to the first distribution date, on the closing date) over (b) the Aggregate ABS Value of the lease assets at the close of business of the related Collection Period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such distribution date and (b) the Second Priority Principal Distributable Amount, if any, with respect to such distribution date.
      “Total Available Amount”: is defined on page S-59.
      “Transfer and Servicing Agreements”: has the meaning specified in the accompanying prospectus.
      “Trust Administrator”: is defined on page S-3.
      “Unapplied Extended Lease Payment Amount”: with respect to each distribution date, the amount of any Extended Lease Payments deposited into the COLT collection account by the Servicer during the related Collection Period in respect of Unapplied Extended Leases.
      “Unapplied Extended Leases”: with respect to each distribution date, any Extended Lease that has not become a Liquidating Lease Asset during or prior to the related Collection Period.
      “VAULT”: Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Statute under the VAULT Trust Agreement.

      “VAULT Security Agreement”: the VAULT Pledge and Security Agreement, dated as of the closing date, by VAULT and made in favor of the holders of the secured notes.
      “VAULT Trust Agreement”: the Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between GMAC, as the Servicer and initial beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “VAULT Trustee”: The Bank of New York (Delaware), as successor to Chase Bank USA, National Association, as trustee of VAULT under the VAULT Trust Agreement.
      “Warranty Purchase Payment”: with respect to each lease asset, an amount equal to the sum of (1) the ABS Value of that lease asset determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which GMAC is required (or, if earlier, elects) to repurchase that lease asset, and (2) all Outstanding Advances made with respect to past due and unpaid Monthly Lease Payments due under that lease asset that remain outstanding on the date of repurchase.

APPENDIX A: STATIC POOL DATA
      The following information represents static pool data (1) regarding all of the sponsor’s publicly offered securitized pools of motor vehicle leases acquired since March 25, 2004, which is the date when the sponsor began securitizing motor vehicle leases similar to the lease assets, as well as one privately offered securitized pool and (2) by vintage years for purchases by the sponsor of automotive leases similar to the lease assets during the preceding four years. The following information is not a part of the prospectus or the registration statement. Information omitted from the following tables is either unavailable or would only be available with unreasonable effort or expense. Percentages may not add to 100.00% due to rounding.
CARAT 2005-SN1 PUBLIC OFFERING
      Actual prepayments on a lease are any Monthly Lease Payments related to that lease in excess of the Monthly Lease Payment for that lease for the applicable period. These include voluntary prepayments, voluntary early terminations, payments from third parties, repurchases, repossession proceeds, funds not recovered due to chargeoffs and Servicer advances. However, the “Prepayment Speeds” shown in the tables are the percentage of the actual Aggregate ABS Value of the pool represented by the difference between the actual month-end Aggregate ABS Value of the pool and the scheduled month-end Aggregate ABS Value of the pool. The amount by which the actual Aggregate ABS Value is lower than the scheduled Aggregate ABS Value is the “prepayment amount.” The “prepayment amount” is divided by the scheduled Aggregate ABS Value at month-end and then by the number of months elapsed since the cut-off date to determine the average prepayment rate. The prepayment rate for the most recent month is determined from the cumulative average prepayment rates for the current and immediately prior months. ABS prepayment speeds, on the other hand, are measured as a percentage of the cut-off date Aggregate ABS Value. The “Monthly Net Losses (Gains) on Early Term Defaults” and “Monthly Net Losses (Gains) on Returned Vehicles Sold by GMAC” shown in the tables represent actual charge-offs, net of recoveries, on the portfolio of lease assets. With respect to “Monthly Net Losses (Gains) on Early Term Defaults” and “Monthly Net Losses (Gains) on Returned Vehicles Sold by GMAC,” the percentage presented represents the “Monthly Net Losses (Gains) on Early Term Defaults” and “Monthly Net Losses (Gains) on Returned Vehicles Sold by GMAC” for the reporting period as a percentage of the initial Aggregate ABS Value.

      As used in the tables entitled “Initial Characteristics of Lease Assets” below, “Remaining Term (Months),” “Seasoning (Months)” and “Original Term (Months)” are the averages of such terms weighted by Adjusted Principal Balance as of the cut-off date of each lease asset.
Initial Aggregate Principal Balance of COLT 2005-SN1 Notes of $1,970,002,649.41

									ABS Value of the Series 2005-SN1
		Delinquency							Lease Assets of $2,000,005,300.94

		31-60 days		61-90 days		Over 90 days
									Monthly Net Losses		Monthly Net Losses
								Total	(Gains) on Early		(Gains) on Returned
	Prepay-	Number		Number		Number		Number	Term Defaults		Vehicles Sold by GMAC
	ment	of		of		of		of
Month	Speeds	Contracts	%	Contracts	%	Contracts	%	Contracts	$	%	$	%

March-05	0.41	1,174	1.1898%	4	0.0041%	—	0.0000%	98,676	—	0.0000%	(902,375.78)	(0.0451%)
April-05	0.56	1,134	1.1563%	128	0.1305%	3	0.0031%	98,068	22,254.54	0.0011%	(1,387,752.78)	(0.0694%)
May-05	1.47	1,656	1.7206%	184	0.1912%	48	0.0499%	96,245	98,985.87	0.0050%	(3,261,627.04)	(0.1631%)
June-05	1.44	1,869	1.9816%	279	0.2958%	101	0.1071%	94,320	151,481.92	0.0077%	(2,513,472.46)	(0.1257%)
July-05	1.25	1,926	2.0787%	344	0.3713%	168	0.1813%	92,656	172,136.93	0.0087%	(1,621,413.06)	(0.0811%)
August-05	0.73	1,529	1.6869%	249	0.2747%	184	0.2030%	90,637	353,200.08	0.0179%	(2,856,371.27)	(0.1428%)
September-05	0.38	1,915	2.1636%	258	0.2915%	240	0.2712%	88,509	177,038.78	0.0090%	(2,643,134.50)	(0.1322%)
October-05	0.40	1,897	2.2015%	368	0.4271%	237	0.2750%	86,168	402,742.06	0.0204%	(1,300,484.60)	(0.0650%)
November-05	0.38	1,760	2.1050%	350	0.4186%	299	0.3576%	83,610	361,226.83	0.0183%	(1,143,590.40)	(0.0572%)
December-05	0.00	2,175	2.6708%	371	0.4556%	295	0.3623%	81,435	603,844.37	0.0307%	(1,825,211.37)	(0.0913%)
January-06	0.42	1,938	2.4560%	366	0.4638%	309	0.3916%	78,909	355,291.68	0.0180%	(2,670,147.51)	(0.1335%)
February-06	0.22	1,570	2.0616%	320	0.4202%	304	0.3992%	76,153	132,519.20	0.0067%	(3,721,768.58)	(0.1861%)
March-06	0.81	2,005	2.7649%	276	0.3806%	288	0.3972%	72,516	235,742.33	0.0120%	(5,158,392.97)	(0.2579%)
April-06	1.81	2,031	2.9234%	391	0.5628%	221	0.3181%	69,473	283,269.83	0.0144%	(3,868,773.60)	(0.1934%)
May-06	1.39	1,354	2.0437%	183	0.2762%	75	0.1132%	66,254	229,740.37	0.0117%	(1,456,419.02)	(0.0728%)
June-06	1.44	1,287	2.0343%	176	0.2782%	63	0.0996%	63,266	263,773.22	0.0134%	(728,228.48)	(0.0364%)
July-06	1.09	1,468	2.4272%	207	0.3423%	64	0.1058%	60,482	181,979.13	0.0092%	(432,539.23)	(0.0216%)
August-06	1.62	1,295	2.2682%	189	0.3310%	56	0.0981%	57,093	362,483.82	0.0184%	223,725.05	0.0112%
September-06	1.12	1,302	2.3983%	165	0.3039%	57	0.1050%	54,288	211,740.47	0.0107%	1,853,272.89	0.0927%
October-06	0.65	1,202	2.3329%	143	0.2775%	52	0.1009%	51,524	239,444.48	0.0122%	1,049,601.90	0.0525%
November-06	0.00	1,077	2.2005%	154	0.3146%	52	0.1062%	48,944	160,671.37	0.0082%	468,147.79	0.0234%
December-06	0.00	1,381	2.9844%	198	0.4279%	53	0.1145%	46,274	136,163.89	0.0069%	769,920.32	0.0385%
January-07	1.84	1,049	2.4269%	121	0.2799%	43	0.0995%	43,223	216,851.01	0.0110%	(403,479.71)	(0.0202%)
February-07	0.95	773	1.9055%	88	0.2169%	34	0.0838%	40,567	142,886.67	0.0073%	(1,991,520.32)	(0.0996%)
March-07	0.65	900	2.3714%	50	0.1317%	24	0.0632%	37,952	35,761.43	0.0018%	(3,614,282.23)	(0.1807%)
CARAT 2005-SN1: Initial Characteristics of Lease Assets

	Average	Minimum	Maximum

ABS Value	$20,185.56	$4,133.38	$77,836.99
Lease Residual	$13,368.32	$1,913.55	$50,803.50
Seasoning (Months)	12.23	0.00	42.00
Remaining Term (Months)	26.93	6.00	48.00
Original Term (Months)	39.16	24.00	48.00
Lease Residual as a % of ABS Value	66.23%
Lease Residual as a % of Adjusted MSRP	40.07%
Percentage of New Vehicles	100.00%
FICO Score Range	Not available
Cut-Off Date	March 1, 2005

CARAT 2005-SN1: Initial Distribution of Lease Assets by Original Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total			as a % of
	Number	Number		Percentage	Aggregate
	of Lease	of Lease	Aggregate	of Aggregate	Adjusted
Original Term	Assets	Assets	ABS Value	ABS Value	MSRP

0 to 24	11,631	11.74%	$240,913,877.94	12.05%	50.08%
25 to 36	49,277	49.73%	$947,778,253.23	47.39%	40.93%
37 to 48	38,173	38.53%	$811,313,169.77	40.56%	35.67%

Total	99,081	100.00%	$2,000,005,300.94	100.00%

CARAT 2005-SN1: Initial Distribution of Lease Assets by Remaining Lease Term

		Percentage			Lease
		of Total			Residual
	Number	Number		Percentage	as a % of
	of Lease	of Lease	Aggregate	of Aggregate	Adjusted
Scheduled Lease End Date	Assets	Assets	ABS Value	ABS Value	MSRP

Jun 2005-Aug 2005	1,332	1.34%	$19,392,039.14	0.97%	42.97%
Sep 2005-Nov 2005	6,504	6.56%	$101,491,782.06	5.07%	42.95%
Dec 2005-Feb 2006	8,196	8.27%	$130,851,875.67	6.54%	41.44%
Mar 2006-May 2006	7,201	7.27%	$119,500,997.86	5.98%	40.77%
Jun 2006-Aug 2006	7,206	7.27%	$126,083,206.70	6.30%	41.08%
Sep 2006-Nov 2006	9,395	9.48%	$187,940,934.65	9.40%	43.60%
Dec 2006-Feb 2007	8,897	8.98%	$174,256,261.52	8.71%	42.09%
Mar 2007-May 2007	8,441	8.52%	$172,246,962.35	8.61%	38.98%
Jun 2007-Aug 2007	7,381	7.45%	$150,750,851.01	7.54%	38.55%
Sep 2007-Nov 2007	7,418	7.49%	$177,523,579.27	8.88%	41.85%
Dec 2007-Feb 2008	7,579	7.65%	$174,820,078.31	8.74%	39.76%
Mar 2008-May 2008	8,694	8.78%	$188,297,724.67	9.42%	35.19%
Jun 2008-Aug 2008	4,623	4.67%	$112,040,327.92	5.60%	35.32%
Sep 2008-Nov 2008	3,291	3.32%	$88,364,062.64	4.42%	37.01%
Dec 2008-Feb 2009	2,923	2.95%	$76,444,617.17	3.82%	36.52%

Total	99,081	100.00%	$2,000,005,300.94	100.00%

CARAT 2005-SN1: Initial Distribution of Lease Assets by State

		Percentage
		of Total
	Number	Number		Percentage
	of Lease	of Lease	Aggregate	of Aggregate
State of Origination	Assets	Assets	ABS Value	ABS Value

Michigan	46,055	46.48%	$832,294,272.12	41.61%
Florida	8,257	8.33%	$190,753,176.08	9.54%
New Jersey	8,232	8.31%	$175,427,493.85	8.77%
Pennsylvania	8,596	8.68%	$165,829,073.42	8.29%
California	5,475	5.53%	$152,503,913.19	7.63%
Indiana	6,695	6.76%	$129,616,839.69	6.48%
Other	15,771	15.91%	$353,580,532.59	17.68%

Total	99,081	100.00%	$2,000,005,300.94	100.00%

CARAT 2005-SN1: Initial Distribution of Lease Assets by Vehicle Make

		Percentage
		of Total
	Number	Number		Percentage
	of Lease	of Lease	Aggregate	of Aggregate
Vehicle Make	Assets	Assets	ABS Value	ABS Value

Chevrolet	37,549	37.90%	$691,167,064.21	34.56%
Cadillac	17,204	17.36%	$522,937,916.17	26.15%
GMC	11,219	11.32%	$271,987,944.47	13.60%
Pontiac	17,026	17.19%	$240,657,022.48	12.03%
Buick	8,411	8.49%	$144,370,627.86	7.22%
Saturn	5,344	5.39%	$60,759,120.08	3.04%
Hummer	1,325	1.34%	$53,852,951.12	2.69%
Oldsmobile	1,003	1.01%	$14,272,654.55	0.71%

Total	99,081	100.00%	$2,000,005,300.94	100.00%

CARAT 2005-SN1: Initial Distribution of Lease Assets by Model

		Percentage
		of Total
	Number	Number		Percentage
	of Lease	of Lease	Aggregate	of Aggregate
Model	Assets	Assets	ABS Value	ABS Value

Trailblazer	11,708	11.82%	$244,183,395.67	12.21%
Envoy	7,367	7.44%	$164,654,279.09	8.23%
Escalade	3,795	3.83%	$149,019,424.87	7.45%
CTS	5,642	5.69%	$136,708,211.31	6.84%
Deville	4,375	4.42%	$123,464,942.14	6.17%
Grand Prix	7,119	7.18%	$105,588,383.58	5.28%
Other	59,075	59.62%	$1,076,386,664.28	53.82%

Total	99,081	100.00%	$2,000,005,300.94	100.00%

CARAT 2005-SN1: Servicer Advances

		Monthly
Month	Residual Advances	Payment Advances

March 2005	—	$1,870,669.28
April 2005	—	$3,303,299.27
May 2005	—	$2,521,745.43
June 2005	—	$2,676,534.07
July 2005	—	$3,527,007.95
August 2005	—	$2,064,425.94
September 2005	—	$2,608,201.43
October 2005	—	$2,185,015.47
November 2005	—	$2,664,762.35
December 2005	$45,535.30	$2,578,230.22
January 2006	$39,840.51	$2,063,058.43
February 2006	$91,940.70	$2,822,846.47
March 2006	$51,086.59	$1,612,477.21
April 2006	$87,381.09	$3,490,801.44
May 2006	$180,154.63	$1,701,496.02
June 2006	$227,973.85	$1,837,524.45
July 2006	$73,431.65	$1,860,482.17
August 2006	$160,248.47	$1,690,618.70
September 2006	$81,721.64	$2,330,747.75
October 2006	$30,316.73	$1,387,156.82
November 2006	$83,489.53	$1,580,836.37
December 2006	$200,704.01	$2,123,984.02
January 2007	$118,319.27	$1,192,441.42
February 2007	$87,797.05	$1,547,132.02
March 2007	$253,701.43	$1,098,441.70

Total	$1,813,642.45	$54,339,936.40

CARAT 2005-SN1: Pull Ahead Payment Advances

Pull Ahead
Month	Payment Advances

March 2005	—
April 2005	$939,357.22
May 2005	$2,158,921.71
June 2005	$621,350.63
July 2005	$92,750.74
August 2005	$1,495,389.11
September 2005	$414,327.63
October 2005	$842,005.73
November 2005	$450,910.97
December 2005	$164,549.41
January 2006	$869,677.45
February 2006	$1,505,544.03
March 2006	$1,362,469.12
April 2006	$993,583.69
May 2006	$1,120,692.06
June 2006	$1,396,250.99
July 2006	$1,240,200.15
August 2006	$787,868.86
September 2006	$732,334.69
October 2006	$743,701.68
November 2006	$707,704.83
December 2006	$612,575.77
January 2007	$609,187.79
February 2007	$455,291.16
March 2007	$593,473.62

Total	$20,910,119.04

CARAT 2006-SN1 PRIVATE OFFERING
Initial Aggregate Principal Balance of COLT 2006-SN1 Notes of $2,430,008,000.00

									ABS Value of the Series 2006-SN1
		Delinquency							Lease Assets of $2,700,009,380.39

		31-60 days		61-90 days		Over 90 days
									Monthly Net Losses		Monthly Net Losses
								Total	(Gains) on Early		(Gains) on Returned
	Prepay-	Number		Number		Number		Number	Term Defaults		Vehicles Sold by GMAC
	ment	of		of		of		of
Month	Speeds	Contracts	%	Contracts	%	Contracts	%	Contracts	$	%	$	%

July-06	0.31	—	—	—	—	—	—	—	—	—	—	—
August-06	0.46	1,801	1.4888%	201	0.1662%	2	0.0017%	120,968	29,094.44	0.0012%	(995,570.08)	(.0369%)
September-06	0.34	1,984	1.6502%	226	0.1880%	34	0.0283%	120,226	198,476.03	0.0080%	(288,571.97)	(.0107%)
October-06	0.46	2,063	1.7298%	200	0.1677%	40	0.0335%	119,260	652,294.61	0.0264%	(409,596.88)	(.0152%)
November-06	0.37	1,948	1.6455%	238	0.2010%	42	0.0355%	118,380	934,941.41	0.0378%	(466,492.36)	(.0173%)
December-06	0.37	2,695	2.2948%	338	0.2878%	54	0.0460%	117,440	716,950.66	0.0290%	(502,277.20)	(.0186%)
January-07	0.60	2,218	1.9074%	255	0.2193%	53	0.0456%	116,282	712,049.85	0.0288%	(917,301.68)	(.0340%)
February-07	0.53	1,789	1.5527%	177	0.1536%	37	0.0321%	115,220	805,234.84	0.0326%	(936,306.36)	(.0347%)
March-07	0.54	2,167	1.9007%	147	0.1289%	36	0.0316%	114,011	570,316.49	0.0231%	(1,665,870.86)	(.0617%)

CARAT 2006-SN1: Initial Characteristics of Lease Assets

	Average	Minimum	Maximum

ABS Value	$22,118.90	$4,420.05	$93,378.36
Lease Residual	$13,883.31	$2,439.75	$62,492.90
Seasoning (Months)	5.14	0.00	45.00
Remaining Term (Months)	33.30	3.00	48.00
Original Term (Months)	38.44	24.00	48.00
Lease Residual as a % of ABS Value	62.77%
Lease Residual as a % of Adjusted MSRP	42.93%
Percentage of New Vehicles	100.00%
FICO Score Range	709.00	382.00	894.00
Cut-Off Date	July 1, 2006
CARAT 2006-SN1: Initial Distribution of Lease Assets by Original Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total			as a % of
	Number	Number		Percentage	Aggregate
	of Lease	of Lease	Aggregate	of Aggregate	Adjusted
Original Term	Assets	Assets	ABS Value	ABS Value	MSRP

0 to 24	8,316	6.81%	$181,217,918.21	6.71%	52.37%
25 to 36	43,788	35.87%	$947,689,469.52	35.10%	46.35%
37 to 39	34,062	27.91%	$769,686,599.69	28.51%	42.40%
40 to 48	35,902	29.41%	$801,415,392.97	29.68%	36.37%

Total	122,068	100.00%	$2,700,009,380.39	100.00%

CARAT 2006-SN1: Initial Distribution of Lease Assets by Remaining Lease Term

		Percentage			Lease
		of Total			Residual
	Number	Number		Percentage	as a % of
	of Lease	of Lease	Aggregate	of Aggregate	Adjusted
Scheduled Lease End Date	Assets	Assets	ABS Value	ABS Value	MSRP

Jul 2006-Sep 2006	341	0.28%	$5,361,495.63	0.20%	45.68%
Oct 2006-Dec 2006	1,442	1.18%	$22,161,550.42	0.82%	43.62%
Jan 2007-Mar 2007	1,565	1.28%	$23,590,609.25	0.87%	41.84%
Apr 2007-Jun 2007	2,159	1.77%	$37,929,457.94	1.40%	44.32%
Jul 2007-Sep 2007	2,129	1.74%	$38,834,662.34	1.44%	45.07%
Oct 2007-Dec 2007	2,563	2.10%	$51,454,288.38	1.91%	47.01%
Jan 2008-Mar 2008	5,918	4.85%	$123,868,800.61	4.59%	48.21%
Apr 2008-Jun 2008	12,059	9.88%	$254,962,333.61	9.44%	48.18%
Jul 2008-Sep 2008	11,206	9.18%	$233,010,007.89	8.63%	46.91%
Oct 2008-Dec 2008	3,834	3.14%	$83,780,192.37	3.10%	43.48%
Jan 2009-Mar 2009	11,731	9.61%	$265,969,651.37	9.85%	44.18%
Apr 2009-Jun 2009	23,986	19.65%	$548,277,275.38	20.31%	43.04%
Jul 2009-Sep 2009	16,283	13.34%	$379,562,518.42	14.06%	41.09%
Oct 2009-Dec 2009	2,550	2.09%	$56,867,851.75	2.11%	35.77%
Jan 2010-Mar 2010	13,001	10.65%	$303,994,125.53	11.26%	37.32%
Apr 2010-Jun 2010	11,301	9.26%	$270,384,559.50	10.01%	36.20%

Total	122,068	100.00%	$2,700,009,380.39	100.00%

CARAT 2006-SN1: Initial Distribution of Lease Assets by State

		Percentage
		of Total
	Number	Number		Percentage
	of Lease	of Lease	Aggregate	of Aggregate
State of Origination	Assets	Assets	ABS Value	ABS Value

Michigan	45,821	37.54%	$889,034,474.93	32.92%
New York	15,375	12.59%	$336,238,039.61	12.45%
Florida	10,836	8.88%	$272,322,899.63	10.09%
New Jersey	9,956	8.16%	$234,497,684.88	8.69%
Pennsylvania	7,730	6.33%	$156,396,527.36	5.79%
Indiana	6,679	5.47%	$138,990,898.31	5.15%
California	6,102	5.00%	$181,185,620.42	6.71%
Other	19,569	16.03%	$491,343,235.25	18.20%

Total	122,068	100.00%	$2,700,009,380.39	100.00%

CARAT 2006-SN1: Initial Distribution of Lease Assets by Vehicle Make

		Percentage
		of Total
	Number	Number		Percentage
	of Lease	of Lease	Aggregate	of Aggregate
Vehicle Make	Assets	Assets	ABS Value	ABS Value

Chevrolet	53,348	43.71%	$1,051,013,712.76	38.93%
Cadillac	18,604	15.24%	$615,285,057.51	22.79%
GMC	14,153	11.60%	$361,667,456.57	13.40%
Pontiac	15,002	12.29%	$248,753,730.42	9.21%
Hummer	5,619	4.60%	$169,327,613.87	6.27%
Buick	9,122	7.47%	$166,883,544.20	6.18%
Saturn	6,166	5.05%	$86,489,535.99	3.20%
Oldsmobile	54	0.04%	$588,729.07	0.02%

Total	122,068	100.00%	$2,700,009,380.39	100.00%

CARAT 2006-SN1: Initial Distribution of Lease Assets by Model

		Percentage
		of Total
	Number	Number		Percentage
	of Lease	of Lease	Aggregate	of Aggregate
Model	Assets	Assets	ABS Value	ABS Value

Trailblazer	14,171	11.61%	$288,027,500.97	10.67%
Envoy	8,195	6.71%	$183,386,113.14	6.79%
C/ K Pickup	7,168	5.87%	$169,252,537.83	6.27%
Escalade	3,458	2.83%	$161,520,319.96	5.98%
CTS	6,355	5.21%	$154,088,326.66	5.71%
Other	82,721	67.77%	$1,743,734,581.83	64.58%

Total	122,068	100.00%	$2,700,009,380.39	100.00%

CARAT 2006-SN1: Distribution of the Lease Assets by Original FICO Score

	Number		Percentage
	of Lease	Initial	of Initial
Original FICO Band	Assets	ABS Value	ABS Value

300 to 400	10	$136,896.86	0.01%
401 to 420	20	$435,755.89	0.02%
421 to 440	69	$1,359,987.74	0.05%
441 to 460	180	$3,781,045.16	0.14%
461 to 480	404	$7,909,324.31	0.29%
481 to 500	680	$13,557,424.32	0.50%
501 to 520	1,144	$23,832,516.63	0.88%
521 to 540	1,805	$36,949,435.13	1.37%
541 to 560	2,317	$48,269,534.23	1.79%
561 to 580	3,168	$67,520,445.56	2.50%
581 to 600	4,150	$91,080,384.57	3.38%
601 to 620	5,373	$119,062,121.57	4.41%
621 to 640	6,774	$152,227,953.17	5.64%
641 to 660	7,738	$176,831,797.56	6.55%
661 to 680	7,866	$177,674,898.38	6.58%
681 to 700	8,126	$181,748,194.93	6.73%
701 to 720	8,305	$183,672,664.26	6.80%
721 to 740	8,038	$176,460,082.83	6.54%
741 to 760	7,895	$170,000,555.92	6.30%
761 to 780	7,433	$160,027,053.00	5.93%
781 to 800	8,424	$177,471,369.41	6.57%
801 to 820	8,903	$184,933,980.50	6.85%
821 to 840	7,627	$155,052,526.48	5.74%
841 to 860	4,475	$89,180,441.25	3.30%
861 to 880	1,215	$24,127,367.68	0.89%
881 to 900	36	$648,648.98	0.02%

Total	112,175	$2,423,952,406.32	89.78%
Out of Range	9,893	$276,056,974.07	10.22%

Total	122,068	$2,700,009,380.39	100.00%

CARAT 2006-SN1: SERVICER ADVANCES

	Residual	Monthly
Month	Advances	Payment Advances

July 2006	—	—
August 2006	—	$6,638,312.29
September 2006	—	$4,901,471.34
October 2006	—	$2,785,257.89
November 2006	—	$3,327,092.16
December 2006	—	$5,055,372.91
January 2007	—	$2,641,924.93
February 2007	$63,456.72	$3,828,658.81
March 2007	$17,736.12	$2,706,584.03

Total	$81,192.84	$$31,884,674.36

CARAT 2006-SN1: Pull Ahead Payment Advances

Pull Ahead
Month	Payment Advances

July 2006	—
August 2006	$341,740.80
September 2006	$174,878.38
October 2006	$166,485.70
November 2006	$124,161.90
December 2006	$135,220.94
January 2007	$169,150.75
February 2007	$142,537.46
March 2007	$175,212.31

Total	$1,429,388.24

VINTAGE ACQUISITION DATA
2001 VINTAGE ACQUISITION DATA
      Delinquency and prepayment data is not available for the 2001 vintage acquisition year.

			Cumulative
	Cumulative		Net Losses (Gains)
	Net Losses		on Returned Vehicles
	on Early Term Defaults		Sold by GMAC

Quarter	$	%	$	%

2001 Q1	$6,033	0.00%	$(130,579)	0.00%
2001 Q2	$454,059	0.00%	$(567,467)	(0.01%)
2001 Q3	$2,578,848	0.03%	$(1,686,258)	(0.02%)
2001 Q4	$8,169,072	0.09%	$(2,536,663)	(0.03%)
2002 Q1	$15,002,841	0.16%	$(5,090,023)	(0.05%)
2002 Q2	$21,607,813	0.23%	$(9,045,042)	(0.10%)
2002 Q3	$28,651,130	0.30%	$(13,878,869)	(0.15%)
2002 Q4	$38,042,320	0.40%	$(14,977,876)	(0.16%)
2003 Q1	$46,765,762	0.50%	$(14,018,447)	(0.15%)
2003 Q2	$55,749,585	0.59%	$(16,778,150)	(0.18%)
2003 Q3	$62,776,188	0.67%	$(21,030,613)	(0.22%)
2003 Q4	$70,350,402	0.75%	$(151,902)	0.00%
2004 Q1	$76,785,257	0.81%	$323,941	0.00%
2004 Q2	$80,874,997	0.86%	$(16,005,357)	(0.17%)
2004 Q3	$83,794,458	0.89%	$(2,806,655)	(0.03%)
2004 Q4	$85,254,463	0.90%	$9,665,627	0.10%
2005 Q1	$85,874,885	0.91%	$13,217,018	0.14%
2005 Q2	$86,241,714	0.91%	$12,602,611	0.13%
2005 Q3	$86,418,125	0.92%	$12,925,651	0.14%
2005 Q4	$86,543,274	0.92%	$13,810,439	0.15%
2006 Q1	$86,550,342	0.92%	$14,184,116	0.15%
2006 Q2	$86,550,342	0.92%	$14,272,162	0.15%
2006 Q3	$86,557,719	0.92%	$14,345,611	0.15%
2006 Q4	$86,557,719	0.92%	$14,352,268	0.15%
2007 Q1	$86,557,719	0.92%	$14,360,339	0.15%
      The “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC” shown in the preceding table represent actual charge-offs on the 2001 vintage acquisition portfolio of lease assets. With respect to “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC,” the percentage presented represents the “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses on Returned Vehicles Sold by GMAC” for the reporting period as a percentage of the Aggregate Original Adjusted Principal Balance.
      As used in the following table, the “Original Term (Months)” and “Seasoning (Months)” are the averages of such terms weighted by Adjusted Principal Balance as of the date of origination of each lease asset. The calculations with respect to “Adjusted Principal Balance,” “Lease Residual,” “Original Term (Months),” “Lease Residual as a % of Aggregate Original Adjusted Principal Balance” and “Lease Residual as a % of Adjusted MSRP” exclude lease assets with a Lease Residual of $0.

2001 Acquisitions: Initial Characteristics of Lease Assets

Aggregate Original Adjusted Principal Balance of the Series 2001 Lease Assets	$9,436,324,422.97
Percentage of New Vehicles	99.87%
Weighted Average FICO Score	Not available
FICO Score Range	Not available

	Average	Minimum	Maximum

Adjusted Principal Balance	$23,934.04	$5,083.06	$122,824.18
Lease Residual	$12,739.95	$1,063.38	$66,387.39
Original Term (Months)	36	12	60
Lease Residual as a % of Aggregate Original Adjusted Principal Balance	53.23%
Lease Residual as a % of Adjusted MSRP	43.79%
2001 Vintage Acquisitions: Initial Distribution of Lease Assets by Original Lease Term

					Aggregate
				Percentage	Lease
		Percentage		of Aggregate	Residual
		of Total		Original	as a % of
	Number	Number	Aggregate	Adjusted	Aggregate
	of Lease	of Lease	Original Adjusted	Principal	Adjusted
Original Term	Assets	Assets	Principal Balance	Balance	MSRP

0 to 24	28,079	7.12%	$826,030,048.82	8.75%	51.96%
25 to 36	294,751	74.76%	$7,134,339,674.45	75.61%	43.63%
37 to 39	51,353	13.03%	$990,208,085.39	10.49%	41.23%
40 to 48	19,930	5.05%	$480,473,640.13	5.09%	36.15%
Greater than 48	151	0.04%	$5,272,974.18	0.06%	40.12%

Total	394,264	100.00%	$9,436,324,422.97	100.00%

2001 Vintage Acquisitions: Initial Distribution of Lease Assets by State

				Percentage
		Percentage		of Aggregate
		of Total		Original
	Number	Number	Aggregate	Adjusted
	of Lease	of Lease	Original Adjusted	Principal
Customer State	Assets	Assets	Principal Balance	Balance

Michigan	98,418	24.96%	$2,187,527,314.84	23.18%
New York	41,384	10.50%	$966,068,023.64	10.24%
Ohio	35,570	9.02%	$772,142,076.99	8.18%
California	27,343	6.94%	$747,758,115.15	7.92%
Florida	25,553	6.48%	$632,289,572.63	6.70%
New Jersey	24,035	6.10%	$582,829,511.09	6.18%
Other	141,961	36.01%	$3,547,709,809.63	37.60%

Total	394,264	100.00%	$9,436,324,422.97	100.00%

2001 Vintage Acquisitions: Initial Distribution of Lease Assets by Vehicle Make

				Percentage
		Percentage		of Aggregate
		of Total		Original
	Number	Number	Aggregate	Adjusted
	of Lease	of Lease	Original Adjusted	Principal
Vehicle Make	Assets	Assets	Principal Balance	Balance

Chevrolet	172,395	43.73%	$3,875,912,761.81	41.07%
Cadillac	44,364	11.25%	$1,726,967,628.62	18.30%
GMC	42,068	10.67%	$1,172,867,085.50	12.43%
Pontiac	49,266	12.50%	$978,490,361.85	10.37%
Saturn	43,141	10.94%	$690,966,923.48	7.32%
Oldsmobile	23,334	5.92%	$528,067,416.44	5.60%
Buick	18,555	4.71%	$426,540,442.44	4.52%
Hummer	51	0.01%	$4,389,398.49	0.05%
Saab	8	0.00%	$253,652.65	0.00%
Other	1,082	0.27%	$31,868,751.69	0.34%

Total	394,264	100.00%	$9,436,324,422.97	100.00%

2001 Vintage Acquisitions: Initial Distribution of Lease Assets by Model

				Percentage
		Percentage		of Aggregate
		of Total		Original
	Number	Number	Aggregate	Adjusted
	of Lease	of Lease	Original Adjusted	Principal
Model	Assets	Assets	Principal Balance	Balance

Deville	20,029	5.08%	$781,841,343.05	8.29%
Blazer	32,456	8.23%	$707,041,982.53	7.49%
Trailblazer	19,878	5.04%	$520,226,495.13	5.51%
Tahoe	13,840	3.51%	$438,137,484.43	4.64%
Seville	10,744	2.73%	$429,121,133.47	4.55%
C/ K Pickup	17,695	4.49%	$428,760,829.76	4.54%
Others	279,622	70.92%	$6,131,195,154.60	64.97%

Total	394,264	100.00%	$9,436,324,422.97	100.00%

2001 Vintage Acquisitions: Pull Ahead Data

	Number of	Average		Total
Terminating Quarter	Lease Assets	Waived Payments		Waived Payments

May-June 02	95	$3,028		$287,616
2002 Q3	942	$2,713		$2,555,308
2002 Q4	1,008	$1,706		$1,719,927
2003 Q1	2,782	$1,558		$4,335,249
2003 Q2	4,326	$1,623		$7,019,545
2003 Q3	14,937	$1,600		$23,898,349
2003 Q4	35,047	$1,628		$57,043,746
2004 Q1	44,821	$1,464		$65,615,576
2004 Q2	31,167	$1,351		$42,101,897
2004 Q3	9,847	$1,139		$11,216,404
2004 Q4	4,359	$1,357		$5,913,891
2005 Q1	1,319	$1,336		$1,761,547
2005 Q2	792	$1,085		$859,125
2005 Q3	381	$847		$322,873
2005 Q4	23	$838		$19,275
2006 Q1	2	$1,480		$2,960
2006 Q2	1	$326		$326

Total	151,849	$1,480	(avg.)	$224,673,614

2002 VINTAGE ACQUISITION DATA
      Delinquency and prepayment data is not available for the 2002 vintage acquisition year.

			Cumulative
	Cumulative		Net Losses (Gains)
	Net Losses		on Returned Vehicles
	on Early Term Defaults		Sold by GMAC

Quarter	$	%	$	%

2002 Q1	—	0.00%	$(53,293)	0.00%
2002 Q2	$252,685	0.00%	$(521,311)	(0.01%)
2002 Q3	$1,732,637	0.02%	$(1,574,577)	(0.02%)
2002 Q4	$5,201,075	0.06%	$(2,966,199)	(0.03%)
2003 Q1	$9,905,475	0.11%	$(5,251,228)	(0.06%)
2003 Q2	$16,197,167	0.18%	$(8,705,289)	(0.10%)
2003 Q3	$22,261,155	0.24%	$(14,497,304)	(0.16%)
2003 Q4	$30,023,064	0.33%	$(19,316,446)	(0.21%)
2004 Q1	$37,217,293	0.41%	$(30,360,213)	(0.33%)
2004 Q2	$42,603,548	0.47%	$(70,506,734)	(0.77%)
2004 Q3	$49,085,664	0.54%	$(110,634,061)	(1.21%)
2004 Q4	$55,567,088	0.61%	$(138,051,622)	(1.51%)
2005 Q1	$59,627,064	0.65%	$(184,442,969)	(2.02%)
2005 Q2	$62,872,688	0.69%	$(243,159,854)	(2.66%)
2005 Q3	$65,165,972	0.71%	$(256,215,328)	(2.80%)
2005 Q4	$67,993,047	0.74%	$(256,786,226)	(2.81%)
2006 Q1	$68,901,592	0.75%	$(262,168,669)	(2.86%)
2006 Q2	$69,593,927	0.76%	$(268,004,863)	(2.93%)
2006 Q3	$70,168,760	0.77%	$(270,532,145)	(2.96%)
2006 Q4	$70,694,809	0.77%	$(270,459,821)	(2.95%)
2007 Q1	$70,858,440	0.77%	$(269,545,331)	(2.94%)
      The “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC” shown in the preceding table represent actual charge-offs on the 2002 vintage acquisition portfolio of lease assets. With respect to “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC,” the percentage presented represents the “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC” for the reporting period as a percentage of the Aggregate Original Adjusted Principal Balance.
      As used in the following table, the “Original Term (Months)” is the weighted average of such terms weighted by Adjusted Principal Balance as of the date of origination of each lease asset. The calculations with respect to “Adjusted Principal Balance,” “Lease Residual,” “Original Term (Months),” “Lease Residual as a % of Aggregate Original Adjusted Principal Balance” and “Lease Residual as a % of Adjusted MSRP” exclude lease assets with a Lease Residual of $0.

2002 Vintage Acquisitions: Initial Characteristics of Lease Assets

Aggregate Original Adjusted Principal Balance of the Series 2002 Lease Assets	$9,152,996,099.49
Percentage of New Vehicles	99.95%
Weighted Average FICO Score	Not available
FICO Score Range	Not available

	Average	Minimum	Maximum

Adjusted Principal Balance	$24,979.38	$5,007.27	$112,172.78
Lease Residual	$13,023.18	$1,913.55	$65,370.23
Original Term (Months)	37	12	60
Lease Residual as a % of Aggregate Original Adjusted Principal Balance	52.14%
Lease Residual as a % of Adjusted MSRP	41.65%
2002 Vintage Acquisitions: Initial Distribution of Lease Assets by Original Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total		Percentage	as a % of
	Number	Number	Aggregate	of Aggregate	Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted	Adjusted
Original Term	Assets	Assets	Principal Balance	Principal Balance	MSRP

0 to 24	25,025	6.83%	$720,853,146.46	7.88%	49.34%
25 to 36	284,068	77.52%	$7,083,185,148.39	77.39%	41.64%
37 to 39	18,256	4.98%	$332,109,676.15	3.63%	39.63%
40 to 48	39,090	10.67%	$1,016,814,847.49	11.11%	36.16%
Greater than 48	1	0.00%	$33,281.00	0.00%	37.00%

Total	366,440	100.00%	$9,152,996,099.49	100.00%

2002 Vintage Acquisitions: As of March 2007—
Distribution of Lease Assets by Remaining Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total		Percentage	as a % of
	Number	Number	Aggregate	of Aggregate	Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted	Adjusted
Scheduled Lease End Date	Assets	Assets	Principal Balance	Principal Balance	MSRP

Aug 2006 and Prior	19	8.60%	$265,480.19	9.09%	40.05%
Sep 2006-Nov 2006	54	24.43%	$738,287.00	25.27%	37.63%
Dec 2006-Feb 2007	95	42.99%	$1,258,575.60	43.07%	36.76%
Mar 2007-May 2007	50	22.62%	$615,413.09	21.06%	36.67%
Jun 2007-Aug 2007	3	1.36%	$44,186.47	1.51%	41.39%

Total	221	100.00%	$2,921,942.35	100.00%

2002 Vintage Acquisitions: Initial Distribution of Lease Assets by State

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Customer State	Assets	Assets	Principal Balance	Principal Balance

Michigan	103,889	28.35%	$2,335,314,498.13	25.51%
New York	46,928	12.81%	$1,138,414,477.47	12.44%
Ohio	32,932	8.99%	$773,695,217.15	8.45%
New Jersey	25,566	6.98%	$658,345,138.96	7.19%
Florida	21,056	5.75%	$571,118,589.18	6.24%
California	15,598	4.26%	$479,944,830.68	5.24%
Pennsylvania	20,273	5.53%	$478,030,567.70	5.22%
Other	100,198	27.34%	$2,718,132,780.22	29.70%

Total	366,440	100.00%	$9,152,996,099.49	100.00%

2002 Vintage Acquisitions: Initial Distribution of Lease Assets by Vehicle Make

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Vehicle Make	Assets	Assets	Principal Balance	Principal Balance

Chevrolet	157,528	42.99%	$3,619,404,849.96	39.54%
Cadillac	53,595	14.63%	$2,056,373,803.53	22.47%
GMC	38,696	10.56%	$1,147,678,076.50	12.54%
Pontiac	52,216	14.25%	$998,041,578.58	10.90%
Buick	27,312	7.45%	$601,732,177.81	6.57%
Saturn	20,784	5.67%	$337,455,168.57	3.69%
Oldsmobile	13,708	3.74%	$290,567,800.98	3.17%
Hummer	726	0.20%	$39,643,719.95	0.43%
Saab	5	0.00%	$153,265.26	0.00%
Other	1,870	0.51%	$61,945,658.35	0.68%

Total	366,440	100.00%	$9,152,996,099.49	100.00%

2002 Vintage Acquisitions: Initial Distribution of Lease Assets by Model

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Model	Assets	Assets	Principal Balance	Principal Balance

Trailblazer	34,597	9.44%	$878,046,524.57	9.59%
Deville	20,368	5.56%	$770,900,722.45	8.42%
Blazer	26,155	7.14%	$494,518,722.07	5.40%
Envoy	16,767	4.58%	$460,038,145.61	5.03%
Escalade	8,605	2.35%	$414,904,482.12	4.53%
CTS	12,777	3.49%	$398,518,562.09	4.35%
Grand AM	22,568	6.16%	$387,467,398.24	4.23%
Others	224,603	61.29%	$5,348,601,542.34	58.44%

Total	366,440	100.00%	$9,152,996,099.49	100.00%

2002 Vintage Acquisitions: Pull Ahead Data

	Number of	Average		Total
Terminating Quarter	Lease Assets	Waived Payments		Waived Payments

May-June 02	—	—		$—
2002 Q3	2	$3,120		$6,240
2002 Q4	1	$5,244		$5,244
2003 Q1	4	$2,944		$11,776
2003 Q2	162	$3,280		$531,301
2003 Q3	1,004	$2,267		$2,275,765
2003 Q4	3,004	$1,938		$5,821,892
2004 Q1	4,322	$1,773		$7,662,449
2004 Q2	19,270	$2,823		$54,398,994
2004 Q3	31,310	$2,458		$76,964,226
2004 Q4	43,363	$2,118		$91,846,075
2005 Q1	20,818	$1,517		$31,579,761
2005 Q2	19,672	$1,272		$25,024,012
2005 Q3	10,292	$1,069		$11,001,846
2005 Q4	2,303	$839		$1,931,337
2006 Q1	2,344	$1,703		$3,992,706
2006 Q2	3,055	$1,722		$5,260,499
2006 Q3	2,615	$1,091		$2,853,414
2006 Q4	933	$600		$559,923
2007 Q1	61	$543		$33,105

Total	164,535	$1,956	(avg.)	$321,760,565

2003 VINTAGE ACQUISITION DATA
      Delinquency and prepayment data is not available for the 2003 vintage acquisition year.

			Cumulative
	Cumulative		Net Losses (Gains)
	Net Losses		on Returned Vehicles
	on Early Term Defaults		Sold by GMAC

Quarter	$	%	$	%

2003 Q1	—	0.00%	$(145,048)	0.00%
2003 Q2	$329,176	0.00%	$(641,510)	(0.01%)
2003 Q3	$2,161,180	0.03%	$(1,626,873)	(0.02%)
2003 Q4	$5,525,794	0.08%	$(2,538,065)	(0.04%)
2004 Q1	$9,950,846	0.15%	$(5,085,847)	(0.07%)
2004 Q2	$14,623,054	0.21%	$(10,431,387)	(0.15%)
2004 Q3	$20,609,576	0.30%	$(16,930,401)	(0.25%)
2004 Q4	$26,616,763	0.39%	$(21,107,177)	(0.31%)
2005 Q1	$31,475,236	0.46%	$(29,758,323)	(0.44%)
2005 Q2	$36,289,906	0.53%	$(44,419,130)	(0.65%)
2005 Q3	$40,838,825	0.60%	$(62,045,492)	(0.91%)
2005 Q4	$47,467,184	0.70%	$(68,857,588)	(1.01%)
2006 Q1	$51,576,195	0.76%	$(117,213,270)	(1.72%)
2006 Q2	$55,087,729	0.81%	$(150,731,509)	(2.22%)
2006 Q3	$58,238,165	0.86%	$(157,585,917)	(2.32%)
2006 Q4	$60,915,583	0.90%	$(153,903,007)	(2.26%)
2007 Q1	$62,744,669	0.92%	$(166,886,619)	(2.45%)
      The “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC” shown in the preceding table represent actual charge-offs on the 2003 vintage acquisition portfolio of lease assets. With respect to “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC,” the percentage presented represents the “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC” for the reporting period as a percentage of the Aggregate Original Adjusted Principal Balance.
      As used in the following table, the “Original Term (Months)” is the average of such terms weighted by Adjusted Principal Balance as of the date of origination of each lease asset. The calculations with respect to “Adjusted Principal Balance,” “Lease Residual,” “Original Term (Months),” “Lease Residual as a % of Aggregate Original Adjusted Principal Balance” and “Lease Residual as a % of Adjusted MSRP” exclude lease assets with a Lease Residual of $0.
2003 Vintage Acquisitions: Initial Characteristics of Lease Assets

Aggregate Original Adjusted Principal Balance of the Series 2003 Lease Assets	$6,803,190,830.69
Percentage of New Vehicles	99.98%
Weighted Average FICO Score	Not available
FICO Score Range	Not available

	Average	Minimum	Maximum

Adjusted Principal Balance	$25,049.48	$5,921.80	$123,637.18
Lease Residual	$12,810.93	$1,101.80	$55,979.20
Original Term (Months)	38	6	48
Lease Residual as a % of Aggregate Original Adjusted Principal Balance	51.14%
Lease Residual as a % of Adjusted MSRP	39.38%
2003 Vintage Acquisitions: Initial Distribution of Lease Assets by Original Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total		Percentage	as a % of
	Number	Number	Aggregate	of Aggregate	Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted	Adjusted
Original Term	Assets	Assets	Principal Balance	Principal Balance	MSRP

0 to 24	33,725	12.42%	$847,351,468.68	12.46%	47.93%
25 to 36	161,986	59.64%	$3,876,261,376.46	56.98%	39.53%
37 to 39	1,893	0.70%	$29,975,817.12	0.44%	33.14%
40 to 48	74,024	27.25%	$2,049,602,168.43	30.13%	34.80%

Total	271,628	100.00%	$6,803,190,830.69	100.00%

2003 Vintage Acquisitions: As of March 2007—
Distribution of Lease Assets by Remaining Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total		Percentage	as a % of
	Number	Number	Aggregate	of Aggregate	Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted	Adjusted
Scheduled Lease End Date	Assets	Assets	Principal Balance	Principal Balance	MSRP

Aug 2006 and Prior	27	0.10%	$439,230.56	0.12%	41.39%
Sep 2006-Nov 2006	45	0.17%	$662,370.37	0.19%	42.59%
Dec 2006-Feb 2007	1,184	4.44%	$13,743,389.75	3.85%	35.69%
Mar 2007-May 2007	6,940	26.05%	$76,996,821.51	21.56%	33.83%
Jun 2007-Aug 2007	8,344	31.32%	$105,697,688.62	29.60%	33.92%
Sep 2007-Nov 2007	8,505	31.92%	$132,467,919.94	37.09%	36.22%
Dec 2007-Feb 2008	1,527	5.73%	$26,020,446.76	7.29%	36.85%
Mar 2008-May 2008	69	0.26%	$1,100,217.50	0.31%	35.10%

Total	26,641	100.00%	$357,128,085.01	100.00%

2003 Vintage Acquisitions: Initial Distribution of Lease Assets by State

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Customer State	Assets	Assets	Principal Balance	Principal Balance

Michigan	98,266	36.18%	$2,161,047,321.44	31.77%
Ohio	28,352	10.44%	$668,252,511.66	9.82%
New Jersey	17,744	6.53%	$472,780,367.67	6.95%
Florida	14,606	5.38%	$424,200,512.94	6.24%
New York	17,544	6.46%	$423,043,208.74	6.22%
Pennsylvania	17,098	6.29%	$411,433,677.40	6.05%
Other	78,018	28.72%	$2,242,433,230.84	32.96%

Total	271,628	100.00%	$6,803,190,830.69	100.00%

2003 Vintage Acquisitions: Initial Distribution of Lease Assets by Vehicle Make

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Vehicle Make	Assets	Assets	Principal Balance	Principal Balance

Chevrolet	97,645	35.95%	$2,210,289,834.82	32.49%
Cadillac	49,651	18.28%	$1,866,661,749.25	27.44%
Pontiac	51,663	19.02%	$938,247,911.15	13.79%
GMC	25,922	9.54%	$769,565,338.96	11.31%
Buick	26,445	9.74%	$568,964,814.66	8.36%
Saturn	12,385	4.56%	$218,500,441.62	3.21%
Oldsmobile	5,044	1.86%	$102,931,790.39	1.51%
Hummer	1,659	0.61%	$86,478,755.11	1.27%
Saab	6	0.00%	$152,016.48	0.00%
Other	1,208	0.44%	$41,398,178.25	0.61%

Total	271,628	100.00%	$6,803,190,830.69	100.00%

2003 Vintage Acquisitions: Initial Distribution of Lease Assets by Model

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Model	Assets	Assets	Principal Balance	Principal Balance

Deville	17,473	6.43%	$648,541,191.33	9.53%
Trailblazer	19,644	7.23%	$505,637,662.14	7.43%
CTS	14,232	5.24%	$425,157,793.85	6.25%
Grand Prix	19,359	7.13%	$377,367,073.71	5.55%
Grand AM	21,012	7.74%	$335,044,260.95	4.92%
Escalade	6,424	2.36%	$321,326,535.91	4.72%
Rendezvous	15,080	5.55%	$316,927,763.44	4.66%
Envoy	11,243	4.14%	$304,713,667.85	4.48%
Impala	14,846	5.47%	$279,142,243.01	4.10%
Others	132,315	48.71%	$3,289,332,638.50	48.35%

Total	271,628	100.00%	$6,803,190,830.69	100.00%

2003 Vintage Acquisitions: Pull Ahead Data

	Number of	Average		Total
Terminating Quarter	Lease Assets	Waived Payments		Waived Payments

May-June 02	—	—		$—
2002 Q3	—	—		$—
2002 Q4	—	—		$—
2003 Q1	—	—		$—
2003 Q2	6	$946		$5,675
2003 Q3	5	$6,464		$32,321
2003 Q4	9	$3,230		$29,074
2004 Q1	55	$4,577		$251,734
2004 Q2	1,085	$3,181		$3,451,566
2004 Q3	2,651	$2,592		$6,870,729
2004 Q4	3,058	$1,989		$6,083,602
2005 Q1	2,152	$1,288		$2,771,081
2005 Q2	6,197	$1,733		$10,740,402
2005 Q3	12,849	$1,558		$20,014,442
2005 Q4	14,390	$1,283		$18,461,881
2006 Q1	17,292	$1,188		$20,542,465
2006 Q2	15,903	$1,472		$23,404,957
2006 Q3	13,577	$1,350		$18,330,374
2006 Q4	8,037	$1,141		$9,166,859
2007 Q1	4,978	$1,216		$6,053,791

Total	102,244	$1,430	(avg.)	$146,210,952

2004 VINTAGE ACQUISITION DATA
      Delinquency and prepayment data is not available for the 2004 vintage acquisition year.

			Cumulative
	Cumulative		Net Losses (Gains)
	Net Losses		on Returned Vehicles
	on Early Term Defaults		Sold by GMAC

Quarter	$	%	$	%

2004 Q1	—	0.00%	$(126,640)	0.00%
2004 Q2	$326,086	0.00%	$(704,178)	(0.01%)
2004 Q3	$2,478,038	0.03%	$(1,750,681)	(0.02%)
2004 Q4	$7,023,240	0.08%	$(3,135,381)	(0.04%)
2005 Q1	$12,149,383	0.14%	$(6,212,812)	(0.07%)
2005 Q2	$17,986,267	0.21%	$(10,718,996)	(0.12%)
2005 Q3	$24,434,947	0.28%	$(13,617,529)	(0.16%)
2005 Q4	$33,729,256	0.39%	$(12,469,593)	(0.15%)
2006 Q1	$41,753,260	0.49%	$(14,890,013)	(0.17%)
2006 Q2	$49,995,342	0.58%	$(6,565,401)	(0.08%)
2006 Q3	$58,173,938	0.68%	$18,292,635	0.21%
2006 Q4	$66,048,112	0.77%	$37,328,296	0.44%
2007 Q1	$72,187,782	0.84%	$27,152,740	0.32%
      The “Cumulative Gross Losses on Early Term Defaults” and “Cumulative Gross Losses (Gains) on Returned Vehicles Sold by GMAC” shown in the preceding table represent actual charge-offs on the 2004 vintage acquisition portfolio of lease assets. With respect to “Cumulative Gross Losses on Early Term Defaults” and “Cumulative Gross Losses (Gains) on Returned Vehicles Sold by GMAC,” the percentage presented represents the “Cumulative Gross Losses on Early Term Defaults” and “Cumulative Gross Losses (Gains) on Returned Vehicles Sold by GMAC” for the reporting period as a percentage of the Aggregate Original Adjusted Principal Balance.
      As used in the following table, the “Original Term (Months)” is the average of such terms weighted by Aggregate Original Adjusted Principal Balance as of the date of origination of each lease asset. The calculations with respect to “Adjusted Principal Balance,” “Lease Residual,” “Original Term (Months),” “Lease Residual as a % of Aggregate Original Adjusted Principal Balance” and “Lease Residual as a % of Adjusted MSRP” exclude lease assets with a Lease Residual of $0.
2004 Vintage Acquisitions: Initial Characteristics of Lease Assets

Aggregate Original Adjusted Principal Balance of the Series 2004 Lease Assets	$8,576,278,012.90
Percentage of New Vehicles	99.99%
Weighted Average FICO Score	Not available
FICO Score Range	Not available

	Average	Minimum	Maximum

Adjusted Principal Balance	$26,704.90	$5,682.35	$116,653.30
Lease Residual	$14,039.73	$2,140.00	$54,693.90
Original Term (Months)	39	12	48
Lease Residual as a % of Aggregate Original Adjusted Principal Balance	52.57%
Lease Residual as a % of Adjusted MSRP	40.68%
2004 Vintage Acquisitions: Initial Distribution of Lease Assets by Original Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total		Percentage	as a % of
	Number	Number	Aggregate	of Aggregate	Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted	Adjusted
Original Term	Assets	Assets	Principal Balance	Principal Balance	MSRP

0 to 24	47,365	14.75%	$1,197,821,015.57	13.97%	50.33%
25 to 36	124,338	38.72%	$3,288,771,959.22	38.35%	42.26%
37 to 39	9,596	2.99%	$214,057,024.34	2.50%	38.72%
40 to 48	139,851	43.55%	$3,875,628,013.77	45.19%	35.82%

Total	321,150	100.00%	$8,576,278,012.90	100.00%

2004 Vintage Acquisitions: As of March 2007—
Distribution of Lease Assets by Remaining Lease Term

					Aggregate
				Percentage	Lease
		Percentage		of Aggregate	Residual
		of Total		Original	as a % of
	Number	Number	Aggregate	Adjusted	Aggregate
	of Lease	of Lease	Original Adjusted	Principal	Adjusted
Scheduled Lease End Date	Assets	Assets	Principal Balance	Balance	MSRP

Aug 2006 and Prior	5	0.00%	$111,670.40	0.00%	52.67%
Sep 2006-Nov 2006	19	0.01%	$390,771.03	0.01%	49.59%
Dec 2006-Feb 2007	1,038	0.54%	$16,273,507.41	0.50%	42.78%
Mar 2007-May 2007	16,540	8.67%	$246,468,679.69	7.56%	41.19%
Jun 2007-Aug 2007	24,344	12.76%	$362,717,570.61	11.13%	40.68%
Sep 2007-Nov 2007	31,496	16.51%	$564,614,139.28	17.32%	43.65%
Dec 2007-Feb 2008	23,738	12.45%	$387,552,996.99	11.89%	37.50%
Mar 2008-May 2008	44,768	23.47%	$718,664,026.26	22.05%	35.11%
Jun 2008-Aug 2008	25,489	13.36%	$474,227,150.83	14.55%	35.45%
Sep 2008-Nov 2008	19,505	10.23%	$407,021,623.84	12.49%	37.11%
Dec 2008-Feb 2009	3,722	1.95%	$79,742,319.22	2.45%	37.00%
Mar 2009-May 2009	56	0.03%	$1,326,651.87	0.04%	37.48%
June 2009-Aug 2009	1	0.00%	$16,293.00	0.00%	30.00%

Total	190,721	100.00%	$3,259,127,400.43	100.00%

2004 Vintage Acquisitions: Initial Distribution of Lease Assets by State

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Customer State	Assets	Assets	Principal Balance	Principal Balance

Michigan	114,197	35.56%	$2,633,232,810.57	30.70%
Ohio	36,881	11.48%	$909,889,770.97	10.61%
Florida	22,055	6.87%	$666,158,716.90	7.77%
Pennsylvania	22,239	6.92%	$570,102,228.22	6.65%
New Jersey	16,442	5.12%	$502,202,267.07	5.86%
California	13,144	4.09%	$482,279,325.38	5.62%
Other	96,192	29.95%	$2,812,412,893.79	32.79%

Total	321,150	100.00%	$8,576,278,012.90	100.00%

2004 Vintage Acquisitions: Initial Distribution of Lease Assets by Vehicle Make

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Vehicle Make	Assets	Assets	Principal Balance	Principal Balance

Chevrolet	131,315	40.89%	$3,114,137,190.92	36.31%
Cadillac	58,915	18.35%	$2,326,271,294.29	27.12%
GMC	38,642	12.03%	$1,167,078,282.26	13.61%
Pontiac	46,072	14.35%	$851,748,332.02	9.93%
Buick	25,457	7.93%	$572,901,051.49	6.68%
Hummer	5,272	1.64%	$263,200,077.60	3.07%
Saturn	13,439	4.18%	$222,291,829.49	2.59%
Oldsmobile	1,013	0.32%	$22,089,332.19	0.26%
Saab	3	0.00%	$81,978.43	0.00%
Other	1,022	0.32%	$36,478,644.21	0.43%

Total	321,150	100.00%	$8,576,278,012.90	100.00%

2004 Vintage Acquisitions: Initial Distribution of Lease Assets by Model

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Model	Assets	Assets	Principal Balance	Principal Balance

Trailblazer	27,830	8.67%	$703,095,192.54	8.20%
CTS	18,122	5.64%	$565,767,495.01	6.60%
Deville	13,745	4.28%	$511,249,174.30	5.96%
Escalade	8,090	2.52%	$410,618,497.06	4.79%
Envoy	14,850	4.62%	$410,155,809.72	4.78%
SRX	9,890	3.08%	$388,387,428.07	4.53%
Grand Prix	19,843	6.18%	$380,429,421.18	4.44%
Others	208,780	65.01%	$5,206,574,995.02	60.71%

Total	321,150	100.00%	$8,576,278,012.90	100.00%

2004 Vintage Acquisitions: Pull Ahead Data

	Number of	Average		Total
Terminating Quarter	Lease Assets	Waived Payments		Waived Payments

May-June 02	—	—		$—
2002 Q3	—	—		$—
2002 Q4	—	—		$—
2003 Q1	—	—		$—
2003 Q2	—	—		$—
2003 Q3	—	—		$—
2003 Q4	—	—		$—
2004 Q1	—	—		$—
2004 Q2	1	$1,319		$1,319
2004 Q3	5	$8,868		$44,338
2004 Q4	12	$3,337		$40,042
2005 Q1	1	$3,727		$3,727
2005 Q2	362	$2,159		$781,645
2005 Q3	1,058	$1,779		$1,882,645
2005 Q4	2,750	$1,417		$3,896,330
2006 Q1	4,584	$1,252		$5,738,834
2006 Q2	7,880	$1,446		$11,393,146
2006 Q3	10,687	$1,519		$16,230,612
2006 Q4	10,698	$1,492		$15,965,878
2007 Q1	12,061	$1,287		$15,523,243

Total	50,099	$1,427	(avg.)	$71,501,758

2005 VINTAGE ACQUISITION DATA
      Delinquency and prepayment data is not available for the 2005 vintage acquisition year.

			Cumulative
	Cumulative		Net Losses (Gains)
	Net Losses		on Returned Vehicles
	on Early Term Defaults		Sold by GMAC

Quarter	$	%	$	%

2005 Q1	$11,747	0.00%	$(403,387)	0.00%
2005 Q2	$268,375	0.00%	$(1,744,318)	(0.02%)
2005 Q3	$2,091,751	0.02%	$(4,391,745)	(0.05%)
2005 Q4	$8,606,818	0.09%	$(8,334,842)	(0.09%)
2006 Q1	$16,452,657	0.18%	$(14,206,331)	(0.15%)
2006 Q2	$25,514,408	0.27%	$(20,604,754)	(0.22%)
2006 Q3	$38,073,643	0.41%	$(24,164,650)	(0.26%)
2006 Q4	$50,187,546	0.54%	$(21,257,369)	(0.23%)
2007 Q1	$60,886,633	0.65%	$(22,831,512)	(0.25%)
      The “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC” shown in the preceding table represent actual charge-offs on the 2005 vintage acquisition portfolio of lease assets. With respect to “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC,” the percentage presented represents the “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses on Returned Vehicles Sold by GMAC” for the reporting period as a percentage of the Aggregate Original Adjusted Principal Balance.
      As used in the following table, the “Original Term (Months)” is the average of such terms weighted by Adjusted Principal Balance as of the date of origination of each lease asset. The calculations with respect to “Adjusted Principal Balance,” “Lease Residual,” “Original Term (Months),” “Lease Residual as a % of Aggregate Original Adjusted Principal Balance” and “Lease Residual as a % of Adjusted MSRP” exclude lease assets with a Lease Residual of $0.
2005 Acquisitions: Initial Characteristics of Lease Assets

Aggregate Original Adjusted Principal Balance of the Series 2005 Lease Assets	$9,310,049,879.76
Percentage of New Vehicles	100.00%
Weighted Average FICO Score	Not available
FICO Score Range	Not available

	Average	Minimum	Maximum

Adjusted Principal Balance	$25,420.00	$3,928.15	$103,615.86
Lease Residual	$13,949.17	$1,929.60	$53,462.65
Original Term (Months)	38	12	48
Lease Residual as a % of Aggregate Original Adjusted Principal Balance	54.87%
Lease Residual as a % of Adjusted MSRP	41.86%

2005 Vintage Acquisitions: Initial Distribution of Lease Assets by Original Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total		Percentage	as a % of
	Number	Number	Aggregate	of Aggregate	Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted	Adjusted
Original Term	Assets	Assets	Principal Balance	Principal Balance	MSRP

0 to 24	68,042	18.58%	$1,587,757,782.24	17.05%	50.63%
25 to 36	157,187	42.92%	$4,006,123,002.96	43.03%	43.15%
37 to 39	16,291	4.45%	$334,898,216.62	3.60%	40.15%
40 to 48	124,729	34.06%	$3,381,270,877.94	36.32%	35.31%

Total	366,249	100.00%	$9,310,049,879.76	100.00%

2005 Vintage Acquisitions: As of March 2007—
Distribution of Lease Assets by Remaining Lease Term

					Aggregate
				Percentage	Lease
		Percentage		of Aggregate	Residual
		of Total		Original	as a % of
	Number	Number	Aggregate	Adjusted	Aggregate
	of Lease	of Lease	Original Adjusted	Principal	Adjusted
Scheduled Lease End Date	Assets	Assets	Principal Balance	Balance	MSRP

Dec 2006-Feb 2007	785	0.25%	$12,883,231.32	0.20%	51.22%
Mar 2007-May 2007	12,189	3.91%	$215,017,155.90	3.35%	50.33%
Jun 2007-Aug 2007	14,735	4.72%	$281,218,692.94	4.38%	50.09%
Sep 2007-Nov 2007	11,566	3.71%	$239,455,414.97	3.73%	51.11%
Dec 2007-Feb 2008	28,553	9.16%	$535,183,322.15	8.33%	44.32%
Mar 2008-May 2008	48,712	15.62%	$916,346,240.17	14.26%	42.65%
Jun 2008-Aug 2008	45,753	14.67%	$866,219,871.24	13.48%	41.48%
Sep 2008-Nov 2008	29,488	9.46%	$647,512,073.80	10.07%	44.13%
Dec 2008-Feb 2009	27,024	8.67%	$580,164,202.16	9.03%	38.41%
Mar 2008-May 2009	37,988	12.18%	$822,692,313.25	12.80%	35.97%
Jun 2009-Aug 2009	29,935	9.60%	$689,768,484.80	10.73%	34.50%
Sep 2009-Nov 2009	20,310	6.51%	$498,767,142.68	7.76%	35.57%
Dec 2009-Feb 2010	4,819	1.55%	$122,262,958.74	1.90%	35.99%
Mar 2010-May 2010	9	0.00%	$270,788.75	0.00%	37.30%

Total	311,866	100.00%	$6,427,761,892.87	100.00%

2005 Vintage Acquisitions: Initial Distribution of Lease Assets by State

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Customer State	Assets	Assets	Principal Balance	Principal Balance

Michigan	123,115	33.62%	$2,732,988,953.16	29.36%
Ohio	38,519	10.52%	$893,768,741.92	9.60%
Florida	28,243	7.71%	$821,304,674.66	8.82%
California	17,002	4.64%	$566,027,778.28	6.08%
New Jersey	17,870	4.88%	$498,729,970.55	5.36%
Other	141,500	38.63%	$3,797,229,761.19	40.79%

Total	366,249	100.00%	$9,310,049,879.76	100.00%

2005 Vintage Acquisitions: Initial Distribution of Lease Assets by Vehicle Make

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Vehicle Make	Assets	Assets	Principal Balance	Principal Balance

Chevrolet	153,743	41.98%	$3,437,899,771.79	36.93%
Cadillac	58,167	15.88%	$2,282,989,535.99	24.52%
GMC	43,116	11.77%	$1,275,486,350.47	13.70%
Pontiac	47,639	13.01%	$904,403,393.74	9.71%
Buick	26,028	7.11%	$533,574,779.77	5.73%
Saturn	26,304	7.18%	$432,709,997.86	4.65%
Hummer	10,270	2.80%	$407,563,365.13	4.38%
Saab	3	0.00%	$110,805.82	0.00%
Oldsmobile	2	0.00%	$33,029.17	0.00%
Other	977	0.27%	$35,278,850.02	0.38%

Total	366,249	100.00%	$9,310,049,879.76	100.00%

2005 Vintage Acquisitions: Initial Distribution of Lease Assets by Model

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Model	Assets	Assets	Principal Balance	Principal Balance

Trailblazer	29,955	8.18%	$698,614,006.82	7.50%
CTS	19,433	5.31%	$585,625,395.12	6.29%
STS	12,775	3.49%	$521,200,831.61	5.60%
C/ K Pickup	17,372	4.74%	$480,574,711.50	5.16%
G6	25,101	6.85%	$461,563,198.30	4.96%
Envoy	15,130	4.13%	$380,614,137.90	4.09%
Others	246,483	67.30%	$6,181,857,598.51	66.40%

Total	366,249	100.00%	$9,310,049,879.76	100.00%

2005 Vintage Acquisitions: Pull Ahead Data

	Number of	Average		Total
Terminating Quarter	Lease Assets	Waived Payments		Waived Payments

May-June 02	—	—		—
2002 Q3	—	—		—
2002 Q4	—	—		—
2003 Q1	—	—		—
2003 Q2	—	—		—
2003 Q3	—	—		—
2003 Q4	—	—		—
2004 Q1	—	—		—
2004 Q2	—	—		—
2004 Q3	—	—		—
2004 Q4	—	—		—
2005 Q1	—	—		—
2005 Q2	5	$12,804		$64,020
2005 Q3	81	$11,958		$968,612
2005 Q4	62	$5,897		$365,620
2006 Q1	89	$2,355		$209,553
2006 Q2	640	$2,232		$1,428,640
2006 Q3	2,550	$1,631		$4,159,796
2006 Q4	4,473	$1,181		$5,282,441
2007 Q1	6,195	$912		$5,650,184

Total	14,095	$1,286	(avg.)	$18,128,866

2006 VINTAGE ACQUISITION DATA
      Delinquency and prepayment data is not available for the 2006 vintage acquisition year.

			Cumulative
	Cumulative		Net Losses (Gains)
	Net Losses		on Returned Vehicles
	on Early Term Defaults		Sold by GMAC

Quarter	$	%	$	%

2006 Q1	—	0.00%	$(245,165)	(0.01%)
2006 Q2	$561,063	0.01%	$(1,484,430)	(0.01%)
2006 Q3	$4,681,920	0.04%	$(3,655,271)	(0.03%)
2006 Q4	$13,337,180	0.12%	$(6,201,455)	(0.06%)
2007 Q1	$25,366,108	0.23%	$(11,473,394)	(0.10%)
      The “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC” shown in the preceding table represent actual charge-offs on the 2006 vintage acquisition portfolio of lease assets. With respect to “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC,” the percentage presented represents the “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses on Returned Vehicles Sold by GMAC” for the reporting period as a percentage of the Aggregate Original Adjusted Principal Balance.

      As used in the following table, the “Original Term (Months)” is the average of such terms weighted by Adjusted Principal Balance as of the date of origination of each lease asset. The calculations with respect to “Adjusted Principal Balance,” “Lease Residual,” “Original Term (Months),” “Lease Residual as a % of Aggregate Original Adjusted Principal Balance” and “Lease Residual as a % of Adjusted MSRP” exclude lease assets with a Lease Residual of $0.
2006 Acquisitions: Initial Characteristics of Lease Assets

Aggregate Original Adjusted Principal Balance of the Series 2006 Lease Assets	$10,951,121,231.78
Percentage of New Vehicles	100.00%
Weighted Average FICO Score	Not available
FICO Score Range	Not available

	Average	Minimum	Maximum

Adjusted Principal Balance	$26,577.05	$5,316.80	$139,543.17
Lease Residual	$14,834.89	$445.15	$65,000.00
Original Term (Months)	38	12	48
Lease Residual as a % of Aggregate Original Adjusted Principal Balance	55.82%
Lease Residual as a % of Adjusted MSRP	44.15%
2006 Vintage Acquisitions: Initial Distribution of
Lease Assets by Original Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total		Percentage	as a % of
	Number	Number	Aggregate	of Aggregate	Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted	Adjusted
Original Term	Assets	Assets	Principal Balance	Principal Balance	MSRP

0 to 24	23,084	5.60%	$653,595,255.11	5.97%	54.32%
25 to 36	146,940	35.66%	$3,792,157,691.55	34.63%	48.29%
37 to 39	139,762	33.92%	$3,703,519,670.86	33.82%	42.51%
40 to 48	102,247	24.82%	$2,801,848,614.26	25.59%	37.03%

Total	412,033	100.00%	$10,951,121,231.78	100.00%

2006 Vintage Acquisitions: As of March 2007—
Distribution of Lease Assets by Remaining Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total		Percentage	as a % of
	Number	Number	Aggregate	of Aggregate	Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted	Adjusted
Scheduled Lease End Date	Assets	Assets	Principal Balance	Principal Balance	MSRP

Nov 2007 and Prior	86	0.02%	$1,992,044.73	0.02%	53.20%
Dec 2007-Feb 2008	6,572	1.64%	$145,216,984.48	1.37%	53.61%
Mar 2008-May 2008	18,929	4.73%	$416,853,563.01	3.93%	51.49%
Jun 2008-Aug 2008	23,551	5.88%	$548,729,842.79	5.17%	51.41%
Sep 2008-Nov 2008	30,471	7.61%	$732,120,495.36	6.90%	50.94%
Dec 2008-Feb 2009	36,800	9.19%	$918,351,050.65	8.65%	48.52%
Mar 2008-May 2009	46,045	11.50%	$1,139,647,511.46	10.73%	44.69%
Jun 2009-Aug 2009	50,453	12.60%	$1,318,926,648.83	12.42%	43.38%
Sep 2009-Nov 2009	50,182	12.53%	$1,400,025,305.43	13.19%	43.07%
Dec 2009-Feb 2010	55,298	13.81%	$1,575,199,226.87	14.84%	40.97%
Mar 2010-May 2010	34,560	8.63%	$964,912,672.38	9.09%	38.12%
June 2010-Aug 2010	24,929	6.22%	$711,656,722.43	6.70%	36.63%
Sept 2010-Nov 2010	19,301	4.82%	$632,111,776.54	5.95%	37.70%
Dec 2010-Feb 2011	3,331	0.83%	$111,550,452.41	1.05%	37.56%

Total	400,508	100.00%	$10,617,294,297.37	100.00%

2006 Vintage Acquisitions: Initial Distribution of Lease Assets by State

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Customer State	Assets	Assets	Principal Balance	Principal Balance

Michigan	121,574	29.51%	$2,772,585,163.58	25.32%
New York	48,268	11.71%	$1,234,673,115.13	11.27%
Florida	30,653	7.44%	$929,763,286.71	8.49%
New Jersey	29,478	7.15%	$819,320,703.39	7.48%
Ohio	33,615	8.16%	$789,023,356.38	7.20%
California	18,247	4.43%	$639,297,297.64	5.84%
Other	130,198	31.60%	$3,766,458,308.95	34.39%

Total	412,033	100.00%	$10,951,121,231.78	100.00%

2006 Vintage Acquisitions: Initial Distribution of
Lease Assets by Vehicle Make

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Vehicle Make	Assets	Assets	Principal Balance	Principal Balance

Chevrolet	171,911	41.72%	$4,010,325,320.01	36.62%
Cadillac	67,598	16.41%	$2,655,143,239.38	24.25%
GMC	47,613	11.56%	$1,429,610,401.79	13.05%
Pontiac	43,678	10.60%	$863,813,861.61	7.89%
Hummer	22,510	5.46%	$730,255,924.44	6.67%
Buick	29,894	7.26%	$626,711,311.53	5.72%
Saturn	19,341	4.69%	$363,504,050.10	3.32%
Saab	8,813	2.14%	$247,004,772.82	2.26%
Other	675	0.16%	$24,752,350.10	0.23%

Total	412,033	100.00%	$10,951,121,231.78	100.00%

2006 Vintage Acquisitions: Initial Distribution of Lease Assets by Model

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Model	Assets	Assets	Principal Balance	Principal Balance

Trailblazer	35,233	8.55%	$761,995,837.54	6.96%
C/ K Pickup	22,512	5.46%	$609,487,051.80	5.57%
Tahoe	16,792	4.08%	$600,067,593.69	5.48%
CTS	20,669	5.02%	$592,510,135.81	5.41%
Impala	27,479	6.67%	$536,566,033.36	4.90%
Escalade	9,700	2.35%	$520,862,820.12	4.76%
DTS	12,881	3.13%	$509,559,172.63	4.65%
Hummer H3	18,107	4.39%	$506,229,831.53	4.62%
G6	25,081	6.09%	$491,527,131.01	4.49%
Other	223,579	54.26%	$5,822,315,624.29	53.17%

Total	412,033	100.00%	$10,951,121,231.78	100.00%

2006 Vintage Acquisitions: Pull Ahead Data

	Number of	Average		Total
Terminating Quarter	Lease Assets	Waived Payments		Waived Payments

May-June 02	—	—		—
2002 Q3	—	—		—
2002 Q4	—	—		—
2003 Q1	—	—		—
2003 Q2	—	—		—
2003 Q3	—	—		—
2003 Q4	—	—		—
2004 Q1	—	—		—
2004 Q2	—	—		—
2004 Q3	—	—		—
2004 Q4	—	—		—
2005 Q1	—	—		—
2005 Q2	—	—		—
2005 Q3	—	—		—
2005 Q4	—	—		—
2006 Q1	1	$5,386		$5,386
2006 Q2	3	$5,746		$17,237
2006 Q3	2	$2,423		$4,846
2006 Q4	2	$4,253		$8,506
2007 Q1	17	$3,516		$59,766

Total	25	$3,830	(avg.)	$95,741

MARCH YTD 2007 VINTAGE ACQUISITION DATA
      Delinquency and prepayment data is not available for the March YTD 2007 vintage acquisition year.

Cumulative
	Cumulative		Net Losses (Gains)
	Net Losses		on Returned Vehicles
	on Early Term Defaults		Sold by GMAC

Quarter	$ %		$ %

2007 Q1	$2,319	0.00%	$(335,421)	(0.01%)
      The “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC” shown in the preceding table represent actual charge-offs on the March YTD 2007 vintage acquisition portfolio of lease assets. With respect to “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by GMAC,” the percentage presented represents the “Cumulative Net Losses on Early Term Defaults” and “Cumulative Net Losses on Returned Vehicles Sold by GMAC” for the reporting period as a percentage of the Aggregate Original Adjusted Principal Balance.
      As used in the following table, the “Original Term (Months)” is the average of such terms weighted by Adjusted Principal Balance as of the date of origination of each lease asset. The calculations with respect to “Adjusted Principal Balance,” “Lease Residual,” “Original

Term (Months),” “Lease Residual as a % of Aggregate Original Adjusted Principal Balance” and “Lease Residual as a % of Adjusted MSRP” exclude lease assets with a Lease Residual of $0.
March YTD 2007 Acquisitions: Initial Characteristics of Lease Assets

Aggregate Original Adjusted Principal Balance of the Series March YTD 2007 Lease Assets	$2,525,080,493.90
Percentage of New Vehicles	99.99%
Weighted Average FICO Score	Not available
FICO Score Range	Not available

	Average	Minimum	Maximum

Adjusted Principal Balance	$27,373.93	$7,694.50	$118,000.00
Lease Residual	$14,771.41	$2,998.50	$63,000.00
Original Term (Months)	38	12	48
Lease Residual as a % of Aggregate Original Adjusted Principal Balance	53.96%
Lease Residual as a % of Adjusted MSRP	42.83%
March YTD 2007 Vintage Acquisitions: Initial Distribution of
Lease Assets by Original Lease Term

					Aggregate
					Lease
		Percentage			Residual
		of Total		Percentage	as a % of
	Number	Number	Aggregate	of Aggregate	Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted	Adjusted
Original Term	Assets	Assets	Principal Balance	Principal Balance	MSRP

0 to 24	8,255	8.95%	$231,333,039.49	9.16%	52.63%
25 to 36	20,655	22.39%	$566,478,067.32	22.43%	46.97%
37 to 39	41,915	45.44%	$1,116,081,227.09	44.20%	41.44%
40 to 48	21,419	23.22%	$611,188,160.00	24.20%	36.56%

Total	92,244	100.00%	$2,525,080,493.90	100.00%

March YTD 2007 Vintage Acquisitions: As of March 2007—
Distribution of Lease Assets by Remaining Lease Term

					Aggregate
				Percentage	Lease
		Percentage		of Aggregate	Residual
		of Total		Original	as a % of
	Number	Number	Aggregate	Adjusted	Aggregate
	of Lease	of Lease	Original Adjusted	Principal	Adjusted
Scheduled Lease End Date	Assets	Assets	Principal Balance	Balance	MSRP

Nov 2008 and Prior	94	0.10%	$2,207,243.87	0.08%	52.97%
Dec 2008-Feb 2009	6,381	6.91%	$182,340,378.29	6.40%	52.35%
Mar 2009-May 2009	9,011	9.76%	$241,797,774.19	8.49%	51.52%
Jun 2009-Aug 2009	935	1.01%	$30,602,432.00	1.07%	51.02%
Sep 2009-Nov 2009	334	0.36%	$11,135,031.51	0.39%	47.37%
Dec 2009-Feb 2010	9,897	10.72%	$314,458,072.66	11.04%	44.31%
Mar 2010-May 2010	34,008	36.83%	$1,030,496,037.72	36.19%	41.67%
Jun 2010-Aug 2010	10,286	11.14%	$314,684,203.30	11.05%	41.45%
Sep 2010-Nov 2010	164	0.18%	$5,465,698.74	0.19%	37.99%
Dec 2010-Feb 2011	16,182	17.53%	$542,317,552.18	19.04%	36.61%
Mar 2011-May 2011	5,035	5.45%	$172,165,013.31	6.05%	36.34%

Total	92,327	100.00%	$2,847,669,437.77	100.00%

March YTD 2007 Vintage Acquisitions: Initial Distribution of Lease Assets by State

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Customer State	Assets	Assets	Principal Balance	Principal Balance

Michigan	27,961	30.31%	$631,616,138.47	25.01%
New York	9,321	10.10%	$253,703,066.61	10.05%
Florida	7,561	8.20%	$236,066,229.80	9.35%
New Jersey	6,488	7.03%	$189,135,976.39	7.49%
Ohio	7,488	8.12%	$177,882,840.87	7.04%
California	4,788	5.19%	$171,109,040.20	6.78%
Other	28,637	31.04%	$865,567,201.56	34.28%

Total	92,244	100.00%	$2,525,080,493.90	100.00%

March YTD 2007 Vintage Acquisitions: Initial Distribution of
Lease Assets by Vehicle Make

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Vehicle Make	Assets	Assets	Principal Balance	Principal Balance

Chevrolet	34,063	36.93%	$849,165,126.11	33.63%
Cadillac	16,183	17.54%	$634,268,176.11	25.12%
GMC	10,037	10.88%	$322,570,441.90	12.77%
Pontiac	11,368	12.32%	$224,005,772.69	8.87%
Hummer	5,254	5.70%	$171,077,714.50	6.78%
Buick	7,252	7.86%	$140,205,759.51	5.55%
Saturn	5,784	6.27%	$116,905,158.61	4.63%
Saab	2,127	2.31%	$60,280,621.78	2.39%
Other	176	0.19%	$6,601,722.69	0.26%

Total	92,244	100.00%	$2,525,080,493.90	100.00%

March YTD 2007 Vintage Acquisitions: Initial Distribution of Lease Assets by Model

		Percentage
		of Total		Percentage
	Number	Number	Aggregate	of Aggregate
	of Lease	of Lease	Original Adjusted	Original Adjusted
Model	Assets	Assets	Principal Balance	Principal Balance

Impala	10,805	11.71%	$215,745,089.52	8.54%
G6	9,028	9.79%	$175,354,742.07	6.94%
Escalade	3,195	3.46%	$165,006,496.73	6.53%
Tahoe	4,224	4.58%	$149,839,937.47	5.93%
CTS	5,212	5.65%	$143,664,409.33	5.69%
Hummer H3	4,447	4.82%	$129,308,324.35	5.12%
Trailblazer	5,532	6.00%	$121,525,798.08	4.81%
C/ K Pickup	3,889	4.22%	$111,836,553.15	4.43%
Other	45,912	49.77%	$1,312,799,143.20	51.99%

Total	92,244	100.00%	$2,525,080,493.90	100.00%

March YTD 2007 Vintage Acquisitions: Pull Ahead Data

	Number of	Average		Total
Terminating Quarter	Lease Assets	Waived Payments		Waived Payments

May — June 02	—	—		—
2002 Q3	—	—		—
2002 Q4	—	—		—
2003 Q1	—	—		—
2003 Q2	—	—		—
2003 Q3	—	—		—
2003 Q4	—	—		—
2004 Q1	—	—		—
2004 Q2	—	—		—
2004 Q3	—	—		—
2004 Q4	—	—		—
2005 Q1	—	—		—
2005 Q2	—	—		—
2005 Q3	—	—		—
2005 Q4	—	—		—
2006 Q1	—	—		—
2006 Q2	—	—		—
2006 Q3	—	—		—
2006 Q4	—	—		—
2007 Q1	1	$1,087		$1,087

Total	1	$1,087	(avg)	$1,087

Prospectus
Capital Auto Receivables Asset Trusts
Issuing Entities
Asset Backed Notes
Asset Backed Certificates
Capital Auto Receivables LLC
Depositor
GMAC LLC
Sponsor and Servicer/ Trust Administrator

You should consider carefully the risk factors beginning on page 2 in this prospectus.
The notes of any series represent obligations of the issuing entity that issued those notes only. The certificates of any series represent the beneficial interest in the issuing entity that issued those certificates only. The notes and certificates issued by any issuing entity do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables LLC, GMAC LLC, Central Originating Lease Trust, Central Originating Lease, LLC or any of their affiliates.
This prospectus may be used to offer and sell notes only if accompanied by the accompanying prospectus supplement.

The Issuing Entities —

•	The depositor will form a new issuing entity to issue each series of securities.

•	The primary assets of each issuing entity will be:

•	a series of non-recourse secured notes secured by new or used automobile and light duty truck leases and the related leased vehicles, and all moneys due on the secured notes on and after the closing date;

•	the lease assets, including payments under leases and amounts received upon sale of leased vehicles;

•	proceeds from claims on any insurance policies relating to the leases and the leased vehicles;

•	any recourse against dealers on the leases;

•	rights of the issuing entity under the VAULT Trust Agreement (solely with respect to the vehicles that are included in the related lease assets), the Pooling and Administration Agreement, the Trust Sale and Administration Agreement, the COLT Indenture, the COLT Sale and Contribution Agreement, the COLT Custodian Agreement, the COLT Servicing Agreement and the other documents relating to the issuing entity;

•	the COLT reserve account and all proceeds thereof; and

•	the CARAT reserve account, if the issuing entity has a reserve account.
The Securities —

•	will represent indebtedness of the issuing entity that issued those securities, in the case of notes, or beneficial interests in the issuing entity that issued those securities, in the case of certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which will include one or more classes of notes and may include one or more classes of certificates.
Neither the SEC nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 18, 2007

i

ii

iii

RISK FACTORS

Lack of First Priority Liens on Leased Vehicles, Leases or Secured Notes Could Make the Leases Uncollectible and Reduce or Delay Payments on the Secured Notes and the Securities	If the security interests in the leases, leased vehicles or secured notes as described in “Legal Aspects of the Secured Notes and the Lease Assets—Security Interest in the Secured Notes and the Leases and Leased Vehicles” in this prospectus are not timely or properly perfected, the interests of GMAC, the depositor, the issuing entity and the CARAT Indenture Trustee in the leases, leased vehicles or secured notes could be subordinate to, among others, the following:

(1) a bankruptcy trustee of GMAC, COLT, VAULT, the depositor or the issuing entity;

(2) a subsequent purchaser of the leases, leased vehicles or secured notes;

(3) a holder of a perfected security interest in the leases, leased vehicles or secured notes; and

(4) a person who became a lien creditor with respect to the leases, leased vehicles or secured notes.

The issuing entity and the CARAT Indenture Trustee may not be able to collect on the secured notes in the absence of a perfected security interest in the related leases and leased vehicles. Even if the issuing entity and the CARAT Indenture Trustee have a perfected security interest in the leases and leased vehicles, events or circumstances could jeopardize the interest, such as:

(1) fraud or forgery by the vehicle lessee;

(2) negligence or fraud by the servicer;

(3) mistakes by governmental agencies;

(4) liens for repairs or unpaid taxes;

(5) the exercise of legal rights of governmental agencies under various criminal statutes;

(6) the application of consumer protection laws;

(7) rights and defenses of obligors made under the vehicle leases; and

(8) bankruptcy of the obligor.

See “Legal Aspects of the Secured Notes and the Lease Assets—Security Interest in the Secured Notes and the Leases and Leased Vehicles” in this prospectus for other events that could jeopardize that interest.

GMAC, the depositor and the CARAT Indenture Trustee will file financing statements with respect to the secured notes sold to the issuing entity. The financing statements will perfect the security interest of the depositor, the issuing entity and the CARAT Indenture Trustee in the secured notes. The CARAT Indenture Trustee will also perfect its security interest in the secured notes by having COLT deliver possession of the secured notes to the CARAT Indenture Trustee or a custodian thereof. See “Legal Aspects of the Secured Notes and the Lease Assets—Security Interest in the Secured Notes and the Leases and Leased Vehicles” in this prospectus.

If any other party purchases or takes a security interest in the leases before the security interest of GMAC, the depositor, the issuing entity and the CARAT Indenture Trustee in the leases is perfected:

(1) for value,

(2) in the ordinary course of business and

(3) without actual knowledge of the depositor’s, the issuing entity’s or the CARAT Indenture Trustee’s interest,

then, that purchaser or secured party will acquire an interest in the leases that is senior to the issuing entity’s and the CARAT Indenture Trustee’s interest, and the collections on those leases may not be available to make payments on your securities to the extent of such purchaser or secured party’s interest.

Decisions by General Motors With Respect to New Car Incentive Purchase Programs or Price Reductions and Other Market Factors May Reduce the Value of the Vehicles that Secure the Secured Notes	The pricing of used cars is affected by the supply and demand for those cars, which, in turn, is affected by consumer tastes, economic factors, the introduction and pricing of new car models and other factors. Decisions by General Motors with respect to new vehicle production, pricing and incentives may affect used car prices, particularly those for the same or similar models. A decline in the business prospects or financial condition of General Motors could also reduce consumer demand for used General Motors vehicles. A decrease in the demand for used cars may impact the residual value and residual realization of the leased vehicles securing the secured notes. Decreases in the residual value of those vehicles may, in turn, reduce the incentive of obligors to purchase vehicles upon lease termination and may also decrease the residual realized by the issuing entity from vehicle repossessions and sales after lease termination.

GMAC’s Bankruptcy Could Reduce or Delay Payments on the Securities	If GMAC filed for bankruptcy under the Bankruptcy Code or any state insolvency laws, a court may:

(1) consolidate the assets and liabilities of VAULT, the depositor, COLT or COLT, LLC with those of GMAC;

(2) decide that the sale of the secured notes to the depositor was not a “true sale;”

(3) decide that the transfer of the lease assets to COLT was not a “true sale;”

(4) disallow a transfer of secured notes prior to the bankruptcy; or

(5) disallow a transfer of lease assets prior to the bankruptcy.

If the secured notes became part of GMAC’s bankruptcy estate, you might experience reductions and/or delays in payments on your securities.

See “Bankruptcy Aspects of the Secured Notes— Payments on the Notes and Certificates” in this prospectus.

Limited Enforceability of the Leases Could Reduce or Delay Payments on the Securities	Federal and state consumer protection laws regulate the creation and enforcement of consumer leases such as the leases securing the secured notes. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce leases such as those securing the secured notes. If an obligor had a claim for violation of these laws prior to the respective cut-off date, GMAC must repurchase the related lease asset unless the breach is cured. If GMAC fails to repurchase the lease asset, you might experience reductions and/or delays in payments on your securities. See “Legal Aspects of the Secured Notes and the Lease Assets—Consumer Protection Laws” in this prospectus.

You May Receive an Early Return of Your Investment or Incur a Shortfall in the Return of Your Investment Following an Event of Default Under the CARAT Indenture or the COLT Indenture	If an event of default occurs under the CARAT Indenture, the holders of a majority of the aggregate principal balance of the controlling class of notes may declare the accrued interest and outstanding principal immediately due and payable. In that event, the CARAT Indenture Trustee may sell the secured notes and other assets of the issuing entity and apply the proceeds to prepay the notes. The manner of sale will affect the amount of proceeds received and available for distribution. The liquidation and distribution of trust assets will result in an early return of principal to noteholders. You may not be able to reinvest the principal repaid to you for a rate of return or a maturity date that is as favorable as those on your notes. Also, the proceeds from the sale of the secured notes may not be sufficient to fully pay amounts owed on the securities. Those circumstances may result in losses to securityholders. In addition, under a particular series of notes, as specified in the applicable prospectus supplement, notes of various classes that pay sequentially prior to an acceleration may pay proportionately in equal priority following an event of default that results in an acceleration. That change in priority of distributions will result in certain securityholders receiving a return of their principal faster or more slowly than they would have in the case of sequential payment.

GMAC, COLT and the Depositor Have Limited Obligations to the Issuing Entities and They Will Not Make Payments on the Securities	GMAC, COLT, the depositor and their respective affiliates other than the issuing entity are generally not obligated to make any payments to you on your securities and do not guarantee payments on the leases, the residual value of the leased vehicles, the secured notes, the certificates or your notes or certificates. However, GMAC will make representations and warranties regarding the characteristics of the lease assets and the secured notes, and these representations and warranties will then be assigned to the issuing entity. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable lease assets from COLT and any applicable secured notes from the issuing entity.

If GMAC fails to repurchase the lease assets or the secured notes, you might experience reductions and/or delays in payments on your securities. See “The Transfer and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in this prospectus.

The Assets of Each Issuing Entity Are Limited and Are the Only Source of Payment for the Securities	The issuing entity will not have any significant assets or sources of funds other than its secured notes, its rights in any CARAT reserve account or other rights or credit enhancements as are specified in the prospectus supplement for that issuing entity. The securities will only represent interests in the issuing entity from which they were issued. The securities will not be insured or guaranteed by GMAC, COLT, the depositor, the CARAT Owner Trustee, the CARAT Indenture Trustee, COLT, LLC, the COLT Owner Trustee, the COLT Indenture Trustee or any of their affiliates. You must rely primarily on collections on the lease assets that secure the secured notes that secure your securities and, if set forth in the related prospectus supplement, any COLT reserve account or CARAT reserve account, for repayment of your securities. In addition, for defaulted leases, you may have to look to the lessees of those leases and the proceeds from the repossession and sale of leased vehicles that secure defaulted leases. If these sources are insufficient, you may receive payments late or may not receive back your full principal investment or all interest due to you. See “The Transfer and Servicing Agreements— Distributions,” “—Credit Enhancement” and “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus.

The Absence of a Liquid Market for the Securities Would Limit Your Ability to Resell the Securities	The securities will not be listed on any securities exchange. Therefore, in order to sell your securities, you will need to find a willing buyer. The underwriters may assist in the resale of securities, but they are not required to do so. A secondary market for any securities may not develop. The absence of a secondary market could limit your ability to sell your securities. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

The Servicer Has Discretion Over the Servicing of the Lease Assets and the Manner in Which the Servicer Applies that Discretion May Impact the Amount and Timing of Funds Available to Pay Principal and Interest on the Securities	The Servicer has discretion in servicing the lease assets, including the ability to grant payment waivers or extensions and to determine the timing and method of collection, liquidation and whether it expects to recoup a potential servicer advance from subsequent collections or recoveries on any lease asset and, therefore, whether or not to make that servicer advance as described in “The Transfer and Servicing Agreements—Advances by the Servicer” in this prospectus. The manner in which the Servicer exercises that discretion could have an impact on the amount and timing of receipts by the issuing entity from the secured notes. If the Servicer determines not to advance funds, or if other servicing procedures do not maximize the receipts from the lease assets, the result may be losses or delays in payment on your securities.

Temporary Commingling of Funds by the Servicer Prior to Their Deposit into the Collection Account May Result in Losses or Delays in Payment on the Securities	The Servicer receives collections on the lease assets in an account of the Servicer that contains other funds of the Servicer and amounts collected by the Servicer in respect of other lease assets. Generally, the Servicer is not required to transfer those funds to the COLT collection account until two business days following receipt. This temporary commingling of funds prior to the deposit of collections on the lease assets into the COLT collection account may result in a delay or reduction in the amounts available to make payments on the securities if, in the event of a bankruptcy of the Servicer, the Servicer or the bankruptcy trustee is unable to specifically identify those funds and there are competing claims on those funds by other creditors of the Servicer.

Replacing the Servicer May Reduce or Delay Payments on the Securities	If GMAC were to cease acting as Servicer, collection practices of a successor servicer, which under certain circumstances may be the COLT Indenture Trustee, may vary from those of GMAC. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. While GMAC is not permitted to resign or be terminated as Servicer until a replacement servicer is installed, if GMAC were to become incapable of acting as Servicer, a successor servicer had not yet accepted appointment and the COLT Indenture Trustee failed to satisfy its obligations to act as replacement servicer, there could be a disruption in servicing that could result in a delay or decrease in collections on the lease assets. It may be difficult to identify a qualified successor servicer other than the COLT Indenture Trustee because the transaction documents do not provide for additional fees that might induce a successor to accept appointment and because the servicing fee is calculated as a percentage of the aggregate ABS Value of the lease assets and some cost components of servicing are fixed. Consequently, as the lease pool amortizes, the servicing fee will diminish at a greater rate than the cost of servicing. For the foregoing reasons, if there is a need to replace the Servicer, you may experience delays or reductions in the payments on your securities.

The Ratings for the Securities are Limited in Scope, May Not Continue To Be Issued and Do Not Consider the Suitability of the Securities for You	The offered securities for each issuing entity will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the securities. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make distributions on the certificates issued by the issuing entity. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. The ratings may be revised or withdrawn at any time. If a rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating. Neither GMAC nor any of its affiliates is under any obligation to monitor the ratings.

THE ISSUING ENTITIES
Formation of the Issuing Entities
      For each series of securities, the depositor will establish a separate issuing entity under a trust agreement by selling and assigning the trust property to the issuing entity in exchange for these securities. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The accompanying prospectus supplement will specify which classes of notes and certificates included in each series will be offered to investors.
Issuing Entity Property
      The property of each issuing entity will include:

(a) a series of non-recourse secured notes and all moneys due on the secured notes on or after the closing date;

(b) the property securing the secured notes, including:

•	the lease assets, including payments under leases and amounts received upon sale of leased vehicles;

•	proceeds from claims on any insurance policies relating to the leases and the leased vehicles;

•	any recourse against dealers on the leases; and

•	the COLT reserve account;

(c) all rights of the issuing entity under the VAULT Trust Agreement (solely with respect to the vehicles that are included in the related lease assets), the Pooling and Administration Agreement, the Trust Sale and Administration Agreement, the COLT Indenture, the COLT Sale and Contribution Agreement, the COLT Custodian Agreement, the COLT Servicing Agreement and the other transaction documents relating to the issuing entity; and

(d) the CARAT reserve account, if any.
      To the extent specified in the prospectus supplement for the issuing entity, a CARAT reserve account or other form of credit enhancement may be held by the CARAT Owner Trustee or the CARAT Indenture Trustee for the benefit of the holders of the issuing entity’s securities. The CARAT reserve account, if any, for a series of securities may not be included in the property of the issuing entity but may instead be a segregated trust account held by the CARAT Indenture Trustee or other applicable party for the benefit of the holders of the issuing entity’s securities. See “The Transfer and Servicing Agreements— Credit Enhancement” in this prospectus.
      The activities of each issuing entity will be limited to:

•	acquiring, managing and holding secured notes and the other assets of the issuing entity and the proceeds from those assets;

•	issuing securities and making payments and distributions on them;

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental or connected with these activities; and

•	any other activities not inconsistent with the foregoing that are described in the accompanying prospectus supplement.
      The Trust Administrator will administer the secured notes held by each issuing entity and will receive fees for its administrative services. See “The Transfer and Servicing Agreements— Servicing and Administration Compensation and Payment of Expenses” in this prospectus.
      The principal offices of each issuing entity will be specified in the accompanying prospectus supplement.
THE CARAT OWNER TRUSTEE
      The CARAT Owner Trustee for each issuing entity will be specified in the accompanying prospectus supplement. The CARAT Owner Trustee may, in the name of the issuing entity, conduct the business of the issuing entity, make and execute contracts and other instruments on behalf of the issuing entity and sue and be sued on behalf of the issuing entity. The consent of certificateholders representing at least a majority of the voting interests of certificateholders as of the close of the preceding distribution date is needed to require the CARAT Owner Trustee to take action. Upon notification to the certificateholders, and unless those certificateholders have notified the CARAT Owner Trustee that the consent is withheld, the CARAT Owner Trustee will have the duty to initiate or compromise any action or claim involving the issuing entity, amend the indenture or administration agreement, or appoint successor agents. The CARAT Owner Trustee will give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the Trust Administrator.
      Unless the depositor is the sole certificateholder, on each distribution date, the CARAT Owner Trustee will distribute to the certificateholders amounts equal to the amounts deposited in the certificate distribution account under the Trust Sale and Administration Agreement on or prior to that distribution date. The CARAT Owner Trustee will also send each certificateholder the statement provided to the CARAT Owner Trustee by the Trust Administrator under the Trust Sale and Administration Agreement on that distribution date, except that no distributions to the certificateholder will be required to be made nor will any statements be required to be sent by the CARAT Owner Trustee if and for so long as the depositor is the sole certificateholder. The CARAT Owner Trustee will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that the issuing entity is required under applicable law to withhold from such payment. The CARAT Owner Trustee will maintain or cause to be maintained the books of the issuing entity on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, file tax returns relating to the issuing entity and make elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate characterization of the issuing entity for federal income tax purposes.
      The CARAT Owner Trustee does not have any independent obligation to verify or confirm any underlying data. If the CARAT Owner Trustee receives notice from the CARAT Indenture Trustee or applicable noteholders of a Trust Administrator default and subsequent termination of the Trust Administrator’s obligations under the CARAT Indenture and the Pooling and Administration Agreement, the Trust Administrator must transfer to the CARAT Indenture Trustee for administration by it all cash amounts held at that time by the Trust Administrator for deposit.
      The CARAT Owner Trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the CARAT Owner Trustee set forth in the trust agreement governing that issuing entity. The CARAT Owner Trustee will not be liable for the default or failure of any of issuing entity, Trust Administrator or any other trustee to carry out their respective obligations under any Transfer and Servicing Agreement nor will the CARAT Owner Trustee be liable under any Transfer and Servicing Agreement under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct in the performance of any act. A CARAT Owner Trustee may resign at any time, in which event the Trust Administrator, or its successor, will be obligated to appoint a successor trustee. The Trust Administrator may also remove the CARAT Owner Trustee if the CARAT Owner Trustee ceases to be eligible to continue as CARAT Owner Trustee under the trust agreement or if the CARAT Owner Trustee becomes insolvent. In those circumstances, the Trust Administrator will be obligated to appoint a successor trustee. Any resignation or removal of a CARAT Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the CARAT Owner Trustee and the appointment of a successor will be borne by the Trust Administrator. Except as described further in “The Notes— The CARAT Indenture— CARAT Events of Default; Rights Upon CARAT Event of Default” in this prospectus, there are no indemnification provisions that entitle the CARAT Owner Trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.
THE COLT OWNER TRUSTEE
      The COLT Owner Trustee will be specified in the accompanying prospectus supplement. The COLT Owner Trustee may, in COLT’s name, conduct COLT’s business, make and execute contracts and other instruments on behalf of COLT and sue and be sued on behalf of COLT. The consent of certificateholders is needed to require the COLT Owner Trustee to take action. Upon notification to the certificateholders, and unless those certificateholders have notified the COLT Owner Trustee that the consent is withheld, the COLT Owner Trustee will have the duty to initiate or compromise any action or claim involving COLT or appoint successor agents.
      The COLT Owner Trustee does not have any independent obligation to verify or confirm any underlying data. The COLT Owner Trustee’s liability is limited solely to the express obligations of the COLT Owner Trustee set forth in the COLT declaration of trust. The COLT Owner Trustee will not be liable for the default or failure of any of COLT, the Servicer or other trustees to carry out their respective obligations under any Transfer and Servicing Agreement nor will the COLT Owner Trustee be liable under any Transfer and Servicing Agreement under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct in the performance of any act. A COLT Owner Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the COLT Owner Trustee if the COLT Owner Trustee ceases to be eligible to continue as COLT Owner Trustee under the COLT Declaration of Trust or if the COLT Owner Trustee becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a COLT Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the COLT Owner Trustee and the appointment of a successor will be borne by the Servicer. Except as described further in “The Secured Notes— The COLT Indenture— COLT Events of Default; Rights Upon COLT Event of Default” in this prospectus, there are no indemnification provisions that entitle the COLT Owner Trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.
THE CARAT INDENTURE TRUSTEE
      The CARAT Indenture Trustee for a series of notes will be specified in the accompanying prospectus supplement. The issuing entity grants to the CARAT Indenture Trustee all right, title and interest of the issuing entity in, to and under the collateral listed on the schedule of secured notes. That grant includes all rights and powers (but none of the obligations, if any) of the issuing entity under any agreement or instrument included in the collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the secured notes included in the collateral and all other monies payable under the collateral.
      On each distribution date, the CARAT Indenture Trustee is required to notify the holder of the note distribution account to distribute to the noteholders all amounts on deposit in that account other than investment earnings, which the Trust Administrator is entitled to retain. If required by the Trust Indenture Act of 1939, as amended, the CARAT Indenture Trustee will mail to each noteholder summaries of any necessary information, documents or reports. So long as no default or event of default is continuing, the CARAT Indenture Trustee is required to invest and reinvest all funds in the CARAT collection account in Eligible Investments at the written direction of the Trust Administrator.
      If any default occurs in the making of any payment or performance under any agreement or instrument that is part of the trust estate, the CARAT Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If a default occurs and is continuing and if it is known to a responsible officer of the CARAT Indenture Trustee, the CARAT Indenture Trustee is required to mail to each noteholder notice of the default within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on any note, the CARAT Indenture Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.
      Subject to the payment of its fees and expenses under the CARAT Indenture, the CARAT Indenture Trustee may, and when required by the provisions of the CARAT Indenture will, execute instruments to release property from the lien of the CARAT Indenture, or convey the CARAT Indenture Trustee’s interest in the same. The CARAT Indenture Trustee will, at such time as there are no notes outstanding and all sums due to the CARAT Indenture Trustee have been paid and all amounts owing under each third party instrument have been paid, release any remaining portion of the trust estate that secured the notes and the other secured obligations from the lien of the CARAT Indenture and release to the issuing entity or any other person entitled thereto any funds then on deposit in the Designated Accounts. The CARAT Indenture Trustee will release property from the lien of the CARAT Indenture only upon receipt by it of a trust request and an officer’s certificate, an opinion of counsel and, if required by the Trust Indenture Act of 1939, independent certificates in accordance therewith.
      The issuing entity and the CARAT Indenture Trustee may, when authorized by an issuing entity order, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the controlling class, enter into supplemental indentures for the purpose of materially changing the rights of the noteholders. The CARAT Indenture Trustee may in its discretion determine whether or not any notes would be affected (such that the consent of each noteholder would be required) by any supplemental indenture proposed and any such determination will be binding upon the holders of all notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.
      Upon sufficient notice prior to the redemption date from the Trust Administrator or issuing entity, the CARAT Indenture Trustee (based on this notice) will be required to withdraw from the CARAT collection account and deposit into the note distribution account, on the redemption date, the aggregate redemption price of the notes, whereupon all such notes will be due and payable on the redemption date.
      The CARAT Indenture Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers so long as the CARAT Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the CARAT Indenture Trustee will not be liable for interest on any money received by it except if it agrees in writing with the issuing entity and will have no liability or responsibility for the acts or omissions of any other party to any of the basic documents. The CARAT Indenture Trustee does not have any independent obligation to verify or confirm any underlying data.
      The CARAT Indenture Trustee may give notice of its intent to resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee. The issuing entity may also remove the CARAT Indenture Trustee if the CARAT Indenture Trustee ceases to be eligible to continue as CARAT Indenture Trustee under the CARAT Indenture or if the CARAT Indenture Trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the issuing entity will be obligated to appoint a successor trustee. The holders of a majority in outstanding amount of the Controlling Class also have the right to remove the CARAT Indenture Trustee and appoint a successor. Any resignation or removal of the CARAT Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the CARAT Indenture Trustee will be borne by the Trust Administrator. Except as described further in “The Notes—The CARAT Indenture—CARAT Events of Default; Rights Upon CARAT Event of Default” in this prospectus, there are no indemnification provisions that entitle the CARAT Indenture Trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.
      The CARAT Indenture Trustee for each issuing entity will be required to mail each year to all noteholders for that issuing entity, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as CARAT Indenture Trustee under the issuing entity’s indenture, any amounts advanced by it under the CARAT Indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the issuing entity to the CARAT Indenture Trustee in its individual capacity, the property and funds physically held by the CARAT Indenture Trustee and any action taken by it that materially affects the notes and that has not been previously reported.

THE SPONSOR
      GMAC is the sponsor of the transactions set forth in this prospectus and in the applicable prospectus supplement.
      GMAC was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished that status and became a Delaware corporation on January 1, 1998. GMAC has its principal executive offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000. On July 20, 2006, GMAC converted to a Delaware limited liability company and changed its name to GMAC LLC. It provides services from hundreds of locations around the world.
      On November 30, 2006, General Motors sold 51% of the common limited liability company interests of GMAC to FIM Holdings LLC. We refer to that transaction as the “Acquisition.” FIM Holdings LLC is an investment vehicle formed for the purpose of the Acquisition by Cerberus FIM Investors, LLC and wholly owned subsidiaries of Aozora Bank Limited, Citigroup Inc. and The PNC Financial Services Group, Inc. The remaining common limited liability company interests of GMAC continue to be held by General Motors.
      GMAC operates directly and through subsidiaries and associated companies in which it has equity investments. It provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world and to other dealerships in which franchised General Motors dealers have an interest and to the customers of those dealerships. In that line of business, GMAC and its subsidiaries principally finance the acquisition and resale by franchised General Motors dealers of various new and used automotive and non-automotive products manufactured by General Motors or its subsidiaries and associates, and acquires from those dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new and used General Motors products as well as those of other manufacturers. GMAC and its subsidiaries also provide asset-based lending, equipment finance, structured finance and invoice discounting services, residential mortgage financing, global relocation services, insurance services, investment services and other wholesale and retail financial services.
      GMAC’s financing operations are organized into two reporting segments—North American Automotive Finance Operations and International Automotive Finance Operations and one operating segment—Commercial Finance Group. The products and services offered by GMAC’s financing operations include the funding of retail instalment sale contracts and leases, extension of term loans, dealer floor plan financing and other lines of credit, fleet leasing, and factoring of receivables.
      In the retail market, GMAC and its subsidiaries provide vehicle financing to consumers through automotive dealerships, primarily those franchised by General Motors, around the world under the GMAC, GMAC Bank GmbH, Holden Financial Services, Banco General Motors and Nuvell Credit brand names. In most cases, GMAC and its subsidiaries purchase retail instalment sale contracts and lease contracts for new and used vehicles from franchised GM affiliated dealers. In some markets outside the United States, GMAC or a subsidiary is a direct lender to the consumer. GMAC and its subsidiaries also finance products of other manufacturers, new and used, and provides leases for capital equipment.
      In the wholesale market, GMAC and its subsidiaries also finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates. GMAC has been securitizing assets actively since 1990 and uses the securitization of the receivables generated from retail vehicle instalment sale contracts and leases acquired or originated by it as one means of funding its ongoing operations. In addition to receivables arising from retail automobile instalment sale contracts and leases, GMAC also originates and securitizes the receivables arising from loans to dealers for the financing of dealer inventory.
      When GMAC securitizes automotive retail instalment sale contracts and wholesale finance receivables, it generally retains an interest in the sold assets. These interests may take the form of asset-backed securities, including senior and subordinated interests in the form of investment grade, non-investment grade, or unrated securities. GMAC will select the lease assets from its U.S. portfolio of new and used retail car and light duty truck lease assets using the methodology described in the accompanying prospectus supplement. See “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of Lease Assets” and, if applicable, “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of Initial Lease Assets” and “—Criteria Applicable to the Selection of Additional Lease Assets During the Revolving Period” in the accompanying prospectus supplement.
      GMAC will also service the lease assets. As part of its securitization program, GMAC agrees to service the transferred assets for a fee and may earn other related ongoing income, such as supplemental and late fees, from the lease assets. See “The Servicer” in this prospectus.
      Neither GMAC nor any of its affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.
THE DEPOSITOR
      Capital Auto Receivables, Inc., a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. On October 20, 2006, Capital Auto Receivables, Inc. converted to a Delaware limited liability company and changed its name to Capital Auto Receivables LLC. The depositor is organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in similar activities for multiple securitizations of retail instalment sale contracts and leases on an ongoing basis. The principal executive offices of the depositor are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
      The Limited Liability Company Agreement of Capital Auto Receivables LLC, as amended, provides that Capital Auto Receivables LLC will indemnify and advance expenses to every officer and director and, in some cases, to members to the fullest extent permitted by applicable law, against all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by any of them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was an officer, director or member, as applicable, of Capital Auto Receivables LLC. Further, the Limited Liability Company Agreement of Capital Auto Receivables LLC provides that Capital Auto Receivables LLC may purchase and maintain insurance on behalf of its officers and directors against liabilities asserted against them in their capacities as officers and directors, respectively. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to standard restrictions, if any, as are set forth in its limited liability company agreement.
      GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC incorporated in the State of Delaware on November 16, 1990, was merged with and into Capital Auto Receivables, Inc. on February 22, 1996. It also was organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in related activities.
      The depositor and the securitization transactions are structured in a manner intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of GMAC. These steps include the creation of the depositor as a separate, limited-purpose subsidiary under a certificate of incorporation containing certain limitations. These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case under the Bankruptcy Code or a similar proceeding under applicable state laws without the unanimous affirmative vote of all of its directors. Under some circumstances, the depositor is required to have at least one director who qualifies under its by-laws as an “Independent Director.”
      Notwithstanding the foregoing measures, if a court concluded that the assets and liabilities of the depositor should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, if a filing were made under the Bankruptcy Code or similar applicable state laws by or against the depositor, or if an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur. See also “Bankruptcy Aspects of the Secured Notes—Payments on the Notes and Certificates” in this prospectus.
      Securities issued by an issuing entity may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus or the accompanying prospectus supplement. The depositor may also retain all or a portion of any class of certificates or one or more series of notes issued by each issuing entity as described in the accompanying prospectus supplement. Under the underwriting agreement for each issuance of asset-backed notes, the depositor is obligated to perform specified duties relating to those notes, including furnishing the underwriters with specified information and delivering to the underwriters a copy of the reports described under “The Transfer and Servicing Agreements—Evidence as to Compliance—CARAT Indenture Trustee” and “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders” in this prospectus. In addition, the depositor may have ongoing obligations to repurchase a warranty secured note from the issuing entity, to participate in the transfer of additional secured notes from the originator to a trust during a revolving period or to authorize, execute or file financing statements relating to the secured notes, all as further described in “The Transfer and Servicing Agreements” in this prospectus.
THE SERVICER
      On the closing date, GMAC will be appointed under a COLT Servicing Agreement as Servicer of the lease assets it sells to COLT and under a Pooling and Administration Agreement will be appointed as Trust Administrator of the secured notes to be owned by the issuing entity. GMAC will also have serviced the lease assets on its own behalf as the owner of those leases prior to their transfer to COLT. GMAC also acts as Titling Agent as described in “Vehicle Asset Universal Leasing Trust” in this prospectus. The depositor will transfer and assign to the applicable issuing entity, without recourse, its entire interest in the secured notes, including its rights under the Pooling and Administration Agreement and under a Trust Sale and Administration Agreement among the depositor, the Trust Administrator and the issuing entity.
      GMAC, directly and through its subsidiaries, most notably Semperian, services automotive retail instalment sales contracts and motor vehicle leases acquired by it and others on behalf of banks, credit unions, finance companies and securitized trusts.
      Semperian LLC, or “Semperian,” formerly known as Semperian, Inc., is a wholly-owned subsidiary of GMAC, Semperian, a Delaware limited liability company, was originally incorporated as AccuTel, Inc. on April 8, 1999. On July 21, 2005, AccuTel changed its name to Semperian.
      Semperian has its principal office at 300 Galleria Officecentre, Suite 501, Southfield, Michigan 48034, Tel. No. 248-948-7701.
      Since 1999, Semperian has acted as a sub-servicer for GMAC, and has assumed increased servicing responsibilities over time. Currently, Semperian acts as a sub-servicer for the entire U.S. portfolio of automotive retail instalment sales contracts and motor vehicle leases serviced by GMAC. Semperian performs its sub-servicing operations from centers located in Auburn Hills, Michigan; Midland, Texas; Phoenix, Arizona; Knoxville, Tennessee; Rocky Hill, Connecticut; Jacksonville, Florida; Lakeland, Florida; Troy, Michigan; Roseville, Minnesota; Greeley, Colorado; Chesterfield, Missouri; Charlotte, North Carolina; Strongville, Ohio; Richardson, Texas; and Fort Worth, Texas and operates call centers in Eugene, Oregon and Wichita, Kansas.
      Tables in the accompanying prospectus supplement under “GMAC U.S. SmartLease Portfolio—Vehicle Lease Delinquency Information,” GMAC U.S. SmartLease Portfolio— Default and Loss Experience,” and GMAC U.S. SmartLease Portfolio—Vehicle Return Experience” set forth the size and composition of the total portfolio of motor vehicle leases for which GMAC has provided servicing in each of the last five years.
VEHICLE ASSET UNIVERSAL LEASING TRUST
      In 1996, GMAC created Vehicle Asset Universal Leasing Trust, known as VAULT, a Delaware statutory trust, to act as a nominee on the certificates of title to vehicles titled in various states. VAULT has no operations, and its sole purpose is to act as a repository of titles to vehicles purchased by its trust beneficiaries. VAULT is named as the nominee for the beneficial owner of the leased vehicle on the certificate of title for each leased vehicle that secures the secured notes. GMAC, COLT, GMAC Automotive Bank, General Motors and Multi-Use Lease Entity Trust are the current beneficiaries of VAULT and the beneficial owners of the leased vehicles owned by VAULT. GMAC will be the initial beneficial owner of the leased vehicles that are collateral for the secured notes. There may be additional beneficiaries under the VAULT Trust Agreement from time to time. As nominee, VAULT holds only legal title to the leased vehicles. The beneficial owner retains all rights and obligations related to the leased vehicles. Pursuant to the VAULT Trust Agreement, GMAC services the leased vehicles owned by VAULT on behalf of the beneficiaries of VAULT.

      Under the VAULT Trust Agreement, GMAC, as VAULT servicer, acts as agent of the VAULT Trustee and performs administrative duties with respect to the certificates of title relating to the vehicles titled in the name of VAULT. Under a VAULT Transfer Direction, GMAC, in its capacity as the initial beneficiary of VAULT, will transfer to COLT its beneficial interest in the leased vehicles titled in the name of VAULT that secure each series of secured notes by directing VAULT to hold the legal title to that portion of the VAULT trust estate as nominee for the benefit of COLT. COLT will therefore have the sole beneficial interest in the leased vehicles relating to each pool of lease assets securing a series of secured notes. Under a VAULT Security Agreement, VAULT will pledge its legal title to the vehicles relating to the lease assets to the holders of a series of secured notes to secure COLT’s obligations under those secured notes. The VAULT Trustee receives its annual fee for its duties as VAULT Trustee and GMAC receives its annual fee for its duties as Titling Agent under the VAULT Trust Agreement under a VAULT fee letter between the VAULT Trustee, GMAC and COLT.
      VAULT has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the Bankruptcy Code or similar applicable state laws will result in consolidation of assets and liabilities of VAULT with those of GMAC. These steps include the creation of VAULT as a separate, limited-purpose entity under a declaration of trust containing certain limitations. These limitations include restrictions on the nature of VAULT’s business and a restriction on VAULT’s ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar applicable state laws.
      Notwithstanding the foregoing measures, if a court concluded that the assets and liabilities of VAULT should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, if a filing were made under the Bankruptcy Code or similar applicable state laws by or against VAULT, or if an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur. See also “Bankruptcy Aspects of the Secured Notes—Payments on the Notes and Certificates” in this prospectus.
CENTRAL ORIGINATING LEASE TRUST
      COLT is a special purpose Delaware statutory trust formed on December 13, 2006, which acquires vehicles and related consumer leases from GMAC. COLT was organized and structured in substantially the same way as another entity, also formerly known as Central Originating Lease Trust (“Old COLT”), which was transferred to General Motors and renamed Multi-Use Lease Entity Trust in connection with General Motors’ sale of a controlling interest in GMAC in November 2006. See “The Sponsor” above. COLT finances its acquisitions of vehicles and related consumer leases through the issuance of secured notes and equity certificates. Each pool of leases and the related vehicles that secures a series of secured notes is allocated to a separate series interest under the COLT Declaration of Trust and is not an asset of, or allocated as security to, any other series of secured notes or to any other equity interest in COLT. Each secured note will be issued to GMAC by COLT. COLT’s and Old COLT’s recent practice has been to finance its acquisitions of vehicles and related consumer leases through the issuance of two secured notes and one equity certificate per pool. All of the secured notes in a series will be paid ratably by the collections on the entire related pool of lease assets. As described in the accompanying prospectus supplement, the secured notes collectively will finance the significant majority of the purchase price of all leases and leased vehicles. COLT’s equity certificates will finance the remaining portion.
      COLT has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the Bankruptcy Code or similar applicable state laws will result in consolidation of assets and liabilities of COLT with those of GMAC. These steps include the creation of COLT as a separate, limited-purpose entity under a declaration of trust containing certain limitations. These limitations include restrictions on the nature of COLT’s business and a restriction on COLT’s ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar applicable state laws.
      Notwithstanding the foregoing measures, if a court concluded that the assets and liabilities of COLT should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, and if a filing were made under the Bankruptcy Code or similar applicable state laws by or against COLT, or if an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur. See also “Bankruptcy Aspects of the Secured Notes— Payments on the Notes and Certificates” in this prospectus.
      Recourse against COLT on the secured notes is limited to the assets of the related series interest, and each series of secured notes is secured by, among other things, a security interest in the entire related pool of leases and leased vehicles.
DESCRIPTION OF MOTOR VEHICLE LEASE BUSINESS OF GMAC
Underwriting of Motor Vehicle Leases
      GMAC leases automobiles and light duty trucks under its SmartLease plan to retail customers through General Motors dealerships, non-General Motors dealerships owned or financially controlled by General Motors dealerships and affiliated leasing companies. Under the SmartLease plan, GMAC, either for itself or as agent for others, acquires leases through its nationwide branch system from automobile and light duty truck dealers under agreements with General Motors dealers. Dealers are not responsible for the customer’s performance during the lease period nor for the value of the vehicle at the termination of the lease. General Motors may elect to sponsor retail leasing programs to increase vehicle sales, including establishing below-market lease rates and/or establishing residual values in excess of those values published in residual guide books that have been used by GMAC.
      The leased vehicles are new or used automobiles and light duty trucks. The lessees are either businesses or individuals who met GMAC’s underwriting standards at the time of the acquisition of the lease. Because GMAC’s underwriting standards may change over time, the leases from time to time may have differing credit quality and the credit quality of the leases in a later year may not be the same as the credit quality of the leases in a prior year. The leases have been originated by participating dealers in accordance with GMAC’s requirements under dealer agreements, and have been acquired in accordance with GMAC’s underwriting standards. These underwriting standards evaluate applicants based on, among other things, the following criteria:

•	the prospective applicant’s prior experience with GMAC,

•	the length of time the prospective applicant’s credit has been reported,

•	the type of credit the prospective applicant has established in its credit file,

•	the net capitalized cost on the lease agreement and the dealer invoice price of the leased vehicle,

•	the term of the lease, and

•	the prospective applicant’s overall creditworthiness and ability to pay.
      GMAC’s standards also require physical damage insurance to be maintained on each leased vehicle.
      The sponsor’s process of acquiring leases begins, in general, with the application by a customer for financing of a motor vehicle manufactured by General Motors or another manufacturer at a franchised General Motors dealer or a GMAC representative at a dealer location. Applications are initiated through websites established and maintained by the sponsor, such as RouteOne.com and GMACcreditapp.com, or by fax.
      The sponsor may use programs developed and maintained by the sponsor and its affiliates or third parties that allow the sponsor to complete the entire contracting process electronically. Electronic contracts created by these programs will be electronically signed by the related lessees and will be stored in an electronic vault maintained by the sponsor and its affiliates or third parties. The sponsor does not expect to maintain physical copies of these electronic contracts.
      Dealers forward completed credit applications, which include the terms of the lease and essential information on the applicant, to one of GMAC’s branches by entering the applications into the RouteOne system. GMAC applies proprietary credit scoring algorithms, which were designed specifically for GMAC by a third party credit scoring company and which are referred to as a scorecard, to evaluate each application. There are seven different leasing scorecards. The specific scorecard that is used on an application is determined by segmentation logic based on each consumer’s credit profile. Inputs used by the algorithms include:

•	credit bureau scores;

•	severity and aging of delinquency;

•	percentage utilization of available credit;

•	net capitalized cost-to-vehicle value ratio of the lease being applied for; and

•	payment-to-income ratio.
      In assigning a score, the scorecards weight most heavily the credit bureau score, the net capitalized cost-to-vehicle value ratio and the credit utilization percentage. The output of the scorecards is referred to as “odds.” The “odds” predict the statistical likelihood that a severe delinquency or loss will occur with respect to that lease at some point during its term, but do not predict the absolute performance of any lease with certainty. In the evaluation process, GMAC also checks lists maintained by the Office of Foreign Assets Control and credit bureau reports and performs fraud and duplicate application checks.
      In October 2002 and again in August 2005, the credit scoring algorithms were refreshed. The general approach to scoring did not change; however, the scorecards were updated to incorporate more recent data and a larger number of predictive variables made possible by systems enhancements. The scorecards are evaluated and updated on a periodic basis in order to account for changes in the perceived impact of specific inputs on applicant creditworthiness. A significant tool in the evaluation and updating process is the quarterly comparison of the “odds” across GMAC’s portfolio for motor vehicle leases to the portfolio’s actual performance.
      Management believes that approximately 70% of all applications are approved, on average, within 25 minutes, either through an entirely automated process or through a combination of an automated process and an analyst review. Management believes that approximately an additional 10% of applications are approved, but on terms modified, to a greater or lesser degree, from those originally requested by the applicant. No applications are declined without review by a credit analyst. For approved applications, implied lease rates applicable to the leases are assigned on the basis of the “odds” in accordance with pricing tiers that are managed by the regional vice presidents of GMAC and take into account market conditions such as competition and the general level of interest rates.
      Most leases are acquired under incentive programs sponsored by General Motors, for which the implied lease rates under the leases, upon lease origination, are below current market rates or for which the Stated Residual Value is higher than the ALG Residual upon lease origination.
      Once the lease agreement, title application, insurance form, odometer statement and various other forms have been completed by the General Motors dealer, GMAC directs the dealer to title the vehicle in the name of VAULT, as nominee, and to record a lien in favor of GMAC on the vehicle’s certificate of title. The dealer sends the appropriate paperwork to the GMAC branch. The branch then enters essential information into the centralized database after which billing statements are automatically generated and mailed monthly to the lessee. Several processing centers are responsible for the processing of monthly payments, while the GMAC branches take charge of all collection efforts against delinquent lessees.
      Prior to transferring possession of a vehicle to a lessee, the dealer must:

•	collect the first monthly payment, including a refundable security deposit, unless the lessee qualifies for the SmartLease Loyalty Program or other marketing programs, in which case both may be waived;

•	verify that the lessee has purchased at least the minimum physical damage and public liability insurance coverage; and

•	ensure that all required license fees, registration fees and up-front taxes are paid.
      Fees and taxes are included in the lessee’s monthly payment, including acquisition fees and documentation expenses. The dealer is responsible for titling and registering the vehicle, unless the applicable state’s motor vehicle department permits or requires the lessee to submit the title and registration documentation.
Determination of Residual Value
      GMAC uses residual values from the Automotive Lease Guide to set residual values on General Motors vehicles at the time of lease acquisition. The Automotive Lease Guide is an independent publication of vehicle residual values and is frequently used for comparison purposes by the vehicle leasing industry. We refer to the expected value of a vehicle at the scheduled lease end date of the related lease as determined by the Automotive Lease Guide as the “ALG Residual.” GMAC calculates the residual value stated in each lease, which we refer to as the “Stated Residual Value,” by adding a percentage of the manufacturer’s suggested retail price or “MSRP” to the ALG Residual of that vehicle. The percentage of MSRP added to the ALG Residual varies according to the level of lease payments desired by General Motors and GMAC as well as other factors, such as the vehicle model being leased and the mileage level per year specified in the lease. The maximum allowable residual value with respect to a new leased vehicle is the MSRP for the base vehicle plus options. We use the concept “Lease Residual,” which is the lesser of the Stated Residual Value and the ALG Residual, to establish the ABS Value of the lease assets.
      GMAC distributes residual value tables based on residual values from the Automotive Lease Guide to its branches and franchised dealers quarterly. The tables provide residual value percentages for each new vehicle available from General Motors for lease terms of 12, 24, 30, 36 and 48 months. If a term and corresponding residual value percentage are not published, the dealer will interpolate the number by averaging the nearest published data above and below the desired term.
Terms of Motor Vehicle Leases
      Each lease and related leased vehicle is purchased from the dealer by GMAC or GMAC Automotive Bank for its “capitalized cost,” which may exceed the MSRP. The capitalized cost represents the present value (as of the acquisition date) of the monthly payments due on a lease and the Stated Residual Value discounted at an implied lease rate. Each lease provides for level monthly payments except for the first and last monthly payments, and the monthly payments on a lease are generally due on the same day of each month.
      A lease may terminate before its scheduled termination date—which we call an early termination—in one of the following ways: a voluntary early termination by the lessee under a Pull Ahead Program or otherwise, or a liquidation due to a default under the lease or a casualty loss of the leased vehicle.
      Each lease agreement provides that the lessor may terminate the lease and retake the vehicle if the lessee defaults. Events of default under the lease agreement include, but are not limited to, the occurrence of the following:

•	the lessee fails to make a payment when due;

•	the lessee fails to maintain required insurance coverage;

•	the lessee fails to maintain or repair the vehicle as required by the lease agreement;

•	the lessee violates the transfer of interest provisions of the lease agreement;

•	the lessee breaches any agreements in the lease and that breach significantly impairs the prospect of payment, performance or realization of the lessor’s interest in the vehicle;

•	the lessee made a material misrepresentation on his or her lease agreement; or

•	the lessee does any other act that is a default under a lease agreement under applicable law.

      Upon default, the lessor or assignee may terminate the lease agreement and the lessee is responsible for any payments otherwise required upon early termination of the lease.
      Each lease agreement may be terminated by the lessee at any time before its scheduled lease end date. If a lease agreement is terminated early, the lessee must return the vehicle to GMAC or to any reasonable address GMAC designates and complete an odometer disclosure statement. Except for leases terminated under a Pull Ahead Program, upon early termination the lessee will owe an amount equal to the total unpaid monthly payments, less unearned lease charges, plus any unpaid fees and taxes and charges for excess mileage and excess wear, to the extent not offset by the excess of the vehicle’s sales price over the Stated Residual Value of the vehicle, all as stated in the lease agreement. For leases terminated early under a Pull Ahead Program, lessees are only responsible for any accrued but unpaid Monthly Lease Payments and payment of the excess wear and excess mileage charges as described below under “—Pull Ahead Programs” in this prospectus and “Residual Value— Pull Ahead Programs” in the accompanying prospectus supplement. Each lease agreement provides that the lessee may, at its own expense, obtain from an independent third party acceptable to GMAC a professional appraisal of the vehicle’s wholesale value that could be realized at sale. The appraised value will be binding and used as the sales price when determining whether or not there is any surplus.
      All of the leases are closed-end leases. Under a closed-end lease, at the end of its term, if the lessee does not elect to purchase the vehicle by exercise of the purchase option contained in the lease agreement, the lessee is required to return the vehicle to GMAC or any reasonable address GMAC designates. After the vehicle is returned, an inspection will be completed by either the dealer or a third party inspection company. As with an early termination by the lessee, the lessee must complete an odometer disclosure statement and pay for excess mileage and excess wear charges and other items that may be due under the lease. The lessee is not required to pay the deficiency, if any, between the vehicle’s sale price and its residual value.
      The lessee may exercise the purchase option under the lease agreement at the scheduled lease end date by paying the purchase price stated in the lease agreement. The purchase price is the Stated Residual Value, plus a fee of a minimum of $100 to a maximum of $500, in $100 increments. The purchase price is established by the dealer at lease inception and is described in the “Purchase Option at End of Lease Term” section of the lease agreement.
Insurance Required to be Maintained by Lessees
      Each lease requires the lessee to maintain automobile bodily injury and property damage liability insurance that names VAULT or GMAC as an additional insured. Each lease further requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming VAULT as loss payee.
Vehicle Maintenance; Excess Wear and Excess Mileage
      Each lease provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible under the related lease for all excess damage to the leased vehicle and for its loss, seizure or theft. At the scheduled lease end date of the lease, if the lessee does not purchase the leased vehicle, the lease requires the lessee to pay GMAC the estimated cost to repair any damage to the vehicle that is deemed to be “excess wear.” Excess wear generally includes such items as inoperative mechanical and electrical parts, damage to the body, lights, trim or paint, missing equipment, parts and accessories, and similar items.
      Each lease also specifies a selected mileage level per year, which is one of the factors taken into account by GMAC in establishing the residual value for a leased vehicle. For more information on the determination of residual values, see “—Determination of Residual Value” above. If the lessee does not purchase the leased vehicle at the end of the lease term, the lease requires the lessee to pay GMAC an excess mileage charge for each mile the vehicle has been driven in excess of the selected mileage level.
      If the lessee fails to maintain the vehicle as required under the lease or to pay excess wear or excess mileage charges, the vehicle sale price could be reduced, in turn reducing amounts available to pay the secured notes and the notes.
Servicing Procedures
      As part of its efforts to collect payments due on the lease assets and to dispose of leased vehicles, the Servicer is allowed, for example, without the prior consent of the issuing entity, the CARAT or COLT Indenture Trustee, the CARAT or COLT Owner Trustee, or any other person, to establish the means and timing for contacting lessees in respect of overdue payments, foreclose on the vehicles securing the leases, deliver notices, demands, claims, complaints, responses or other documents in connection with any proceedings, execute any instruments of satisfaction or cancellation, or of partial or full release or discharge of underlying lessees, grant extensions, rebates or adjustments on a lease, and waive any prepayment, late payment, or any other fees or charges that may be collected in the ordinary course of servicing such leases. The Servicer is not liable for the exercise of discretion made in good faith and in accordance with its established servicing procedures.
      The Servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by Electronic Data Systems Corporation, or EDS, and for which GMAC has a right of use under a perpetual license. The Servicer is also responsible for maintaining title records with respect to vehicles securing serviced contracts together with the related contract. Those documents are maintained for the Servicer by Semperian or by PDP Group, Inc., or PDP, at a facility in Baltimore, Maryland based upon the geographic region in which the relevant contract was originated. Images of those documents are maintained on systems maintained at and accessible from locations different from the locations of the physical documents. Each contract included in a securitized pool is marked on the applicable computer files to indicate its transfer to the applicable issuing entity.
      The Servicer will make reasonable efforts to collect all payments due on the leases held by any issuing entity and will, consistent with the applicable COLT Servicing Agreement, follow the collection procedures it follows for comparable motor vehicle leases that it services for itself or others. See “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus.
      Lessees receive monthly billing statements that specify the amount and due date of each Monthly Lease Payment due.
      Payments are received either by check or through an automated clearing house, or ACH, debit of the obligor’s account. ACH debit may be specifically initiated by the lessee or a service provider acting on behalf of the lessee or, if previously authorized by the lessee, may be initiated by GMAC pursuant to an automatic monthly debit arrangement. Obligors making payments through an ACH debit of their accounts do not receive monthly statements or coupon books, and instead receive only an annual summary statement of account. Where payment is made by check, the obligor is instructed to send the check to a lock box maintained by JPMorgan Chase Bank, N.A., or Chase, which processes the checks and credits GMAC’s account within one business day of receipt of the check. Chase provides lock box services through three offices that cover obligors located in the east, west and central regions of the country, respectively. Chase has been providing lock box services to GMAC since 2003. Prior to that date, those services were provided by EDS.
      If any payment remains outstanding past its due date, the Servicer mails an initial notice of overdue payment to the lessee on or about the eighth day following the due date and again on or about the 27th day following the due date. Authority for determining the precise schedule on which those notices are sent resides with the regional vice presidents and is also dependent on the timing of weekends and holidays. GMAC does not consider a lease to be past due unless a Monthly Lease Payment in excess of $25.00 has not been received within 30 days of the payment due date.
      Lessees whose payment remains delinquent for a specified period following the second notice are assigned to a collection group. The determinations as to both the timing of that assignment and the identity of the group to which the assignment is made are based on the application of an algorithm to the payment history of that lessee in respect of the relevant account. Lessees assessed to represent a low risk of non-payment are assigned to GC Services, an independent third party with which GMAC contracts for the provision of collection related services. GC Services contacts lessees using a computerized dialing system. GC Services has been providing this service to GMAC since 1989. Lessees assessed to represent a medium or higher risk of non-payment based on their payment history under the account are assigned to a collection team at Semperian for follow-up. A Semperian collection agent then attempts to contact the lessee by telephone. Semperian does not use a computerized dialing system in that process.
      Those lessees initially assessed to represent a high risk of non-payment and those lessees for whom a different initial assessment was made, but who have not cured their delinquency within approximately 50 days, are assigned to a collection team at Semperian. That team attempts to establish contact with the obligor by telephone and continues to attempt to obtain payment through some time between 60 and 80 days following the initial due date. Semperian has a lower account to collector ratio for these accounts than it has for low- and medium-risk accounts. For high-risk accounts, Semperian does not use a computerized dialing system.
      The Servicer’s specific servicing policies and practices may change over time. The Servicer may test new servicing strategies on a small portion of its managed portfolio of motor vehicle leases to develop and refine its servicing practices. Areas tested may include: collections and repossession timing, account intensity, workflow, deferment eligibility, and repossessed vehicle liquidation methods.
Waivers, Modifications and Extensions
      Subject to its customary standards, policies and procedures comparable to practices followed by the Servicer in servicing automotive leases for itself and for third parties, and to its obligation under the transaction documents to make reasonable efforts to collect payments on the leases, the Servicer has discretion to grant waivers, extensions or other modifications on leases. At Semperian and GC Services, authority to exercise that discretion resides with the individual agents. In the case of extensions, occasionally, a lessee requests an extension of a lease contract for one or more months during the period of time between the original specified maturity of the lease and the time at which the lessee negotiates a new lease for a different General Motors vehicle. GMAC may extend the performance of the lessee’s obligations on a monthly basis up to a maximum of six months if the lessee is not in default on any of its obligations under the lease and if the lessee agrees to continue to make monthly payments. If GMAC, as Servicer, extends performance on the lease and determines to make a Residual Advance on the Extended Lease, the Residual Advance will be made at the same time as it would have been made if GMAC had not extended the lease. See “The Transfer and Servicing Agreements— Advances by the Servicer” in this prospectus.
      If the Servicer grants any waiver, modification or extension on any lease in violation of the prohibitions described in “The Transfer and Servicing Agreements— Sale and Assignment of Lease Assets and Secured Notes— Sale and Assignment of Lease Assets,” in this prospectus it will be obligated to repurchase that lease from COLT.
Collection and Repossession Procedures
      If the Servicer determines that eventual payment in full of a lease is unlikely, the Servicer will follow its normal practices and procedures to realize upon the lease, including the repossession and disposition of the leased vehicle at a public or private sale, or the taking of any other action permitted by applicable law. The Servicer will be entitled to receive its liquidation expenses as specified in the COLT Servicing Agreement as an allowance for amounts charged to the account of the lessee, in keeping with the Servicer’s customary procedures, for refurbishing and disposition of the leased vehicle and other out-of-pocket costs incurred in the liquidation.
      Accounts for which the Servicer has made a determination to repossess the vehicle are referred to an outside collection agency located in the area of the lessee. These collection agencies are generally small local operations whose sole function is to repossess and liquidate the related motor vehicle. Once the car is repossessed, a reclamation letter is sent to the lessee to inform them of the repossession, an affidavit of repossession is produced and title is obtained. Generally, the vehicle is then sold at auction, although, at GMAC’s discretion, to maximize net proceeds, limited repairs and/or refurbishing may be performed prior to sale. See “—Vehicle Disposition Process” below for more information.
      The net sale proceeds are applied to reduce the balance owing by the lessee. Excess proceeds, if any, are remitted to GMAC, as Servicer on behalf of COLT, the owner of the beneficial interest in the vehicle. Deficiency balances, if any, are charged off. Following charge off, the account is assigned to one of two GMAC asset collection centers, located in Detroit, Michigan and Dallas, Texas, for evaluation and possible further attempts to collect amounts owing by the lessee. There is an exception to that process for lessees in bankruptcy. Their accounts are not charged off until the conclusion of the bankruptcy case.
      In some situations a lessee may become delinquent and is willing but unable to bring its account current. In this situation, at the discretion of GMAC, but subject to specific guidelines, one or more payments under the relevant lease may be deferred, provided that the lessee pays a deferral fee. If GMAC agrees to defer lease payments, it may (but has no obligation to) make Advances on the deferred lease.

Vehicle Disposition Process
      Leased vehicles may be returned to a General Motors dealer or purchased directly by the dealer or lessee at maturity or upon early termination, or may be repossessed upon default.
      GMAC uses three remarketing channels to dispose of vehicles: direct sales to dealers or lessees, Internet auctions (SmartAuction) and physical auctions. The primary objectives of the vehicle disposition process are to maximize sales proceeds while minimizing expense.
      Each lessee has the option to purchase its leased vehicle upon scheduled termination of the lease at the price stated in the applicable lease, a process that generally takes five days after the date on which the leased vehicle is returned by the lessee. If the lessee does not exercise this option, the vehicle is offered for sale to the dealer to which the leased vehicle was returned, a process that generally takes five days after the date on which the lessee elects not to purchase the returned vehicle. These sales are at a fixed price, and there is minimal remarketing expense associated with this channel as vehicles are not moved or reconditioned by GMAC prior to sale. Vehicles not bought directly by the lessee or dealer are remarketed via Internet-based auctions and physical auctions. These sales involve interactive bidding based on a floor price. Off-lease vehicles are generally sold via Internet-based auction within 20 days of the date the lessee returns the leased vehicle to the dealer and via physical auction within 55 days of the return date. The entire vehicle disposition process generally takes an average of 30 days from the return of the leased vehicle.
      Off-lease vehicles are returned to a General Motors dealer who is responsible for reporting the return to GMAC and providing a completed vehicle odometer statement and deciding whether to purchase the vehicle. If the vehicle is not purchased under the direct to dealer/lessee channel, a vehicle condition/inspection report is completed either by the dealer taking in the vehicle from the lessee or by a third-party vendor hired by GMAC. Lessees are responsible for excess wear based on the condition/inspection report. Once a vehicle inspection has been completed, most vehicles are offered for sale on GMAC’s Internet auction site (SmartAuction). If the vehicle is sold, GMAC electronically collects proceeds from the purchasing dealer. The purchasing dealer is responsible for picking up the vehicle from the storing location, which is typically another dealership. Approximately 40% of off-lease vehicles not bought directly by the dealer/lessee are sold via SmartAuction. The remaining 60% of the vehicles are shipped to physical auction locations and either sold in a “closed” auction (open to GM dealers only) or an “open” auction (open to all licensed dealers).
      At the physical auction location, GMAC will recondition the vehicle and make repairs to the vehicle only if the GMAC employee at the auction reasonably expects this work would increase the net proceeds on the sale of the vehicle. Generally, this practice results in only a limited amount of basic repairs, such as glass replacement and the repair of other safety-related damage.
      The GMAC employee at the auction site is responsible for handling GMAC’s decisions with respect to the vehicles sold at the auction, including approving repair orders, setting auction dates and determining whether bids received at auction should be accepted. When the vehicle is sold, GMAC electronically collects proceeds from the auction. The purchasing dealer is responsible for all transportation costs.

Pull Ahead Programs
      A Pull Ahead Program is a marketing program employed by General Motors to encourage current lessees to purchase or lease new General Motors vehicles. More information regarding Pull Ahead Programs and related Pull Ahead Payments will be provided in the accompanying prospectus supplement under “Residual Values—Pull Ahead Programs.”
THE LEASE ASSETS
General
      GMAC or GMAC Automotive Bank purchases new and used leases and related vehicles from General Motors dealers under a supplemental dealer agreement. GMAC selects the lease assets to be included in the pools of leases securing series of secured notes from among the lease assets originated in the states in which VAULT operates, based on the eligibility criteria set forth in “—Representations, Warranties and Covenants” below. No SmartLease Plus Accounts, Paid in Full Leases or agreements constituting electronic chattel paper will be included in the pool unless otherwise specified in the accompanying prospectus supplement.
      Information for each pool of motor vehicles and related leases will be set forth in the applicable prospectus supplement, including, to the extent appropriate:

•	aggregate ABS Value,

•	number of leases in the pool,

•	average ABS Value,

•	average Lease Residual;

•	percentage of new vehicles in the pool;

•	weighted average standardized credit score,

•	range and distribution of standardized credit scores,

•	weighted average original term, and

•	weighted average remaining term.
Representations, Warranties and Covenants
      Pursuant to the COLT Sale and Contribution Agreement by which GMAC sells the lease assets that secure the secured notes to COLT, GMAC will represent and warrant to COLT that:

•	each lease (1) was originated by a dealer for the retail lease of the related vehicle in the ordinary course of the dealer’s business, was fully and properly executed by the parties thereto and was purchased by and validly assigned to GMAC or its subsidiaries in accordance with its terms, (2) contains customary and enforceable provisions to render the rights and remedies of the holder of the lease adequate for realization against the vehicle of the benefits of the lease and (3) except for SmartLease Plus Accounts, if any, and Paid in Full Leases, if any, provides for level monthly payments (except that the first payment and the last payment may be different from the level payments) that fully amortizes the capitalized cost of the vehicle as specified on the lease to the Stated Residual Value over the lease term;

•	all requirements of applicable federal, state and local laws, and regulations thereunder in respect of the leases, have been complied with in all material respects;

•	each lease represents the genuine legal, valid and binding payment obligation of the lessee thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether enforceability is considered in a proceeding in equity or at law;

•	upon conveyance of the lease asset by the dealer to GMAC, (1) GMAC has good title in and to the lease and the amounts due thereunder, (2) VAULT has good title to the related vehicle (or all necessary and appropriate action has been commenced that would result in VAULT having good and valid title to the related vehicle), and (3) GMAC owns and has good title to all of the beneficial interest in each related vehicle, in each case free of any lien;

•	no lease has been satisfied (except for Paid in Full Leases), subordinated, cancelled, terminated (except for Paid in Full Leases) or rescinded;

•	each lessee is required to maintain physical damage and liability insurance policies of the type that GMAC requires in accordance with its customary underwriting standards for the purchase of motor vehicle leases;

•	no lease was originated in, or is subject to the laws of, any jurisdiction whose laws would make unlawful the sale, transfer and assignment of that lease and related vehicle by the dealer to GMAC and VAULT and by GMAC to COLT, the pledge by COLT of its interest in that lease to the COLT Indenture Trustee and the pledges by COLT and VAULT of their respective interests in the related vehicles to each secured noteholder;

•	each lease was underwritten in substantial conformance with underwriting guidelines applied to similar leases acquired by GMAC for its own account;

•	each lease has an original scheduled term of not less than 12 months or greater than 60 months.

•	the dealer selling each lease asset to GMAC is located in the United States and each lessee has a billing address in the United States;

•	each lease (including all other agreements related thereto) is a triple net lease that requires the related lessee (or another person other than GMAC) to pay all costs relating to taxes, insurance and maintenance with respect to the related vehicle;

•	each vehicle purchased by GMAC is an automobile or light duty truck;

•	no right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any lease;

•	to the best of GMAC’s knowledge, (1) GMAC has not, and none of its affiliates has, taken any action that would result in a lien or claim arising out of an obligation or debt owed by GMAC or an affiliate for work, labor or materials affecting any vehicle, (2) GMAC has not, as of the closing date, received a written notice of any liens asserted against any vehicle for work, labor or materials affecting any vehicle, (3) GMAC and its ERISA Affiliates have not received notice from the PBGC of a lien imposed by Section 4068 of ERISA upon any lease asset and no such notice of lien has been filed with the appropriate governmental authority upon any lease asset and (4) GMAC and its affiliates have not received notice from the IRS of a lien imposed by 26 U.S.C. § 6321 upon any lease asset and no such notice of lien has been filed with the appropriate governmental authority upon any lease asset.

•	all UCC and other filings necessary in any jurisdiction to give COLT a first priority perfected security interest in the leases have been made or will be made within ten days after the closing date and no filings are necessary with respect to the transfer of the beneficial interest in each related vehicle;

•	there is only one original executed copy of each lease;

•	the lowest implicit lease rate of any lease is 0% and the highest implicit lease rate of any lease asset is less than or equal to the related discount rate used to calculate the ABS Value of those lease assets;

•	as of the applicable cut-off date, no lease was considered past due, that is, the payments due on any lease in excess of $25.00 had been received within 30 days of the payment date and no lease was a Liquidating Lease Asset;

•	no lease asset, or constituent part thereof, constitutes a “negotiable instrument” or “negotiable document of title” or unless otherwise disclosed in the applicable prospectus supplement, “electronic chattel paper” (as such terms are used in the UCC);

•	the aggregate Initial ABS Value of the lease assets is an amount specified in the related COLT Sale and Contribution Agreement;

•	since the applicable cutoff date, no provision of a lease has been or will be waived, altered or modified in any respect, except in accordance with the servicer’s customary servicing procedures and the COLT Servicing Agreement;

•	each lease was originated on or after a date specified in the related COLT Sale and Contribution Agreement;

•	the information set forth in a lease asset schedule to be supplied as part of a related COLT Sale and Contribution Agreement is true and correct in all material respects;

•	each lease is denominated in U.S. dollars;

•	the COLT Sale and Contribution Agreement and the COLT Indenture create a valid and continuing security interest (as defined in the applicable UCC) in the leases in favor of COLT and the COLT Indenture Trustee, respectively, which security interest is prior to all other liens other than certain liens that attach by operation of law, and is enforceable as such as against creditors of and purchasers from GMAC and COLT, respectively;

•	within 10 days of the applicable closing date, all steps necessary to perfect COLT’s security interest against the holder of the secured notes in the leases that constitute chattel paper will have been taken;

•	prior to the pledge of the lease assets to the COLT Indenture Trustee under the COLT Indenture, the leases other than Paid in Full Leases constitute “chattel paper,” “payment intangibles,” “instruments,” “certificated securities” or “uncertificated securities” within the meaning of the applicable UCC;

•	COLT owns and has good and marketable title to the lease assets free and clear of any lien, other than liens of the COLT Indenture Trustee and the secured noteholder under the COLT Indenture, claim or encumbrance of any person or entity;

•	GMAC has caused, or will have caused within 10 days of the applicable closing date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the leases granted to COLT under the COLT Sale and Contribution Agreement and the COLT Indenture Trustee under the COLT Indenture;

•	other than the sale by GMAC to COLT pursuant to the COLT Sale and Contribution Agreement and the security interest granted by COLT to the COLT Indenture Trustee and the secured noteholders under the COLT Indenture, neither GMAC nor COLT has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the lease assets; neither GMAC nor COLT has authorized the filing of, or is aware of, any financing statements against GMAC or COLT that include a description of collateral covering the lease assets other than the financing statements relating to the interests granted to COLT under the COLT Sale and Contribution Agreement and to the COLT Indenture Trustee under the COLT Indenture or any financing statement that has been terminated; and neither GMAC nor COLT is aware of any judgment or tax lien filings against GMAC or COLT covering the leases; and

•	GMAC, as custodian, has in its possession or under its control the original copies of the lease assets files and other documents that constitute or evidence the leases; the lease assets files and other documents that constitute or evidence the leases do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any person or entity other than COLT.
THE SECURED NOTES
      The secured notes will be issued under the terms of a form of COLT Indenture. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the secured notes and the COLT Indenture. Where particular provisions or terms used in the COLT Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to the COLT Indenture and the secured notes issued pursuant to the COLT Indenture.
      GMAC will acquire the secured notes in each series from COLT or another special purpose Delaware statutory trust to be identified in the accompanying prospectus supplement. Each secured note is non-recourse and is secured by a perfected lien on and an undivided security interest in a pool of leases, the related leased vehicles and other related assets. For each series of secured notes, two secured notes will be issued for the lease assets acquired on the initial closing date and one secured note will be issued for each pool of lease assets acquired on any additional closing dates. Secured notes in a series may also be issued with interest rates or other terms that correspond to the securities being issued by the issuing entity if the prospectus supplement so provides. However, all secured notes in a series will be paid ratably from collections on the entire pool of lease assets securing those secured notes.
      The lease assets have been or will be acquired from participating dealers in accordance with GMAC’s underwriting requirements. The lease assets have been or will be acquired by GMAC in the ordinary course of business and in accordance with its underwriting standards, which evaluate the prospective lessee’s ability to pay and creditworthiness, as well as the expected residual value of the vehicle to be financed. GMAC’s underwriting standards also generally require physical damage insurance to be maintained on each leased vehicle.
      The lease assets to be included in the pool securing a series of secured notes will be selected using several criteria, which consist of those criteria described in “The Transfer and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in this prospectus and any other criteria set forth in the accompanying prospectus supplement.
Terms of the Secured Notes under the COLT Indenture
      The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the secured notes. Where particular provisions or terms used in the COLT Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.
      Each secured note held by an issuing entity is secured by:

•	a pool of leases for new or used cars and light duty trucks and all beneficial interest in the related vehicles under the VAULT Trust Agreement, and all moneys due thereunder on and after the cut-off date with respect to the vehicles and, to the extent permitted by law, all accessions to the related vehicles;

•	the right to proceeds of physical damage, credit life, credit disability or other insurance policies covering the related vehicles or lessees;

•	any recourse against dealers on the lease assets;

•	specified rights of COLT in the COLT Basic Documents, solely with respect to leases and leased vehicles relating to the secured notes; and

•	amounts and investments of those amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the COLT Indenture pursuant to which the secured notes owned by the issuing entity were issued and the proceeds thereof.
      The sole source for payment of the secured notes is the collateral described above and in the accompanying prospectus supplement and any other funds that may from time to time be pledged to secure the payment of the secured notes.
      Interest on secured notes accrues from and including the issue date for the secured notes, to but excluding the date on which the Secured Note Principal Balance of the secured notes is reduced to zero, at the annual rate specified in the COLT Indenture.
      Each secured note will be non-recourse to COLT’s equityholders and to assets of any other series of COLT. No holder of a secured note will have any claim, remedy or right to proceed against COLT, the COLT Owner Trustee or any equityholder for the payment of any deficiency or any other amount owing on account of the indebtedness evidenced by the secured note. The holder also agrees to look solely to the collateral for that secured note, including available amounts on deposit in any designated COLT reserve account, and any other property pledged as security for the secured note in payment of the indebtedness thereunder. However, nothing limits any right of the holder of a secured note to accelerate the maturity of the secured note upon default, subject to any grace periods, to bring suit and obtain a judgment against COLT on the secured note, except that the sole recourse for that judgment is limited to the lease asset collateral and any other security for the secured note, to enforce the security interest of the holder or otherwise realize upon the collateral securing the secured note, including available amounts on deposit in any designated COLT reserve account, or any other property pledged as security to secure the obligations represented by the secured notes.
      Each secured note will be discharged upon the delivery to the COLT Indenture Trustee of the secured note for cancellation of the secured note or, with certain limitations, upon deposit with the COLT Indenture Trustee of funds sufficient for the payment in full of the secured note.
      Each holder of a secured note, by its acceptance of the secured note, agrees that it will not, prior to the date which is one year and one day after the payment in full of the secured note and any other obligations of or interest in COLT, petition or otherwise cause COLT to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against COLT under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of COLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of COLT.
The COLT Indenture
      A form of COLT Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable COLT Indenture without exhibits upon request to a holder of notes issued under the CARAT Indenture. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the COLT Indenture.
      Modification of COLT Indenture Without the Secured Noteholder’s Consent. For each COLT Indenture, COLT and the COLT Indenture Trustee may, without consent of the CARAT Indenture Trustee, as holder of the secured notes of a particular series as specified in the accompanying prospectus supplement, but with prior notice to the rating agencies rating the secured notes, if any, the notes or the certificates, as specified in the accompanying prospectus supplement, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the property subject to the lien of the COLT Indenture or add additional property subject to the lien of the COLT Indenture;

(2) to provide for the assumption of the secured notes and the COLT Indenture obligations by a permitted successor to COLT;

(3) to add additional covenants for the benefit of the secured noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the COLT Indenture Trustee;

(5) to cure any ambiguity or correct or supplement any provision in the COLT Indenture or in any supplemental indenture that may be inconsistent with any other provision of the COLT Indenture, any supplemental indenture or in any other COLT Basic Document;

(6) to evidence and provide for the acceptance of the appointment by a successor or additional COLT Indenture Trustee or to add to or change any of the provisions of the COLT Indenture as will be necessary to facilitate the administration by more than one COLT Indenture Trustee;

(7) to modify, eliminate or add to the provisions of the COLT Indenture in order to comply with the Trust Indenture Act of 1939, as amended; or

(8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the COLT Indenture or modify in any manner the rights of the holders of secured notes under the COLT Indenture; provided that any action specified in this clause (8) occurs pursuant to a written order of COLT and will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the secured noteholders unless the consent of the CARAT Indenture Trustee, as holder of the secured notes, is otherwise obtained as described in the next section of this prospectus.
      Modification of COLT Indenture With the Secured Noteholder’s Consent. For each COLT Indenture, COLT and the COLT Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the COLT Indenture, or modify in any manner the rights of the secured noteholders, with the consent of the holders of a majority in aggregate principal amount of the outstanding secured notes and such other requirements, if any, as may be disclosed in the applicable prospectus supplement.
      Without the consent of the CARAT Indenture Trustee, as holder of each outstanding secured note that would be affected, however, no supplemental indenture will:

(1) change the due date of any instalment of principal of or interest on any secured note or reduce the principal amount of any secured note, the interest rate specified thereon or change any place of payment where or the coin or currency in which any secured note or any interest thereon is payable or modify any of the provisions of the COLT Indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any secured note on any payment date;

(2) impair the right to institute suit for the enforcement of specified provisions of the COLT Indenture regarding payment of principal or interest on any secured note;

(3) reduce the percentage of the aggregate principal amount of the outstanding secured notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the COLT Indenture or of specified defaults thereunder and their consequences as provided for in the COLT Indenture;

(4) modify any of the provisions of the COLT Indenture regarding the voting of secured notes by COLT, GMAC, the Servicer or any affiliate of any of them;

(5) reduce the percentage of the aggregate principal amount of the outstanding secured notes required to direct the COLT Indenture Trustee to sell or liquidate the assets of COLT if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding secured notes;

(6) amend the sections of the COLT Indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding secured notes necessary to amend the COLT Indenture or any of the other COLT Basic Documents;

(7) modify any of the provisions of the COLT Indenture to change the calculation of the amount of any payment of interest or principal due on any payment date; or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the COLT Indenture on any part of the assets of COLT or, except as otherwise permitted or contemplated in the COLT Indenture, terminate the lien of the COLT Indenture on that collateral or deprive any of the secured noteholders of the security afforded by the lien of the COLT Indenture.

      COLT Events of Default; Rights Upon COLT Event of Default. For each COLT Indenture, COLT Events of Default under the COLT Indenture will consist of:

(1) any failure to pay interest on the secured notes as and when the same becomes due and payable, which failure continues unremedied for five days;

(2) except as provided in clause (3), any failure to pay any principal on the secured notes as and when the same becomes due and payable, which failure continues unremedied for 30 days after the giving of written notice of the failure (X) to the Servicer by the COLT Indenture Trustee or (Y) to the Servicer and the COLT Indenture Trustee by the holders of not less than 25% of the aggregate principal amount of the outstanding secured notes;

(3) failure to pay in full the Secured Note Principal Balance of the secured notes by the final maturity date of the secured notes;

(4) any failure to observe or perform in any material respect any other covenant or agreement of COLT in the COLT Indenture, which failure materially and adversely affects the rights of secured noteholders, and continues unremedied for 30 days after the giving of written notice of the failure (X) to COLT and GMAC (or the Servicer, as applicable) by the COLT Indenture Trustee or (Y) to COLT, GMAC (or the Servicer, as applicable) and the COLT Indenture Trustee by the holders of not less than 25% of the aggregate principal amount of the outstanding secured notes;

(5) events of bankruptcy, insolvency or receivership for COLT indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(6) any other events or circumstances set forth in the applicable prospectus supplement.
      If a COLT Event of Default occurs and is continuing, either the COLT Indenture Trustee or the holders of not less than a majority of the aggregate principal balance of the outstanding secured notes then outstanding, may declare the unpaid principal and accrued and unpaid interest of the secured notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the CARAT Indenture Trustee, as holder of the secured notes.

      If the secured notes of any series are declared due and payable following a COLT Event of Default, then in lieu of the COLT Indenture Trustee maintaining the assets of the COLT trust estate and continuing to apply collections on the lease assets as if there had been no declaration of acceleration, the COLT Indenture Trustee may:

(1) institute proceedings to collect amounts due and payable on the secured notes;

(2) institute proceedings for complete or partial foreclosure on the collateral with respect to the COLT Indenture and the VAULT Security Agreement;

(3) exercise remedies as a secured party; or

(4) sell all or a portion of the COLT trust estate in specified circumstances following the procedures set forth in the COLT Indenture and the COLT Basic Documents.
      In that event, any money or property collected by the COLT Indenture Trustee will be applied:

(1) first, to the COLT Indenture Trustee for unpaid fees, expenses and indemnification due to it under the COLT Indenture, if any,

(2) next, to the COLT Owner Trustee for amounts due to it, not including amounts due for payments to the holders of the equity interest of COLT, under the COLT Declaration of Trust; and

(3) the remainder to the COLT collection account for distribution in the following priority: (i) payment in full of the accrued and unpaid interest on the secured notes; (ii) payment in full of the unpaid principal balance of the secured notes; (iii) to the CARAT collection account for payment of any shortfalls of amounts on deposit therein; and (iv) the remainder will be distributed in accordance with the instructions of the holders of the equity interests of COLT.
      The COLT Indenture Trustee, however, is prohibited from selling or liquidating the assets of COLT following a COLT Event of Default, unless:

(1) (A) the CARAT Indenture Trustee, as holder of the secured notes, consents to the sale or liquidation;

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the secured notes at the date of the sale or liquidation; or

(C) (X) there has been a default in the payment of interest, principal or other amounts on the secured notes,

(Y) the COLT Indenture Trustee determines that the assets of COLT will not continue to provide sufficient funds on an ongoing basis to make all payments on the secured notes as the payments would have become due if the obligations had not been declared due and payable, and

(Z) the COLT Indenture Trustee obtains the consent of the CARAT Indenture Trustee, as holder of the secured notes; and

(2) 10 days’ prior written notice of the sale or liquidation of the least assets has been given to the credit rating agencies that have rated the related notes.

      Following a declaration upon a COLT Event of Default that the secured notes are immediately due and payable, the secured notes will be entitled to ratable repayment of principal of and interest on or after the respective due dates as provided in the COLT Indenture and the secured notes (in the case of redemption, if applicable, on or after the redemption date).
      Subject to the provisions of the COLT Indenture relating to the duties of the COLT Indenture Trustee, if a COLT Event of Default occurs and is continuing with respect to the secured notes, the COLT Indenture Trustee will be under no obligation to exercise any of the rights or powers under the COLT Indenture at the request or direction of any of the holders of the secured notes, unless such holders shall have offered to the COLT Indenture Trustee security or indemnity satisfactory to the COLT Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the COLT Indenture, the holders of a majority of the aggregate principal balance of the outstanding secured notes in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the COLT Indenture Trustee and the holders of a majority of the aggregate principal balance of the outstanding secured notes in that series may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the COLT Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding secured notes in that series.
      No holder of a secured note in any series will have the right to institute any proceeding regarding the COLT Indenture, unless:

(1) the holder has given to the COLT Indenture Trustee written notice of a continuing COLT Event of Default;

(2) the holders of not less than 25% of the aggregate principal balance of the outstanding secured notes in a series have made written request to the COLT Indenture Trustee to institute the proceeding in its own name as COLT Indenture Trustee;

(3) the holder or holders have offered the COLT Indenture Trustee reasonable indemnity;

(4) the COLT Indenture Trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the COLT Indenture Trustee during the 60-day period by the holders of a majority of the aggregate principal amount of the outstanding secured notes.
      If a default occurs and is continuing regarding the COLT trust estate and if it is known to a responsible officer of the COLT Indenture Trustee, the COLT Indenture Trustee will mail to each holder of the secured notes notice of the default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any secured note, the COLT Indenture Trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of secured noteholders.
      In addition, each of the COLT Indenture Trustee and the holders of the secured notes, by accepting the secured notes, will covenant that they will not, for a period of one year and one day after payment in full of the secured notes, institute against COLT any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
      None of the COLT Indenture Trustee, the COLT Owner Trustee in its individual capacity, any holder of any equity interests in COLT including, without limitation, the depositor, any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, nor any successors or assigns of the COLT Indenture Trustee or the COLT Owner Trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the secured notes or for the agreements of COLT contained in the COLT Indenture.
      Material Covenants. The COLT Indenture provides that COLT may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes COLT’s obligation to make due and timely payments on the notes and the performance or observance of every agreement and covenant of COLT under the COLT Indenture;

(3) no COLT Event of Default has occurred and is continuing immediately after the merger or consolidation;

(4) the Servicer, the COLT Owner Trustee and the COLT Indenture Trustee have been advised that the rating of the notes or certificates then in effect will not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

(5) any action necessary to maintain the lien and security interest created by the COLT Indenture has been taken; and

(6) COLT has delivered an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to COLT or any secured noteholder.
      COLT will not, among other things, except as expressly permitted by the COLT Basic Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of COLT except as provided in the COLT Indenture and the COLT Basic Documents;

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the secured notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former secured noteholder because of the payment of taxes levied or assessed upon any part of COLT;

(3) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs;

(4) permit the validity or effectiveness of the COLT Indenture or any other COLT Basic Document to be impaired or permit the liens of the COLT Indenture or the VAULT Security Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations regarding the secured notes under the COLT Indenture except as may be expressly permitted by the COLT Indenture;

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the COLT Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the COLT trust estate or any part of its assets, or any interest in its assets or the proceeds thereof; or

(6) permit the liens of the COLT Indenture or the VAULT Security Agreement to not constitute a valid security interest in the collateral thereunder.

      COLT may not engage in any business or activity other than as specified under “The Secured Notes” in this prospectus. COLT will also not issue, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the secured notes and the COLT Indenture or otherwise in connection with the COLT Basic Documents.
      Annual Compliance Statement. COLT will be required to file annually with the COLT Indenture Trustee an officer’s certificate as to COLT’s activities and performance under the COLT Indenture.
      Satisfaction and Discharge of COLT Indenture. The COLT Indenture will be discharged upon the delivery to the COLT Indenture Trustee for cancellation of all of COLT’s secured notes or, subject to limitations, upon deposit with the COLT Indenture Trustee of funds sufficient for the payment in full of all secured notes. The COLT Indenture Trustee will continue to act as COLT Indenture Trustee under the COLT Indenture for the benefit of the secured noteholders until all payments in respect of the secured notes and interest due to the secured noteholders have been paid in full.
The COLT Indenture Trustee
      The COLT Indenture Trustee for a series of secured notes will be specified in the accompanying prospectus supplement. The COLT Indenture Trustee may give notice of its intent to resign at any time, in which event COLT will be obligated to appoint a successor trustee. COLT may also remove the COLT Indenture Trustee if the COLT Indenture Trustee ceases to be eligible to continue under the indenture or if the COLT Indenture Trustee becomes insolvent or otherwise becomes incapable of acting. In those circumstances, COLT will be obligated to appoint a successor COLT Indenture Trustee. The holders of a majority of the aggregate principal amount of the secured notes also have the right to remove the COLT Indenture Trustee and appoint a successor. Costs associated with the termination of the COLT Indenture Trustee will be borne by the Servicer. There are no indemnification provisions that entitle the COLT Indenture Trustee to be indemnified from cash flow that otherwise would be used to pay the securities. Any resignation or removal of the COLT Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.
      The COLT Indenture Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers so long as the COLT Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the COLT Indenture Trustee will not be liable for interest on any money received by it except if it agrees in writing with COLT and will have no liability or responsibility for the acts or omissions of any other party to any of the basic documents. The COLT Indenture Trustee does not have any independent obligation to verify or confirm any underlying data.

Delinquencies, Repossessions and Charge Offs
      The primary sources of payment on the secured notes are payments due on the underlying leases and the proceeds of sale of the leased vehicles at lease termination.
      As a result, the accompanying prospectus supplement sets forth information concerning the composition of the secured notes being sold to the depositor, information concerning the leases and leased vehicles and information concerning GMAC’s experience in the United States pertaining to delinquencies on leases of automobiles and light duty trucks and repossessions and charge off information relating to its entire leased vehicle portfolio, including leases and leased motor vehicles sold by GMAC that it continues to service. There can be no assurance that the performance of the secured notes or the delinquency, repossession and charge off experience on any portfolio of leases and leased vehicles will be comparable to prior experience.
GMAC’s Responsibilities as Servicer and Trust Administrator
      GMAC is the Trust Administrator of the secured notes for the issuing entity. GMAC also acts as the Servicer for the leases and leased vehicles. GMAC, as Servicer, is responsible for calculating the ABS Value of each lease asset, posting all payments and responding to inquiries of lessees, investigating delinquencies, monitoring the status of insurance policies with respect to the leases and vehicles, accounting for collections, remarketing returned vehicles and furnishing monthly and annual statements to COLT and reporting federal income tax and other information for the lease assets. For a discussion of the responsibilities of the Servicer, see “Description of Motor Vehicle Lease Business of GMAC” and “The Lease Assets” in this prospectus. For a discussion of the responsibilities of the Trust Administrator, see “The Transfer and Servicing Agreements— Servicing and Administration Procedures” in this prospectus.
WEIGHTED AVERAGE LIFE OF THE SECURITIES
      The primary sources of payment on a series of secured notes will be the Monthly Lease Payments on the leases and amounts received upon sale of the leased vehicles securing that series. As a result, the weighted average life of the securities issued by any issuing entity will generally be influenced by the rate at which the leases securing the related series of secured notes terminate early, causing a prepayment on the secured notes owned by that issuing entity. All of the leases may be terminated early at any time upon payment by the lessee of the (1) remaining Monthly Lease Payments less any unearned finance charges for the lease and (2) excess mileage and excess wear charges, if any. General Motors, or GMAC, as agent for General Motors, may also elect to offer Pull Ahead Programs with respect to the leases, which would permit early terminations under leases without the payment by the lessees of all or a portion of these remaining Monthly Lease Payments. The implementation of a Pull Ahead Program by General Motors or GMAC will have the effect of increasing the rate of early termination of the leases. For more information on the Pull Ahead Program, see “Description of Motor Vehicle Lease Business of GMAC— Pull Ahead Programs” in this prospectus and “Residual Values— Pull Ahead Programs” in the accompanying prospectus supplement. For more information on the amount of time generally required to dispose of off-lease vehicles, see “Description of Motor Vehicle Lease Business of GMAC— Vehicle Disposition Process” in this prospectus.
      Although early terminations are primarily caused by the early return or purchase of leased vehicles by lessees under a Pull Ahead Program or otherwise, early terminations may also include liquidation due to a default under the lease or a casualty loss of the leased vehicle. Upon early termination of a lease in any pool, the series of secured notes related to that pool will be repaid pro rata on the next distribution date.
      In addition, payments made by the Servicer or by GMAC as seller of the lease assets as a result of a purchase by the Servicer or GMAC of the lease asset from COLT due to a breach of a representation or warranty of the Servicer or GMAC will be treated by the Servicer as an early termination of the lease.
      The secured notes and the notes may be prepaid in full if the depositor exercises its option to purchase the secured notes after the aggregate ABS Value of the lease assets declines to the level described in “The Transfer and Servicing Agreements— Termination” in this prospectus and “Residual Values— Pull Ahead Programs” in the accompanying prospectus supplement.
      Any reinvestment risk resulting from prepayment of secured notes will be borne entirely by the holders of the related securities.
      If a revolving period is provided for in the accompanying prospectus supplement, the weighted average life of the securities will also be influenced by the ability of COLT to reinvest payments received on the lease assets during the revolving period. The ability of COLT to reinvest those payments will be influenced by the availability of suitable additional lease assets for COLT to purchase and the rate at which the ABS Values of the lease assets are paid.
      If there is a partial prepayment on a lease, these amounts will not be applied to prepay the related secured notes. Instead, if the Monthly Remittance Condition is satisfied, the Servicer will retain these amounts and apply them, pro rata, to pay principal and interest on the related secured notes as these amounts become due and payable until that lease is terminated and the related secured notes are due and payable in full. If the Monthly Remittance Condition is not satisfied, the Servicer will deposit partial prepayments into the Payment Ahead Servicing Account within two business days after it receives these prepayments.
      All of the leases have been or will be acquired from dealers using GMAC’s underwriting standards. The depositor can make no assurance that the leases will experience the same rate of early termination as GMAC’s historical early termination or loss experience for leases in its serviced portfolio. There can be no assurance that GMAC will continue to dispose of off-lease vehicles in the manner and within the time periods described in “Description of Motor Vehicle Lease Business of GMAC— Vehicle Disposition Process” in this prospectus. Moreover, there can be no assurance that the Servicer will make an Advance or, if made, that the Advance will be sufficient to pay in full any series of notes or class of certificates on the final scheduled payment date for that series or class. Therefore, any series or class of securities issued by an issuing entity may mature significantly later than its targeted maturity date.

POOL FACTORS AND TRADING INFORMATION
      Each Note Pool Factor will initially be 1.0000000. Thereafter the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes. A noteholder’s portion of the aggregate outstanding principal balance of a class of notes is the product of:

(1) the original denomination of the noteholder’s note; and

(2) the Note Pool Factor.
      For each issuing entity, the noteholders will receive reports on or about each payment date concerning payments received on the secured notes, the aggregate Secured Note Principal Balance for that issuing entity, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders— Reports to Securityholders” in this prospectus. The certificateholders will receive reports on or about each distribution date concerning payments received on the secured notes and various other items of information as provided in the Transfer and Servicing Agreements. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book Entry Registration; Reports to Securityholders— Reports to Securityholders” in this prospectus.
USE OF PROCEEDS
      The net proceeds to be received by the depositor from the sale of the securities of a given series will be applied to purchase secured notes from GMAC.
THE NOTES
      For each issuing entity, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of notes and the form of indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific CARAT Indenture and the series issued pursuant to that indenture.
      Each class of notes issued by an issuing entity will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below and will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only or in such form and denomination as described in the applicable prospectus supplement. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC’s procedures with respect thereto. See “Book Entry Registration; Reports to Securityholders— Book-Entry Registration” and “—Definitive Securities” in this prospectus.
Principal and Interest on the Notes
      The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement. Each class of notes may have a different interest rate, which may be a fixed, floating or adjustable interest rate, and which may be zero for specified classes of Strip Notes.
      The accompanying prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate, as applicable. Floating rate notes generally will accrue interest based on either one-month LIBOR or three-month LIBOR, plus an applicable spread. The one-month LIBOR or three-month LIBOR will be the rate for deposits in U.S. Dollars for a period of one month or three months, as appropriate, which appears on the Reuters Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR business days prior to the closing date. If that rate does not appear on the Reuters Telerate Service Page 3750 or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying one-month LIBOR or three-month LIBOR or comparable rates may be selected by the CARAT Indenture Trustee after consultation with the depositor.
      The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series. The terms of that subordination will be described in the accompanying prospectus supplement. Payments of interest on the notes will be made prior to payments of principal on them. A series may include one or more classes of notes called Strip Notes, entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. The interest rate on certain classes of Strip Notes may be zero. The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the subsequent interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.
      The accompanying prospectus supplement will specify the relative priority of payments of interest on each class of notes. Under some circumstances, the amount available for payments of interest on a class of notes could be less than the amount of interest plus the amount of termination payments payable with respect to that class (if the class includes floating rate interest) on any of the payment dates specified for that class of notes in the accompanying prospectus supplement. In that case, noteholders of that class will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes plus the amount of termination payments payable with respect to that class (if the class includes floating rate interest). See “The Transfer and Servicing Agreements— Distributions” and “—Credit Enhancement” in this prospectus.

      In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of principal and interest, of each class will be set forth in the accompanying prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class or in such other priorities as may be disclosed in the applicable prospectus supplement. Notes legally and/or beneficially owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the CARAT Indenture, except that those notes that are both legally and beneficially owned by the depositor or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the CARAT Related Documents. If more than one class of notes in a series is issued by an issuing entity and the voting rights of the classes are different on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the documents for that issuing entity, those rights will be described in the accompanying prospectus supplement.
      If a CARAT Event of Default occurs and is continuing for any issuing entity and if it is known to the CARAT Indenture Trustee, the CARAT Indenture Trustee will mail to each noteholder of that issuing entity notice of the CARAT Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the CARAT Indenture Trustee may withhold the notice beyond that 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.
Derivative Agreements
      If so provided in the related prospectus supplement, each class or tranche of floating rate notes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap (obligating the issuing entity to pay the derivative counterparty a fixed interest rate and obligating the derivative counterparty to pay the issuing entity a floating interest rate), an interest rate cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), an interest rate collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a class or tranche of floating rate notes and a description of the related counterparty will be included in the related prospectus supplement.
The CARAT Indenture
      A form of CARAT Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the applicable indenture without exhibits upon request to a holder of notes issued under that CARAT Indenture. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the CARAT Indenture.

      Modification of CARAT Indenture Without Noteholder Consent. Each issuing entity and CARAT Indenture Trustee for that issuing entity, on behalf of that issuing entity, may, without consent of the noteholders of that issuing entity, but with prior notice to the rating agencies rating the notes or the certificates, as specified in the accompanying prospectus supplement, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the property subject to the lien of the CARAT Indenture or add additional property subject to the lien of the CARAT Indenture;

(2) to provide for the assumption of the notes and the CARAT Indenture obligations by a permitted successor to the issuing entity;

(3) to add additional covenants for the benefit of the noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the CARAT Indenture Trustee;

(5) to cure any ambiguity or correct or supplement any provision in the CARAT Indenture or in any supplemental indenture that may be inconsistent with any other provision of the CARAT Indenture or any supplemental indenture or in any other CARAT Related Document;

(6) to evidence and provide for the acceptance of the appointment by a successor or additional CARAT Indenture Trustee or to add to or change any of the provisions of the CARAT Indenture as will be necessary to facilitate the administration by more than one CARAT Indenture Trustee;

(7) to modify, eliminate or add to the provisions of the CARAT Indenture in order to comply with the Trust Indenture Act of 1939, as amended; or

(8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the CARAT Indenture or modify in any manner the rights of noteholders under that CARAT Indenture; provided that any action specified in this clause (8) occurs pursuant to a written order of the issuing entity and will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder of that issuing entity unless noteholder consent is otherwise obtained as described in the next section of this prospectus.
      Modification of CARAT Indenture With Noteholder Consent. For each issuing entity, the issuing entity and the CARAT Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the CARAT Indenture, or modify in any manner the rights of the noteholders, with the consent of the holders of a majority of the outstanding amount of the Controlling Class and such other requirements, if any, as may be disclosed in the applicable prospectus supplement.
      Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

(1) change the due date of any instalment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the CARAT Indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date;

(2) impair the right to institute suit for the enforcement of specified provisions of the CARAT Indenture regarding payment of principal or interest on any note;

(3) reduce the percentage of the aggregate principal amount of the Controlling Class, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the CARAT Indenture or of specified defaults thereunder and their consequences as provided for in the CARAT Indenture;

(4) modify any of the provisions of the CARAT Indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them;

(5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the CARAT Indenture Trustee to sell or liquidate the assets of the issuing entity if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

(6) amend the sections of the CARAT Indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding notes necessary to amend the CARAT Indenture or any of the other CARAT Related Documents;

(7) modify any of the provisions of the CARAT Indenture to change the calculation of the amount of any payment of interest or principal due on any payment date; or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the CARAT Indenture on any part of the assets of the issuing entity or, except as otherwise permitted or contemplated in the CARAT Indenture, terminate the lien of the CARAT Indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the CARAT Indenture.

      CARAT Events of Default; Rights Upon CARAT Event of Default. For each issuing entity, CARAT Events of Default under the related CARAT Indenture will consist of:

(1) any failure to pay interest on the notes (or, if so specified in the accompanying prospectus supplement, on the Controlling Class of the notes) as and when the same becomes due and payable, which failure continues unremedied for five days;

(2) except as provided in clause (3), any failure to make any instalment of principal on the notes as and when the same becomes due and payable, which failure continues unremedied for 30 days after the giving of written notice of the failure (X) to the depositor (or the Trust Administrator, as applicable) by the CARAT Indenture Trustee or (Y) to the depositor (or the Trust Administrator, as applicable) and the CARAT Indenture Trustee by the holders of not less than 25% of the aggregate principal amount of the Controlling Class;

(3) failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled payment date for that class;

(4) any failure to observe or perform in any material respect any other covenant or agreement of the issuing entity in the CARAT Indenture, which failure materially and adversely affects the rights of noteholders, and which failure continues unremedied for 30 days after the giving of written notice of the failure (X) to the depositor (or the Trust Administrator, as applicable) by the CARAT Indenture Trustee or (Y) to the depositor (or the Trust Administrator, as applicable) and the CARAT Indenture Trustee by the holders of not less than 25% of the aggregate principal amount of the Controlling Class;

(5) events of bankruptcy, insolvency or receivership for the issuing entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(6) any other events and circumstances set forth in the applicable prospectus supplement.

      The amount of principal required to be paid to noteholders under the CARAT Indenture governing a class of notes will generally be limited to amounts available to be deposited in the note distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of a CARAT Event of Default unless that class of notes has a final scheduled payment date, and then not until the occurrence of the final scheduled payment date for that class of notes.
      If a CARAT Event of Default occurs and is continuing for the notes of any series, the CARAT Indenture Trustee or holders of a majority in principal amount of the Controlling Class then outstanding may declare the unpaid principal and accrued and unpaid interest of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class.
      If the notes of any series are declared due and payable following a CARAT Event of Default, then in lieu of the CARAT Indenture Trustee’s maintaining the assets of the issuing entity and continuing to apply payments on the secured notes as if there had been no declaration of acceleration, the CARAT Indenture Trustee may:

(1) institute proceedings to collect all amounts due on the notes;

(2) institute proceedings for the complete or partial foreclosure on the collateral securing the notes;

(3) exercise remedies as a secured party; or

(4) sell the assets of the issuing entity.
      In that event, any money or property collected by the CARAT Indenture Trustee will be applied:

(1) first, to the CARAT Indenture Trustee for fees, expenses and indemnification due to it under the CARAT Indenture and not paid, if any;

(2) next, to the CARAT Owner Trustee for amounts due to it, not including amounts due for payments to the certificateholders under the trust agreement or the Trust Sale and Administration Agreement; and

(3) the remainder to the CARAT collection account for distribution pursuant to the CARAT Related Documents.

      The CARAT Indenture Trustee, however, is prohibited from selling or liquidating the secured notes following a CARAT Event of Default, unless:

(1) (A) the holders of all the outstanding notes consent to the sale or liquidation;

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale or liquidation and make all distributions from the CARAT collection account as described in the Trust Sale and Administration Agreement; or

(C) (X) there has been a default in the payment of interest or principal on the notes,

(Y) the CARAT Indenture Trustee determines that the secured notes will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and

(Z) the CARAT Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Controlling Class; and

(2) 10 days’ prior written notice of the sale or liquidation of the secured notes has been given to the credit rating agencies that have rated the related notes.
      Following a declaration upon a CARAT Event of Default that the notes are immediately due and payable, (X) the noteholders of each class will be entitled to repayment of principal and interest in the priority specified in the accompanying prospectus supplement on the basis of their respective unpaid principal balances or will have such other rights as provided in the applicable prospectus supplement and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distributions on the certificates.
      Subject to the provisions of the CARAT Indenture relating to the duties of the CARAT Indenture Trustee, if a CARAT Event of Default occurs and is continuing with respect to a series of notes, the CARAT Indenture Trustee will be under no obligation to exercise any of the rights or powers under the CARAT Indenture at the request or direction of any of the holders of those notes, unless such holders shall have offered to the CARAT Indenture Trustee security or indemnity satisfactory to the CARAT Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the CARAT Indenture, the holders of a majority of the outstanding amount of the Controlling Class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the CARAT Indenture Trustee and the holders of a majority of the outstanding amount of the Controlling Class may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the CARAT Indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.
      No holder of a note of any series will have the right to institute any proceeding regarding the CARAT Indenture governing their notes, unless:

(1) the holder has given to the CARAT Indenture Trustee written notice of a continuing CARAT Event of Default;

(2) the holders of not less than 25% in aggregate principal amount of the Controlling Class have made written request of the CARAT Indenture Trustee to institute the proceeding in its own name as CARAT Indenture Trustee;

(3) the holder or holders have offered the CARAT Indenture Trustee reasonable indemnity;

(4) the CARAT Indenture Trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the CARAT Indenture Trustee during the 60-day period by the holders of a majority in aggregate principal amount of the Controlling Class.
      If a default occurs and is continuing regarding any issuing entity and if it is known to a responsible officer of the CARAT Indenture Trustee, the CARAT Indenture Trustee will mail to each noteholder of that issuing entity notice of the default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the CARAT Indenture Trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.
      In addition, each CARAT Indenture Trustee and the noteholders for that issuing entity, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement for that issuing entity, institute against the issuing entity or depositor, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
      None of the CARAT Indenture Trustee, the CARAT Owner Trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, nor any successors or assigns of the CARAT Indenture Trustee or the CARAT Owner Trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the CARAT Indenture.
      Rights Upon COLT Events of Default. Upon an event of default under the COLT Indenture of which a responsible officer of the CARAT Indenture Trustee has actual knowledge, the CARAT Indenture Trustee must give prompt written notice of such default to the holders of the notes. The noteholders whose notes evidence a majority of the outstanding aggregate principal amount of the controlling class as of the close of the preceding distribution date (or, if all of the notes have been paid in full and the CARAT Indenture has been discharged in accordance with its terms, CARAT certificateholders whose certificates evidence not less than a majority of the Voting Interests as of the close of the preceding distribution date) may, on behalf of all such noteholders or certificateholders, instruct the Indenture Trustee as holder of the secured notes (i) to waive any default by COLT, the Servicer or any other party to the COLT Basic Documents in the performance of its obligations under any applicable COLT Basic Document and its consequences, except a default in making any required deposits to or payments from any of the accounts in accordance with the CARAT Indenture, (ii) to enter into any amendment, supplement, waiver or other understanding with respect to the COLT Basic Documents or (iii) to take any other action so directed by the controlling class or the certificateholders, as applicable. If a waiver, amendment, supplement or action under a COLT Basic Document requires the consent or approval of a supermajority (such as 66 2/3%) or all of the holders of the secured notes, then the consent of a like percentage of noteholders will be required to take that action or execute that waiver, amendment or supplement.
      Material Covenants. Each CARAT Indenture will provide that the issuing entity it binds may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes the issuing entity’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the issuing entity under the CARAT Indenture;

(3) no CARAT Event of Default has occurred and is continuing immediately after the merger or consolidation;

(4) the issuing entity has been advised that the rating of the notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

(5) any action necessary to maintain the lien and security interest created by the CARAT Indenture has been taken; and

(6) the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder or certificateholder.
      Each issuing entity will not, among other things, except as expressly permitted by the CARAT Related Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

(3) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs;

(4) permit the validity or effectiveness of the CARAT Indenture or any other CARAT Related Document to be impaired, permit the lien of the CARAT Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations regarding the notes under the CARAT Indenture except as may be expressly permitted by the CARAT Indenture;

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the CARAT Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of its assets, or any interest in its assets or the proceeds thereof; or

(6) permit the lien of the CARAT Indenture to not constitute a valid security interest in the trust estate thereunder.
      An issuing entity may not engage in any activity other than as specified under “The Issuing Entities” above or in the applicable prospectus supplement. No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the CARAT Indenture which binds it or otherwise in accordance with the CARAT Related Documents.
      Annual Compliance Statement. Each issuing entity will be required to file annually with the CARAT Indenture Trustee for that issuing entity a written statement as to the fulfillment of its obligations under the CARAT Indenture.
      CARAT Indenture Trustee’s Annual Report. The CARAT Indenture Trustee for each issuing entity will be required to mail each year to all noteholders for that issuing entity, solely to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as CARAT Indenture Trustee under the CARAT indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the issuing entity to the CARAT Indenture Trustee in its individual capacity, the property and funds physically held by the CARAT Indenture Trustee and any action taken by it that materially affects the notes and that has not been previously reported.
      Satisfaction and Discharge of CARAT Indenture. The indenture for each issuing entity will be discharged for notes upon the delivery to the CARAT Indenture Trustee for cancellation of all of the issuing entity’s notes or, subject to limitations, upon deposit with the CARAT Indenture Trustee of funds sufficient for the payment in full of all notes. The CARAT Indenture Trustee will continue to act as CARAT Indenture Trustee under the CARAT Indenture and the Trust Sale and Administration Agreement for the benefit of certificateholders until all payments in respect of the certificates have been paid in full.
THE CERTIFICATES
      For each issuing entity, one or more classes of certificates may be issued pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates issued by each issuing entity may be sold in transactions exempt from registration under the Securities Act or retained by the depositor or its affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.
      Each class of certificates that are not retained by the depositor or its affiliates, as specified in the accompanying prospectus supplement, may initially be represented by a single certificate registered in the name of the nominee of DTC, except as set forth below. Any certificates offered under any prospectus supplement will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof (or such other denominations as are disclosed in the accompanying prospectus supplement) in book-entry form only or as disclosed in the applicable prospectus supplement and resales or other transfers of the certificates will not be permitted as disclosed in the applicable prospectus supplement. The depositor has been informed by DTC that DTC’s nominee will be

Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any offered certificates that are not retained by the depositor. Unless and until definitive certificates are issued under the circumstances described in this prospectus or in the accompanying prospectus supplement, no certificateholder, other than the depositor or its affiliates, will be entitled to receive a physical certificate representing a certificate. In that case, all references in this prospectus to actions by certificateholders refer to actions taken by DTC upon instructions from the participants and all references in this prospectus to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the certificates, as the case may be, for distribution to certificateholders in accordance with DTC’s procedures with respect thereto. See “Book Entry Registration; Reports to Securityholders— Book-Entry Registration” and “—Definitive Securities” in this prospectus. Certificates owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the trust agreement.
      Under the trust agreement, the issuing entity, and the CARAT Owner Trustee on its behalf, and the certificateholders, by accepting the certificates issued by that issuing entity, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the depositor any bankruptcy, reorganization or other case under the Bankruptcy Code or similar proceeding under any state bankruptcy or similar law.
Distributions on the Certificates
      If certificates are offered, the timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount or method of determining distributions on the certificates of any series will be described in the accompanying prospectus supplement. Distributions in respect of the certificates will be subordinate to payments in respect of the notes as more fully described in the accompanying prospectus supplement. Distributions in respect of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.
      In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of each class will be as set forth in the accompanying prospectus supplement.
BOOK-ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS
Book-Entry Registration
      Securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all distributions, including distributions of principal and interest from the CARAT Owner Trustee or CARAT Indenture Trustee, as applicable, through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the CARAT Owner Trustee or CARAT Indenture Trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders. Except for the depositor, it is anticipated that the only noteholder and certificateholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as that term is used in the trust agreement and CARAT Indenture, as applicable, and securityholders will only be permitted to exercise their rights under a CARAT Indenture through the recordholder, DTC, or indirectly through the DTC participants.
      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.
      DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the associated CARAT Indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.
      In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream société anonyme is incorporated under the laws of Luxembourg as a professional depository and is subject to regulation by the Luxembourg Monetary Institute. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank SA/ NV, a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.
      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.
      Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences— The Notes— Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other CARAT Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.
      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.
      Except as required by law, none of the issuing entity, the depositor, the Trust Administrator, the CARAT Owner Trustee or the CARAT Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
Definitive Securities
      Any notes and certificates originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes or definitive certificates, as the case may be, to noteholders, certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

(1) the Trust Administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these securities and the issuing entity is unable to locate a qualified successor,

(2) the Trust Administrator, at its option, elects to terminate the book-entry system through DTC,

(3) after the occurrence of a CARAT Event of Default or a Trust Administrator default, holders representing at least a majority of the outstanding amount of the Controlling Class advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these securities, or

(4) for a specific series, the conditions described in the applicable prospectus supplement are satisfied.
      Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of definitive notes or definitive certificates, as the case may be. DTC shall notify all the note owners or certificate owners, as applicable, of the availability of definitive notes or definitive certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue these securities as definitive notes or definitive certificates, as the case may be, to holders thereof.
      Distributions, including distributions of principal of, and interest on, the definitive securities, will thereafter be made in accordance with the procedures set forth in the associated indenture or associated trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the last day of the related Collection Period. These distributions will be made by wire transfer or by check mailed to the address of that holder as it appears on the register maintained by the CARAT Indenture Trustee or CARAT Owner Trustee, as applicable. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.
      Definitive securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Reports to Securityholders
      For each issuing entity, on or prior to each payment date, the Trust Administrator will prepare and provide to the CARAT Indenture Trustee a statement to be made available to the noteholders on that payment date and on or prior to each distribution date, the Trust Administrator will prepare and provide to the CARAT Owner Trustee a statement to be delivered to the certificateholders. Each statement to be made available to noteholders will include the information set forth below as to the notes for the payment date or the period since the previous payment date on those notes, as applicable. Each statement to be made available to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

(1) applicable distribution dates and determination dates used to calculate distributions on the securities;

(2) the amount of the distribution allocable to principal of each class of the notes;

(3) the amount of the distribution allocable to interest on or for each class of notes;

(4) the net amount, if any, of any payments to be made by the issuing entity or to be received by the issuing entity under any derivative agreement;

(5) the outstanding principal balance of each class of notes, the Note Pool Factor for each class of notes, each as of the beginning of the period and after giving effect to all payments reported under clauses (2) and (3) above, and to any reinvestments reported under (16) below;

(6) the amount of the Class A Interest Carryover Shortfall, the Class B Interest Carryover Shortfall and the Class C Interest Carryover Shortfall, if any, and the change in each of these amounts from the preceding distribution date;

(7) the amount of the administration fee paid to the Trust Administrator and servicing fee paid to the Servicer for the related monthly period;

(8) the interest rate or pass-through rate, if any, for the next period for each class of notes;

(9) the Secured Note Rate;

(10) the aggregate amount in the Payment Ahead Servicing Account and the change in that amount from the previous statement, as the case may be;

(11) the amount on deposit in the CARAT and/or COLT reserve account, if any, after giving effect to any withdrawals or deposits on that date and the CARAT and/or COLT Reserve Account Required Amount, if applicable, on that date;

(12) the amount, if any, distributed to noteholders, certificateholders and the depositor from amounts on deposit in the reserve account or from other forms of credit enhancement;

(13) the aggregate amount of Monthly Payment Advances and Residual Advances made by the Servicer under the COLT Servicing Agreement with respect to the related monthly period;

(14) the amount of any Pull Ahead Payments made by GMAC, in its capacity as agent for General Motors, under the Pull Ahead Funding Agreement and the number of lease assets that became Pull Ahead Lease Assets during the related Monthly Period;

(15) the current and aggregate amount of any residual or credit losses on the lease assets during the related monthly period and since the applicable cut-off date;

(16) the amount, if any, reinvested in additional lease assets during the revolving period, if any;

(17) if applicable, whether the revolving period has terminated early due to the occurrence of an early amortization event, as described in the accompanying prospectus supplement, and information on the tests used to determine whether an early amortization event has occurred;

(18) if applicable, the balance in the accumulation account, after giving effect to changes in that accumulation account on that date, as described in the accompanying prospectus supplement;

(19) the number and aggregate ABS Value of lease assets at the beginning and end of the applicable Collection Period, and updated pool composition information as of the end of the Collection Period, such as weighted average life, weighted average remaining term, prepayment rates, cumulative net losses or gains on returned vehicles sold by GMAC and number of leases terminated;

(20) delinquency and loss information for the period and any material changes in determining or defining delinquencies, charge-offs and uncollectible accounts;

(21) purchase price of lease assets repurchased by GMAC due to material breaches of representations or warranties or transaction covenants;

(22) purchase price of lease assets repurchased by the Servicer due to any material modifications, extensions or waivers relating to the terms of, or fees, penalties or payments on, lease assets during the distribution period or that, cumulatively, have become material over time;

(23) if applicable, material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures used to acquire or select the lease assets, and

(24) if applicable, information regarding the issuance, if any, of new asset-backed securities backed by any series of secured notes and any related pool of lease assets.
      In addition, for each issuing entity, the CARAT Indenture Trustee will mail each year a brief report, as described in “The Notes— The CARAT Indenture— CARAT Indenture Trustee’s Annual Report” in this prospectus, to all noteholders for that issuing entity.
      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust Sale and Administration Agreement, the CARAT Indenture Trustee and CARAT Owner Trustee of that issuing entity will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder and received any payment thereon a statement containing certain information for the purposes of that securityholder’s preparation of federal income tax returns. As long as the holder of record of the securities is Cede & Co., as nominee of DTC, beneficial owners of the securities will receive tax and other information from DTC participants and indirect DTC participants rather than from the trustees. See “Federal Income Tax Consequences” in this prospectus.
THE TRANSFER AND SERVICING AGREEMENTS
      The following summary describes the material terms of the Transfer and Servicing Agreements relating to COLT and each issuing entity consisting of:

(1) the Pooling and Administration Agreement pursuant to which the depositor will purchase secured notes from GMAC and the Trust Administrator for the secured notes will agree to administer the secured notes;

(2) the Trust Sale and Administration Agreement under which an issuing entity will acquire the secured notes from the depositor and agree to the administration of those secured notes by the Trust Administrator;

(3) the trust agreement under which the issuing entity will be created and certificates of the issuing entity will be issued;

(4) the COLT Sale and Contribution Agreement pursuant to which GMAC will sell the lease assets to COLT; and

(5) the COLT Servicing Agreement pursuant to which the Servicer agrees to service the lease assets.
      We refer to these agreements as the “Transfer and Servicing Agreements.” Forms of the Transfer and Servicing Agreements in the above list have been filed as exhibits to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the Transfer and Servicing Agreements, without exhibits, upon request to a holder of securities described in the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.
Sale and Assignment of Lease Assets and Secured Notes
      Sale and Assignment of Lease Assets. GMAC will sell and assign to COLT, without recourse, its entire interest in a pool of lease assets, including its beneficial interests in the related leased vehicles, under a COLT Sale and Contribution Agreement. Each lease asset sold to COLT will be identified in a schedule that will be on file at the locations set forth in an exhibit to the COLT Sale and Contribution Agreement. COLT will, concurrently with the transfer and assignment of the lease assets to it, execute and deliver the secured notes to GMAC (and, unless otherwise provided in the accompanying prospectus supplement, the certificate to COLT, LLC) in exchange for the lease assets. In the COLT Sale and Contribution Agreement, GMAC will make representations and warranties about each lease and related vehicle included as collateral for a series of secured notes as described in “The Lease Assets—Representations, Warranties and Covenants” in this prospectus.
      The accompanying prospectus supplement will provide the terms, conditions and manner under which additional lease assets will be sold by GMAC to COLT during the revolving period, if any. Each lease and related vehicle included as collateral for a series of secured notes must meet the eligibility criteria described in “The Lease Assets—Representations, Warranties and Covenants” in this prospectus.

      If GMAC breaches any representation or warranty with respect to any lease asset, GMAC will repurchase that lease asset from COLT at a price equal to the Warranty Purchase Payment as of the last day of the second, or if GMAC so elects, the first, Collection Period after GMAC discovered or was informed of the breach and the secured notes will be prepaid pro rata in the amount of the Warranty Purchase Payment. The repurchase constitutes the sole remedy available to COLT, the COLT Indenture Trustee, the depositor, the issuing entity and the CARAT Indenture Trustee, as holder of the secured notes, for any uncured breaches.
      In the COLT Servicing Agreement, the Servicer has made the following covenants, among others:

•	it will, in accordance with its customary servicing practices, take such steps as are necessary to establish and maintain (1) the enforceable ownership interest of VAULT in the vehicles related to the lease assets in accordance with the VAULT Trust Agreement, (2) COLT’s beneficial ownership interest in the vehicles related to the lease assets in accordance with the VAULT Trust Agreement and (3) the perfection of the CARAT Indenture Trustee’s security interest in the vehicles related to the lease assets;

•	except as otherwise expressly contemplated by the COLT Servicing Agreement and the VAULT Trust Agreement, it will maintain VAULT as the legal title holder of the vehicles related to the leases;

•	it will not impair the rights of COLT, the COLT Indenture Trustee, the COLT Owner Trustee, COLT, LLC or the CARAT Indenture Trustee, as holder of the secured notes, and will not create or permit to exist on any of the lease assets any lien that arises from any act or omission of the Servicer or for which the Servicer has any payment liability;

•	it will use commercially reasonable efforts to (1) pay all amounts it has received from lessees under the lease assets with respect to Sales and Use Tax Amounts to the applicable taxing authorities when these amounts are due and payable under applicable law and (2) cause any lease asset to be released from the lien of any applicable state taxing authority upon having actual knowledge of any lien of such authority;

•	it may, in its discretion and in accordance with its customary servicing practices (1) waive any late payment charge or penalty interest provision or any other provision in a lease, (2) extend the term of any lease or the due date for any payment due from the lessee thereunder, (3) modify any provision of any lease, (4) accept extended performance under any lease asset and (5) take any other action to waive, extend or modify any of the obligations of the lessee under any lease, provided that no such waiver, extension or modification (i) impairs the enforceable ownership interest of VAULT, the beneficial ownership interest of COLT, the lien of the holders of the secured notes in the related vehicle or the lien of the COLT Indenture Trustee for the ratable benefit of the holders of the secured notes in any lease, (ii) reduces the aggregate dollar amount of the Monthly Lease Payments due under any lease asset, (iii) extends the term of any lease asset beyond the last day of the sixth Collection Period immediately preceding the final maturity date of the related secured note, or (iv) modifies the amounts due from the lessee upon the termination of any lease, other than to reduce the amount the lessee is required to pay to purchase the vehicle at the scheduled lease end date of the related lease if the Servicer, has determined, in its discretion, that the reduction of this amount is reasonably likely to maximize the sale proceeds received by the Servicer in connection with the sale or liquidation of the vehicle; the Servicer may, however, waive a lessee’s payment of one or more Monthly Lease Payments for any lease being terminated under the Pull Ahead Program if GMAC has fully complied with the Pull Ahead Funding Agreement for that lease;

•	it will, in accordance with its customary servicing practices, require that lessees obtain the insurance required under the leases and will monitor such insurance; and

•	it will not allow General Motors to waive, extend or modify any provision of any lease, whether in connection with a Pull Ahead Program or otherwise.

      GMAC, as Servicer, will agree under each COLT Servicing Agreement that the COLT Owner Trustee, COLT, the holders of the secured notes and the issuing entity and their respective successors and permitted assigns are third-party beneficiaries of the COLT Servicing Agreement.
      As of the last day of the second, or if the Servicer so elects the first, Collection Period following the date on which the Servicer has discovered or received notice of a breach of any covenant that materially and adversely affects any lease asset, unless the breach is cured in all material respects, the Servicer will make an Administrative Purchase Payment for that lease asset and the secured notes will be prepaid pro rata in the amount of the Administrative Purchase Payment. This repurchase obligation constitutes the sole remedy available to COLT, the COLT Indenture Trustee, the COLT Owner Trustee, COLT, LLC or the CARAT Indenture Trustee, as holder of the secured notes, for any uncured breach.
      Pursuant to each COLT Custodian Agreement, GMAC will act as custodian to maintain custody and control, as COLT’s agent, of the lease assets owned by COLT and any other documents relating to the lease assets. UCC financing statements reflecting the sale and assignment of the lease assets to COLT and the pledge of the lease assets by COLT to the COLT Indenture Trustee will be filed, and the Servicer’s accounting records and computer files will reflect that sale and assignment.
      Sale and Assignment of Secured Notes. GMAC will sell and assign to the depositor, without recourse, its entire interest in a series of secured notes, including its security interests in the leases and leased vehicles, under a Pooling and Administration Agreement. The depositor will transfer and assign to the applicable issuing entity, without recourse, its entire interest in the secured notes owned by that issuing entity, including its security interests in the leases and leased vehicles, under a Trust Sale and Administration Agreement between the depositor, the Trust Administrator and the issuing entity. Each secured note in an issuing entity will be identified in a schedule that will be on file at the locations set forth in an exhibit to the Trust Sale and Administration Agreement. The issuing entity will, concurrently with the transfer and assignment, execute and deliver the notes and certificates issued by that issuing entity to the depositor in exchange for the secured notes. The depositor will sell the securities offered by this prospectus, which may or may not include all securities of a series, to the underwriters named in the accompanying prospectus supplement. See “Plan of Distribution” in the prospectus.
      The accompanying prospectus supplement will provide the terms, conditions and manner under which the aggregate Secured Note Principal Balance of a given series of secured notes will be increased as new lease assets are sold by GMAC to COLT during the revolving period, if any.

      In each Pooling and Administration Agreement, GMAC will represent and warrant to the depositor, among other things, that:

•	GMAC has instructed the secured note registrar to identify the CARAT Indenture Trustee as the registered holder of the notes, in each case in the secured note register;

•	each secured note in a series (1) was issued by COLT to fund a portion of the purchase price of the related pool of lease assets, (2) has or will create a valid, binding and enforceable security interest in favor of GMAC or the COLT Indenture Trustee on behalf of GMAC in the related pool of lease assets which is assignable by GMAC to the depositor, (3) contains enforceable provisions so as to render the rights and remedies of the holder of the secured note adequate for realization against the collateral of the benefits of the security, (4) will yield interest at the rate established in the secured note, and (5) constitutes chattel paper, payment intangibles, promissory notes or certificated securities within the meaning of the applicable UCC;

•	each secured note represents the genuine legal, valid and binding payment obligation of COLT thereon, enforceable by the holder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether the enforceability is considered in a proceeding in equity or at law;

•	no secured note has been satisfied, subordinated or rescinded and the lease assets securing each secured note have not been released from the lien of the related secured note;

•	no provision of a secured note has been waived, amended or modified in any respect;

•	no right of rescission, setoff, counterclaim or defense has been asserted or threatened for any secured note;

•	to the best of GMAC’s knowledge, (1) there are no liens or claims which have been filed for work, labor or materials affecting any lease assets that are or may be liens prior to, or equal or coordinate with the security interest in the lease assets granted by the secured notes; (2) no contribution failure has occurred with respect to any Pension Plan that is sufficient to give rise to a lien under Section 302(f) of ERISA with respect to any secured note; and (3) no tax lien has been filed and no related claim is being asserted with respect to any secured note;

•	(1) no secured note has been sold, transferred, assigned or pledged by GMAC to any person other than the depositor; (2) immediately prior to its conveyance of the secured notes to the depositor under the applicable Pooling and Administration Agreement, GMAC had good and marketable title to the secured notes, free of any lien; and (3) upon execution and delivery of the Pooling and Administration Agreement, the depositor will have all of GMAC’s right, title and interest in the secured notes, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any lien; and

•	all filings (including UCC filings) necessary in any jurisdiction to give the depositor a first priority perfected ownership interest in the secured notes have been made.
      In the Trust Sale and Administration Agreement, the depositor will assign these representations and warranties of GMAC, as set forth above, to the issuing entity and will represent and warrant to the issuing entity that the depositor has taken no action that would cause GMAC’s representations and warranties to be false in any material respect as of the respective sale date.
      As of the last day of the second, or if the depositor elects the first, month following the discovery by the depositor, the Trust Administrator, the CARAT Owner Trustee or the CARAT Indenture Trustee of a breach of any representation or warranty of the depositor or GMAC that materially and adversely affects the interests of the securityholders in any secured note, the depositor, unless the breach is cured in all material respects, will repurchase, or will enforce the obligation of GMAC under the Pooling and Administration Agreement to repurchase, the secured note from the issuing entity at a price equal to the CARAT Warranty Payment. The repurchase constitutes the sole remedy available to the issuing entity, the noteholders, the CARAT Indenture Trustee, the certificateholders or the CARAT Owner Trustee for any uncured breaches if the repurchase obligation is compiled with.
      In each Pooling and Administration Agreement, the Trust Administrator will covenant that:

•	except as contemplated in the Pooling and Administration Agreement and the other Transfer and Servicing Agreements, the Administrator will not release in whole or in part any part of the COLT trust estate from the security interest securing the related secured note; and

•	it will not impair the rights or security interest of the depositor, the CARAT Indenture Trustee, the CARAT Owner Trustee, the noteholders or the certificateholders in the secured notes.
      As of the last day of the second, or if the Trust Administrator so elects the first, month following the date on which the Trust Administrator has discovered or received notice of a breach of any covenant that materially and adversely affects any secured note, unless the breach is cured in all material respects, the Trust Administrator will make a CARAT Administrative Payment for that secured note. This repurchase obligation constitutes the sole remedy available to the issuing entity, the CARAT Indenture Trustee, the CARAT Owner Trustee, the noteholders and the certificateholders for any uncured breach if the repurchase obligation is compiled with.
      Pursuant to each Trust Sale and Administration Agreement, GMAC will act as custodian to maintain custody and control, as the issuing entity’s agent, of the secured notes owned by that issuing entity and any other documents relating to the secured notes. UCC financing statements reflecting the sale and assignment of the secured notes to the issuing entity and the pledge of the secured notes by the issuing entity to the CARAT Indenture Trustee will be filed, and the Trust Administrator’s accounting records and computer files will reflect that sale and assignment.
Additional Sales of Lease Assets
      If the accompanying prospectus supplement so provides, in addition to lease assets that GMAC sells to COLT on a closing date as described above under “—Sale and Assignment of Lease Assets,” GMAC may also sell lease assets to COLT on one or more later dates under a separate COLT sale and contribution agreement during any revolving period described in the accompanying prospectus supplement. The revolving period will not exceed three years in length. GMAC would sell those lease assets on substantially the same terms as under the COLT Sale and Contribution Agreement for the initial closing.

      On the initial closing date, the issuing entity will apply the net proceeds received from the sale of its notes and certificates to pay the depositor for the secured notes that are being sold to that issuing entity, the depositor will pay GMAC for the secured notes sold to it and COLT will issue the secured notes to GMAC in payment for the lease assets sold to it. To the extent specified in the accompanying prospectus supplement, GMAC will make a deposit in an additional funding account and the issuing entity will make initial deposits in other trust accounts. If there is an additional funding account, then COLT will buy additional lease assets from GMAC from time to time during an additional funding period, as described further in the related prospectus supplement. If the depositor receives a tax opinion confirming the tax status of the issuing entity, GMAC may also sell additional lease assets to COLT at a later closing date and, concurrently with this sale, the COLT Indenture Trustee will increase the aggregate Secured Note Principal Balance of the secured notes held by the applicable issuing entity by a corresponding amount and the CARAT Indenture Trustee will execute and deliver additional notes of the issuing entity to fund the increase in Secured Note Principal Balance of secured notes.
Accounts
      COLT Accounts. For each series of secured notes, the Servicer will establish and maintain the following accounts:

•	one or more COLT collection accounts, in the name of the COLT Indenture Trustee on behalf of the COLT Indenture Trustee, the COLT Owner Trustee, COLT, LLC and the CARAT Indenture Trustee, into which all payments made on or with respect to the lease assets will be deposited;

•	a Payment Ahead Servicing Account in the name of the COLT Indenture Trustee on behalf of the lessees, which will not be property of COLT, into which all Payments Ahead will be deposited if the Monthly Remittance Condition is not satisfied;

•	if specified in the accompanying prospectus supplement, a COLT reserve account, which will be a segregated trust account held by the COLT Indenture Trustee on behalf of the CARAT Indenture Trustee, the COLT Indenture Trustee, the COLT Owner Trustee and COLT, LLC, into which amounts described under “The Transfer and Servicing Agreements—Distributions on the Secured Notes—Priorities for Distributions from the COLT Collection Account” in the accompanying prospectus supplement will be deposited;

•	any other accounts to be established with respect to the secured notes as will be described in the accompanying prospectus supplement.
      The Payment Ahead Servicing Account will initially be maintained in the trust department of the COLT Indenture Trustee or by such other party as is identified in the applicable prospectus supplement.
      If specified in the accompanying prospectus supplement, the Servicer will establish and maintain a COLT reserve account, which will be held by the COLT Indenture Trustee for the benefit of the CARAT Indenture Trustee, the COLT Indenture Trustee, the COLT Owner Trustee and COLT, LLC and which will not be included in the property of COLT. The COLT reserve account will be funded in the manner set forth in the accompanying prospectus supplement and on each distribution date thereafter up to the Reserve Account Required Amount, as defined in the accompanying prospectus supplement. On each distribution date, the Servicer will deposit into the COLT reserve account the amount of collections on the lease assets remaining on each distribution date after the payment of the total servicing fee due to the Servicer and the distributions and allocations required under the COLT indenture on that date. Amounts on deposit in the COLT reserve account will be applied to make payments to the CARAT Indenture Trustee, the COLT Indenture Trustee, the COLT Owner Trustee and COLT, LLC on the secured notes and shortfalls in the CARAT collection accounts and to the Servicer. Generally, to the extent that amounts on deposit in the COLT reserve account exceed the Reserve Account Required Amount, that excess may be paid to the holders of the equity certificates in COLT, which as of the applicable closing date will be COLT, LLC. Upon any distribution to the certificateholders of amounts from the reserve account, the noteholders will not have any rights in, or claims to, those amounts.
      For each series of secured notes, funds in the COLT collection account and any COLT reserve account and other accounts designated in the accompanying prospectus supplement will be invested as provided in the COLT Servicing Agreement in Eligible Investments. Eligible Investments in the COLT reserve account will only be sold to meet shortfalls if the Servicer has directed the COLT Indenture Trustee to sell the investments and the investments are sold for a price at least equal to the lesser of the price described in the applicable prospectus supplement or their unpaid principal balance and if, following the sale, the amount on deposit in any COLT reserve account would be at least equal to the Reserve Account Required Amount. If the amount required to be withdrawn from any COLT reserve account to cover shortfalls in collections on the lease assets, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the COLT reserve account, a temporary shortfall in the amounts distributed to the secured notes could result, which could, in turn, increase the average life of the secured notes.
      Investment earnings on funds deposited in the COLT accounts, net of losses and investment expenses, will be payable to the Servicer or such other party as is designated in the accompanying prospectus supplement.
      Any other accounts to be established for a series of secured notes will be described in the accompanying prospectus supplement.
      Issuing Entity Accounts. For each issuing entity, the Trust Administrator will establish and maintain the following accounts:

•	one or more CARAT collection accounts, in the name of the CARAT Indenture Trustee on behalf of the noteholders and the certificateholders of that issuing entity, into which all payments made on or with respect to the secured notes owned by that issuing entity will be deposited;

•	a note distribution account, in the name of the CARAT Indenture Trustee on behalf of the related noteholders of that issuing entity, in which amounts released from the CARAT collection account and any CARAT reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made;

•	a Certificate Distribution Account, in the name of the issuing entity on behalf of the certificateholders of that issuing entity, in which amounts released from the CARAT collection account and any CARAT reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to those certificateholders will be made; and

•	any other accounts to be established with respect to securities of the issuing entity as will be described in the accompanying prospectus supplement.
      For any series of securities, funds in the CARAT collection account, the note distribution account and any CARAT reserve account and other accounts designated in the accompanying prospectus supplement will be invested as provided in the Trust Sale and Administration Agreement in Eligible Investments. To the extent permitted by the rating agencies, funds in any CARAT reserve account may be invested in notes, which will not mature prior to the next payment date, and Eligible Investments, which may have longer maturities under specified conditions described in the applicable prospectus supplement. Notes will only be sold to meet shortfalls if they are sold for a price at least equal to the lesser of the price described or stated in the applicable prospectus supplement or their unpaid principal balance and if, following the sale, the amount on deposit in any CARAT reserve account would be at least equal to the CARAT specified reserve account balance. Thus, the amount of cash in any CARAT reserve account at any time may be less than the required balance of any CARAT reserve account. If the amount required to be withdrawn from any CARAT reserve account to cover shortfalls in payments on the secured notes, as provided in the accompanying prospectus supplement, exceeds the amount of cash in any CARAT reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Investment earnings on funds deposited in the issuing entity accounts, net of losses and investment expenses, will be payable to the Trust Administrator or such other party as is designated in the accompanying prospectus supplement.
      Any other accounts to be established for an issuing entity will be described in the accompanying prospectus supplement.
      Eligible Accounts. The issuing entity accounts and COLT accounts will be maintained as either of two types of accounts. The first type of account is a segregated account with an eligible institution. Eligible institutions are:

(1) the corporate trust department of the COLT Indenture Trustee, the COLT Owner Trustee, the CARAT Indenture Trustee or the CARAT Owner Trustee, as applicable, or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

(A) has either (X) a long-term unsecured debt rating acceptable to the rating agencies then rating the applicable series of notes or (Y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies then rating the applicable series of notes, and

(B) has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.
      The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade.
Servicing and Administration Compensation and Payment of Expenses
      Servicing of Underlying Leases and Leased Vehicles. In addition to the servicing of the secured notes, GMAC also acts as Servicer for the leases and leased vehicles under a COLT Servicing Agreement with COLT.
      Under the COLT Servicing Agreement, GMAC will receive for the servicing of each pool of lease assets:

•	a monthly basic servicing fee equal to one-twelfth of the basic servicing fee rate specified in the accompanying prospectus supplement multiplied by the aggregate ABS Value of the lease assets held by COLT as of the first day of that month;

•	if specified in the applicable prospectus supplement, a monthly additional servicing fee equal to one-twelfth of the additional servicing fee rate specified in the accompanying prospectus supplement, multiplied by the ABS Value of the lease assets held by COLT as of the first day of that month;

•	a supplemental servicing fee in the form of all investment earnings and any late fees, prepayment charges and other administrative fees and expenses or similar charges;

•	any unpaid basic servicing fees from all prior distribution dates to the extent of funds available for that purpose; and

•	any other servicing fees disclosed in the applicable prospectus supplement.
      Servicing fees will be paid out of funds available for that purpose. The accompanying prospectus supplement will specify the relative priority of basic servicing fees and any other servicing fees.
      The basic servicing fee for each Collection Period and any portion of the basic servicing fee that remains unpaid from prior distribution dates will be paid at the beginning of that Collection Period out of collections for that Collection Period. In addition, for each issuing entity, the Servicer will retain any late fees, prepayment charges or similar fees and charges collected during a Collection Period and any investment earnings on COLT accounts during a Collection Period, subject to any limitations set forth in the applicable prospectus supplement.
      The lease asset servicing fees described above are intended to compensate the Servicer for performing the function of a servicer of leases and leased vehicles, including:

•	collecting and posting of all payments;

•	responding to inquiries of lessees;

•	remarketing returned leased vehicles;

•	investigating delinquencies;

•	sending billing statements or coupon books to lessees;

•	reporting required tax information (if any) to lessees;

•	policing the vehicles;

•	monitoring the status of insurance policies for the lessees and the vehicles;

•	accounting for collections and furnishing monthly and annual statements regarding distributions;

•	generating federal income tax information;

•	giving, on a timely basis, any required notices or instructions to the COLT Owner Trustee under the COLT Declaration of Trust and giving any required instructions to VAULT under the VAULT Trust Agreement; and

•	performing the other duties specified in the COLT Servicing Agreement or in any other COLT Basic Document.
      These amounts will also compensate the Servicer for its services as servicer of the pool of lease assets, including making Advances, accounting for collections, furnishing monthly and annual statements to the COLT Owner Trustee and the COLT Indenture Trustee and generating federal income tax information for COLT and the holders of the secured notes. These amounts will also reimburse GMAC for its expenses incurred in connection with its responsibilities under the COLT Servicing Agreement for taxes, the fees of the COLT Owner Trustee and the COLT Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the leases and the leased vehicles.
      Administering the Issuing Entity. For each issuing entity, on each distribution date, the Trust Administrator of the secured notes will receive an administration fee for the related Collection Period equal to one-twelfth of the administration fee rate specified in the accompanying prospectus supplement multiplied by the aggregate principal balance of all secured notes held by the issuing entity as of the first day of that month, subject to any limitations set forth in the applicable prospectus supplement. On each distribution date, the Trust Administrator will be paid the administration fee and any unpaid administration fees from all prior distribution dates to the extent funds are available. All administration fees for each month, together with any portion of administration fees that remains unpaid from prior distribution dates, may be paid at the beginning of that month out of payments for that month.
      The secured note administration fee described above is intended to compensate the Trust Administrator for performing the functions of a third party servicer of secured notes as an agent for their beneficial owner, including:

•	collecting and posting all payments on the secured notes;

•	investigating delinquencies;

•	accounting for payments and furnishing monthly and annual statements to the depositor and any other person designated in the Pooling and Administration Agreement regarding distributions;

•	generating federal income tax information;

•	giving any required notices or instructions to the depositor or the CARAT Owner Trustee; and

•	performing the other duties specified in the Pooling and Administration Agreement.

      These amounts also will reimburse the Trust Administrator for taxes, the fees of the CARAT Owner Trustee and the CARAT Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the secured notes.
Servicing and Administration Procedures
      Servicer. The Servicer will make reasonable efforts to collect all payments due on the lease assets held by COLT and will, consistent with the COLT Servicing Agreement, follow the collection procedures it follows for comparable motor vehicle lease assets that it services for itself and others. See “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus. The Servicer is authorized to grant rebates, adjustments or extensions on a lease as described under “Transfer and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes—Sale and Assignment of Lease Assets” in this prospectus.
      If the Servicer determines that eventual payment in full of a lease asset is unlikely, the Servicer will follow its normal practices and procedures to realize upon the lease asset, including the repossession and disposition of the related vehicle at a public or private sale, or the taking of any action permitted by applicable law. The Servicer will also have the discretion whether to sell or retain the lease asset. The Servicer will be entitled to receive its liquidation expenses as specified in the COLT Servicing Agreement as an allowance for amounts charged to the account of the lessee, in keeping with the Servicer’s customary procedures, for refurbishing and disposition of the related vehicle and other out-of-pocket costs incurred in the liquidation. See “Description of Motor Vehicle Lease Business of GMAC—Vehicle Disposition Process” in this prospectus.
      Trust Administrator. The Trust Administrator will make reasonable efforts to collect all payments due on the secured notes held by any issuing entity and will, consistent with the Pooling and Administration Agreement and Trust Sale and Administration Agreement, follow the collection procedures it follows for comparable property that it services for itself and others. See “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus.
      If the Trust Administrator determines that eventual payment in full of a secured note is unlikely, the Trust Administrator will follow its normal practices and procedures to realize upon the secured note, including the taking of any action permitted by applicable law.
Collections
      The Servicer will deposit collections into the COLT collection account and the CARAT collection account within two business days of receipt. However, the Servicer may retain these amounts until the distribution date at any time that:

(1) GMAC or any of its affiliates is the Servicer;

(2) no Servicer default exists; and

(3) either the short-term unsecured debt of the Servicer is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s, or arrangements are made that are acceptable to the rating agencies.
      Pending deposit into the COLT collection account and the CARAT collection account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. In such case, all gains and losses resulting from the investment of those funds will be for the account of the Servicer and will not alter in any respect the amount that the Servicer is obligated to remit to the COLT collection account or the CARAT collection account in respect of collections on the following distribution date. See also “Bankruptcy Aspects of the Secured Notes—Payments on the Notes and Certificates” in this prospectus.
      Collections on any lease assets, other than those with respect to which Administrative Purchase Payments or Warranty Purchase Payments are required to be or have been paid by GMAC, as seller of the lease assets, or the Servicer, that are not (1) late fees, prepayment charges or other similar fees or charges, (2) amounts received by the Servicer with respect to any administrative fees, parking tickets or fines, (3) rebates on insurance premiums or other amounts required by applicable law to be paid or refunded to lessees or (4) fees and sales, use or other taxes or payments due under that lease, will be applied first to any Outstanding Advances made by the Servicer on that lease and then to the Monthly Lease Payment. The Servicer will apply funds in the Payment Ahead Servicing Account for any lease asset to any shortfall in the Monthly Lease Payment for that lease asset. Any Excess Payment will be held by the Servicer or, if the Servicer has not satisfied the Monthly Remittance Condition, will be deposited into the Payment Ahead Servicing Account and will be treated as a Payment Ahead.
      Collections on lease assets for which Administrative Purchase Payments or Warranty Purchase Payments have been made will generally be applied in the manner described in the preceding paragraph, except that unapplied payments on these lease assets will be made to the Servicer or the depositor, as applicable.
      If the Monthly Remittance Condition is satisfied, the Servicer will retain any partial prepayment on a lease that it receives prior to its scheduled payment date other than a prepayment in full received in connection with early termination of a lease. If the Monthly Remittance Condition is not satisfied, the Servicer will deposit partial prepayments into the Payment Ahead Servicing Account within two business days of receipt of the prepayments. The Servicer will include the partial prepayment in distributions to the secured notes on the distribution date after the scheduled payment date for the lease for which the partial payment was made.
Advances by the Servicer
      The Servicer in its sole discretion may (but shall have no obligation to) make an Advance under the COLT Servicing Agreement to cover the shortfalls of collections on the leases and leased vehicles specified below.
      Monthly Payment Advances. For each lease asset other than an Extended Lease or a lease asset that has been repurchased due to a breach of a representation, warranty or covenant, if there is a shortfall in the Monthly Lease Payment on that lease asset, after application of Payments Ahead on the lease assets applied in the current month, then the Servicer may (but shall have no obligation to) advance an amount equal to that shortfall. If the Monthly Remittance Condition is not satisfied, the Servicer will deposit any Advances to cover these Monthly Lease Payment shortfalls in the COLT collection account on the second business day of the following Collection Period. If the Monthly Remittance Condition is satisfied, Servicer will deposit any Advances in the COLT collection account on the business day before the related payment date. Currently, the Servicer automatically makes Monthly Payment Advances for all lease assets that are not in default.

      Residual Advances. For each lease that terminated by having reached its scheduled lease end date 120 days or more prior to the end of that month and for which the related vehicle that has not been sold during or prior to that month, the Servicer in its sole discretion may (but shall have no obligation to) advance an amount equal to the lesser of (1) the Lease Residual for the related vehicle, reduced, in the case of any lease asset that is an Extended Lease, by the aggregate amount of any Extended Lease Payments on that lease asset received by the Servicer since the scheduled lease end date of that lease asset, and (2) the amount that the Servicer, in its sole discretion, has estimated will be recoverable from the sale or other disposition of the vehicle related to that lease. If the Monthly Remittance Condition is satisfied, the Servicer may deposit any Advances in the COLT collection account on or before the related payment date. If the Monthly Remittance Condition is not satisfied, the Servicer will deposit any Advances to cover these Lease Residual shortfalls in the COLT collection account on the second business day of the following month.
      Subject to the release of its claim for reimbursement, the Servicer will be reimbursed for Outstanding Advances on a lease asset from collections and recoveries on that lease asset.
      When the Servicer determines that it will not recover any Outstanding Advances on any lease asset from collections and recoveries on that lease asset, the Servicer will be entitled to be reimbursed from any collections and recoveries from any other lease assets in the same series of lease assets.
Distributions
      COLT Distributions. For each series of secured notes, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions on the secured notes will, based solely upon a certificate provided by the Servicer, be made by the COLT Indenture Trustee or the COLT Owner Trustee, as applicable, from collections on the lease assets and other amounts in the applicable COLT collection account to the applicable CARAT collection account. Credit enhancement, such as a COLT reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. The CARAT Indenture Trustee or the CARAT Owner Trustee, as applicable, will, based solely upon a certificate provided by the Trust Administrator, apply these distributions to the noteholders and the certificateholders as described below and in the accompanying prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to the CARAT collection account and the holders of secured notes will be set forth in the accompanying prospectus supplement.
      CARAT Distributions. For each issuing entity, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions of principal and interest on the notes, if any and distributions in respect of the certificates will, based solely upon a certificate provided by the Trust Administrator, be made by the CARAT Indenture Trustee or the CARAT Owner Trustee, as applicable, to the noteholders and the certificateholders. The CARAT Indenture Trustee will make distributions to the noteholders and certificateholders of record on the Record Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement.
      For each issuing entity, on each payment date and distribution date, payments on the secured notes will be transferred from the CARAT collection account to the note distribution account and the Certificate Distribution Account, if applicable, for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, such as a CARAT reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. Distributions in respect of principal will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes, as further described in the accompanying prospectus supplement.
Credit Enhancement
      The amounts and types of credit enhancement arrangements and the provider of those arrangements, if applicable, for each series or class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be provided at either the COLT or the issuing entity level and may be in the form of any of the following or a variation or combination of two or more of the following:
      Subordination of Interests. The CARAT Indenture may provide that one or more classes of securities will be subordinated in priority of payments to one or more other classes of securities. Subordinated classes of securities will be allocated available funds only after all or the applicable portion of the obligations of the senior classes of securities have been paid. This subordination provides credit enhancement to the senior classes of securities, and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.
      CARAT Reserve Account. Amounts on deposit in a CARAT reserve account, if any, will be applied to make payments to noteholders and, if specified in the accompanying prospectus supplement, certificateholders, in accordance with the priority of payments to the extent those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. A CARAT reserve account would provide credit enhancement by adding an additional potential source of funds available to make payments on the securities.
      COLT Reserve Account. Amounts on deposit in the COLT reserve account, if any, will be applied to make payments to the secured noteholders in accordance with the priority of payments to the extent those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments.
      A COLT reserve account provides credit enhancement by adding an additional potential source of funds available to make payments on the secured notes.
      Overcollateralization. The aggregate ABS Value of all lease assets securing the secured notes held by the issuing entity, discounted by a factor determined as described in the accompanying prospectus supplement, will exceed the aggregate principal of the securities issued by an amount indicated in the accompanying prospectus supplement. See “Summary—Credit Enhancement—Overcollateralization” in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the lease assets before a shortfall in funds available to make payments on the securities would occur.
      Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts in addition to any CARAT reserve account, or may otherwise provide cash advances, deposits or letters of credit to provide additional funds that can be applied to make payments on the securities issued by the issuing entity. COLT, LLC may fund accounts in addition to a COLT reserve account or may otherwise provide cash advances or deposits to provide additional funds that can be applied to make payments on the secured notes issued by COLT. Any such arrangements will be disclosed in the accompanying prospectus supplement.
      Insurance Policy from a Monoline Financial Guarantor. The notes and certificates may be insured through an insurance policy from a monoline financial guarantor. Any such arrangements will be disclosed in the accompanying prospectus supplement. An insurance policy from a monoline financial guarantor creates credit enhancement because, if an issuing entity fails to make payments on the notes, the monoline financial guarantor will have an unconditional and irrevocable obligation to pay those amounts not paid by that issuing entity.
      If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.
      The presence of any CARAT reserve account, COLT reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of principal and interest due thereon and the likelihood of the receipt by certificateholders, if specified in the accompanying prospectus supplement, of distributions on the certificates and to decrease the likelihood that the noteholders and, if specified in the accompanying prospectus supplement, the certificateholders will experience losses. The credit enhancement for a class of securities, other than an insurance policy issued by a monoline financial guarantor, will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon or of distributions on the certificates. Such an insurance policy will provide protection to the holders of a specified series or class only if and to the extent disclosed in the applicable prospectus supplement. If shortfalls in available funds occur and exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, securityholders will bear their allocable share of those deficiencies. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of a given class or series will be subject to the risk that the credit enhancement will be fully or partially exhausted by application to those other classes or series of securities.
Net Deposits
      Servicer. As an administrative convenience during months when the Servicer is permitted to hold payments on lease assets until the distribution date, the Servicer may also deposit collections, aggregate Advances and any Warranty Purchase Payments and Administrative Purchase Payments for any month net of distributions to be made to the Servicer for that series of secured notes for that month. Similarly, the Servicer may make a single, net transfer from the COLT collection account to the Payment Ahead Servicing Account, or vice versa. The Servicer, however, will account to the COLT Indenture Trustee and the COLT Owner Trustee as if all deposits, distributions and transfers were made individually. In addition, in connection with any series of secured notes at any time that the Servicer is not required to remit collections on a daily basis, the Servicer may retain collections allocable to the secured notes and the CARAT collection account until the next payment date, and pending deposit into the CARAT collection account for the secured notes, these collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each payment date, the Servicer, the COLT Indenture Trustee and the COLT Owner Trustee will make all distributions, deposits and other remittances on a series of secured notes for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable month for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.
      Trust Administrator. As an administrative convenience, the Trust Administrator may deposit payments on the secured notes and any payments received upon the repurchase of any secured note, for any issuing entity net of distributions to be made to the Trust Administrator for that issuing entity for the corresponding period. The Trust Administrator, however, will account to the CARAT Indenture Trustee, the CARAT Owner Trustee, the noteholders and the certificateholders of each issuing entity as if all deposits, distributions and transfers were made individually. On each payment date, the depositor, the Trust Administrator, the CARAT Indenture Trustee and the CARAT Owner Trustee will make all distributions, deposits and other remittances for the notes to the note distribution account of an issuing entity for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable month for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.
Statements to Trustees and Issuing Entity
      Prior to each payment date and distribution date, for each issuing entity the Trust Administrator will provide to the CARAT Indenture Trustee and the CARAT Owner Trustee as of the close of business on the last day of the related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on the date described under “Book Entry Registration; Reports to Securityholders—Reports to Securityholders” in this prospectus.
Evidence as to Compliance
      COLT Indenture Trustee. Each COLT Servicing Agreement will provide that a firm of independent certified public accountants will furnish to COLT, the issuing entity, the COLT Indenture Trustee, the COLT Owner Trustee, the CARAT Indenture Trustee and the CARAT Owner Trustee on or before March 15 of each year, beginning with March 15 of the calendar year following the applicable closing date (or within 120 days of the end of the first calendar year and each year thereafter for which the issuing entity is not required to file periodic reports under the Securities Exchange Act), a report that would satisfy the requirements of Regulation AB on the assessment of compliance with servicing criteria for the prior calendar year with respect to the Servicer.
      Each COLT Servicing Agreement will also provide for delivery to the COLT Indenture Trustee, the COLT Owner Trustee, the holder of the COLT equity certificate and the CARAT Indenture Trustee, as holder of the secured notes, on or before March 15 of each year, beginning with March 15 of the calendar year following the applicable closing date (or within 120 days of the end of the first calendar year and each year thereafter for which the issuing entity is not required to file periodic reports under the Securities Exchange Act), of a certificate signed by an officer of the Servicer that satisfies the requirements of Regulation AB, including that a review of the activities of the Servicer during the preceding

12-month period and of the Servicer’s performance under the COLT Servicing Agreement and the other COLT Basic Documents has been made under such officer’s supervision, and stating that the Servicer has fulfilled its obligations under the COLT Servicing Agreement and the other COLT Basic Documents during that period, or, if there has been a default in the fulfillment of any obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one COLT Servicing Agreement.
      Copies of these certificates may be obtained by the CARAT Indenture Trustee, as holder of the secured notes, or the holder of the COLT equity certificate by a request in writing addressed to the applicable COLT Indenture Trustee or COLT Owner Trustee.
      On or before March 15 of each year, beginning with March 15 of the calendar year following the applicable closing date (or within 120 days of the end of the first calendar year and each year thereafter for which the issuing entity is not required to file periodic reports under the Securities Exchange Act), the Servicer will deliver to COLT and the issuing entity a report of the Servicer’s assessment of its compliance with the servicing criteria for the preceding calendar year, which report will contain the type of information described in Regulation AB.
      In each COLT Servicing Agreement, the Servicer will agree to give the rating agencies then rating the notes, the COLT Indenture Trustee, the COLT Owner Trustee, the holder of the COLT equity certificate and the CARAT Indenture Trustee, as holder of the secured notes, notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer default. The Servicer will also agree to prepare, execute and deliver any documents required to be delivered by COLT under the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated under that act.
      CARAT Indenture Trustee. Each Trust Sale and Administration Agreement will provide that a firm of independent certified public accountants will furnish to the issuing entity, the CARAT Indenture Trustee, the CARAT Owner Trustee, the COLT Indenture Trustee and the COLT Owner Trustee and the Servicer on or before March 15 of each year, beginning with March 15 of the calendar year following the applicable closing date (or within 120 days of the end of the first calendar year and each year thereafter for which the issuing entity is not required to file periodic reports under the Securities Exchange Act), a report that would satisfy the requirements of Regulation AB on the assessment of compliance with servicing criteria for the prior calendar year with respect to the Trust Administrator.
      Each Trust Sale and Administration Agreement will also provide for delivery to the CARAT Owner Trustee and the CARAT Indenture Trustee, on or before March 15 of each year, beginning with March 15 of the calendar year following the applicable closing date (or within 120 days of the end of the first calendar year and each year thereafter for which the issuing entity is not required to file periodic reports under the Securities Exchange Act), of a certificate signed by an officer of the Trust Administrator, including that a review of the activities of the Trust Administrator during the preceding 12-month period and of the Trust Administrator’s performance under the Trust Sale and Administration Agreement and the Pooling and Administration Agreement has been made under that officer’s supervision, and stating that the Trust Administrator has fulfilled its obligations under the Trust Sale and Administration Agreement and the Pooling and Administration Agreement during that period, or, if there has been a default in the fulfillment of any obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one Trust Sale and Administration Agreement.

      Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable CARAT Indenture Trustee or CARAT Owner Trustee.
      On or before March 15 of each year, beginning with March 15 of the calendar year following the applicable closing date (or within 120 days of the end of the first calendar year and each year thereafter for which the issuing entity is not required to file periodic reports under the Securities Exchange Act), the Trust Administrator will deliver to COLT and the issuing entity a report of the Trust Administrator’s assessment of its compliance with the servicing criteria for the preceding calendar year, which report will contain the type of information described in Regulation AB.
      In each Trust Sale and Administration Agreement, the depositor will agree to give the rating agencies then rating the notes, the CARAT Indenture Trustee and the CARAT Owner Trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a default by the Trust Administrator. In addition, the depositor will agree to give the CARAT Indenture Trustee, the CARAT Owner Trustee, the Trust Administrator and the rating agencies then rating the notes notice of certain covenant breaches which with the giving of notice or lapse of time, or both, would constitute a default by the Trust Administrator. The Trust Administrator will also agree to prepare, execute and deliver any documents required to be delivered by COLT under the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated under that act.
Changes to Servicer; Servicer Indemnification and Proceedings
      Each COLT Servicing Agreement will provide that GMAC may not resign from its obligations and duties as Servicer thereunder, except upon a determination (evidenced by an opinion of counsel) that GMAC’s performance of those duties is no longer permissible under applicable law or upon a determination by the board of directors of the Servicer that by reason of change in applicable legal requirements, the continued performance by the Servicer of its duties as Servicer would cause it to be in violation of these legal requirements in a manner that would result in a material adverse effect on the Servicer or its financial condition, as evidenced by resolutions of the board of directors to this effect and as supported by an opinion of counsel that a resignation is permitted. If at the time of resignation a successor servicer has not accepted appointment, the COLT Indenture Trustee will assume GMAC’s servicing obligations and duties under the COLT Servicing Agreements. The COLT Indenture Trustee may make arrangements for the compensation of the successor Servicer out of collections on the applicable pool of lease assets.
      Each COLT Servicing Agreement will further provide that, except as specifically provided otherwise, neither the Servicer nor any of its directors, officers, employees and agents will have any liability to COLT, the COLT Owner Trustee, and the CARAT Indenture Trustee for taking any action or for refraining from taking any action under the COLT Servicing Agreement or any other COLT Basic Document for the applicable series of secured notes or for errors in judgment. Neither the Servicer nor any of the other persons named in the immediately preceding sentence will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each COLT Servicing Agreement will further provide that the Servicer and its directors, officers, employees and agents will be reimbursed by the COLT Indenture Trustee and the COLT Owner Trustee for any

contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of that trustee’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the related COLT Indenture or COLT Declaration of Trust. The CARAT Indenture Trustee and the COLT Owner Trustee will not be liable to the Servicer for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits, even if either or both of them have been advised of the likelihood of such loss or damage. In addition, each COLT Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the COLT Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements or any other COLT Basic Document and the rights and duties of the parties and the interests of the COLT Indenture Trustee, the COLT Owner Trustee, COLT, LLC, and the CARAT Indenture Trustee, as holder of the secured notes, thereunder. If the Servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be payable from collections received on the lease assets securing the applicable series of secured notes and the Servicer will be entitled to reimbursement out of the COLT collection account for the related issuing entity. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the secured notes.
      Under the circumstances specified in each COLT Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, for its obligations as Trust Administrator, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors or GMAC, which successor or assignor in each of the foregoing cases assumes the obligations of the Servicer under the COLT Servicing Agreement, will be the successor of the Servicer under that COLT Servicing Agreement. So long as GMAC acts as Servicer, the Servicer may at any time delegate any duties as Servicer under any COLT Servicing Agreement to General Motors or any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or GMAC. The Servicer may at any time perform specific duties as Servicer through subcontractors who are in the business of servicing motor vehicle retail leases, provided that neither delegating nor subcontracting will relieve the Servicer of its responsibility for those duties.
Servicer Default
      A Servicer default under each COLT Servicing Agreement will consist of:

(1) any failure by the Servicer to make any required distribution, payment, transfer or deposit into any COLT account—including, when GMAC is Servicer, obtaining and depositing Pull Ahead Payments or when another entity is Servicer, depositing Pull Ahead Payments—or to direct the COLT Indenture Trustee to make any required distribution from any COLT account, which failure continues unremedied for five business days after written notice is received by the Servicer or after discovery of that failure by an officer of the Servicer;

(2) any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement in the COLT Servicing Agreement, or the other COLT Basic Documents which failure materially and adversely affects the rights of the CARAT

Indenture Trustee and which continues unremedied for 90 days after the giving of written notice of that failure to the Servicer or after discovery of that failure by an officer of the Servicer;

(3) events of bankruptcy, insolvency or receivership of the Servicer by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; or

(4) any other events or circumstances that are disclosed as Servicer defaults under the accompanying prospectus supplement.

      Notwithstanding the foregoing, there will be no Servicer default where a Servicer default would otherwise exist under clause (1) above for a period of ten business days or under clause (2) for a period of 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the COLT Servicing Agreement and the COLT Sale and Contribution Agreement and the Servicer will provide the COLT Indenture Trustee, the COLT Owner Trustee, COLT, LLC and the CARAT Indenture Trustee, as holder of the secured notes, prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.
Rights Upon Servicer Default
      As long as a Servicer default under a COLT Servicing Agreement remains unremedied, the COLT Indenture Trustee may terminate all the rights and obligations of the Servicer under the COLT Servicing Agreement, at which time the COLT Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under those agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the COLT Indenture Trustee or CARAT Indenture Trustee, as holder of the secured notes, from effecting a transfer of servicing. If the COLT Indenture Trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000, having the long- term unsecured debt rating specified in the COLT Servicing Agreement, and whose regular business includes the servicing of motor vehicle receivables and which satisfies the other criteria set forth in the COLT Servicing Agreement. The COLT Indenture Trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the COLT Servicing Agreement.
Waiver of Past Defaults of Servicer
      For each series of secured notes, the CARAT Indenture Trustee, as holder of the secured notes, may waive any default by the Servicer in the performance of its obligations under the COLT Servicing Agreement and its consequences. No waiver will impair the CARAT Indenture Trustee’s rights, as holder of the secured notes, for subsequent defaults.
Changes to Trust Administrator; Trust Administrator Indemnification and Proceedings
      Each Trust Sale and Administration Agreement will provide that GMAC may not resign from its obligations and duties as Trust Administrator thereunder and under the Pooling and

Administration Agreement, except upon a determination (evidenced by an opinion of counsel) that GMAC’s performance of those duties is no longer permissible under applicable law. That resignation will not become effective until the CARAT Indenture Trustee or a successor Trust Administrator has assumed GMAC’s administrative obligations and duties under the Transfer and Servicing Agreements relating to each issuing entity.
      Each Trust Sale and Administration Agreement will further provide that, except as specifically provided otherwise, neither the Trust Administrator nor any of its directors, officers, employees and agents will have any liability to the issuing entity or the noteholders or certificateholders of that issuing entity for taking any action or for refraining from taking any action under the Transfer and Servicing Agreements relating to that issuing entity or the CARAT Indenture or for errors in judgment. Neither the Trust Administrator nor any of the other persons named in the immediately preceding sentence will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Trust Administrator’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Administration Agreement will further provide that the Trust Administrator and its directors, officers, employees and agents will be reimbursed by the CARAT Indenture Trustee or the CARAT Owner Trustee, as applicable, for any contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of that trustee’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the trust agreement or the CARAT Indenture. The CARAT Indenture Trustee and the CARAT Owner Trustee will not be liable to the Trust Administrator for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits, even if either or both of them have been advised of the likelihood of such loss or damage. In addition, each Trust Sale and Administration Agreement will provide that the Trust Administrator is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Trust Administrator’s administrative responsibilities under the Transfer and Servicing Agreements relating to each issuing entity and that, in its opinion, may cause it to incur any expense or liability. The Trust Administrator may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties and the interests of the noteholders and the certificateholders thereunder. If the Trust Administrator undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the Trust Administrator will be entitled to be reimbursed out of the CARAT collection account for that issuing entity. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.
      Under the circumstances specified in each Trust Sale and Administration Agreement relating to each issuing entity, any entity into which the Trust Administrator may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Trust Administrator is a party, or any entity succeeding to the business of the Trust Administrator or, for its obligations as Trust Administrator, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors or GMAC, which entity in each of the foregoing cases assumes the obligations of the Trust Administrator under the Trust Sale and Administration Agreement and the Pooling and Administration Agreement, will be the successor of the Trust Administrator under that Trust Sale and Administration Agreement and the Pooling and Administration Agreement. So long as GMAC acts as Trust Administrator, the Trust Administrator may at any time delegate any duties as

Trust Administrator under any Trust Sale and Administration Agreement and the Pooling and Administration Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors GMAC or to any entity that agrees to conduct those duties in accordance with the Trust Administrator’s administrative guidelines and the Trust Sale and Administration Agreement. The Trust Administrator may at any time perform specific duties as Trust Administrator through subcontractors who are in the business of administering secured notes similar to the secured notes, provided that neither delegating nor subcontracting will relieve the Trust Administrator of its responsibility for those duties.
Trust Administrator Default
      A Trust Administrator default under each Trust Sale and Administration Agreement will consist of:

(1) any failure by the Trust Administrator to deliver to the CARAT Indenture Trustee for deposit into any of the CARAT collection account or the note distribution account, any required distribution, which failure continues unremedied for five business days after written notice from the CARAT Indenture Trustee or the CARAT Owner Trustee is received by the Trust Administrator or after discovery of that failure by an officer of the Trust Administrator;

(2) any failure by the depositor or the Trust Administrator to duly observe or perform in any material respect any other covenant or agreement in the Trust Sale and Administration Agreement, the Pooling and Administration Agreement, the trust agreement or the CARAT Indenture, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of that failure to the depositor or the Trust Administrator, as applicable, by the CARAT Indenture Trustee or the CARAT Owner Trustee or to the depositor or the Trust Administrator and the CARAT Indenture Trustee or the CARAT Owner Trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of the Controlling Class or of the interests in the Certificates or after discovery of that failure by an officer of the Trust Administrator;

(3) events of bankruptcy, insolvency or receivership of the Trust Administrator by the Trust Administrator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; or

(4) any other events or circumstances that are disclosed as Trust Administrator defaults under the accompanying prospectus supplement.
      Notwithstanding the foregoing, there will be no Trust Administrator default where a Trust Administrator default would otherwise exist under the clause (1) above for a period of ten business days or under clause (2) for a period of 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the Trust Administrator will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Administration Agreement and the Trust Sale and Administration Agreement and the Trust Administrator will provide the CARAT Indenture Trustee, the CARAT Owner Trustee, the depositor and the securityholders prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Trust Administrator Default
      As long as a Trust Administrator default under a Trust Sale and Administration Agreement remains unremedied, the CARAT Indenture Trustee or holders of notes evidencing not less than a majority in principal amount of the Controlling Class or, if the notes have been paid in full and the CARAT indenture has been discharged with respect thereto, the CARAT Owner Trustee or the holders of certificates evidencing not less than a majority of the interests in the issuing entity may terminate all the rights and obligations of the Trust Administrator under the Trust Sale and Administration Agreement and the Pooling and Administration Agreement, at which time the CARAT Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Trust Administrator under those agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Trust Administrator, and no Trust Administrator default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the CARAT Indenture Trustee or the noteholders from effecting a transfer of administration. If the CARAT Indenture Trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle loans, leases or similar receivables and which satisfies the other criteria set forth in the Trust Sale and Administration Agreement. The CARAT Indenture Trustee may make those arrangements for compensation to be paid, which in no event may be greater than the administration compensation to the Trust Administrator under the Trust Sale and Administration Agreement.
Waiver of Past Defaults of Trust Administrator
      For each issuing entity, the holders of notes or certificates evidencing at least a majority in principal amount of the Controlling Class may, on behalf of all those noteholders and certificateholders, waive any Trust Administrator default in the performance of its obligations under the Pooling and Administration Agreement and the Trust Sale and Administration Agreement and its consequences. However, the holders cannot waive a default by the Trust Administrator in making any required deposits to or payments from any of the issuing entity accounts or the Certificate Distribution Account in accordance with the Trust Sale and Administration Agreement. No waiver will impair the noteholders’ or certificateholders’ rights for subsequent defaults.
Amendment
      For each issuing entity, each of the Transfer and Servicing Agreements relating to the issuing entity and COLT and each trust agreement may be amended by the parties thereto without the consent of the noteholders or certificateholders of that issuing entity:

•	to cure any ambiguity;

•	to correct or supplement any provision in that agreement that may be defective or inconsistent with any other provision in the agreement or in any other related agreement;

•	to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders of that issuing entity, provided that if the addition affects any class of noteholders or certificateholders differently from any other class of noteholders or certificateholders, then that addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders;

•	to add to the covenants, restrictions or obligations of the depositor, the Trust Administrator, the CARAT Owner Trustee, the CARAT Indenture Trustee, the Servicer, the COLT Owner Trustee or the COLT Indenture Trustee;

•	to evidence and provide for the acceptance of the appointment of a successor CARAT Owner Trustee and add to or change any provisions in that agreement as are necessary to facilitate the administration of the issuing entity by more than one trustee; or

•	to add, change or eliminate any other provisions of any of these agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders of that issuing entity.

      Each of these agreements may also be amended by the parties with the consent of (1) the holders of at least a majority in principal amount of the Controlling Class, in the case of the Trust Sale and Administration Agreement, (2) the holders of at least a majority in principal amount of the Controlling Class and, if any person other than the depositor or its affiliate or, in the case of the COLT Servicing Agreement, COLT LLC, holds any certificates, the holders of at least a majority of the voting interests of the certificates, in the case of the trust agreement and (3) the CARAT Indenture Trustee, as holder of the secured notes, in the case of the COLT Servicing Agreement and the COLT Sale and Contribution Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders.
      No amendment may:

(1) change the due date of any instalment of principal of or interest on the notes; reduce the principal amount of the notes, the interest rate applicable to the notes, or the redemption price of the notes; change any place of payment where, or the coin or currency in which any notes or any distribution on the notes, is payable; or impair the right to institute suit as provided in the CARAT Indenture or the COLT Indenture for the enforcement of the provisions of the CARAT Indenture or the COLT Indenture, as applicable, requiring the application of available funds to the payment of any amounts due on the notes or the secured notes, as applicable, on or after their respective due dates (or in the case of the redemption of the notes or the secured notes, on or after the redemption date); or

(2) reduce the stated percentage of consent to any of the amendments set forth above without the consent of all of the noteholders and certificateholders.
Insolvency Events
      The COLT Declaration of Trust provides that the COLT Owner Trustee does not have the power to commence a voluntary case in bankruptcy relating to COLT without the approval of all certificateholders. Under no circumstance will the COLT Owner Trustee commence any bankruptcy case prior to the date that is one year and one day after the termination of COLT. In each COLT Servicing Agreement, the Servicer will agree that it will not, for a period of one year and one day after the payment in full of all related secured notes, institute against COLT any bankruptcy, reorganization or other case under the Bankruptcy Code or any similar proceeding under any state bankruptcy or similar law.
      Each trust agreement will provide that the CARAT Owner Trustee does not have the power to commence a voluntary case in bankruptcy relating to the issuing entity without the unanimous prior approval of all certificateholders, including the depositor. Under no circumstance will the CARAT Owner Trustee commence any bankruptcy case prior to the date that is one year and one day after the termination of the issuing entity. In the Trust Sale and Administration Agreement for each issuing entity, the depositor and the Trust Administrator will agree that the depositor will not, for a period of one year and one day after the final distribution on the notes and certificates issued by that issuing entity, institute against that issuing entity any bankruptcy, reorganization or other case under the Bankruptcy Code or any similar proceeding under any state bankruptcy or similar law.
Certificateholder Liability; Indemnification
      COLT Certificateholders. Under the COLT Declaration of Trust, certificateholders have no personal liability for any liability or obligation of COLT.
      Each COLT Servicing Agreement will provide that the Servicer will indemnify (1) COLT, the COLT Indenture Trustee and the COLT Owner Trustee against any taxes that may be asserted against them for the transactions contemplated in the COLT transaction documents, other than taxes for the sale of the lease assets or secured notes, the ownership of the lease assets or the receipt of payments on secured notes or other compensation, (2) COLT, the COLT Indenture Trustee, the COLT Owner Trustee, COLT, LLC and the CARAT Indenture Trustee, as holder of the secured notes, against all losses arising out of the use or operation by any lessee or by the Servicer or any affiliate of the Servicer of any vehicle related to a leased asset securing a secured note in the applicable series, (3) COLT, the COLT Indenture Trustee, the COLT Owner Trustee, COLT, LLC and the CARAT Indenture Trustee, as holder of the secured notes, against losses arising out of the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the COLT Servicing Agreement and the other COLT transaction documents or by reason of its reckless disregard of its obligations and duties set forth in those agreements and (4) the COLT Indenture Trustee and the COLT Owner Trustee against all losses arising out of the acceptance or performance of its duties under the transaction documents, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the COLT Indenture Trustee nor COLT Owner Trustee will be so indemnified if those acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the COLT Indenture Trustee or the COLT Owner Trustee, as applicable.
      CARAT Certificateholders. Under each trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the Delaware General Corporation Law.
      Each Trust Sale and Administration Agreement will provide that the Trust Administrator will indemnify (1) the CARAT Indenture Trustee, the CARAT Owner Trustee, the issuing entity, the CARAT noteholders of the applicable series and the certificateholders of the applicable series from and against any and all losses arising out of or resulting from the use, ownership or operation of any vehicle related to that series by VAULT, COLT, GMAC, the Trust Administrator or any affiliate of any of them, (2) the CARAT Indenture Trustee, the CARAT Owner Trustee and the issuing entity against any taxes that may be asserted against them for the transactions contemplated in the CARAT Related Documents, other than taxes on the sale of the secured notes, the issuance and sale of the notes and CARAT certificates or the ownership of the secured notes, income taxes arising out of distributions on the notes and CARAT certificates, and fees and other compensation payable to such person, (3) the CARAT Indenture Trustee, the CARAT Owner Trustee, the noteholders, the certificateholders and the issuing entity, against all losses arising out of the negligence, willful misfeasance or bad faith of the Trust Administrator in the performance of its duties under the CARAT Related Documents or by reason of its reckless disregard of its obligations and duties set forth in those agreements; and (4) the CARAT Indenture Trustee and the CARAT Owner Trustee against all losses arising out of the acceptance or performance of its duties under the CARAT Related Documents, the performance of the CARAT Owner Trustee’s duties under the trust agreement or the performance of the CARAT Indenture Trustee or the CARAT Owner Trustee’s duties under the CARAT Related Documents, except to the extent that such loss is due to willful misfeasance, bad faith or negligence of the COLT Indenture Trustee or the COLT Owner Trustee, as applicable.
Termination
      Servicer Purchase Option. In order to avoid excessive administrative expense, if the aggregate ABS Value of lease assets related to secured notes held by an issuing entity is less than or equal to a percentage threshold specified in the applicable prospectus supplement, the Servicer will be permitted to purchase from COLT all remaining lease assets in the related pool and other COLT trust assets related thereto. This purchase is at the option of the Servicer and would occur as of or after the payment date following the date on which the required percentage of aggregate ABS Value is reached. The purchase price paid by the Servicer would be equal to the aggregate ABS Value of the pool of lease assets on the date of purchase. If the Servicer exercises this option, all outstanding secured notes will be retired and discharged and the funds received from the Servicer will be applied to redeem any outstanding notes at a price equal to their remaining principal balance, plus accrued and unpaid interest thereon and, if specified in the accompanying prospectus supplement, to redeem or retire the certificates. The Servicer will give written notice of the repurchase of the pool of lease assets to the COLT Indenture Trustee and the holder of the secured notes.
      Depositor Purchase Option. To the extent provided in the accompanying prospectus supplement, if the aggregate ABS Value of lease assets related to secured notes held by an issuing entity is less than or equal to 10% (or such other threshold specified in the applicable prospectus supplement) of the initial aggregate ABS Value of those lease assets, the depositor will be permitted to purchase from that issuing entity all remaining secured notes and other issuing entity assets. This purchase is at the option of the depositor and would occur as of the last day of any Collection Period.
      The purchase price paid by the depositor typically will be equal to the aggregate CARAT Administrative Payments for these secured notes plus the appraised value of any other property held as part of the issuing entity. However, in no event may this purchase price be less than the sum of the administration fee for the Trust Administrator for the related Collection Period, the unpaid principal of the outstanding notes, plus accrued and unpaid interest thereon through but excluding the related distribution date, and any amounts payable by the issuing entity under any derivative agreement. As further described in the accompanying prospectus supplement, any outstanding notes will be redeemed concurrently therewith and any subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The

CARAT Indenture Trustee will give written notice of redemption to each noteholder of record and the CARAT Owner Trustee will give written notice of termination to each certificateholder of record, as applicable. The final distribution to any noteholder or certificateholder, if applicable, will be made only upon surrender and cancellation of that noteholder’s note at an office or agency of the CARAT Indenture Trustee specified in the notice of redemption or that certificateholder’s certificate at an office or agency of the CARAT Owner Trustee specified in the notice of termination.
      Issuing Entity Termination. Each issuing entity will terminate upon the final distribution by the CARAT Indenture Trustee and the CARAT Owner Trustee of all monies and other property of the issuing entity in accordance with the terms of the trust agreement, the CARAT Indenture and the Trust Sale and Administration Agreement, including in the case of the exercise by the depositor of its repurchase option. Upon termination of the issuing entity and payment or deposit of all amounts to be paid to the securityholders, any remaining assets of the issuing entity and any amounts remaining on deposit in any CARAT reserve account for that issuing entity will be paid to the depositor.
LEGAL ASPECTS OF THE SECURED NOTES AND THE LEASE ASSETS
Security Interest in the Secured Notes and the Leases and Leased Vehicles
      For each issuing entity, the CARAT Indenture Trustee will be the holder of a security interest in the secured notes for the benefit of the holders of the notes and, to the extent provided in the CARAT Indenture, the certificates. Each secured note is secured by a security interest in a pool of underlying leases and leased vehicles, running to the benefit of the holder of the secured notes. The parties to the transaction will take the following steps to effect the perfection of these security interests.
      Security Interests in the Secured Notes. The secured notes will be issued by COLT to GMAC in definitive form only or in such other form as is specified in the applicable prospectus supplement. Until secured notes are released from the lien of the CARAT Indenture, COLT will agree to deliver secured notes only upon the direction of the CARAT Indenture Trustee. The CARAT Indenture Trustee will perfect its security interest in the secured notes assuming that they may be considered to be “chattel paper,” “certificated securities,” “promissory notes” or “payment intangibles” under the UCC.
      The depositor will perfect its interest in the secured notes by GMAC’s sale of the secured notes to the depositor and by COLT’s consent and acknowledgment to the depositor that it recognizes the depositor as the purchaser of the secured notes. The depositor will also perfect its interest by filing a UCC-1 financing statement with the appropriate state authority in Delaware, the jurisdiction in which GMAC is organized.
      The issuing entity will perfect its interest in the secured notes by the depositor’s transfer of the secured notes to the issuing entity and by COLT’s consent and acknowledgment to the issuing entity that it recognizes the issuing entity as the transferee of the secured notes. The issuing entity will also perfect its interest by filing a UCC-1 financing statement with the appropriate state authority in Delaware, in the jurisdiction in which the depositor is organized.
      The CARAT Indenture Trustee will have its security interest in the secured notes perfected by the filing of a UCC-1 financing statement by the Trust Administrator with the appropriate state authority in Delaware, the jurisdiction in which the issuing entity is organized. The CARAT Indenture Trustee will also perfect its security interest in the secured notes by having COLT deliver possession of the secured notes to the CARAT Indenture Trustee or to a custodian as the CARAT Indenture Trustee directs. By taking these steps, the secured notes will have been effectively transferred to the CARAT Indenture Trustee and the CARAT Indenture Trustee will have a perfected security interest in the secured notes if the transfer of the secured notes is considered the transfer or sale of an interest in chattel paper or certificated securities or promissory notes, or the transfer of an interest in payment intangibles, under the UCC. If the transfer of the secured notes from GMAC to the depositor is considered the sale of a payment intangible or the sale of promissory notes, under the UCC the depositor’s interest in the secured notes is automatically perfected upon attachment.
      Under the UCC, a successor holder of secured debt will maintain the original holder’s valid lien on the collateral securing that debt. Therefore, to the extent that GMAC has a valid lien on the underlying leases and leased vehicles, the CARAT Indenture Trustee, as pledgee and successor holder of the debt evidenced by the secured notes, will maintain GMAC’s lien on this collateral.
      GMAC’s security interest in the leases and leased vehicles will, moreover, be assigned and transferred by GMAC to the depositor, by the depositor to the issuing entity, and by the issuing entity to the CARAT Indenture Trustee at the same time as the interests in the secured notes owned by that issuing entity are transferred. As a precautionary step, the UCC-1 financing statements referred to in the second through fourth paragraphs of this section will include GMAC’s lien as additional collateral covered by these financing statements.
      Security Interest in the Leases. Under the UCC, the leases are chattel paper or payment intangibles. GMAC as lienholder perfects its security interest in the leases both by filing a UCC-1 financing statement against COLT in Delaware, the jurisdiction in which COLT was organized, and by taking possession of the leases. However, GMAC will serve as the custodian of the leases and will not physically segregate or mark the leases to indicate that they have been sold to COLT or that they have been pledged by COLT as security for the secured notes.
      Security Interest in the Leased Vehicles. Legal title to the leased vehicles is held by VAULT, as nominee for GMAC, GMAC Automotive Bank and COLT. As nominee, VAULT consents to GMAC’s grant of a security interest in the leased vehicles. Under the UCC, the filing of a financing statement is not effective to perfect a security interest in property subject to certificate of title statutes covering motor vehicles, unless the motor vehicles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind. GMAC, as lienholder, perfects its security interest in the leased vehicle by being designated as the first lienholder on each vehicle certificate of title. GMAC also perfects its security interest in the leased vehicles by filing a UCC-1 financing statement against VAULT in the jurisdiction in which VAULT was formed, Delaware.
      ERISA Liens and Vicarious Tort Liability. Liens in favor of the PBGC could attach to the lease assets owned by COLT and VAULT if GMAC and the COLT Indenture Trustee did not have a prior lien on the lease assets and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes GMAC and its affiliates under its defined benefit pension plans. In addition, some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. See “Legal Aspects of the Secured Notes and the Lease Assets— Vicarious Liability” in this prospectus. COLT and VAULT may be subject to these lawsuits as owners of the lease assets.

However, the COLT Indenture Trustee and in respect of VAULT’s interest in the vehicles, the CARAT Indenture Trustee, will have a perfected security interest in the lease assets that will be senior in priority to the interests in the lease assets of the PBGC or judgment lien creditors.
      Each lease included in the lease assets will name GMAC as the lessor or as the assignee of the lessor. The vehicles included in the lease assets will be titled in the name of VAULT and initially will be 100% beneficially owned by GMAC or GMAC Automotive Bank. GMAC will transfer its beneficial interest in these vehicles to COLT as described in “Vehicle Asset Universal Lease Trust” in this prospectus. The certificate of title for each vehicle will name GMAC as lienholder, which will perfect GMAC’s security interest and the security interest of the issuing entity, as the holder of the secured notes, in that vehicle pledged by COLT to secure repayment of the secured notes. In addition, COLT will take all steps necessary to perfect its security interest in the lease, the related vehicle and all other rights and assets included in each lease asset. When GMAC’s perfected security interest in the lease assets is assigned to the issuing entity in connection with the sale and transfer of the secured notes by GMAC and the depositor and pledged by the issuing entity to the CARAT Indenture Trustee, then the CARAT Indenture Trustee’s perfected security interest in the lease assets for the benefit of the holders of the notes and certificates issued by the issuing entity will be senior in priority to the interests of any other creditors of COLT, GMAC, the depositor, the issuing entity or the CARAT Indenture Trustee, including any judgment liens or liens arising after that date in favor of the PBGC or judgment lien creditors (but subject to events and circumstances as discussed elsewhere in this prospectus, including in the “Risk Factors” section of this prospectus).
      Limitations on CARAT Indenture Trustee’s Lien. Various liens could be imposed upon the leased vehicles, that, by operation of law, would take priority over GMAC’s and, therefore, the CARAT Indenture Trustee’s interest in these assets. These liens could include, among others, mechanics’, repairmen’s and garagemen’s liens and certain liens for personal property taxes, in each case arising on a particular leased vehicle. In addition, the laws of certain states and federal law permit governmental authorities to confiscate vehicles under certain circumstances if they are used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. These liens, or the confiscation of a leased vehicle, could arise at any time during the term of the lease, and without notice being given to the CARAT Owner Trustee, the CARAT Indenture Trustee, the noteholders or certificateholders.
      In addition, any perfected security interest of the CARAT Indenture Trustee in all or part of the property of the issuing entity could be subordinate to claims of any trustee in bankruptcy or debtor in possession in the event of a bankruptcy of GMAC, the depositor or the issuing entity, or to the claims of a creditor that has perfected its security interest, prior to any perfection of the transfer of the assets transferred by GMAC to the depositor under the Pooling and Administration Agreement, by the depositor to the issuing entity under the Trust Sale and Administration Agreement or by the perfection of the security interest of the CARAT Indenture Trustee.
Repossession of Leased Vehicles
      In the event that a default by a lessee of a leased vehicle has not been cured within a certain period of time after notice, the Servicer will ordinarily retake possession of that leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions, including Michigan, permit repossession without notice to the lessee, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required, and the lessor typically must seek a writ of possession or replevin in a state court action or pursue other judicial action to repossess that leased vehicle.
      After the Servicer has repossessed a leased vehicle, it may provide the lessee with a period of time within which to cure the default under the lease. If by the end of that period the default has not been cured, the Servicer will attempt to sell the leased vehicle. As a result of those delays, the net charged-off vehicle proceeds may be less than the remaining amounts due under the lease at the time of default by the lessee.
Deficiency Judgments and Excess Proceeds
      The proceeds of sale of the leased vehicles generally will be applied first to the expenses of the sale and repossession and then to the satisfaction of amounts due under the lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from sale do not cover the full amount of amounts due under the lease, a deficiency judgment can be sought in those states, including Michigan, that do not prohibit directly or limit those judgments. In some states, however, including Michigan, a lessee may be allowed an offsetting recovery for any amount not recovered at sale because the terms of the sale were not commercially reasonable. In any event, the deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee might have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Because it is a personal judgment against a lessee who may have few if any assets remaining after the repossession, even if one is obtained, it may be settled at a significant discount or it may be impossible to collect all or any portion of it.
      Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.
      In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found, however, that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.
Consumer Protection Laws
      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All States except Louisiana have adopted Article 2A of the UCC, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.
      Several states, including Michigan, have adopted so-called “Lemon Laws” providing redress to consumers who purchase or lease a vehicle which remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. A successful claim under a Lemon Law could result in, among other things, the termination of the lease and/or the refunding to the lessee of some portion of the payments paid by them.
      Under each COLT Sale and Contribution Agreement, GMAC will represent to COLT that each lease complies with all requirements of law in all material respects. All of COLT’s rights with respect to that representation will be among the rights securing the secured notes that are sold by GMAC to the depositor. The depositor, in turn, will sell secured notes to the issuing entity under each Trust Sale and Administration Agreement. Accordingly, if a lessee has a claim against the issuing entity for violation of any law and that claim materially and adversely affects the issuing entity’s interest in a secured note, this violation may create an obligation to prepay the secured note in the amount of the Administrative Purchase Payment unless the breach is cured in all material respects.
Vicarious Liability
      State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Federal Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), COLT, VAULT and the lease assets may be subject to liability to that injured party. However, the laws of many states either (1) do not permit these types of suits, or (2) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Under the laws of the State of New York, the holder of title of a motor vehicle, including an origination trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Supreme Court of New York ruled that a finance company acting as an agent for an origination trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease.
      The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation or possession of the vehicle during the period of the rental or lease, if (1) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (2) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on a titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. Although there can be no assurances regarding the future actions of the New York appellate court considering this case or other state and federal courts considering this issue, a reasoned analysis of this issue and the vast majority of the existing case law supports the view that the Transportation Act preempts state vicarious liability statutes without violating the United States Constitution.
Servicemembers Civil Relief Act
      The Servicemembers Civil Relief Act and similar state laws may provide relief to members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if: (1) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (2) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. These laws may impose limitations that would impair the ability of the Servicer to repossess a defaulted vehicle during the lessee’s period of active duty status. Thus, if that lease goes into default, there may be delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the lease and the related leased vehicle in a timely fashion.
Other Limitations
      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to enforce its rights under an automobile or light duty truck lease. For example, if a lessee commences a bankruptcy case, the lessor’s receipt of related payments due under the lease is likely to be delayed. In addition, a lessee who commences a bankruptcy case might be able to assign the lease to another party even though the lease prohibits assignment.
BANKRUPTCY ASPECTS OF THE SECURED NOTES
Bankruptcy of the Issuing Entity
      It is unclear whether the issuing entity is eligible to be the subject of a bankruptcy case. Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to include a “corporation” and “corporation” to include a “business trust.” The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a trust. Therefore, the issuing entity’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a business trust by the court determining eligibility.
      Case law indicates that whether or not a statutory trust will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.
      A reasonable argument can be made that the issuing entity engages in activities that will make it qualify as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. Interests in the issuing entity may be sold and transferred. The issuing entity will acquire financial assets from the depositor, sell notes and certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of collecting sufficient amounts on the lease assets to compensate the noteholders, certificateholders and the servicer in the amounts specified in this prospectus and the prospectus supplement.
      If the issuing entity were to be subject to a bankruptcy case, noteholders and certificateholders could experience losses or delays in the payments on the securities as explained in “Bankruptcy Aspects of the Secured Notes— Payments on the Notes and Certificates” in this prospectus.
      If, on the other hand, a court were to find that the issuing entity does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the issuing entity that are predicated on the issuing entity being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.
      Regardless of whether or not the issuing entity is itself an eligible debtor, the possibility exists that a court may apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the issuing entity with the assets and liabilities of the sponsor or the depositor in a bankruptcy case initiated against the sponsor or the depositor. There are circumstances in which a court has consolidated assets of a non-debtor with those of a debtor. It appears that the legal principles involved in consolidating the assets of a non-debtor with those of a debtor are the same principles involved in consolidating two debtors. A court, however, may be more reluctant to apply substantive consolidation in such a circumstance because of the practical and jurisdictional problems that might arise from a consolidation.

      The transaction documents contain provisions, and the sponsor and the depositor have taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely that the voluntary or involuntary petition for relief by or against the sponsor or the depositor under the Bankruptcy Code or similar applicable state laws would result in consolidation of the assets and liabilities of the issuing entity with those of the sponsor or of the depositor. These steps include the creation of the depositor, under its formation documents, as a limited-purpose entity under a certificate of incorporation containing various limitations. The formation documents of the issuing entity contain analogous provisions. These limitations also include restrictions on the nature of the depositor’s and issuing entity’s business and a restriction on the depositor’s and the issuing entity’s ability to commence a voluntary case under the Bankruptcy Code or a similar proceeding under applicable state laws without the unanimous affirmative vote of all of the directors of the depositor, or the CARAT Owner Trustee, and the certificateholders, in the case of the issuing entity. Under some circumstances, the depositor is required to have at least one director who qualifies under its by-laws as an “Independent Director.”
      If, notwithstanding the foregoing measures, a court were to conclude that the assets and liabilities of the issuing entity should be consolidated with the assets and liabilities of the depositor or the sponsor in the event that the depositor or the sponsor were to become a debtor under the Bankruptcy Code or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of those distributions, could occur. See also “Bankruptcy Aspects of the Secured Notes— Payments on the Notes and Certificates” in this prospectus.
      The transaction documents contain covenants pursuant to which the CARAT Indenture Trustee, the CARAT Owner Trustee, the depositor and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the depositor or the issuing entity to be subject to a case under the Bankruptcy Code or any state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of the notes and the certificates. Under its organizational documents, the affirmative vote of all the members of the board of directors of the depositor is required for the depositor to file a petition under the Bankruptcy Code or under similar state law insolvency proceedings, to consent to any such proceedings, or to take any limited liability company action in furtherance of any such action.
Payments on the Notes and Certificates
      If the sponsor, the depositor or the issuing entity becomes subject to a bankruptcy case, noteholders and certificateholders could experience losses or delays in the payments on the notes and certificates. The sponsor will sell the secured notes to the depositor, and the depositor will in turn transfer the secured notes to the issuing entity. However, if the sponsor, the depositor or the issuing entity becomes subject to a bankruptcy case, and the court in the bankruptcy case were to take the position that the sale of secured notes by the sponsor to the depositor or by the depositor to the issuing entity, as the case may be, should instead be treated as a pledge of the secured notes to secure a borrowing from the sponsor or the depositor by concluding that the sale to the depositor or the issuing entity was not a “true sale” and that as a result thereof, the sponsor or the depositor effectively still owns the secured notes, or if the court were to order that the depositor should be consolidated with the sponsor, or the issuing entity should be consolidated with the depositor or the sponsor for bankruptcy purposes, then noteholders and certificateholders could experience losses or delays in payments on the notes and certificates as a result of, among other things:

•	the “automatic stay” which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court,

•	provisions of the Bankruptcy Code that permit substitution of collateral in certain circumstances, and

•	the issuing entity not having a perfected security interest in (a) the secured notes, (b) one or more of the vehicles securing the lease assets or (c) any cash collections held by the sponsor or the depositor at the time the sponsor or the depositor becomes the subject of a bankruptcy case.
      In addition, certain tax or government liens on the sponsor’s or the depositor’s property that arose prior to the transfer of a secured note to the issuing entity may have a prior claim on collections before the collections are used to make payments on your securities. The depositor (in addition to the sponsor and the issuing entity, and consistent with the transaction documents) will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with the sponsor, or the issuing entity with the depositor or the sponsor for bankruptcy purposes or that a court would conclude that the sale of secured notes to the depositor and the issuing entity, as applicable, was not a “true sale.” See “The Depositor” in this prospectus.
      Where the Transfer and Servicing Agreements provide for a revolving period, if GMAC or the seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. If this happened, all collections would be applied to principal payments on securities and additional lease assets would no longer be sold to COLT.
      The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the Servicer will also result in a Servicer default. A trustee in bankruptcy of the Servicer, including the Servicer as debtor in possession, may have the power to prevent either the COLT Indenture Trustee, the COLT Owner Trustee or the holders of the secured notes from appointing a successor servicer.
FEDERAL INCOME TAX CONSEQUENCES
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Tax Trust, Tax Partnership or Tax Non-Entity with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement.
Qualifications on Opinion of Tax Counsel
      This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.
      The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies regulated investment companies, tax-exempt organizations, holders whose functional currency is not the United States dollar, and holders that hold the notes or certificates as part of a conversion transaction, hedge or hedging transaction, straddle, synthetic security or other integrated transaction for United States federal income tax purposes. This information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The depositor suggests that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of notes or certificates. The following discussion does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.
      The following discussion addresses notes and certificates falling into four general categories:

(1) notes other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the depositor, the Trust Administrator and the noteholders will agree to treat as indebtedness secured by the secured notes;

(2) certificates representing interests in an issuing entity which the depositor, the Trust Administrator and the applicable certificateholders will agree to treat as equity interests in a grantor trust,

(3) certificates including Strip Notes, representing interests in an issuing entity that the depositor, the Trust Administrator and the applicable holders will agree to treat as equity interests in a partnership, and

(4) certificates, all of which are owned by the depositor, representing interests in an issuing entity which the depositor and the Trust Administrator will agree to treat as a division of the depositor and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes.
      The prospectus supplement for each series of certificates will indicate whether the associated issuing entity is a Tax Trust, Tax Partnership, or Tax Non-Entity. Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a Tax Trust, Tax Partnership or Tax Non-Entity, except for Strip Notes and any other series of notes which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— The Notes,” and is of the opinion that such statements are correct. Such statements do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.
      Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, prior to the sale of each series of notes, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. Any such opinion may be subject to qualifications and assumptions as set forth herein. The seller, the Trust Administrator and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See “Trust Certificates— Classification of Trusts and Trust Certificates,” “Partnership Certificates— Classification of Partnerships and Partnership Certificates” or “Tax Non-Entity Certificates— Classification of Tax Non-Entity and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax consequences for noteholders if the IRS were successful in challenging the characterization of the notes of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.
      Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.
      Original Issue Discount. A series of notes will be issued with OID only if specified in the applicable prospectus supplement. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless that excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.
      A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if a note is payable in instalments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under the Treasury Regulations, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.
      A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.
      Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the tax code. In general, these rules provide that if a noteholder acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount) and thereafter recognizes gain upon a disposition or receives payments of principal, then such gain or principal payment, to the extent of the accrued market discount, will be taxed as ordinary interest income to the noteholder.
      Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days from the date the noteholder acquired the note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant yield method.
      A noteholder that incurs or continues indebtedness to acquire a note at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder properly makes such an election, is generally exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the note.
      Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. The noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election, properly made, will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to amortize the premium will remain a part of such noteholder’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the note.
      Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will generally be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.
      Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 28% of that interest and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.
      Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip

Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.
      Tax Consequences to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person satisfies certain requirements of the Internal Revenue Code, including the requirements that the Foreign Person:

(1) is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code, and

(2) provides an appropriate statement, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address; if the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of the change and provide a new statement to establish continued eligibility for exemption from withholding.
      If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.
      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

(2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.
      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty.
Trust Certificates
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Trust Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— Trust Certificates,” and is of the opinion that such statements are correct. Such statements do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.
      Classification of Issuing Entities and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as Trust Certificates, prior to the sale of each series of Trust Certificates, Tax Counsel will deliver its opinion to the effect that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Any such opinion may be subject to qualifications and assumptions as set forth therein. For each series of Trust Certificates, the depositor and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.
      Although Tax Counsel has opined that each Tax Trust will properly be characterized as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions, that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the secured notes reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “Partnership Certificates— Classification of Partnerships and Partnership Certificates” below.
      Despite Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be treated as indebtedness. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.
      Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “Treatment of Fees or Payments,” in Tax Counsel’s opinion each certificateholder will be required to report on the certificateholder’s federal income tax return its pro rata share of the entire income from the secured notes and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the secured notes and any gain or loss upon collection or disposition of the secured notes, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the CARAT Owner Trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the CARAT Owner Trustee, whichever is earlier.
      Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the secured notes will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the secured notes. In computing its federal income tax liability, the certificateholder will be entitled to deduct, consistent with the certificateholder’s method of accounting, its pro rata share of interest paid on any notes, reasonable administration fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. In addition, in the case of certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the certificateholder’s adjusted gross income in excess of a statutorily defined threshold. Such limitation on itemized deductions is being phased out over time beginning in tax years after 2005 and will be fully phased out for tax years beginning after 2009. Because the Tax Trust will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport the certificateholder’s net taxable income. See “Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the Trust Administrator exceed reasonable compensation for services rendered.
      Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the secured notes. However, a portion of the amounts paid to the Trust Administrator or the depositor may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the secured notes or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Trust Administrator or the depositor exceed reasonable compensation for services provided, the Trust Administrator or the depositor or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain secured notes. As a result, such secured notes may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.
      To the extent that the secured notes are characterized as “stripped bonds,” the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the secured notes treated as having been retained by the Trust Administrator or the depositor, as the case may be, and the Tax Trust’s deductions would be limited to reasonable administration fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped secured notes, but instead would be subject to the OID rules of the Internal

Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped secured note is less than the remaining principal balance of the secured note by an amount which is less than a statutorily defined de minimis amount, the secured note would not be treated as having OID. In general, it appears that the amount of OID on a secured note treated as a “stripped bond” will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the secured note, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a secured note would be includible in income as principal payments are received on the secured note.
      If the OID on a secured note were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the secured notes. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped secured note. If a stripped secured note is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.
      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the depositor by certificateholders in exchange for the secured notes. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.
      Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the Trust Administrator and the depositor will not be recharacterized as being retained ownership interests in the secured notes, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each secured note and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the secured notes and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.
      It is believed that the secured notes were not and will not be originated with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the secured notes may be greater or less than the remaining principal balance of the secured notes at the time of purchase. If so, the secured notes will have been acquired at a premium or market discount, as the case may be. The market discount on a secured note will be considered to be zero if it is less than the statutorily defined de minimis amount.
      Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the secured notes would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in secured notes acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

      In the event that a secured note is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the secured note, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the secured note if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter. If no selection is made, the premium will remain part of the certificateholder’s basis and will decrease gain or increase loss otherwise recognized by a certificateholder on a sale or other taxable disposition of the secured note.
      Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the certificateholder’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal the certificateholder’s cost increased by any OID and market discount previously included in income, and decreased by any previously amortized bond premium on secured notes held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the certificateholder’s share of unrecognized accrued market discount on the secured notes would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “Discount and Premium” above.
      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.
      Backup Withholding. Distributions on Trust Certificates and proceeds from the sale of certificates will be subject to a “backup” withholding tax of 28% if, as discussed above, in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.
      Tax Consequences to Foreign Trust Certificateholders. Interest attributable to secured notes which is accrued or received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “The Notes—Tax Consequences to Foreign Noteholders.”
Partnership Certificates
      The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Partnership Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Partnership Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences— Partnership Certificates,” and is of the opinion that such statements are correct. Such statements do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s tax advisor.
      Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as Partnership Certificates, the depositor and the Trust Administrator will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the partnership being the certificateholders and the depositor, in its capacity as recipient of distributions from any CARAT reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the depositor and the Trust Administrator is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and accompanying prospectus supplement.
      If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the Tax Partnership. However, prior to the sale of each series of Partnership Certificates, Tax Counsel will deliver its opinion that the Tax Partnership will not be classified as an association taxable as a corporation. Any such opinion may be subject to qualifications and assumptions as set forth therein.
      Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a “publicly traded partnership” taxable as a corporation. Tax Counsel will also deliver an opinion that the Tax Partnership will not be publicly traded partnership taxable as a corporation. In addition, in the opinion of Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because the Tax Partnership would intend to meet qualifying income tests or other exceptions under Section 7704 of the Internal Revenue Code. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in that type of partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.
      Despite Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness. However, in Tax Counsel’s opinion, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. Indeed, classification of the certificates as indebtedness would result in favorable tax consequences to certain holders, particularly Foreign Persons. Nonetheless, because Tax Counsel believes that it is more likely that Partnership Certificates will be treated as equity in partnership, and the parties will treat the certificates as representing partnership equity, the following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

      Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the secured notes, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the secured notes. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on the notes, servicing and other fees, and losses or deductions upon collection or disposition of the secured notes.
      The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and, for any series Partnership Certificates, the trust agreement and CARAT Related Documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership and will be allocated items of income, gain, deduction and loss in accordance with their economic interest in the trust.
      In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the depositor. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items of income, gain, deduction and loss of the Tax Partnership, and holders of Strip Notes may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the Tax Partnership is only obligated to distribute interest to certificateholders at the pass-through rate on the certificate balance. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.
      Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.
      An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed 2% of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the Trust Administrator, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

      Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each secured note, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.
      Discount and Premium. It is believed that the secured notes were not and will not be originated with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the secured notes may be greater or less than the remaining principal balance of the secured notes at the time of purchase. If so, the secured notes will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a secured note by secured note basis.
      Each Tax Partnership will make an election that will result in any market discount on the secured notes being included in income currently as such discount accrues over the life of the secured notes. As indicated above, a portion of the market discount income will be allocated to certificateholders.
      Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.
      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal the certificateholder’s cost increased by the certificateholder’s share of the Tax Partnership’s income, includible in the certificateholder’s income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the holder’s tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.
      If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to their respective percentage interest in the issuing entity as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect the certificateholder’s tax liability and tax basis, attributable to periods before the certificateholder’s actual purchase.
      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of a Tax Partnership might be reallocated among the certificateholders. The CARAT Owner Trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.
      Section 754 Election. In the event that a certificateholder sells a Partnership Certificate for greater or less than the certificateholder’s adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.
      Administrative Matters. For each Tax Partnership, the CARAT Owner Trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The CARAT Owner Trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.
      The depositor, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.
      Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the accompanying prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for those purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to a certificateholder that is a Foreign Person as if such income were effectively connected to a United States trade or business, at a rate of 35%. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalties of perjury.
      Each Foreign Person might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on such Foreign Person’s share of the Tax Partnership’s income. Each Foreign Person must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Foreign Person generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.
      Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a “backup” withholding tax of 28% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.
Tax Non-Entity Certificates
      Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates identified in the accompanying prospectus supplement as tax-non-entity certificates and which are entirely owned by the depositor, the depositor and the Trust Administrator will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the depositor, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the issuing entity is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the depositor and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the issuing entity will be treated as a Tax Partnership.

      If certificates are issued to more than one person, the depositor and the Trust Administrator will agree, and the certificateholders will agree by their purchase, to treat the issuing entity as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the depositor, and the notes being debt of such partnership.
      Risks of Alternative Characterization. If a Tax Non-Entity were an association or a “publicly traded partnership” taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “Partnership Certificates — Classification of Partnerships and Partnership Certificates.”
Tax Shelter Disclosure and Investor List Requirements
      Treasury Regulations directed at abusive tax shelter activity can apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.
      A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.
STATE AND LOCAL TAX CONSEQUENCES
      The above discussion does not address the tax treatment of any Tax Trust, Tax Non-Entity, notes, certificates, noteholders or certificateholders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the lease payments will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes or certificates.
ERISA CONSIDERATIONS
      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested — we refer to each of these as a “benefit plan” — from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33)

of ERISA are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.
      The acquisition or holding of notes or certificates by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the Trust Administrator, the CARAT Indenture Trustee, the CARAT Owner Trustee, COLT, COLT, LLC, the Servicer, the COLT Owner Trustee, the COLT Indenture Trustee, the swap counterparty or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes or certificates by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers,” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”
      In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes or certificates, and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
      Each purchaser and transferee of notes will be deemed to represent and warrant that either (1) it is not acquiring the notes with the plan assets of a benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or other plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (2) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA, Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law.
Exemption Applicable to Debt Instruments
      Transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “plan assets regulation”), the assets of the issuing entity would be treated as assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes and will therefore not be generally available for purchase by benefit plans.
      Certificates may therefore be purchased by benefit plans only if the underwriter’s exemption discussed below is available with respect to a series of securities. Notes may be available for purchase by benefit plans regardless of the availability of the underwriter’s exemption, subject to the deemed representations noted above and any considerations described in the prospectus supplement. For additional information regarding the equity or debt treatment of notes and whether the underwriter’s exemption will apply, see “ERISA Considerations” in the prospectus supplement.
      The depositor suggests that a fiduciary considering the purchase of notes on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Underwriter’s Exemption
      With respect to certain series of securities to be offered under this prospectus, both notes and certificates may be eligible for relief from prohibited transaction rules of ERISA and the plan assets regulation in reliance on administrative exemptions granted by the U.S. Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the manager or co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle instalment obligations, such as those securing the notes and certificates offered by this prospectus, that are fully secured on the closing date.
      The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, Inc. or DBRS, Inc.;

(3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the Trust Administrator represents not more than reasonable compensation for the Trust Administrator’s services as Trust Administrator under the related agree-

ments and reimbursement of the Trust Administrator’s reasonable expenses in connection with these services;

(4) The trustee is a substantial financial institution and is not an “affiliate,” as defined in the underwriter’s exemption, of any member of the “restricted group” other than an underwriter. The “restricted group” consists of the sponsor, the underwriters, any trustee, the depositor, the Trust Administrator, the Servicer, any subservicer, any obligor with respect to motor vehicle instalment obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates, any swap counterparty of an “eligible swap” (as defined below) and any affiliate of these parties;

(5) The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act; and

(6) The trust satisfies the following requirements:

(a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools,

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories by one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates, and

(c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7) if benefit plans hold any securities that involve an interest rate swap or (if purchased by or on behalf of the issuing entity) an interest rate cap contract, then the swap or interest rate cap must meet several requirements, including that it:

(a) is an “eligible swap;”

(b) is with an “eligible swap counterparty;”

(c) is purchased by a “qualified plan investor;”

(d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap;” and

(e) permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or depositor.

An “eligible swap” is one which:

(a) is denominated in U.S. dollars;

(b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the swap counterparty, with all simultaneous payments being netted (“allowable interest rate”);

(c) has a notional amount that does not exceed either: (1) the principal balance of the class of securities to which the swap relates, or (2) the portion of the principal balance of such class represented solely by receivables in the issuing entity (“allowable notional amount”);

(d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“not leveraged”);

(e) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of securities are fully repaid; and

(f) does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging without the consent of the trustee.

      An “eligible swap counterparty” means a bank or other financial institution that has a rating at the date of issuance of the securities that is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories utilized by at least one of the rating agencies rating the securities; provided that, if a swap counterparty is relying on it short term rating to establish eligibility hereunder, such swap counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable rating agency.
      A “qualified plan investor” is a benefit plan where the decision to buy such class of securities is made on behalf of the benefit plan by a independent fiduciary qualified to analyze and understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either:

(a) a “qualified professional asset manager” under PTCE 84-14;

(b) an “in-house asset manager” under PTCE 96-23; or

(c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the benefit plan.
      In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the swap counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the Trust Administrator must, within the period specified under the Pooling and Administration Agreement:

(a) obtain a replacement swap agreement with an eligible swap counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced.
      In the event that the Trust Administrator fails to meet these obligations, benefit plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter’s exemption will prospectively cease to be applicable to any class of securities held by a benefit plan which involves such ratings dependent swap.
      “Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the swap counterparty is withdrawn or reduced below the lowest permitted above, the Trust Administrator will, within a specified period after such rating withdrawal or reduction:

(a) obtain a replacement swap agreement with an eligible swap counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(b) cause the swap counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the swap counterparty if the swap transaction were terminated; or

(c) terminate the swap agreement in accordance with its terms.

(8) If an issuing entity includes a yield supplement agreement, it must qualify as an “eligible yield supplement agreement” as described below: An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity. If the eligible yield supplement has a notional principal amount, the eligible yield supplement may only be held as an asset of the issuing entity with respect to securities purchased by benefit plans if it meets the following conditions:

(a) it is denominated in U.S. dollars;

(b) it pays an “allowable interest rate”;

(c) it is “not leveraged”;

(d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(e) it is entered into between the issuing entity and an eligible swap counterparty; and

(f) is has an “allowable notional amount”.
      (9) The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the Transfer and Servicing Agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and legal opinions are issued in connection with the transfer of assets to the issuing entity to the effect that the transfer of receivables is a true sale and, for debt securities, that the noteholders have a perfected security interest in the receivables.
      Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by any member of the “restricted group” as defined in (4) above.

Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	the benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which the person has discretionary authority or renders investment advice is invested in securities representing an interest in a trust containing assets sold or serviced by the same entity as the issuing entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of each class of such securities in which benefit plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group.
      The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding Pooling and Administration Agreement and (b) the Pooling and Administration Agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the benefit plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the trust agreement, indenture and Transfer and Servicing Agreements, which will be described in all material respects in this prospectus and the accompanying prospectus supplement.
      Each purchaser that is a benefit plan or that is investing on behalf of or with assets of a benefit plan in reliance on the underwriter’s exemption will be deemed to represent as follows:

•	it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act , and

•	in the case of securities that involve an interest rate swap, the decision to purchase the securities is made by an independent fiduciary that is qualified to analyze and understand the terms and conditions of the interest rate swaps and the effect such swaps will have on the credit ratings of the securities, and is either (a) a “qualified professional asset manager” as defined under Part V(a) of PTCE 84-14, (b) an “in-house asset manager” as defined under Part IV(a) of PTCE 96-23, or (c) a benefit plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the securities.
      In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, Inc. or DBRS, Inc., the note or certificate could no longer be transferred to a plan in reliance on the underwriter’s exemption. Each subsequent transferee of certificates would be deemed to represent and warrant that either (a) it is not purchasing the certificates with plan assets of a benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to effect such purchase and is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60. Each subsequent transferee of notes would be deemed to represent and warrant that either (a) it is not purchasing the notes with plan assets of a benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or other plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (b) the acquisition and holding of the notes will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA, Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law.
      A particular class of notes or certificates will only be eligible to be purchased in reliance on an underwriter’s exemption if the prospectus supplement includes a statement to that effect. For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the accompanying prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.
PLAN OF DISTRIBUTION
      On the terms and conditions set forth in one or more underwriting agreements for each issuing entity, the depositor will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.
      In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
      Each prospectus supplement will either:
         (1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those securities; or
         (2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.
      After the initial public offering of any securities, the public offering price and concessions may be changed. The depositor may also sell the securities to one or more purchasers directly or through agents.
      Each underwriting agreement will provide that the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

      The CARAT Indenture Trustee and the COLT Indenture Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.
      Under each underwriting agreement, the closing of the sale of any class of securities or, if less than all other classes, only as disclosed in the applicable prospectus supplement will be conditioned on the closing of the sale of all other classes of securities of that series.
      The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
Matters Related to Offering of the Notes in Europe
      In relation to each Member State of the European Economic Area, in each case as those terms are contemplated by the Prospectus Directive, that has implemented the Prospectus Directive, referred to as a “Relevant Member State,”the underwriter will be required to represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to as the “Relevant Implementation Date,” it has not made and will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(i) in the period beginning on the date of publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(ii) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(iii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iv) at any time in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purpose of this provision, the expression “an offer of the notes to the public” in relation to any of the notes in any Relevant Member State means the communication to persons in any form and by any means that presents sufficient information on the terms of the offer and the notes so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Matters Related to Offering of the Notes in the United Kingdom
      Each underwriter will be required to represent and agree that:

(i) it is a qualified investor within the meaning of Section 86(7) of the Financial Services and Markets Act 2000, referred to as the “FSMA,”

(ii) it has not offered or sold and will not offer or sell any notes except to persons who are qualified investors or otherwise in circumstances which do not require a prospectus to be made available to the public in the United Kingdom within the meaning of section 85(1) of the FSMA;

(iii) in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by the issuing entity;

(iv) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(v) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.
LEGAL OPINIONS
      Certain legal matters relating to the notes and the certificates will be passed upon for the issuing entity, the depositor and GMAC by Richard V. Kent, Esq., General Counsel to the depositor and Assistant General Counsel of GMAC, and by Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, the issuing entity and GMAC. Mr. Kent owns shares of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for GMAC, the issuing entity and the depositor by Mayer, Brown, Rowe & Maw LLP.
WHERE YOU CAN FIND MORE INFORMATION
      The depositor filed a registration statement relating to the securities with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes additional information.
      The Trust Administrator will file with the SEC all annual, monthly and current SEC reports, reports on assessment of compliance with servicing criteria, registered public accounting firm attestation reports, servicer compliance statements, and other information about the issuing entity that is required to be filed.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.
INCORPORATION BY REFERENCE
      The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any SEC reports and materials filed by or on behalf of each issuing entity since the end of the latest fiscal year. We also incorporate by reference any future SEC reports and materials filed by or on behalf of each issuing entity until we terminate our offering of the securities issued by that issuing entity. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.
      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: GMAC LLC, 200 Renaissance Center, Detroit, Michigan 48265 or by calling us at: (313) 556-5000.

GLOSSARY OF TERMS TO PROSPECTUS
      “ABS Value” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Administrative Purchase Payment” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Advance” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Aggregate ABS Value” has the meaning assigned to that term in the accompanying prospectus supplement.
      “ALG Residual” has the meaning assigned to that term on page 21.
      “Automotive Lease Guide” means the guide published by Automotive Lease Co. setting forth anticipated residual values for various makes and models of motor vehicles under the circumstances described therein.
      “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.
      “CARAT” means the entity identified as the issuing entity in the related prospectus supplement.
      “CARAT Administrative Payment” means with respect to a secured note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which the Trust Administrator is required to (or, if earlier elects to) purchase that secured note.
      “CARAT Events of Default” has the meaning, set forth in “The Notes—The CARAT Indenture—CARAT Events of Default; Rights Upon CARAT Events of Default”in this prospectus.
      “CARAT Indenture” has the meaning assigned to that term in the accompanying prospectus supplement.
      “CARAT Indenture Trustee” means the entity identified as indenture trustee in the CARAT Indenture, not individually but solely in its capacity as indenture trustee.
      “CARAT Related Documents” means the CARAT Indenture, the Trust Sale and Administration Agreement and other similar associated documents for an issuing entity.
      “CARAT Warranty Payment” means, with respect to each secured note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which the depositor is required to (or, if earlier, elects to) repurchase the secured note.
      “Certificate Distribution Account” means any account so designated and established and maintained pursuant to a trust agreement.
      “Class A Interest Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Class B Interest Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Class C Interest Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Collection Period” has the meaning assigned to that term in the accompanying prospectus supplement.
      “COLT” means Central Originating Lease Trust, a special purpose bankruptcy remote Delaware statutory trust established by GMAC and owned by Central Originating Lease, LLC.
      “COLT Basic Documents” means the COLT Declaration of Trust, the COLT Declaration Supplement, the VAULT Trust Agreement, the VAULT Transfer Direction, the VAULT Designation, the VAULT Security Agreement, the COLT Sale and Contribution Agreement, the COLT Indenture, the COLT Servicing Agreement, the Pull Ahead Funding Agreement, the COLT Custodian Agreement, the secured notes and the equity certificates of COLT.
      “COLT Custodian” means GMAC, or another custodian named from time to time in the COLT Custodian Agreement.
      “COLT Custodian Agreement” means, for each issuing entity, the Custodian Agreement, dated as of the closing date, between the COLT Custodian and the COLT Owner Trustee, as the same may be amended and supplemented from time to time.
      “COLT Declaration of Trust” means the Declaration of Trust by Deutsche Bank Trust Company Delaware, as COLT Owner Trustee, dated as of December 13, 2006, acknowledged, accepted and agreed to by COLT, LLC, as the same may be amended and supplemented from time to time.
      “COLT Declaration Supplement” means, for each issuing entity, the COLT Supplement to the Declaration, dated as of the closing date, between the COLT Owner Trustee and COLT, LLC, as residual certificateholder.
      “COLT Events of Default” has the meaning set forth in “The Secured Notes—The COLT Indenture—COLT Events of Default; Rights Upon COLT Event of Default” in this prospectus.
      “COLT Indenture” has the meaning assigned to that term in the accompanying prospectus supplement.
      “COLT Indenture Trustee” means the entity designated as indenture trustee in the COLT Indenture, not individually but solely in its capacity as indenture trustee.
      “COLT, LLC” means Central Originating Lease, LLC, a Delaware limited liability company.
      “COLT Sale and Contribution Agreement” means, for each issuing entity, the COLT Sale and Contribution Agreement, dated as of the closing date, between GMAC and COLT, as amended and supplemented from time to time.
      “COLT Servicing Agreement” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Controlling Class” means, for any series of securities, the class or classes of securities of that series designated in the related prospectus supplement.
      “Designated Accounts” means the CARAT collection account, the note distribution account, COLT reserve account, the CARAT reserve account, if any, and the COLT collection account and any other accounts so identified in the accompanying prospectus supplement and for which the funds on deposit are invested in Eligible Investments.
      “Eligible Investments” means generally investments (1) that are acceptable to the rating agencies then rating the issuing entity’s notes and certificates at the request of the depositor as being consistent with the rating of the notes and (2) that mature no later than the business day preceding the next distribution date or payment date, in the case of the CARAT collection account, the note distribution account and any CARAT reserve account, and no later than the business day preceding the next distribution date or, the next distribution date, in the case of investments in the institutions in which the applicable account is maintained or the account owner, the short-term unsecured debt of which has a specified rating, has agreed to advance funds, if necessary, on any distribution date, in the case of the COLT collection account and the COLT reserve account.
      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
      “ERISA Affiliate” means a corporation, trade or business that is, along with GMAC, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code or Section 4001 of ERISA.
      “Excess Payment” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Extended Lease” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Extended Lease Payment” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Foreign Person” means a nonresident alien, foreign corporation or other non-United States person or entity.
      “General Motors” means General Motors Corporation.
      “GMAC” means GMAC LLC, a Delaware limited liability company (or with reference to events before July 20, 2006, General Motors Acceptance Corporation, the predecessor of GMAC LLC).
      “Initial ABS Value” means with respect to the pool of lease assets securing the secured notes issued under to a COLT Indenture, the aggregate ABS Value of that pool as of the cutoff date specified in the accompanying prospectus supplement.
      “Lease Residual” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Liquidating Lease Asset” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Monthly Lease Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Monthly Remittance Condition” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Moody’s” has the meaning assigned to that term in the accompanying prospectus supplement.
      “MSRP” has the meaning assigned to that term on page 21.
      “Note Pool Factor” means, for each class of notes, a seven digit decimal that the Trust Administrator will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.
      “OID” means original issue discount.
      “Outstanding Advance” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Paid in Full Lease” means a lease for which all monthly payments have been made as of the related closing date but which is not, as of the closing date, a Liquidating Lease Asset.
      “Partnership Certificates” means certificates, including Strip Notes issued by a Tax Partnership. References to a holder of these certificates are the beneficial owner thereof.
      “Payment Ahead Servicing Account” means any account so designated and established and maintained pursuant to the COLT Servicing Agreement.
      “Payments Ahead” has the meaning assigned to that term in the accompanying prospectus supplement.
      “PBGC” means the Pension Benefit Guaranty Corporation.
      “Pension Plan” means a “pension plan” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than any “multiemployer plan” as such term is defined in Section 4001(a)(3) of ERISA), and to which GMAC or any ERISA Affiliate may have any liability.
      “Pooling and Administration Agreement” means, for each issuing entity, the Pooling and Administration Agreement, dated as of the closing date, between GMAC and the depositor, as amended and supplemented from time to time.
      “Pull Ahead Agent” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Pull Ahead Funding Agreement” means, for each issuing entity, the Pull Ahead Funding Agreement, dated as of the closing date, between COLT, the COLT Indenture Trustee and the Pull Ahead Agent as amended and supplemented from time to time.
      “Pull Ahead Lease Asset” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Pull Ahead Payment” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Pull Ahead Program” has the meaning assigned to that term in the accompanying prospectus supplement.

      “Record Date” means, for any distribution date, the close of business on the date immediately preceding the distribution date, or if definitive securities are issued, the last day of the related Collection Period.
      “Reserve Account Required Amount” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Sales and Use Tax Amount” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Secured Note Principal Balance” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Secured Note Rate” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Semperian” has the meaning assigned to that term on page 16.
      “Servicer default” has the meaning set forth in “The Transfer and Servicing Agreements—Servicer Default” in this prospectus.
      “Short-Term Note” means a note that has a fixed maturity date note more than one year from the issuance date of that note.
      “SmartLease Plus Account” means a lease as to which the lessee makes a single upfront payment that entitles him or her to use the related vehicle until the termination date of the lease (effectively, a “single payment” lease).
      “Standard & Poor’s” has the meaning assigned to that term in the accompanying prospectus supplement.
      “Stated Residual Value” has the meaning assigned to that term on page 21.
      “Strip Notes” means one or more classes of notes entitled to disproportionate, nominal or no distributions of principal or interest.
      “Tax Counsel” means Mayer, Brown, Rowe & Maw LLP, as special tax counsel to the depositor.
      “Tax Non-Entity” means an issuing entity in which all of the certificates of that issuing entity which are owned by the depositor, and the depositor and the Servicer agree to treat the issuing entity as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.
      “Tax Non-Entity Certificates” means certificates issued by a Tax Non-Entity. References to a holder of these certificates are to the beneficial owner thereof.
      “Tax Partnership” means an issuing entity in which the depositor, the Servicer and the applicable holders agree to treat certificates as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.
      “Tax Trust” means a trust in which the depositor, the Servicer and the applicable certificateholders agree to treat the certificates of trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.
      “Transfer and Servicing Agreements” has the meaning assigned to that term on page 56.

      “Treasury Regulations” means regulations issued by the U.S. Department of the Treasury under the Internal Revenue Code.
      “Trust Administrator” means the entity designated as trust administrator under the Pooling and Administration Agreement and the Trust Sale and Administration Agreement, which initially will be GMAC.
      “Trust Administrator default” has the meaning set forth in “The Transfer and Servicing Agreements—Trust Administrator Default” in this prospectus.
      “Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are to the beneficial owner thereof.
      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
      “Trust Sale and Administration Agreement” means, for each issuing entity, the Trust Sale and Administration Agreement, dated as of the closing date, among GMAC, as Trust Administrator, the depositor and the issuing entity.
      “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.
      “VAULT” means Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Statute under the VAULT Trust Agreement.
      “VAULT Designation” means the Designation of Trust Beneficiary and Creation of Sub-Trust, dated as of March 15, 1996, between GMAC, as initial trust beneficiary and COLT and acknowledged by PNC Bank, Delaware, as trustee.
      “VAULT Security Agreement” has the meaning assigned to that term in the accompanying prospectus supplement.
      “VAULT Transfer Direction” means, for each issuing entity, the Transfer Direction, dated as of the closing date, between the VAULT trustee, GMAC, as initial trust beneficiary and as Servicer, and COLT, as trust beneficiary and transferee.
      “VAULT Trust Agreement” means the Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between GMAC, as Servicer and initial beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
      “VAULT Trustee” means The Bank of New York (Delaware), as successor to Chase Bank USA, National Association, as trustee of VAULT under the VAULT Trust Agreement.
      “Warranty Purchase Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

          No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, that information or those representations must not be relied upon as having been authorized by the depositor, the Servicer, the Trust Administrator or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made under this prospectus supplement and the prospectus shall, under any circumstances, create an implication that information in those documents is correct as of any time since the date of this prospectus supplement or the prospectus.

          Until the expiration of the 90 days after the date of this prospectus supplement all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and for their unsold allotments or subscriptions.

Capital Auto Receivables
Asset Trust 2007-SN1
Issuing Entity
$1,720,007,000
Asset Backed Notes, Class A
$56,250,000
Asset Backed Notes, Class B
$55,000,000
Asset Backed Notes, Class C
$60,000,000
Asset Backed Notes, Class D
Capital Auto Receivables LLC
Depositor
GMAC LLC
Sponsor and Servicer/ Trust
Administrator

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